Use these links to rapidly review the document

LUCKIN COFFEE INC.

As filed with the Securities and Exchange Commission on April 22, 2019.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LUCKIN COFFEE INC.
(Exact name of Registrant as specified in Its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	5810 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

17F Block A, Tefang Portman Tower
No. 81 Zhanhong Road
Siming District, Xiamen, Fujian
People's Republic of China, 361008
+86-592-3386666
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Cogency Global Inc.
10 E. 40th Street, 10th Floor
New York, NY 10016
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Li He, Esq. Davis Polk & Wardwell LLP 18/F, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300	Shuang Zhao, Esq. Cleary Gottlieb Steen & Hamilton 37th Floor, Hysan Place 500 Hennessy Road, Causeway bay Hong Kong +852 2521-4122

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☒

           If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Class A ordinary shares, par value US$0.000002 per share(2)(3)	US$100,000,000	US$12,120

(1)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)
Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class A ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No.333-            ). Each American depositary share represents            Class A ordinary shares.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion
Preliminary Prospectus dated                          , 2019

American Depositary Shares

Luckin Coffee Inc.
(incorporated in Cayman Islands)

Representing             Class A Ordinary Shares

        This is an initial public offering of American depositary shares, or ADSs, representing Class A ordinary shares of Luckin Coffee Inc.

        We are offering             ADSs. Each ADS represents             of our Class A ordinary shares, par value US$0.000002 per share.

        Prior to this offering, there has been no public market for the ADSs or our shares. It is currently estimated that the initial public offering price per ADS will be between US$             and US$             .

        We have applied for listing the ADSs on the Nasdaq Global Select Market under the symbol "LK."

        We are an "emerging growth company" under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

        See "Risk Factors" beginning on page 15 for factors you should consider before investing in the ADSs.

        Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public offering price	US$	US$
Underwriting discounts and commissions(1)	US$	US$
Proceeds, before expenses, to us	US$	US$

(1)
See "Underwriting" for additional disclosure regarding compensation payable by us to the underwriters.

        The underwriters have a 30-day option to purchase up to an additional             ADSs from us at the initial public offering price less the underwriting discounts and commissions.

        Conditional upon and effective immediately prior to the completion of this offering, our outstanding share capital will consist of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote; and each Class B ordinary share is entitled to ten votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any non-affiliate to such holder, each of such Class B ordinary shares will be automatically and immediately converted into one Class A ordinary share. Conditional upon and effective immediately prior to the completion of this offering, the Pre-IPO Shareholders will beneficially own all of our issued and outstanding Class B ordinary shares. Based on an assumed initial public offering price of US$             per ADS, the mid-point of the estimated public offering price range shown on the front cover of this prospectus, these Class B ordinary shares will constitute approximately         % of our total issued and outstanding share capital and         % of the aggregate voting power of our total issued and outstanding share capital immediately upon the completion of this offering, assuming the underwriters do not exercise their over-allotment option, and the issuance of Class A ordinary shares in connection with the concurrent private placement to Louis Dreyfus Company B.V.

        The underwriters expect to deliver the ADSs against payment in U.S. dollars in New York, New York on                           , 2019.

Credit Suisse	Morgan Stanley	CICC	Haitong International

The date of this prospectus is                           , 2019.

luckin coffee

ANY MOMENT

Leadership	**2nd largest** in China (1)
Stores	**2,370** stores (2) 100% self owned
Customers	**>16.8mn** Cumulative transacting customers (3)
Transactions	**~90mn** Total items sold in 2018

(1) According to the Frost & Sullivan Report. In terms of number of stores as of December 31, 2018 and cups of coffee sold in 2018
(2) As of March 31, 2019
(3) Total number of transacting customers since our inception as of March 31, 2019

        We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters have not authorized any other person to provide you with different or additional information. Neither we nor the underwriters are making an offer to sell the ADSs in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ADSs. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

        Until                        , 2019 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade ADSs, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and the related notes appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the ADSs discussed under "Risk Factors" and information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" before deciding whether to buy the ADSs. This prospectus contains information derived from various public sources and certain information from the Frost & Sullivan Report and the Frost & Sullivan Customer Survey. Such information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in this industry report and survey. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section. These and other factors could cause results to differ materially from those expressed in this report and survey.

 OUR COMPANY

        Our mission is to be part of everyone's everyday life, starting with coffee.

Overview

        We are China's second largest and fastest-growing coffee network, in terms of number of stores and cups of coffee sold, according to the Frost & Sullivan Report. We have pioneered a technology-driven new retail model to provide coffee and other products with high quality, high affordability and high convenience to our customers. We believe that our disruptive model has fulfilled the large unmet demand for coffee and driven its mass market consumption in China, while allowing us to achieve significant scale and growth since our inception.

        Driven by technology, our new retail model is built upon our mobile apps and store network.

  •
  Mobile apps:  Our mobile apps cover the entire customer purchase process, offering our customers a 100% cashier-less environment. This enhances our customer experience, improves our operating efficiency, and allows us to stay connected with our customers and engage them anytime, anywhere.

  •
  Store network:  While operating three types of stores, we strategically focus on pick-up stores, which accounted for 91.3% of our total stores as of March 31, 2019. Our pick-up stores have limited seating and are typically located in areas with high demand for coffee, such as office buildings, commercial areas and university campuses. This enables us to stay close to our target customers and expand rapidly with low rental and decoration costs.

        By disrupting the status quo of the traditional coffee shop model, we have gained significant cost advantages and provided attractive value propositions to our customers.

        Technology is at the core of our business. With our centralized technology system, we are able to simplify and standardize our operations, which allows us to improve operational efficiency and quickly expand and scale up our business. We leverage big data analytics and AI to analyze our customer behavior and transaction data, which enables us to continuously enhance our products and services, implement dynamic pricing and improve customer retention. We also leverage our proprietary technologies in store operations and supply chain to support our business, such as new store selection, inventory management and workforce management. Our focus on technologies has enabled us to operate efficiently, grow rapidly while maintaining quality control.

        We offer premium coffee and other high-quality products to our customers. We source premium Arabica coffee beans from prominent suppliers and engage World Barista Champion teams to design our coffee recipes. We procure coffee machines and coffee condiments from renowned global suppliers such as Schaerer. Our coffee has won numerous awards, including most recently the Gold Medal in the 2018 IIAC International Coffee Tasting competition. We also partner with reputable suppliers for our other products such as juices and light meals. Due to our scale, we are able to procure high-quality products from our suppliers at favorable prices.

        Since inception, we have successfully built a brand of distinguished value propositions—high quality, high affordability and high convenience. We have also been able to cultivate a large and loyal customer base and achieve strong growth. Within 18 months, we expanded from a single trial store in Beijing to 2,370 stores in 28 cities in China as of March 31, 2019. We had over 16.8 million of cumulative transacting customers as of March 31, 2019. In addition, our customer repurchase rate in 2018 was over 54%.

        China's coffee market is highly underpenetrated. Inconsistent qualities, high prices and inconvenience have hampered the growth of the freshly brewed coffee market in China. We believe that our model has successfully driven the mass market coffee consumption in China by addressing these pain points. We aim to become the largest coffee network in China, in terms of number of stores, by the end of 2019.

Our Strengths

        We believe that the following strengths contribute to our success:

  •
  leading and fastest growing player driving coffee consumption in China;

  •
  pioneer of disruptive new retail model;

  •
  strong technology capabilities; and

  •
  superior customer propositions: high quality, high affordability and high convenience.

Our Strategies

        We intend to achieve our mission and further grow our business by pursuing the following strategies:

  •
  serve more people more frequently;

  •
  expand our store network;

  •
  introduce new product offerings; and

  •
  continue to invest in technology.

Our Challenges

        Investing in the ADSs involves a high degree of risk. You should carefully consider the risks and uncertainties summarized below, the risks described under the "Risk Factors" section beginning on page 10 of, and the other information contained in, this prospectus before you decide whether to purchase the ADSs.

        Our ability to achieve our mission and execute our strategies is subject to certain challenges, risks and uncertainties, including:

  •
  our ability to sustain our historical growth rates and manage our rapid growth;

  •
  our ability to obtain sufficient fund to expand our business and respond to business opportunities;

  •
  our ability to acquire new customers or retain existing customers in a cost-effective manner;

  •
  our ability to successfully operate our stores;

  •
  our ability to manage our supply chain to continue to satisfy our future operation needs;

  •
  our ability to maintain and update our technology infrastructure;

  •
  our ability to compete efficiently as our products are not proprietary and we cannot prevent our competitors from selling similar products; and

  •
  our ability to comply with the relevant laws and regulations in the PRC.

Our History and Corporate Structure

        We incorporated our current ultimate holding company in June 2017 and commenced our operations in October 2017. The following chart shows our corporate structure as of the date of this prospectus, including our principal subsidiaries and variable interest entity.

(1)
The remaining 20% equity interest in Luckin Coffee Roasting (Tianjin) Co., Ltd. was held by Forever Growth Enterprise Ltd., one of our roasted coffee bean suppliers.

(2)
Our director and chief executive officer, Ms. Jenny Zhiya Qian and one of our employees, Mr. Min Chen, currently hold 83.33% and 16.67% of the equity interest in the VIE, respectively.

(3)
As of the date of this prospectus, China Luckin has 49 direct and indirect wholly owned subsidiaries mainly operating coffee network.

Recent Development

        In April 2019, we agreed with Louis Dreyfus Company Asia Pte. Ltd., an affiliate of Louis Dreyfus Company B.V., a leading merchant and processor of agricultural goods, that two parties intend to incorporate a joint venture for constructing and operating a coffee roasting plant in China. In the meantime, Louis Dreyfus Company B.V. has agreed that in connection with and subject to the completion of this offering, it will purchase from us a number of Class A ordinary shares equal to US$50 million divided by the price equal to the initial public offering price of our ADSs in this offering divided by the number of Class A Ordinary Shares represented by one ADS through a concurrent private placement transaction.

        In April 2019, we issued 173,182 Series B-1 convertible redeemable preferred shares for an aggregate consideration of US$150.0 million to certain investors, including private funds managed by BlackRock.

Corporate Information

        Our principal executive offices are located at 17F Block A, Tefang Portman Tower, No. 81 Zhanhong Road, Siming District, Xiamen, Fujian, People's Republic of China. Our telephone number at this address is +86-592-3386666.

        Our registered office in the Cayman Islands is located at Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

        Our agent for service of process in the United States is Cogency Global Inc. located at 10 E. 40th Street, 10th Floor New York, New York 10016.

        Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is https://www.luckincoffee.com. The information contained on our website is not a part of this prospectus.

Implications of Being an Emerging Growth Company

        As a company with less than US$1.07 billion in revenue for the last fiscal year, we qualify as an "emerging growth company" pursuant to the Jumpstart Our Business Startups Act of 2012 (as amended by the Fixing America's Surface Transportation Act of 2015), or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company's internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions.

        We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of completion of this offering; (iii) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Conventions Which Apply to this Prospectus

        Unless we indicate otherwise, all information in this prospectus reflects the following:

  •
  no exercise by the underwriters of their over-allotment option to purchase up to            additional ADSs representing             Class A ordinary shares from us; and

        Except where the context otherwise requires and for purposes of this prospectus only:

  •
  "ADSs" refers to the American depositary shares, each representing            of our Class A ordinary shares;

  •
  "CAGR" refers to compound annual growth rate;

  •
  "China" or "PRC" refer to the People's Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau;

  •
  "Class A ordinary shares" refers to our Class A ordinary shares of par value US$0.000002 per share;

  •
  "Class B ordinary shares" refers to our Class B ordinary shares of par value US$0.000002 per share;

  •
  "Frost & Sullivan Customer Survey" refers to the Luckin customer survey conducted by Frost & Sullivan, an independent market research firm, in January 2019;

  •
  "Frost & Sullivan Report" refers to an industry report commissioned by us and prepared by Frost & Sullivan, an independent market research firm, in February 2019 and updated in April 2019, to provide information regarding our industry and our market position;

  •
  "item sold" refers to an item transacted on our mobile apps or through third-party platforms in a given period, regardless of whether the item was paid for or was merely ordered through our free product marketing initiative;

  •
  "Luckin", "we," "us," "our company," and "our," refer to Luckin Coffee Inc., a Cayman Islands company, its subsidiaries and, in the context of describing our operations and consolidated financial statements, its VIE;

  •
  "ordinary shares" as of the date hereof refers to our ordinary shares of par value US$0.001 per share and, conditional upon and effective immediately prior to the completion of this offering, collectively, our Class A ordinary shares of par value US$0.000002 per share and Class B ordinary shares of par value US$0.000002 per share;

  •
  "our mobile apps" refers to our self-developed mobile apps, including Luckin mobile app and Weixin mini program;

  •
  "Pre-IPO Shareholders" refers to all existing shareholders of our company as of the date of this prospectus;

  •
  "repurchase rate" during a period refers to the percentage of our transacting customers who have been our customers for at least three months and have made at least two transactions with us during that period of time out of our total transacting customers who have been our customers for at least three months as of the end of that period;

  •
  "RMB" or "Renminbi" refers to the legal currency of the People's Republic of China;

  •
  "transacting customer" refers to a customer who bought at least one item we offer on our mobile apps or through third-party platforms in a given period, regardless of whether the customer paid for the item or merely ordered through our free product marketing initiative. Each unique mobile account is treated as a separate customer for purposes of calculating transacting customer;

  •
  "US$," "dollars" or "U.S. dollars" refers to the legal currency of the United States; and

  •
  "variable interest entity" or "VIE" refers to Beijing Luckin Coffee Technology Ltd., which is a PRC company in which we do not have equity interests but whose financial results have been consolidated into our consolidated financial statements in accordance with United States generally accepted accounting principles, or U.S. GAAP, due to our having effective control over, and our being the primary beneficiary of, such entity.

        Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at RMB6.7112 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on March 29, 2019. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all. On April 12, 2019, the noon buying rate for Renminbi was RMB6.7039 to US$1.00.

THE OFFERING

Offering price	We currently estimate that the initial public offering price will be between US$ and US$ per ADS.
ADSs offered by us	ADSs (or ADSs if the underwriters exercise their over-allotment option in full).
The ADSs

Each ADS represents            Class A ordinary shares, par value US$0.000002 per share. The depositary will hold the Class A ordinary shares underlying the ADSs. You will have rights as provided in the deposit agreement.

We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on our Class A ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our Class A ordinary shares, after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may turn in the ADSs to the depositary in exchange for Class A ordinary shares. The depositary will charge you fees for any exchange.

We may amend or terminate the deposit agreement without your consent. If you continue to hold the ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the "Description of American Depositary Shares" section of this prospectus. You should also read the deposit agreement, which is filed as an exhibit to the registration statement that includes this prospectus.

Ordinary shares	We will issue Class A ordinary shares represented by ADSs in this offering.

We will issue            Class A ordinary shares to Louis Dreyfus Company B.V. based on an assumed initial public offering price of US$            per ADS, the mid-point of the estimated public offering price range shown on the front cover of this prospectus.

We have adopted a dual-class ordinary share structure and a 1:500 share split conditional upon and effective immediately prior to the completion of this offering. Our authorized share capital upon the completion of this offering will be US$50,000 divided into 25,000,000,000 shares with a par value of US$0.000002 each, comprising (i) 20,000,000,000 Class A ordinary shares with a par value of US$0.000002 each, and (ii) 5,000,000,000 Class B ordinary shares with a par value of US$0.000002 each.

Any option or warrant will entitle the holder to the equivalent number of ordinary shares once exercising conditions are met.
See "Description of Share Capital."

Ordinary shares outstanding immediately after this offering

Immediately upon completion of this offering, and the issuance of Class A ordinary shares in connection with the concurrent private placement to Louis Dreyfus Company B.V.            ordinary shares will be outstanding, comprising            Class A ordinary shares, par value US$0.000002 per share (or            Class A ordinary shares if the underwriters exercise their option to purchase additional ADSs in full), including            Class A ordinary shares issued in connection with the concurrent private placement to Louis Dreyfus Company B.V., which number of shares has been calculated based on the assumed initial offering price of US$            per ADS, being the mid-point of the estimated range of the initial offering price shown on the front cover of this prospectus, and            Class B ordinary shares. See "Capitalization." The number of ordinary shares outstanding immediately after this offering and the concurrent private placement does not include the Class A ordinary shares issuable upon the exercise of options outstanding under 2019 Share Option Plan as of the date of this prospectus.

Concurrent Private Placement

In connection with and subject to the completion of this offering, Louis Dreyfus Company B.V. has agreed to purchase from us a number of Class A ordinary shares equal to US$50 million divided by the price equal to the initial public offering price of our ADSs in this offering divided by the number of Class A Ordinary Shares represented by one ADS. The investments are being made pursuant to Regulation S of the U.S. Securities Act of 1933, as amended. See "Underwriting" for more information. The investor has agreed with the underwriters not to, directly or indirectly, sell, transfer or dispose of any ordinary shares acquired in the concurrent private placement for a period of 180 days after the date of this prospectus.

Over-allotment option	We have granted to the underwriters an option, which is exercisable within 30 days from the date of this prospectus, to purchase up to an aggregate of additional ADSs.
Use of proceeds

We expect to receive net proceeds of approximately US$            million from this offering and the concurrent private placement to Louis Dreyfus Company B.V., after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering and the concurrent private placement to Louis Dreyfus Company B.V. for general corporate purposes, which may include store network expansion, customer acquisition, research and development, sales and marketing, investment in our technology infrastructure, working capital, and other general and administrative matters. See "Use of Proceeds."

Lock-up

We, our directors, executive officers, all of our existing shareholders and option holders and our concurrent private placement investor have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any ADSs or ordinary shares or securities convertible into or exercisable or exchangeable for ADSs or ordinary shares for a period of 180 days after the date of this prospectus. See "Shares Eligible for Future Sale" and "Underwriting" for more information.

NASDAQ trading symbol	LK
Payment and settlement	The underwriters expect to deliver the ADSs against payment therefor through the facilities of The Depository Trust Company on , 2019.
Depositary	The Bank of New York Mellon
Risk factors

See "Risk Factors" and other information included in this prospectus for discussions of the risks relating to investing in the ADSs. You should carefully consider these risks before deciding to invest in the ADSs.

OUR SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following summary consolidated statements of comprehensive loss data and summary consolidated cash flow data for the period from June 16, 2017, or the inception date, to December 31, 2017 and the year ended December 31, 2018 and the summary consolidated balance sheet data as of December 31, 2017 and 2018 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary unaudited interim condensed consolidated statements of comprehensive loss data and summary unaudited interim condensed consolidated cash flow data for the three months ended March 31, 2018 and 2019 and the summary unaudited interim condensed consolidated balance sheet data as of March 31, 2019 are derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data and Operating Data section together with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

				For the three months ended March 31,
	Period from the inception date to December 31, 2017	For the year ended December 31, 2018
				2018	2019
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Summary Consolidated Statements of Comprehensive Loss Data:
Net revenues:
Freshly brewed drinks	215	649,609	96,795	9,575	361,095	53,805
Other products	25	135,642	20,211	1,403	83,980	12,513
Others	10	55,444	8,261	1,976	33,435	4,982

Total net revenues	250	840,695	125,267	12,954	478,510	71,300

Operating expenses:
Cost of materials	(789)	(532,217)	(79,303)	(9,419)	(275,812)	(41,097)
Store rental and other operating costs	(1,559)	(576,244)	(85,863)	(20,224)	(282,371)	(42,075)
Depreciation expenses	(917)	(106,690)	(15,897)	(3,965)	(83,979)	(12,513)
Sales and marketing expenses	(25,464)	(746,018)	(111,160)	(54,412)	(168,103)	(25,048)
General and administrative expenses	(22,005)	(379,738)	(56,583)	(39,022)	(172,962)	(25,772)
Store preopening and other expenses	(5,723)	(97,794)	(14,572)	(11,085)	(22,374)	(3,334)

Total operating expenses	(56,457)	(2,438,701)	(363,378)	(138,127)	(1,005,601)	(149,839)

Operating loss	(56,207)	(1,598,006)	(238,111)	(125,173)	(527,091)	(78,539)
Interest income	11	8,915	1,328	53	1,551	231
Interest and financing expenses	—	(16,121)	(2,402)	—	(7,945)	(1,184)
Foreign exchange (loss) gain, net	(175)	13,113	1,954	(6,409)	(8,640)	(1,287)
Other expenses	—	(7,777)	(1,159)	(700)	(1,337)	(199)
Change in the fair value of warrant liability	—	(19,276)	(2,872)	—	(8,322)	(1,240)

Net loss before income taxes	(56,371)	(1,619,152)	(241,262)	(132,229)	(551,784)	(82,218)
Income tax expense	—	—	—	—	—	—

Net loss	(56,371)	(1,619,152)	(241,262)	(132,229)	(551,784)	(82,218)

Add: accretion to redemption value of convertible redeemable preferred shares	—	(1,571,182)	(234,113)	—	(18,845)	(2,808)
Add: deemed distribution to a certain holder of Series B convertible redeemable preferred shares	—	—	—	—	(2,127)	(317)

Net loss attributable to our company's ordinary shareholders and angel shareholders	(56,371)	(3,190,334)	(475,375)	(132,229)	(572,756)	(85,343)

        The following table presents our summary consolidated balance sheet data as of December 31, 2017 and 2018, our summary unaudited interim condensed consolidated balance sheet data as of March 31, 2019 and our summary unaudited interim condensed consolidated balance sheet data as of March 31, 2019 on a pro forma as adjusted basis.

	As of December 31,			As of March 31,
	2017	2018		2019
				Actual		Pro forma as adjusted(1)
	RMB	RMB	US$	RMB	US$	RMB	US$
	(in thousands)
Summary Consolidated Balance Sheet Data:
Total current assets	259,108	2,428,676	361,885	1,782,471	265,597
Cash and cash equivalents	219,096	1,630,983	243,024	1,158,841	172,673
Total non-current assets	77,848	1,056,400	157,408	1,118,244	166,624	1,118,244	166,624
Total assets	336,956	3,485,076	519,293	2,900,715	432,221
Total current liabilities	388,295	780,890	116,358	848,303	126,403	848,303	126,403
Total non-current liabilities	32	353,438	52,663	231,510	34,496	231,510	34,496
Total liabilities	388,327	1,134,328	169,021	1,079,813	160,899	1,079,813	160,899

(1)
on a pro forma as adjusted basis to reflect (i) the proceeds of US$150.0 million from the issuance of 173,182 Series B-1 convertible redeemable preferred shares on April 17, 2019, (ii) the proceeds of US$8.9 million for expected issuance of 15,211 Series B-1 convertible redeemable preferred shares to an affiliate of TTCO Trust Corporation Limited, or TTCO, and (iii) net proceeds of approximately US$             million from this offering and the concurrent private placement to Louis Dreyfus Company B.V., at an assumed initial public offering price of US$            per ADS being the mid-point of the estimated range of the initial offering price shown on the front cover of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        The following table presents our summary consolidated cash flow data for the periods indicated below.

	Period from the inception date to December 31,	For the year ended December 31,		For the three months ended March 31,
	2017	2018		2018	2019
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Summary Consolidated Cash Flow Data:
Net cash used in operating activities	(95,026)	(1,310,694)	(195,297)	(123,645)	(627,629)	(93,519)
Net cash (used in)/generated from investing activities	(72,922)	(1,283,218)	(191,206)	(167,398)	76,645	11,421
Net cash generated from financing activities	387,219	3,988,402	594,289	177,646	86,234	12,848
Effect of foreign exchange rate changes on cash and cash equivalents	(175)	17,397	2,592	(4,980)	(7,392)	(1,101)
Net increase/(decrease) in cash and cash equivalents	219,096	1,411,887	210,378	(118,377)	(472,142)	(70,351)
Cash and cash equivalents at beginning of the period/year	—	219,096	32,646	219,096	1,630,983	243,024
Cash and cash equivalents at end of the period/year	219,096	1,630,983	243,024	100,719	1,158,841	172,673

        The following table sets forth our unaudited consolidated quarterly results of operations for the periods indicated. You should read the following table in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. We have prepared the unaudited consolidated quarterly financial information on the same basis as our audited consolidated financial statements. The unaudited consolidated quarterly financial information includes all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair representation of our operating results for the quarters presented.

	For the three months ended
	March 31, 2018		June 30, 2018		September 30, 2018		December 31, 2018		March 31, 2019
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	%
	(RMB in thousands, except for percentages)
Net revenues:
Freshly brewed drinks	9,575	73.9%	100,518	82.7%	192,666	80.0%	346,850	74.6%	361,095	75.4%
Other products	1,403	10.8%	8,449	7.0%	34,397	14.3%	91,393	19.6%	83,980	17.6%
Others	1,976	15.3%	12,542	10.3%	13,736	5.7%	27,190	5.8%	33,435	7.0%

Total net revenues	12,954	100.0%	121,509	100.0%	240,799	100.0%	465,433	100.0%	478,510	100.0%

Operating expenses:
Cost of materials	(9,419)	(72.7)%	(75,771)	(62.4)%	(151,648)	(63.0)%	(295,379)	(63.5)%	(275,812)	(57.6)%
Store rental and other operating costs	(20,224)	(156.1)%	(99,939)	(82.2)%	(172,547)	(71.7)%	(283,534)	(60.9)%	(282,371)	(59.0)%
Depreciation expenses	(3,965)	(30.6)%	(14,973)	(12.3)%	(28,873)	(12.0)%	(58,879)	(12.7)%	(83,979)	(17.6)%
Sales and marketing expenses	(54,412)	(420.0)%	(178,061)	(146.5)%	(225,255)	(93.5)%	(288,290)	(61.9)%	(168,103)	(35.1)%
General and administrative expenses	(39,022)	(301.2)%	(74,916)	(61.7)%	(118,298)	(49.1)%	(147,502)	(31.7)%	(172,962)	(36.1)%
Store preopening and other expenses	(11,085)	(85.6)%	(21,296)	(17.5)%	(29,793)	(12.4)%	(35,620)	(7.7)%	(22,374)	(4.7)%

Total operating expenses	(138,127)	(1,066.2)%	(464,956)	(382.6)%	(726,414)	(301.7)%	(1,109,204)	(238.4)%	(1,005,601)	(210.1)%

Operating loss	(125,173)	(966.2)%	(343,447)	(282.6)%	(485,615)	(201.7)%	(643,771)	(138.4)%	(527,091)	(110.1)%
Interest income	53	0.4%	144	0.1%	3,519	1.5%	5,199	1.1%	1,551	0.3%
Interest and financing expenses	—	—	(554)	(0.5)%	(7,428)	(3.1)%	(8,139)	(1.7)%	(7,945)	(1.7)%
Foreign exchange (loss)/gain, net	(6,409)	(49.5)%	13,644	11.2%	8,392	3.5%	(2,514)	(0.5)%	(8,640)	(1.8)%
Other expenses	(700)	(5.4)%	(2,784)	(2.3)%	(2,804)	(1.2)%	(1,489)	(0.3)%	(1,337)	(0.3)%
Change in the fair value of warrant liability	—	—	—	—	(991)	(0.4)%	(18,285)	(3.9)%	(8,322)	(1.7)%

Net loss before income taxes	(132,229)	(1,020.7)%	(332,997)	(274.1)%	(484,927)	(201.4)%	(668,999)	(143.7)%	(551,784)	(115.3)%
Income tax expense	—	—	—	—	—	—	—	—	—	—

Net loss	(132,229)	(1,020.7)%	(332,997)	(274.1)%	(484,927)	(201.4)%	(668,999)	(143.7)%	(551,784)	(115.3)%

Add: accretion to redemption value of convertible redeemable preferred shares	—	—	(793,992)	(653.4)%	—	—	(777,190)	(167.0)%	(18,845)	(3.9)%
Add: deemed distribution to a certain holder of Series B convertible redeemable preferred shares	—	—	—	—	—	—	—	—	(2,127)	(0.4)%

Net loss attributable to our company's ordinary shareholders and angel shareholders	(132,229)	(1,020.7)%	(1,126,989)	(927.5)%	(484,927)	(201.4)%	(1,446,189)	(310.7)%	(572,756)	(119.6)%

Key Operating Data

        The following table presents our key operating data for the periods indicated:

	For the three months ended or as of
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Total stores	9	290	624	1,189	2,073	2,370
Pick-up stores	4	83	356	903	1,811	2,163
Relax stores	5	15	22	45	86	109
Delivery kitchens	0	192	246	241	176	98
Cumulative number of transacting customers (in thousands)(1)	11.1	485.0	2,917.8	5,984.3	12,529.5	16,872.3
Average monthly transacting customers (in thousands)(2)	4.0	179.5	1,207.6	1,877.4	4,325.9	4,402.0
Average monthly total items sold (in thousands)(3)	8.6	487.5	4,001.0	7,760.3	17,645.1	16,275.8
Freshly brewed drinks	8.0	451.7	3,743.7	6,220.4	13,418.8	13,077.2
Other products	0.5	35.8	257.3	1,539.9	4,226.4	3,198.6

(1)
The total number of transacting customers since our inception.

(2)
Average monthly transacting customers of the three months during the quarter.

(3)
Average monthly total items sold is calculated by dividing the total number of items sold during the quarter by three.

        The following chart presents our new customer acquisition costs for the periods indicated:

(1)
Free product promotion expenses per new transacting customer are calculated as total free product promotion expenses incurred during a specific period divided by the number of new transacting customers during the period.

(2)
New customer acquisition costs are calculated as the sum of advertising expenses, free product promotion expenses and other sales and marketing expenses incurred during a specific period divided by the number of new transacting customers during the period.

        New customer acquisition costs decreased from RMB103.5 in the first quarter of 2018 to RMB16.9 in the first quarter of 2019 per new transacting customer. The significant decrease in new customer acquisition costs was primarily attributable to our established brand, effective user engagement via our Luckin mobile app, and our expansive network. Specifically, we are able to generate valuable user traffic through our Luckin mobile app, and in 2018, 91.3% of new customers made their first purchase via our Luckin mobile app.

        The following chart presents our customer retention rate for the periods indicated:

(1)
We refer to new transacting customers during a specific month as a cohort. Customer retention rate of a cohort in a specific month is calculated as the number of transacting customers from the cohort during the month divided by the total number of customers from the cohort.

        Customer retention rate demonstrates our customer loyalty. Despite a limited operating history, we have observed a typical customer behavior pattern. As illustrated in the chart above, customer retention rate tends to drop in the second month for most cohorts as many customers are initially attracted to our platform by our free vouchers. Customer retention rate tends to gradually increase in the following months as a result of the expansion of our store network, growing brand awareness, more diversified product offerings and enhanced customer experience. However, as our stores are mainly located in office buildings and our products are mostly consumed in office settings, we generally experience a seasonal decrease in customer retention rate during the Chinese New Year holidays. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Specific Factors Affecting Our Results of Operations—Seasonality."

RISK FACTORS

        You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below and our consolidated financial statements and related notes, before making an investment in the ADSs. Any of the following risks and uncertainties could have a material adverse effect on our business, financial condition, results of operations and prospects. The market price of the ADSs could decline significantly as a result of any of these risks and uncertainties, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

Our limited operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

        We commenced our operations in October 2017 and have achieved rapid growth since our inception. As of March 31, 2019, we operated 2,370 stores in 28 cities in China and had over 16.8 million cumulative transacting customers. However, our limited operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to maintain our historical growth rates in future periods. Our growth rates may decline for any number of possible reasons and some of them are beyond our control, including decreasing customer spending, increasing competition, declining growth of China's coffee industry or China's food and beverage sector in general, emergence of alternative business models, or changes in government policies or general economic conditions. We will continue to expand our store network and product offerings to bring greater convenience to our customers and to increase our customer base and number of transactions. However, the execution of our expansion plan is subject to uncertainty and the total number of items sold and number of transacting customers may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors' perceptions of our business and prospects may be adversely affected and the market price of the ADSs could decline. In addition, since our business model is innovative in China's coffee industry, it increased the difficulty in evaluating our business and future prospects based on our historical operational or financial result.

We have incurred significant net losses since our inception and we may continue to experience significant net losses in the future.

        We have incurred significant net losses since our inception in June 2017. For the period from June 16, 2017 (inception date) to December 31, 2017, the year ended December 31, 2018 and the three months ended March 31, 2019, we incurred net loss of RMB56.4 million, RMB1,619.2 million (US$241.3 million) and RMB551.8 million (US$82.2 million), respectively, primarily attributed to the expenses in relation to the startup and fast expansion of our business.

        We intend to further increase our brand awareness, expand our customer base and store network, and expect to continue to invest heavily in offering discounts and deals and other aspects of our business, especially sales and marketing expenses, in the foreseeable future as we continue to expand our store network and our product offerings. In addition, our net revenues will be impacted by various factors, including the performances of our stores, level of discounts we offer for different products, competitive landscape, customer preference and macroeconomic and regulatory environment. Therefore, our revenues may not grow at the rate we expect and it may not increase sufficiently to offset the increase in our expenses. We may continue to incur losses in the future and we cannot assure you that we will eventually achieve our intended profitability.

We require a significant amount of capital to fund our operations and respond to business opportunities. If we cannot obtain sufficient capital on acceptable terms, our business, financial condition and prospects may be materially and adversely affected.

        Building a well-known brand and accumulating a large and continuously growing customer base is costly and time-consuming. For example, we require a significant amount of capital and resources to continue to expand our store network in a timely manner. Significant and continuous investments in sales and marketing are also required for further establishing brand awareness among the mass population in China to attract new customers and retain existing ones. In addition, we invest heavily in our technology systems, which are essential to our expansion and operations. It may take a long period of time to realize returns on such investments, if at all.

        We have historically funded our cash requirements principally with capital contribution from our shareholders. If these resources are insufficient to satisfy our cash requirements, we may seek to raise funds through additional equity offering or debt financing or obtain additional bank facilities. Our ability to obtain additional capital in the future, however, is subject to a number of uncertainties, including those relating to our future business development, financial condition and results of operations, general market conditions for financing activities by companies in our industry, and macro-economic and other conditions in China and globally. If we cannot obtain sufficient capital on acceptable terms to meet our capital needs, we may not be able to execute our growth strategies, and our business, financial condition and prospects may be materially and adversely affected.

If we are unable to successfully manage our rapid growth, our business and prospects may be materially and adversely affected.

        As we continue to grow rapidly, we will continue to encounter challenges in implementing our managerial, operating and financial strategies to keep up with our growth. The major challenges in managing our business growth include, among other things:

  •
  effectively identifying and securing locations for new stores and managing the daily operations of our stores. See "—We may be unsuccessful in operating our stores" for more details;

  •
  controlling incurred costs in a competitive environment;

  •
  effectively managing our supply chain and ensuring our third-party suppliers continue to meet our quality and other standards and satisfy our future operations' needs;

  •
  maintaining and upgrading our technology systems in a cost-effective manner;

  •
  attracting, training and retaining a growing workforce to support our operations;

  •
  implementing a variety of new and upgraded internal systems and procedures as our business continues to grow; and

  •
  ensuring full compliance with relevant laws and regulations.

        All efforts to address the challenges of our growth require significant managerial, financial and human resources. We cannot assure you that we will be able to execute managerial, operating and financial strategies to keep up with our growth. If we are not able to manage our growth or execute our strategies effectively, our growth may slow down and our business and prospects may be materially and adversely affected.

If we fail to acquire new customers or retain existing customers in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected.

        Our ability to cost-effectively attract new customers and retain existing customers is crucial to driving net revenues growth and achieving profitability. We have invested significantly in branding, sales and marketing to acquire and retain customers since our inception. For example, we offer various discount offers and deals in the form of vouchers and coupons. We also expect to continue to invest significantly to acquire new customers and retain existing ones. There can be no assurance that new customers will stay with us, or the net revenues from new customers we acquire will ultimately exceed the cost of acquiring those customers. In addition, if we reduce or discontinue our current discount offers and deals, if our existing customers no longer find our products appealing, or if our competitors offer more attractive products, prices, discounts or better customer services, our existing customers may lose interest in us, decrease their orders or even stop ordering from us. If we are unable to retain our existing customers or to acquire new customers in a cost-effective manner, our revenues may decrease and our results of operations will be adversely affected.

We may be unsuccessful in operating our stores.

        The operating results of our stores have been and will continue to be subject to a number of factors, including but not limited to:

  •
  our ability to maintain and enhance the quality of our products and services;

  •
  our ability to retain existing customers and attract new customers;

  •
  our ability to continuously increase the number of items sold to each customer and number of items sold in each store;

  •
  our ability to successfully implement our pricing strategies;

  •
  our ability to timely respond to changes in market opportunities and customer preferences;

  •
  our ability to maintain good relationships with third-party suppliers, service providers and strategic partners;

  •
  our ability to hire, train and retain talented employees;

  •
  our ability to manage costs of our operations, such as cost of materials, store rental and other operating costs, and sales and marketing expenses;

  •
  our ability to ensure full compliance with relevant laws and regulations, and maintain adequate and effective control, supervision and risk management over our stores; and

  •
  our ability to monitor and control the overall operation of our stores.

        Many factors that are out of our control, including macroeconomic and regulatory environment, could also adversely affect our store operations. In addition, as we continue to expand our store network, opening new stores near our existing stores may adversely affect the sales of our existing stores. Any of these factors listed above or described elsewhere in this Risk Factors section may render us unsuccessful in profitably operating our stores and could adversely impact our business, financial condition and/or results of operations. We may even have to shut down certain stores if their business, financial conditions and operation results are far below our expectation.

We rely on a limited number of third-party suppliers and service providers to provide products and services to us or to our customers, and the loss of any of these suppliers or service providers would negatively impact our business.

        We have a limited number of suppliers for our raw materials, pre-made food and beverage items, delivery service to our customer and warehouse and fulfillment service. In 2018, we purchased our coffee beans mainly from one supplier, dairy mainly from four suppliers, syrup mainly from three suppliers and pre-made food and beverage items from a few selected national, regional and local sources. We also mainly rely on one delivery service provider to provide delivery service to our customers and cooperate with three warehouse and fulfillment service providers for our inventory storage, and fulfilments between warehouses and from warehouses to our stores.

        Due to concentration of suppliers, any interruption of the operations of our suppliers, any failure of our suppliers to accommodate our fast growing business scale, any termination or suspension of our supply arrangements, any change in cooperation terms, or the deterioration of cooperative relationships with these suppliers may materially and adversely affect our results of operations. In addition, our current agreements with our suppliers generally do not prohibit them from working with our competitors. Our competitors may be more effective in providing incentives to our suppliers to prioritize on their orders in case of short supply. We cannot assure you that we would be able to find replacement suppliers on commercially reasonable terms or a timely basis.

Failure to maintain the quality and safety of our products could have a material and adverse effect on our reputation, financial condition and results of operations.

        The quality and safety of our products are critical to our success. We pay close attention to quality control, monitoring each step in the process from procurement to production and from warehouse to delivery. For more information on our quality control system, see "Business—Procurement" and "Business—Quality Control." Yet, due to the scale of our operations and rapid growth of our store network, maintaining consistent product quality depends significantly on the effectiveness of our quality control system, which in turn depends on a number of factors, including but not limited to the design of our quality control system, employee training to ensure that our employees adhere to and implement our quality control policies and procedures and the effectiveness of monitoring any potential violation of our quality control policies and procedures. There can be no assurance that our quality control system will always prove to be effective.

        In addition, the quality of the products or services provided by our suppliers or service providers is subject to factors beyond our control, including the effectiveness and the efficiency of their quality control system, among others. There can be no assurance that our suppliers or service providers may always be able to adopt appropriate quality control systems and meet our stringent quality control requirements in respect of the products or services they provide. Any failure of our suppliers or service providers to provide satisfactory products or services could harm our reputation and adversely impact our operations. See "—Illegal actions or misconduct, or any failure by third-party suppliers or service providers to provide satisfactory products or services could materially and adversely affect our business, reputation, financial condition and results of operations. In addition, we may be unable to receive sufficient compensation from suppliers and service providers for the losses caused by them."

        If customers become ill from food or beverage-borne illnesses, tampering, adulteration, contamination, mislabeling or other food or beverage-safety issues, we could be forced to temporarily close some stores and/or be involved in related disputes or legal proceedings. In addition, instances of food or beverage-safety issues, even those not involving us or our suppliers, could, by resulting in negative publicity about us, China's coffee industry or China's food and beverage market in general, adversely affect our reputation, financial condition and results of operations. A decrease in customer confidence in the safety and quality of our products or any food safety issues could materially harm our business and results of operations. See "—Adverse incidents or reports of food-safety issues, whether true or not, may harm our business."

Any significant disruption in our technology infrastructure or our failure to maintain the satisfactory performance, security and integrity of our technology infrastructure would materially and adversely affect our business, reputation, financial condition and results of operations.

        The proper functioning of our technology infrastructure is essential to our business. We rely on our technology to improve customer engagement and our operational efficiency, among others. See

"Business—Technology." The risks we face in relation to the disruption of our technology infrastructure include:

  •
  we may encounter problems when upgrading our technology infrastructure including our mobile apps, systems and software. The development, upgrades and implementation of our technology infrastructure are complex processes. Issues not identified during pre-launch testing of new services may only become evident when such services are made available to our entire customer base. Therefore, our technology infrastructure, including our mobile apps, may not function properly if we fail to detect or solve technical errors in a timely manner; and

  •
  our systems are potentially vulnerable to damage or interruption as a result of earthquakes, floods, fires, extreme temperatures, power loss, telecommunications failures, technical error, computer viruses, hacking and similar events.

        These and other events may lead to the unavailability of our mobile apps, interruption of our supply chain and delivery, leakage or permanent loss of customer data, interruptions or decreases in connection speed, or other events which would affect our operations. If we experience frequent or persistent service disruptions, whether caused by failures of our own systems or those of third-party suppliers or service providers, our reputation or relationships with our customers may be damaged and our customers may switch to our competitors, which may have a material adverse effect on our business, financial condition and results of operations.

We face intense competition in China's coffee industry and food and beverage sector in general and our products are not proprietary. If we fail to compete effectively, we may lose market share and customers, and our business, financial condition and results of operations may be materially and adversely affected.

        China's coffee industry is intensely competitive. Our products, including our coffee recipes, are not proprietary, and therefore, we are unable to prevent competitors from copying the recipes of our products and sell similar products. We mainly compete with a number of coffee shop operators for customers. Our competitors may have more financial, technical, marketing and other resources than we do and may be more experienced and able to devote greater resources to the development, promotion and support of their business. Some competitors are well-established in China and any defensive measures they take in response to our expansion could hinder our growth and adversely affect our sales and results of operations. In addition, China's coffee industry is subject to the entry of new and well-funded competitors. For more information related to the competitive landscape of China's coffee industry, see "Business—Competition."

        Furthermore, as we continue to increase our product offerings, we also expect to compete against other businesses such as convenience stores as well as food and beverages operators with convenient locations. Increased competition may reduce our market share and profitability and require us to increase our sales and marketing efforts and capital commitment in the future, which could negatively affect our results of operations or force us to incur further losses. Although we have accumulated a large and continuously growing customer base, there is no assurance that we will be able to continue to do so in the future against current or future competitors, and such competitive pressures may have a material adverse effect on our business, financial condition and results of operations.

Our business is currently highly dependent on coffee and we may not be able to quickly identify new market opportunities, respond to the industry trends and adapt to customer preferences.

        The growth of China's coffee industry is affected by customer taste, preferences, perceptions and spending patterns. Since we have generated, and expect to continue to generate a considerable amount of our revenues from the sale of coffee, a shift in customer preferences away from coffee, the changes of spending pattern adversely affecting consumption of coffee, or the decrease or slow-growth of coffee consumption in China would harm our business, more than if our revenues were generated from more diversified products.

        We have devoted significant resources to launch and promote new products from time to time to serve broader customer demand, adapt to changes in market trends and shifts in customer taste and preferences, including the introduction of new coffee flavors and non-coffee products. However, we may not be successful in implementing our cross-selling strategy, developing innovative new products, and our new products may not be favored by customers or commercially successful. To the extent that we are not able to effectively gauge the direction of our key markets and successfully identify, develop and promote new or improved products in the changing market, our financial results and our competitive position will suffer.

Growth of our business will partially depend on the recognition of our brand, and any failure to maintain, protect and enhance our brand would limit our ability to expand or retain our customer base, which would materially and adversely affect our business, financial condition and results of operations.

        We believe that recognition of our brand among customers has helped us manage our customer acquisition costs and contributed to the growth and success of our business. Accordingly, maintaining, protecting and enhancing the recognition of our brand is critical to our business and market position. Many factors, some of which are beyond our control, are important to maintaining, protecting and enhancing our brand. These factors include but not limited to our ability to:

  •
  maintain the quality and attractiveness of the products we offer;

  •
  develop and launch new products that satisfy our customers' needs;

  •
  provide a superior customer experience;

  •
  increase brand awareness through marketing and brand promotion activities;

  •
  maintain good relationship and retain favorable terms with our suppliers, service providers and other business partners;

  •
  stay compliant with relevant laws and regulations;

  •
  compete effectively against existing and future competitors; and

  •
  preserve our reputation and goodwill generally and in the event of any negative publicity on our products, services and data security, or other issues affecting us, China's coffee industry or China's food and beverage sector in general.

        A public perception that we, or other industry participants do not provide satisfactory products or services to customers, even if factually incorrect or based on isolated incidents, could damage our reputation, diminish the value of our brand, undermine the trust and credibility we have established and have a negative impact on our ability to attract and retain customers, and our business, financial condition and results of operations may be materially and adversely affected.

We may increasingly become a target for public scrutiny, including complaints to regulatory agencies, negative media coverage, and malicious allegations, all of which could severely damage our reputation and materially and adversely affect our business and prospects.

        Publicity about our business creates the possibility of heightened attention from the public, regulators and the media. Heightened regulatory and public concerns over customer protection and customer safety issues may subject us to additional legal and social responsibilities and increased scrutiny and negative publicity over these issues, due to our large number of transactions and continued business expansion. Any negative report regarding our business, financial condition and results of operations could damage our brand image and severely affect the sales of our products and possibly lead to product liability claims, litigations or damages. In addition, improper behaviors or statements of our spokespersons, endorsers and other celebrities we have cooperated with and our employees may result in substantial harm to our brand, reputation and operations. There is no assurance that we would not become a target for regulatory or public scrutiny in the future or that scrutiny and public exposure would not severely damage our reputation as well as our business and prospects.

We have incurred significant costs on a variety of sales and marketing efforts, including mass advertising and heavy promotions to attract customers, and some sales and marketing campaigns and methods may not be sustainable or may turn out to be ineffective.

        We have invested significantly in sales and marketing activities to promote our brand and our products and to deepen our relationships with customers. We incurred RMB25.5 million, RMB746.0 million (US$111.2 million) and RMB168.1 million (US$25.0 million) in sales and marketing expenses for the period from June 16, 2017 (inception date) to December 31, 2017, the year ended December 31, 2018 and the three months ended March 31, 2019, respectively. We also regularly offer coupons and vouchers to increase our customer base, retain our existing customers or promote new products, and such promotion activities might not be sustainable.

        Our sales and marketing activities may not be well received by our existing customers, and may not attract new customers as anticipated. The evolving marketing landscape may require us to experiment with new marketing methods to keep pace with industry trends and customer preferences. Failure to refine our existing marketing approaches or to introduce new marketing approaches in a cost-effective manner could reduce our market share and negatively impact our results of operations. There is no assurance that we will be able to recover the costs of our sales and marketing activities or that these activities will be effective in attracting new customers and retaining existing customers.

We may be unsuccessful in expanding our store network.

        We may not be able to expand our store network as we planned. The number and timing of the stores actually opened during any given period are subject to a number of risks and uncertainties, including but not limited to our ability to:

  •
  identify suitable locations and secure leases on commercially reasonable terms;

  •
  obtain adequate funding for development and opening costs;

  •
  obtain the required licenses, permits and approvals;

  •
  efficiently manage our time and cost in relation to the design, decoration and pre-opening processes for each of our stores; and

  •
  hire, train and retain skilled employees.

        Any factors listed above, either individually or in aggregate, might delay or fail our plan to increase the number of stores in desirable locations at manageable cost levels. In addition, we may not be able to successfully operate our existing stores and may choose to shut down certain stores from time to time.

Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations.

        In accordance with the relevant laws and regulations in jurisdictions in which we operate, we are required to maintain various approvals, licenses and permits to operate our business, including but not limited to business license, food operation license, environmental impact assessment filing and fire safety inspection. These approvals, licenses and permits are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations.

        As of the date of this prospectus, a small portion of our stores have not obtained business licenses. We are in the process of obtaining business licenses for these stores; however, we may be ordered by the government authorities to rectify such non-compliance and may be subject to fines of up to RMB100,000 for each store that failed to obtain business licenses.

        As of the date of this prospectus, a small portion of our stores have not obtained food operation licenses. We are in the process of obtaining food operation licenses for these stores; however, the relevant government authorities may confiscate the income of these stores since commencing operation as well as the food and beverage products sold at these stores and the raw materials and equipment used in store operation, and may impose fines based on the value of the food and beverage products sold at each store (if the value of the food and beverage products is less than RMB10,000, a fine up to RMB100,000 may be imposed, if the value of the food and beverage products is more than RMB10,000, a fine up to 20 times of such value may be imposed).

        As of the date of this prospectus, a small portion of our stores that are required to complete environmental impact assessment filings with the administrative department of environmental protection have not completed such filings. We are in the process of completing such filing for these stores, however, if we fail to complete such filing in a timely manner, we may be subject to a fine of up to RMB50,000 per store.

        Based on consultation with local fire prevention authorities by our PRC legal counsel, the requirements of conducting fire safety inspection for coffee stores before their commencement of operations varies among cities. In Tianjin and Wuhan, only coffee stores with construction area of more than 500 square meters are required to conduct fire safety inspection before use, therefore, our stores in these cities are not required to conduct the fire safety inspection; In Beijing, Guangzhou, Fuzhou, Chengdu, Xiamen, Ningbo, Jinan, Changsha and Zhengzhou, coffee stores with construction area of more than 300 square meters are required to conduct the fire safety inspection before use, and some of our stores in these cities that are required to complete such inspection have not completed such inspection; In Hangzhou, coffee stores with construction area of more than 200 square meters are required to conduct fire safety inspection before use, and some of our stores in these cities that are required to complete such inspection have not completed such inspection; in Shenzhen and Dongguan, coffee stores with construction area of more than 50 square meters are required to conduct fire safety inspection before use, and some of our stores in these cities that are required to complete such inspection have not completed such inspection; in other cities where we operate, such as Shanghai, Wuxi, Chongqing, Qingdao, Xi'an, Suzhou, Dalian and Nanjing, coffee stores are required to conduct fire safety inspection before use regardless of size, and some of our stores in these cities have not completed such inspection. As of the date of this prospectus, approximately one-third of our stores that are required to complete fire safety inspection by local fire prevention authorities have not completed the fire safety inspection. Our stores that fail to complete fire safety inspections may be ordered by the relevant government authorities to close down and may be subject to a fine of up to RMB300,000 per store.

        In addition, a small number of our stores with construction area of more than 500 or 300 square meters have not completed the as-built acceptance check on fire prevention or fire safety filing. Our stores that fail to complete such as-built acceptance check on fire prevention may be ordered by the relevant government authorities to close down and may be subject to a fine of up to RMB300,000 per store, and our stores that fail to compete such fire safety filing may be subject to a fine of up to RMB5,000 per store.

        As of the date of this prospectus, we are in the process of completing the single-purpose commercial prepaid card filing for the "Coffee Wallet" function of our mobile apps. We may be imposed a fine of up to RMB30,000 for failure to timely completing such filing.

        If we fail to obtain the necessary licenses, permits and approvals, we may be subject to fines, confiscation of the gains derived from the related stores or the suspension of operations of the related stores. We may also experience adverse publicity arising from such non-compliance with government regulations that negatively impact our brand. We may experience difficulties or failures in obtaining the necessary approvals, licenses and permits for new stores. If we fail to obtain the material licenses, our store opening and expansion plan may be delayed. In addition, there can be no assurance that we will be able to obtain, renew and/or convert all of the approvals, licenses and permits required for our existing business operations upon their expiration in a timely manner or at all, which could adversely affect our business operations.

We have recorded negative cash flows from operating activities historically and may have a current liabilities position in the future.

        We have experienced significant cash outflow from operating activities since our inception. We had net cash used in operating activities of RMB95.0 million, RMB1,310.7 million (US$195.3 million) and RMB627.6 million (US$93.5 million) for the period from June 16, 2017 (inception date) to December 31, 2017, the year ended December 31, 2018 and the three months ended March 31, 2019, respectively. The cost of continuing operations could further reduce our cash position, and an increase in our net cash outflow from operating activities could adversely affect our operations by reducing the amount of cash available to meet the cash needs for operating our business and to fund our investments in our business expansion.

        We had net current liabilities of RMB129.2 million as of December 31, 2017. Although we had net current assets of RMB934.2 million (US$139.2 million) as of March 31, 2019, we cannot guarantee that we will not have a net current liabilities position in the future, which would expose us to liquidity risk. Our future liquidity and ability to make additional capital investments necessary for our operations and business expansion will depend primarily on our ability to maintain sufficient cash generated from operating activities and to obtain adequate external financing. There can be no assurance that we will be able to renew existing bank facilities or obtain other sources of financing.

Failure to comply with the terms of our indebtedness could result in acceleration of indebtedness, which could have an adverse effect on our cash flow and liquidity.

        We may from time to time enter into credit facilities and debt financing arrangements containing financial and other covenants that could, among other things, restrict our business and operations. If we breach any of these covenants, including by failing to maintain certain financial ratios, our lenders may be entitled to accelerate our debt obligations. Any default under our credit facility could require that we repay these loans prior to maturity as well as limit our ability to obtain additional financing, which in turn may have a material adverse effect on our cash flow and liquidity.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which may turn out to be not successful and adversely affect our operation and financial results.

        To complement our business and strengthen our market-leading position, we may form strategic alliances or make strategic investments and acquisitions from time to time. For example, we incorporated a joint venture in May 2018 with one of our roasted coffee bean suppliers and intend to incorporate a joint venture with an affiliate of our concurrent private placement investor for solidifying our control over the processes of sourcing and roasting coffee beans. See "Business—Procurement—Coffee Beans." We may experience difficulties in integrating our operations with the newly invested or acquired businesses, implementing our strategies or achieving expected levels of net revenues, profitability, productivity or other benefits. Therefore, we cannot assure you that our investments or acquisitions will benefit our business strategy, generate sufficient net revenues to offset the associated investment or acquisition costs, or otherwise result in the intended benefits.

We have undertaken strategic partnerships which may not be successful. If our collaboration with any of our strategic partners is terminated or curtailed, or if we are no longer able to benefit from the business collaborations with our strategic partners, our business may be adversely affected.

        Our business has benefited from our collaborations with our strategic partners, including Weixin, in the areas such as mobile ordering and payment and joint marketing. We cannot assure you that such alliances or partnerships will contribute to our business, and we might not be able to maintain our cooperative relationships with our strategic partners and their respective affiliates in the future. If the services provided by these strategic partners become limited, compromised, restricted, curtailed or less effective or become more expensive or unavailable to us for any reason, our business may be materially and adversely affected. To the extent we cannot maintain our cooperative relationships with any of these strategic partners, it may be very difficult for us to identify other alternative partners, which may divert significant management attention from existing business operations and adversely impact our daily operation and customer experience.

A significant interruption in the operations of our third-party suppliers and service providers could potentially disrupt our operations.

        We have limited control over the operations of our third-party suppliers, service providers and other business partners and any significant interruption in their operations may have an adverse impact on our operations. For example, a significant interruption in the operations of our roasted coffee bean suppliers' roasting facilities could cause a shortage of coffee at our stores, a significant interruption impacting our leased warehouses, whether as a result of a natural disaster, labor difficulties, fire or other causes, could cause the shortage of our inventory, and a significant interruption in the operations of our internet service provider could impact the operation of our mobile apps. If we could not solve the impact of the interruptions of operations of our third-party suppliers or service providers, our business operations and financial results may be materially and adversely affected.

Illegal actions or misconduct, or any failure by third-party suppliers or service providers to provide satisfactory products or services could materially and adversely affect our business, reputation, financial condition and results of operations. In addition, we may be unable to receive sufficient compensation from suppliers and service providers for the losses caused by them.

        Our reputation and operation may be harmed by illegal or unsatisfactory actions taken by suppliers and service providers that are outside of our control. For example, the failure of our raw material suppliers to ensure product quality or to comply with food safety or other laws and regulations could interrupt our operations and result in claims against us, and any delay in delivery of our products, damage to our products during the course of delivery and inappropriate actions taken by delivery riders of our delivery service providers might cause customer complaints.

        In the event that we become subject to claims caused by actions taken by our suppliers or service providers, we may attempt to seek compensation from the relevant suppliers or service providers. However, such compensation may be limited. If no claim can be asserted against a supplier or service provider, or amounts that we claim cannot be fully recovered from the supplier or service provider, we may be required to bear such losses and compensation at our own costs. This could have a material and adverse effect on our business, financial condition and results of operations.

We face the risk of fluctuations in the cost, availability and quality of our raw materials and pre-made products, which could adversely affect our results of operations.

        The cost, availability and quality of our principal raw material, Arabica coffee beans, coffee condiments, such as dairy products and syrup, as well as pre-made food and beverage items, are important to our operations. We typically enter into purchase agreements with suppliers of raw materials and pre-made food and beverage items with a term of one year and fixed prices. However, such contract prices may be renegotiated when there is significant fluctuation in the market price of these products. If the cost of raw materials and pre-made products increases after expiration of existing agreements, due to large market price fluctuation or due to any other reason, our business and results of operations could be adversely affected. In addition, as coffee beans and most of our coffee condiments and pre-made products have relatively short shelf life, frequent and timely supply of these products are essential to our operations. Lack of availability of these products, whether due to shortages in supply, delays or interruptions in processing, failure of timely delivery or otherwise, could interrupt our operations and adversely affect our financial results.

Uncertainties relating to the growth of China's coffee industry could adversely affect our revenues and business prospects.

        Our business is affected by the development of China's coffee industry. The demand for our coffee items and our future results of operations will depend on numerous factors affecting the development of the China's coffee industry, such as governmental regulations and policies over this industry, investments in this industry and drinking culture and hobby of Chinese consumers, and some of them are completely beyond our control.

        A decline in the popularity of coffee in general, especially freshly brewed coffee, or any failure by us to adapt our strategies in response to trends in China's coffee industry, may adversely affect our results of operations and business prospects.

Adverse public or medical opinion about the health effects of our products may harm our business.

        Some of our products contain caffeine, dairy products, sugar and other active compounds, the health effects of which are not fully understood. The excessive consumption of these compounds may result in adverse health effects and have caused increasing public awareness. For example, a number of research studies conclude or suggest that excessive consumption of caffeine may lead to increased heart rate, nausea and vomiting, restlessness and anxiety, depression, headaches, tremors, sleeplessness and other adverse health effects. Unfavorable reports on the health effects of caffeine or other compounds of our products could significantly reduce the sales of our products. Also, we could become subject to litigation relating to the existence of such compounds in our products; any such litigation could be costly and could divert management attention.

Adverse incidents or reports of food-safety issues, whether true or not, may harm our business.

        Instances or reports of food-safety issues, such as food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, either during growing, manufacturing, packaging, storing or preparation, whether true or not, have in the past severely injured the reputations of companies in China's food and beverage market and could affect us as well. Product safety or quality issues, actual or perceived, or allegations of product contamination, even when false or unfounded, could tarnish the image of our brand and may cause customers to choose other products. Such issues could negatively affect our reputation, results of operations and financial performance.

Our success depends on the continuing efforts of our key management and experienced and capable personnel as well as our ability to recruit new talents. If we fail to hire, train, retain or motivate our staff, our business may suffer.

        Our future success is significantly dependent upon the continued service of our key management as well as experienced and capable personnel generally. If we lose the services of any member of key management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new staff, which could severely disrupt our business and growth. If any of our key management joins a competitor or forms a competing business, we may lose customers, know-how and key professionals and staff members.

        Our rapid growth also requires us to hire, train, and retain a wide range of talents who can adapt to a dynamic, competitive and challenging business environment and are capable of helping us conduct effective marketing, innovate new products, and develop technological capabilities. We will need to continue to attract, train and retain talents at all levels, such as skillful baristas, as we expand our business and operations. We may need to offer attractive compensation and other benefits package, including share-based compensation, to attract and retain them. We also need to provide our employees with sufficient training to help them to realize their career development and grow with us. Any failure to attract, train, retain or motivate key management and experienced and capable personnel could severely disrupt our business and growth.

Overall tightening of the labor market, increases in labor costs or any possible labor unrest may adversely affect our business and results of operations.

        Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although we have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

Our business generates and processes a large amount of data, which subjects us to governmental regulations and other legal obligations related to privacy, information security and data protection. Any improper use or disclosure of such data by us, our employees or our business partners could subject us to significant reputational, financial, legal and operational consequences.

        Our business generates and processes a large quantity of personal, transaction, and behavior data. We face risks inherent in handling large volumes of data and in protecting the security of such data. In particular, we face a number of challenges relating to data from transactions and other activities on our system, including:

  •
  protecting the data in and hosted on our system, including against attacks on our system by third parties or fraudulent behavior by our employees;

  •
  addressing concerns related to privacy and sharing, safety, security and other factors; and

  •
  complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

        Any systems failure or security breach or lapse that results in the release of customer data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability. In addition, our business partners and their employees may improperly use or disclose the data we disclose to them for our operation and we have limited control over the actions of our business partners and their employees. Any failure, or perceived failure, by us, our employees, our business partners, or their employees to comply with privacy policies or with any regulatory requirements or privacy protection-related laws, rules and regulations could result in proceedings or actions against us by governmental entities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and severely disrupt our business.

        Recently, companies' practices regarding collection, use, retention, transfer, disclosure and security of user data have been the subject of enhanced regulations and increased public scrutiny. The regulatory frameworks regarding privacy issues in many jurisdictions are constantly evolving and can be subject to significant changes from time to time. For instance, a growing number of legislative and regulatory bodies have adopted customer notification requirements in the event of unauthorized access to or acquisition of certain types of data. In China, the PRC Cybersecurity Law, which became effective in June 2017, leaves substantial uncertainty as to the circumstances and standards under which the law would apply and violations would be found. See "Regulation—Regulation on Information Security"

and "Regulation—Regulation on Internet Privacy." Complying with these obligations could cause us to incur substantial costs. Any failure to comply with applicable regulations, whether by us, business partners, or other third parties, or as a result of employee error or negligence or otherwise, could result in regulatory enforcement actions against us and have an adverse impact on our business operations.

If we fail to adopt new technologies to evolving customer needs or emerging industry standards, our business may be materially and adversely affected.

        To remain competitive, we must continue to stay abreast of the constantly evolving industry trends and to enhance and improve our technology accordingly. Our success will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business. There can be no assurance that we will be able to use new technologies effectively or adapt our mobile apps to meet customer requirements. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer preferences, whether for technical, legal, financial or other reasons, our business may be materially and adversely affected.

Security breaches and attacks against our technology systems, and any potentially resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

        Although we have employed significant resources to develop our security measures against breaches, our cybersecurity measures may not detect or prevent all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that we otherwise maintain. Breaches of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of customer information, or a denial of service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate, or implement adequate measures to protect against, these attacks.

        We have in the past and are likely again in the future to be subject to these types of attacks, although to date no such attack has resulted in any material damages or remediation costs. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial lost sales and customer dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees and engage third-party experts and consultants.

The payment methods that we accept subject us to third-party payment-related risks and other risks.

        We accept a variety of payment methods including Weixin Pay, Alipay and Union Pay through third-party payment processors. We pay these payment processors varying service fees, which may increase over time and raise our operating costs. We may also be subject to fraud, security breaches and other illegal activities in connection with the various payment methods we offer.

        In addition, we are subject to various rules, regulations and requirements, regulatory or otherwise, governing payment processing, which could change or be reinterpreted to make it difficult or impossible for us to comply. For example, according to Announcement No.10 (2018) of the People's

Bank of China issued in July 2018, or Announcement No.10, companies that refuse to accept cash payment should rectify such non-compliance. According to People's Bank of China's interpretation of Announcement No.10, e-commence platforms, self-service counters and other companies (i) that offer products and services online and in a cashier-less manner, (ii) whose entire customer purchase process does not involve payment or receipt of cash, and (iii) who have obtained consent from customers to use electronic payment methods, may use electronic payment methods instead of accepting cash. We believe that our cashier-less operation is in compliance with Announcement No. 10, and our PRC legal counsel has advised us the likelihood that we would be subject to penalties under Announcement No.10 is remote. However, we cannot assure you that the relevant governmental authorities will have the same interpretation. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees or no longer be able to offer certain payment methods, and our business, financial condition and results of operations could be materially and adversely affected.

We use software licensed from third parties. Our ability to provide customers with a high-quality online experience also depends on the satisfactory performance, reliability and availability of software licensed from third parties.

        We use software licensed from third parties. Any system interruptions caused by telecommunications failures, computer viruses, or hacking or other attempts to harm the software licensed from third parties that result in the unavailability of our mobile apps or reduced performance would affect the attractiveness of the services offered on our platform. We may encounter problems when software licensed from third parties is upgraded and undetected programming errors could adversely affect the performance of the software we use to provide our services. In addition, we could be required to seek licenses from third parties in order to continue using the open source software we are permitted to use currently, in which case licenses may not be available on terms that are acceptable to us, or at all. Alternatively, we may need to re-engineer our platform or discontinue the use of portions of the functionality provided by our platforms. Our inability to use third-party software could result in disruptions to our business, or delays in the development of future offerings or enhancements of our existing platforms, which could materially and adversely affect our business and results of operations.

Unexpected termination of leases, failure to renew the lease of our existing premises or to renew such leases at acceptable terms could materially and adversely affect our business.

        We lease the premises for all of our stores. Generally, lessors may terminate our lease agreements unilaterally upon advance notice. In addition, the PRC government has the statutory power to acquire any land in the PRC. As a result, we may be subject to compulsory acquisition, closure or demolition of any of the properties on which our stores are situated. Although we may receive liquidated damages or compensation if our leases are terminated unexpectedly, we may be forced to suspend operations of the relevant store and divert management attention, time and costs to find a new site and relocate our store, which will negatively affect our business and results of operations.

        We generally enter into long-term leases of approximately three to five years with an option to renew for our stores. Rent for our leases is typically fixed amounts and subject to annual or biennially incremental increases as stipulated in the lease agreements. We cannot assure you that we would be able to renew the relevant lease agreements without substantial additional cost or increase in the rental cost payable by us. If a lease agreement is renewed at a rent substantially higher than the current rate, or currently existing favorable terms granted by the lessor are not extended, our business and results of operations may be materially and adversely affected. If we are unable to renew the leases for our store sites, we will have to close or relocate the store, which could subject us to decoration and other costs and risks, and loss of existing customers, and could have a material and adverse effect on our business and results of operations. In addition, the relocated store may not perform as well as the existing store.

Most of the lease agreements of our leased properties have not been registered with the relevant PRC government authorities as required by PRC law, which may expose us to potential fines.

        Under PRC law, all lease agreements are required to be registered with the local land and real estate administration bureau. Although failure to do so does not in itself invalidate the leases, the lessees may not be able to defend these leases against bona fide third parties and may also be exposed to potential fines if they fail to rectify such non-compliance within the prescribed time frame after receiving notice from the relevant PRC government authorities. The penalty ranges from RMB1,000 to RMB10,000 for each unregistered lease, at the discretion of the relevant authority. As of the date of this prospectus, the lease agreements for most of our leased properties in China, including leased properties for our stores, have not been registered with the relevant PRC government authorities. In the event that any fine is imposed on us for our failure to register our lease agreements, we may not be able to recover such losses from the lessors.

Our rights to use our leased properties could be challenged by property owners or other third parties, which may disrupt our operations and incur relocation costs.

        As of the date of this prospectus, the lessors of certain of our leased properties in China failed to provide us with valid property ownership certificates or authorizations from the property owners for the lessors to sublease the properties. There is a risk that such lessors may not have the relevant property ownership certificates or the right to lease or sublease such properties to us, in which case the relevant lease agreements may be deemed invalid and we may be forced to vacate these properties, which could interrupt our business operations and incur relocation costs. Moreover, if our lease agreements are challenged by third parties, it could result in diversion of management attention and cause us to incur costs associated with defending such actions, even if such challenges are ultimately determined in our favor.

We may experience significant liability claims or complaints from customers, or adverse publicity involving our products, our services or our stores.

        We face an inherent risk of liability claims or complaints from our customers. Most of the customer complaints we received were related to the taste and temperature of our food and beverage offerings, long waiting time, and the service quality of our staff. We take these complaints seriously and endeavor to reduce such complaints by implementing various remedial measures. Nevertheless, we cannot assure you that we can successfully prevent or address all customer complaints.

        Any complaints or claims against us, even if meritless and unsuccessful, may divert management attention and other resources from our business and adversely affect our business and operations. Customers may lose confidence in us and our brand, which may adversely affect our business and results of operations. Furthermore, negative publicity including but not limited to negative online reviews on social media and crowd-sourced review platforms, industry findings or media reports related to food quality, safety, public health concerns, illness, injury or government, whether or not accurate, and whether or not concerning our products, can adversely affect our business, results of operations and reputation.

We, our directors, management and employees may be subject to litigation and regulatory investigations and proceedings, such as claiming in relation to food safety, commercial, labor, employment, antitrust or securities matters, and may not always be successful in defending ourselves against such claims or proceedings.

        We face potential liability, expenses for legal claims and harm due to our business nature. For example, customers could assert legal claims against us in connection with personal injuries related to food poisoning or tampering. The PRC government, media outlets and public advocacy groups have been increasingly focused on customer protection in recent years. See "Regulation—Regulations

Relating to Customer Rights Protection." Selling of defective products may expose us to liabilities associated with customer protection laws. Sellers are responsible for compensation on customer's loss even if the contamination of food is not caused by the sellers. Thus, we may also be held liable if our suppliers or other business partners fail to comply with applicable food-safety related rules and regulations. Though we can ask the responsible parties for indemnity after that, our reputation could still be adversely affected. In addition, our directors, management and employees may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and expense in relation to commercial, labor, employment, antitrust, securities or other matters, which could adversely affect our reputation and results of operations.

        After we become a publicly listed company, we may face additional exposure to claims and lawsuits. These claims could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, we may elect or be forced to pay substantial damages if we are unsuccessful in our efforts to defend against these claims, which could harm our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business.

        We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology platform or business, if any such holders exist, would not seek to enforce such intellectual property against us in China, the United States or any other jurisdictions. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management's time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

        We regard our trademarks, software copyrights, copyright of works, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success. There have been instances where third parties registered social media accounts under names similar to our trademarks in order to gain illegal benefits, against which we have initiated legal proceedings, and we may continue to become an attractive target to such attacks in the future with the increasing recognition of our brand. Any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that (i) our pending applications for intellectual property rights will be approved, (ii) all of our intellectual property rights will be adequately protected, or (iii) our intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable.

We are subject to regulations, and future regulations may impose additional requirements and obligations on our business or otherwise materially and adversely affect our business, reputation, financial condition and results of operations.

        The industries in which we operate are highly regulated. As China's coffee industry as well as China's food and beverage market in general is evolving rapidly and the PRC government is very concerned about customer protection, new laws and regulations may be adapted to address new issues that arise from time to time and to impose additional restrictions on our current business.

        As we continue to grow in scale and significance, we expect to face increased scrutiny, which will, at a minimum, result in our having to increase our investment in compliance and related capabilities and systems. The increasing sophistication and development of our customer base will also increase the need for higher standards of customer protection, privacy protection and dispute management. Any increased involvement in inquiries or investigations could result in significantly higher legal and other costs and diversion of management and other resources, as well as negative publicity, which could materially and adversely affect our business, reputation, financial condition and results of operations.

Our operations depend on the performance of the mobile based systems, telecommunications networks and digital infrastructure in China.

        Our new retail business model relies heavily on mobile based systems, telecommunications networks and digital infrastructure. Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology. Moreover, we primarily rely on a limited number of telecommunication service providers to provide us with data communications capacity through local telecommunications lines and internet data centers to host our servers. We have limited access to alternative networks or services in the event of disruptions, failures or other problems with China's internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with the increasing traffic on our mobile apps. We cannot assure you that the digital infrastructure and the telecommunications networks in China will be able to support the demands associated with the continued growth in digital usage.

        In addition, we have no control over the costs of the services provided by telecommunication service providers. If the prices we pay for telecommunications and digital services rise significantly, our results of operations may be materially and adversely affected. Furthermore, if data access fees or other charges to mobile users increase, our user traffic may decline and our business may be harmed.

If we fail to implement and maintain an effective system of internal controls to remediate our material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of the ADSs may be materially and adversely affected.

        Prior to this offering, we have been a private company with limited accounting and financial reporting personnel and other resources with which we address our internal control over financial reporting. In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2018, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, or PCAOB, a "material weakness" is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

        The material weaknesses identified are our company's lack of sufficient accounting and financial reporting personnel with requisite knowledge and experience in application of U.S. GAAP and the Securities and Exchange Commission, or the SEC, rules, and lack of financial reporting policies and procedures that are commensurate with U.S. GAAP and the SEC reporting requirements. We are in the process of implementing a number of measures to address the material weaknesses and deficiencies that have been identified. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Internal Control Over Financial Reporting." However, we cannot assure you that these measures may fully address the material weaknesses and deficiencies in our internal control over financial reporting or that we may conclude that they have been fully remediated.

        Upon completion of this offering, we will become subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, will require that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report in our second annual report on Form 20-F after becoming a public company. In addition, once we cease to be an "emerging growth company" as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of a material weakness if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

        During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. If we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, it could result in material misstatements in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our businesses, financial condition, results of operations and prospects, as well as the trading price of the ADSs, may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

        Our inventories are mostly coffee beans, coffee condiments and pre-made food and beverage items with short shelf life, which require us to manage our inventory effectively. We depend on our demand forecasts for various kinds of raw materials and pre-made products to make purchase decisions and to manage our inventory. Such demand, however, can change significantly between the time inventory is ordered and the date by which we hope to sell it. Demand may be affected by seasonality, new product launches, pricing and discounts, product defects, changes in customer spending patterns, changes in customer tastes and other factors, and our customers may not order products in the quantities that we expect. In addition, when we begin selling a new product, it may be difficult to establish supplier relationships, determine appropriate product selection, and accurately forecast demand. The acquisition of certain types of inventory may require significant lead time and prepayment and they may not be returnable.

        Furthermore, as we plan to continue expanding our product offerings, we expect to include a wider variety of products and raw materials in our inventory, which will make it more challenging for us to manage our inventory and logistics effectively. We cannot guarantee that our inventory levels will be able to meet the demands of customers, which may adversely affect our sales. We also cannot guarantee that all of our inventories can be consumed within its shelf life. If we fail to manage our inventory effectively, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory value, and significant inventory write-downs or write-offs. Any of the above may materially and adversely affect our results of operations and financial condition. On the other hand, if we underestimate demand for our products, or if our suppliers fail to supply quality raw materials and pre-made products in a timely manner, we may experience inventory shortages, which might result in diminished brand loyalty and lost revenues, any of which could harm our business and reputation.

We have granted options in the past and will continue to grant share-based awards in the future, which may have an adverse effect on our future profit. Exercise of the share options granted will increase the number of our shares in circulation, which may adversely affect the market price of our shares.

        We adopted a share incentive plan in January 2019, which we refer to as the 2019 Share Option Plan, in this prospectus, to enhance our ability to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of us. The maximum aggregate number of ordinary shares we are authorized to issue pursuant to all awards under the 2019 Share Option Plan is 158,031 ordinary shares. As of the date of this prospectus, 158,031 ordinary shares have been granted and outstanding under the 2019 Share Option Plan. See "Management—Share Incentive Plan."

        We believe the granting of share-based awards is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.

The growth and profitability of our business depend on the level of customer demand and discretionary spending in China. A severe or prolonged downturn in China's economy could materially and adversely affect our business, financial condition and results of operations.

        China's coffee industry as well as China's food and beverage market in general is affected by macro-economic factors, including changes in international, national, regional and local economic conditions, employment levels, customer demand and discretionary spending. All of our stores are located in China and accordingly, our results of operations are affected by the macro-economic conditions in China. Any deterioration of the PRC economy, decrease in disposable customer income and fear of a recession may lead to a reduction of customer demand and average spending per customer at our stores, which could materially and adversely affect our business, financial condition and results of operations. Moreover, the occurrence of a financial crisis, sovereign debt crisis, banking crisis or other disruptions in the global financial markets may have a material and adverse impact on our operating results.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our business, financial condition and results of operations.

        We are vulnerable to natural disasters, health epidemics, and other calamities. Any of such occurrences could cause severe disruption to the daily operations of us, and may even require a temporary closure of facilities and logistics delivery networks, which may disrupt our business operations and adversely affect our results of operations. In addition, our results of operations could be adversely affected to the extent that any of these catastrophic events harm the Chinese economy in general.

We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

        The insurance industry in China is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. We have no business liability or disruption insurance to cover our operations. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

Our business is subject to seasonal fluctuations and unexpected interruptions.

        We experience seasonality in our business. We generally experience fewer purchase orders during holiday seasons, such as the Chinese New Year holidays. Our financial condition and results of operations for future quarters may continue to fluctuate and our historical quarterly results may not be comparable to future quarters. As a result, the trading price of the ADSs may fluctuate from time to time due to seasonality.

Risks Relating to Our Corporate Structure

We rely on contractual arrangements with our VIE to use, or otherwise benefit from, the foreign restricted licenses and permits, such as the ICP license. Any failure by our VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

        We rely on contractual arrangements with our VIE to use, or otherwise benefit from, certain foreign restricted licenses and permits that we may need in the future as our business continues to expand, such as the internet content provider license, or the ICP license held by our VIE. The contractual arrangements contain terms that specifically obligate the VIE's shareholders to ensure the valid existence of the VIE and restrict the disposal of material assets of the VIE. However, These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIE. For example, our VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. In the event the VIE's shareholders breach the terms of these contractual arrangements and voluntarily liquidate our VIE, or our VIE declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the VIE, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if our VIE undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of the assets of the VIE, thereby hindering our ability to operate our business as well as constrain our growth.

Our business may be deemed as a foreign investment under the scheme of the Draft Foreign Investment Law (2015).

        On January 19, 2015, the PRC Ministry of Commerce, or MOFCOM, published the Draft Foreign Investment Law (2015). At the same time, MOFCOM published an accompanying explanatory note of the draft Foreign Investment Law (2015), which contains important information about the draft Foreign Investment Law (2015), including its drafting philosophy and principles, main table of contents, plans to transition to the new legal regime and treatment of business in China controlled by foreign-invested enterprises. The Draft Foreign Investment Law (2015) proposes significant changes to the PRC foreign investment legal regime and, when implemented, may have a significant impact on business in China controlled by foreign-invested enterprises primarily through contractual arrangements, such as our business. Please refer to "Regulation—Regulations on Foreign Investment" for further details. MOFCOM suggests both registration and approval as potential options for the regulation of variable interest entity structures, depending on whether they are "Chinese" or "foreign controlled." One of the core concepts of the draft Foreign Investment Law (2015) is "de facto control," which emphasizes substance over form in determining whether an entity is "Chinese" or "foreign-controlled. " "Chinese investors" are individuals who are Chinese nationals, Chinese government agencies and any domestic enterprise controlled by Chinese nationals or government agencies. "Foreign investors" are foreign citizens, foreign governments, international organizations and entities controlled by foreign citizens and entities.

        It is unclear whether our current corporate structure will be considered "Chinese" under the scheme of the Draft Foreign Investment Law (2015). In the event that our contractual arrangements with our VIE and shareholders of our VIE are not treated as a domestic investment and/or the foreign restricted licenses and permits held by the VIE are classified as a "prohibited business" in the Prohibited List or a "restricted business" in the Restricted List under the Draft Foreign Investment Law (2015) when officially enacted, such contractual arrangements may be deemed as invalid and illegal and we may be required to unwind the contractual arrangements and/or dispose of such business.

        In December 2018, the Standing Committee of the National People's Congress of PRC published the Draft Foreign Investment Law (2018) for public comments. On March 15, 2019, the Foreign Investment Law was formally issued, which will become effective on January 1, 2020. The Foreign Investment Law mainly focuses on foreign investment promotion, foreign investment protection and foreign investment management. Comparing with the draft Foreign Investment Law (2015), the Foreign Investment Law does not mention concepts including "De facto control" and "controlling PRC companies by contracts or trusts", nor did it specify the regulation on controlling through contractual arrangements.

Contractual arrangements in relation to our VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

        Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the VIE contractual arrangements were not entered into on an arm's-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of our VIE in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIE for PRC tax purposes, which could in turn increase its tax liabilities without reducing our PRC subsidiaries' tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on our VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our VIE's tax liabilities increase or if it is required to pay late payment fees and other penalties.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

        We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Law , Cap 22 (Law 3 of 1961, as consolidated and revised of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standings to initiate a shareholder derivative action in a federal court of the United States.

        Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

        As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see "Description of Share Capital—Differences in Corporate Law."

Certain judgments obtained against us by our shareholders may not be enforceable.

        We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our operations are conducted in China. In addition, most of our directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see "Enforceability of Civil Liabilities."

Risks Relating to Doing Business in China

Changes in China's economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

        Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China's economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

        While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our products and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

Uncertainties with respect to the PRC legal system could adversely affect us.

        The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

        In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation since then has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

        Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

        We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

        We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur.

        Our PRC subsidiaries' ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries and our VIE are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of our PRC subsidiaries as a Foreign Invested Enterprise, or FIE, is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

        In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

We may be subject to liability for placing advertisements with content that is deemed inappropriate or misleading under PRC laws.

        PRC laws and regulations prohibit advertising companies from producing, distributing or publishing any advertisement with content that violates PRC laws and regulations, impairs the national dignity of the PRC, involves designs of the PRC national flag, national emblem or national anthem or the music of the national anthem, is considered reactionary, obscene, superstitious or absurd, is fraudulent, or disparages similar products. We may be subject to claims by customers misled by information on our mobile apps, website or other portals where we put our advertisements on. We may not be able to recover our losses from advertisers by enforcing the indemnification provisions in the contracts, which may result us in diverting management's time and other resources from our business and operations to defend against these infringement claims. As a result, our business, financial condition and results of operations could be materially and adversely affected.

Our employment practices may be adversely impacted under the labor contract law of the PRC.

        The PRC National People's Congress promulgated the Labor Contract Law which became effective on January 1, 2008 and was amended on December 28, 2012, and the State Council promulgated implementing rules for the labor contract law on September 18, 2008. The labor contract law and the implementing rules impose requirements concerning, among others, the execution of written contracts between employers and employees, the time limits for probationary periods, and the length of employment contracts. The interpretation and implementation of these regulations are still evolving, our employment practices may violate the labor contract law and related regulations and we could be subject to penalties, fines or legal fees as a result. If we are subject to severe penalties or incur significant legal fees in connection with labor law disputes or investigations, our business, financial condition and results of operations may be adversely affected.

We may be subject to additional contributions of social insurance and housing fund and late payments and fines imposed by relevant governmental authorities.

        In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, China establishes a social insurance system and other employee benefits including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the Employee Benefits. An employer shall pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and shall withhold the social insurance and other Employee Benefits that should be assumed by the employees. For example, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% or 0.2% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue.

        Under the Social Insurance Law and the Regulations on the Administration of Housing Fund, PRC subsidiaries shall register with local social insurance agencies and register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC subsidiaries and their employees are required to contribute to the Employee Benefits.

        As of the date of this prospectus, some of our PRC subsidiaries are in the process of completing the social insurance registration and the housing fund registration, and we have not made adequate contributions to Employee Benefits for some of our employees. We have recorded accruals for the estimated underpaid amounts of Employee Benefits in our financial statements. As of the date of this prospectus, we have not received any notice from the relevant government authorities or any claim or request from these employees in this regard. However, we cannot assure you that the relevant government authorities will not require us to pay the outstanding amount and impose late fees or fines on us. If we fail to make the outstanding Employee Benefit contributions within the prescribed time frame, we may be subject to a fine of up to three times the amount of the overdue payment. If we are otherwise subject to investigations related to non-compliance with labor laws and are imposed severe penalties or incur significant legal fees in connection with labor law disputes or investigations, our business, financial condition and results of operations may be adversely affected.

Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

        We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and was amended in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees' probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. In addition, we engage a small number of dispatched workers from third-party employment agencies as baristas and other storefront staff. Pursuant to the Labor Contract Law and its amendments, dispatched workers may only be engaged for temporary, ancillary or substitute positions. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us.

        As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

        Under PRC law, legal documents for corporate transactions, including agreements and contracts are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC industry and commerce authorities.

        In order to secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible personnel will submit the application through our office automation system and the application will be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries or consolidated VIE. If any employee obtains, misuses or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, we could experience disruption to our normal business operations, and we may have to take corporate or legal action, which could involve significant time and resources to resolve and divert management from our operations.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering and our concurrent private placement, to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

        Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on FIEs in China, capital contributions to our PRC subsidiaries are subject to the approval of or filing with the MOFCOM or their respective local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (i) any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE or their respective local branches and (ii) our PRC subsidiaries may not procure loans which exceed the difference between their respective total investment amount and registered capital. Any medium or long-term loan to be provided by us to our VIE must be registered with the NDRC and the SAFE or its local branches. We may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to complete such registrations, our ability to use the proceeds of this offering and our concurrent private placement, and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

        On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds of this offering and our concurrent private placement, to fund the establishment of new entities in China by our VIE, to invest in or acquire any other PRC companies through our PRC subsidiaries, or to establish new consolidated VIEs in China, which may adversely affect our business, financial condition and results of operations.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

        The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how long such depreciation of RMB against the U.S. dollar may last and when and how the relationship between the RMB and the

U.S. dollar may change again. All of our revenues and substantially all of our costs are denominated in Renminbi. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of Renminbi may materially and adversely affect our results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable on, the ADSs in U.S. dollars. To the extent that we need to convert U.S. dollars we receive from this offering and our concurrent private placement, into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or the ADSs or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

        The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries and VIE to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the ADSs.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

        Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations.

Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

        In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents' Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents' Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

        Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

        Some of our shareholders that we are aware of are subject to SAFE regulations, and we expect all of these shareholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37 immediately before completion of this offering. We cannot assure you, however, that all of these individuals may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries' ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

        Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

        In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations when our company becomes an overseas-listed company upon completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, there may be additional restrictions on the ability of them to exercise their stock options or remit proceeds gained from the sale of their stock into the PRC. We also face regulatory uncertainties that could restrict our ability to adopt incentive plans for our directors, executive officers and employees under PRC law. See "Regulation—Regulations Relating to Stock Incentive Plans."

Any adverse change in our tax treatment could have a material and adverse impact on our business and results of operations.

        Our products and services are subject to value-added tax, or VAT from 6% to 16%. We also accrue for VAT relating to certain promotion initiatives, which amounted to RMB 0.02 million for the period from June 16, 2017 (inception date) to December 31, 2017, RMB62.9 million (US$9.4 million) in 2018 and RMB36.6 million (US$5.5 million) for the three months ended March 31, 2019. If the tax authority has a different view on our VAT accounting treatment, our results of operations may be adversely affected.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and the ADS holders.

        Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its "de facto management body" within the PRC is considered a "resident enterprise" and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term "de facto management body" as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the "de facto management body" of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT's general position on how the "de facto management body" text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its "de facto management body" in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise's primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

        We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body." If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to PRC tax on gains realized on the sale or other disposition of the ADSs or ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the ADS holders) and any gain realized on the transfer of the ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ADSs or ordinary shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

        On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

        On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

        Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such

Indirect Transfer to the relevant tax authority. Using a "substance over form" principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

        We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The audit report included in this prospectus is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and, as such, you are deprived of the benefits of such inspection.

        Our independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board, or the PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Since our auditors are located in China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditors are not currently inspected by the PCAOB.

        Inspections of other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating our auditors' audits and its quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

        The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditors' audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Proceedings instituted by the SEC against Chinese affiliates of the "big four" accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act.

        Starting in 2011 the Chinese affiliates of the "big four" accounting firms, including our independent registered public accounting firm, were affected by a conflict between U.S. and Chinese law. Specifically, for certain U.S.-listed companies operating and audited in mainland China, the SEC and the PCAOB sought to obtain from the Chinese firms access to their audit work papers and related documents. The firms were, however, advised and directed that under Chinese law, they could not respond directly to the U.S. regulators on those requests, and that requests by foreign regulators for access to such papers in China had to be channeled through the CSRC.

        In late 2012, this impasse led the SEC to commence administrative proceedings under Rule 102E of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the Chinese accounting firms, including our independent registered public accounting firm. A first instance trial of the proceedings in July 2013 in the SEC's internal administrative court resulted in an adverse judgment against the firms. The administrative law judge proposed penalties on the firms including a temporary suspension of their right to practice before the SEC, although that proposed penalty did not take effect pending review by the Commissioners of the SEC. On February 6, 2015, before a review by the Commissioner had taken place, the firms reached a settlement with the SEC. Under the settlement, the SEC accepts that future requests by the SEC for the production of documents will normally be made to the CSRC. The firms will receive matching Section 106 requests, and are required to abide by a detailed set of procedures with respect to such requests, which in substance require them to facilitate production via the CSRC. If they fail to meet specified criteria, the SEC retains authority to impose a variety of additional remedial measures on the firms depending on the nature of the failure. Remedies for any future noncompliance could include, as appropriate, an automatic six-month bar on a single firm's performance of certain audit work, commencement of a new proceeding against a firm, or, in extreme cases, the resumption of the current proceeding against all four firms. If additional remedial measures are imposed on the Chinese affiliates of the "big four" accounting firms, including our independent registered public accounting firm, in administrative proceedings brought by the SEC alleging the firms' failure to meet specific criteria set by the SEC with respect to requests for the production of documents, we could be unable to timely file future financial statements in compliance with the requirements of the Exchange Act.

        If our independent registered public accounting firm was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined not to be in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to the delisting of the ADSs from the NASDAQ or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of the ADSs in the United States.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

        The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our website is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

Risks Relating to the ADSs and This Offering

An active trading market for our ordinary shares or the ADSs may not develop and the trading price for the ADSs may fluctuate significantly.

        We will apply to list the ADSs on the NASDAQ. We have no current intention to seek a listing for our ordinary shares on any stock exchange. Prior to completion of this offering, there has been no public market for the ADSs or our ordinary shares, and we cannot assure you that a liquid public market for the ADSs will develop. If an active public market for the ADSs does not develop following the completion of this offering, the market price and liquidity of the ADSs may be materially and adversely affected. The initial public offering price for the ADSs will be determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of the ADSs after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of the ADSs.

The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.

        The trading price of the ADSs is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the ADSs may be highly volatile for factors specific to our own operations, including the following:

  •
  variations in our revenues, earnings and cash flows;

  •
  announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

  •
  announcements of new offerings and expansions by us or our competitors;

  •
  changes in financial estimates by securities analysts;

  •
  detrimental adverse publicity about us, our products and services or our industry;

  •
  announcements of new regulations, rules or policies relevant for our business;

  •
  additions or departures of key personnel;

  •
  release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

  •
  potential litigation or regulatory investigations.

        Any of these factors may result in large and sudden changes in the volume and price at which the ADSs will trade.

        In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management's attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Substantial future sales or perceived potential sales of ADSs in the public market could cause the price of ADSs to decline.

        Sales of substantial amounts of ADSs in the public market after completion of this offering, or the perception that these sales could occur, could adversely affect the market price of ADSs. In connection with this offering, we, our officers and directors, all of our existing shareholders and option holders and our concurrent private placement investor have agreed not to sell any ordinary shares or ADSs for 180 days after the date of this prospectus without the prior written consent of the representative of the underwriters. Upon completion of this offering and the concurrent private placement to Louis Dreyfus Company B.V., we will have        ordinary shares outstanding, including ordinary shares represented by

ADSs, assuming the underwriters do not exercise their option to purchase additional ADSs. The ADSs sold in this offering will be freely tradable without restriction or further registration under the Securities Act. The remaining ordinary shares outstanding immediately after this offering and the concurrent private placement to Louis Dreyfus Company B.V. will be available for sale, upon the expiration of the 180-day lock-up period, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. In addition, the underwriters may exercise the discretion to release the securities held by the parties subject to the lock-up restriction prior to the expiration of the lock-up period. If the securities subject to lock-up are released before the expiration of the lock-up period, their sale or perceived sale into the market may cause the price of ADSs to decline. See "Underwriting" and "Shares Eligible for Future Sale" for a more detailed description of the restrictions on selling our securities after this offering.

The voting rights of holders of the ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to direct the voting of your Class A ordinary shares underlying the ADSs.

        Holders of the ADSs do not have the same rights as our registered shareholders. As a holder of the ADSs, you will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings. You will only be able to exercise the voting rights which attach to the Class A ordinary shares underlying the ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, you may vote only by giving voting instructions to the depositary, as holder of the Class A ordinary shares underlying the ADSs. If we ask for your instructions, then upon receipt of your voting instructions, the depositary will try to vote the underlying Class A ordinary shares in accordance with those instructions. If we do not instruct the depositary to ask for your instructions, you can still give instructions, and the depositary may vote in accordance with instructions you give, but it is not required to do so. You will not be able to directly exercise any right to vote with respect to the underlying Class A ordinary shares unless you withdraw the shares and become the registered holder of such shares prior to the record date for the general meeting. When a general meeting is convened, you may not receive sufficient advance notice of the meeting to enable you to withdraw the shares underlying the ADSs and become the registered holder of such shares prior to the record date for the general meeting to allow you to attend the general meeting and to vote directly with respect to any specific matter or resolution to be considered and voted upon at the general meeting. In addition, under our fifth amended and restated articles of association that will become effective immediately prior to completion of this offering, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and/or fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent you from withdrawing the Class A ordinary shares underlying the ADSs and becoming the registered holder of such shares prior to the record date, so that you would not be able to attend the general meeting or to vote directly. Where any matter is to be put to a vote at a general meeting, the depositary will notify you of the upcoming vote and to deliver our voting materials to you if we ask it to. We cannot assure you that you will receive the voting material in time to ensure you can direct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to direct how the shares underlying the ADSs are voted and you may have no legal remedy if the shares underlying the ADSs are not voted as you requested.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

        We have adopted a dual-class share structure such that our ordinary shares will consist of Class A ordinary shares and Class B ordinary shares conditional upon and effective immediately prior to the completion of this offering. In respect of matters requiring the votes of shareholders, each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to ten votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. We will sell Class A ordinary shares represented by our ADSs in this offering.

        Immediately upon the completion of this offering, the Pre-IPO Shareholders will beneficially own all of our issued and outstanding Class B ordinary shares. Based on an assumed initial public offering price of US$            per ADS, the mid-point of the estimated public offering price range shown on the front cover of this prospectus, these Class B ordinary shares will constitute approximately        % of our total issued and outstanding share capital and        % of the aggregate voting power of our total issued and outstanding share capital immediately upon the completion of this offering, assuming the underwriters do not exercise their over-allotment option, and the issuance of Class A ordinary shares in connection with the concurrent private placement to Louis Dreyfus Company B.V.

        As a result of this dual-class share structure, the holders of our Class B ordinary shares will have concentrated control over the outcome of matters put to a vote of shareholders and have significant influence over our business, including decisions regarding mergers, consolidations, liquidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. The holders of Class B ordinary shares may take actions that are not in the best interest of us or our other shareholders or holders of the ADSs. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial. In addition, future issuances of Class B ordinary shares may be dilutive to the holders of Class A ordinary shares. As a result, the market price of our Class A ordinary shares could be adversely affected.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the ADSs for a return on your investment.

        We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the ADSs as a source for any future dividend income.

Because the initial public offering price is substantially higher than the pro forma net tangible book value per share, you will experience immediate and substantial dilution.

        If you purchase the ADSs in this offering, you will pay more for each ADS than the corresponding amount paid by existing shareholders for their ordinary shares. As a result, you will experience immediate and substantial dilution of approximately US$            per ADS, assuming that no outstanding options to acquire ordinary shares are exercised. This number represents the difference between the initial public offering price of US$            per ADS, and our pro forma net tangible book value per ADS as of            , 2019, after giving effect to this offering. You may experience further dilution to the extent that our ordinary shares are issued upon exercise of any share options. See "Dilution" for a more complete description of how the value of your investment in ADSs will be diluted upon completion of this offering and our concurrent private placement.

Techniques employed by short sellers may drive down the market price of the ADSs.

        Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller's interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

        Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

        It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, and any investment in the ADSs could be greatly reduced or even rendered worthless.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the ADSs and trading volume could decline.

        The trading market for the ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades the ADSs or publishes inaccurate or unfavorable research about our business, the market price for the ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ADSs to decline.

You may experience dilution of your holdings due to the inability to participate in rights offerings.

        We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of the ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of the ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of the ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

Our post-IPO memorandum and articles of association that will become effective immediately prior to completion of this offering contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and the ADSs.

        We have adopted the fifth amended and restated memorandum and articles of association that will become effective immediately prior to completion of this offering. Our post-IPO memorandum and articles of association will contain provisions which could limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority subject to any resolution of the shareholders to the contrary, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the ADSs may fall and the voting and other rights of the holders of our ordinary shares and the ADSs may be materially and adversely affected.

The approval of the China Securities Regulatory Commission may be required in connection with this offering under PRC law.

        The M&A Rules purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a special purpose vehicle seeking CSRC approval of its overseas listings. The interpretation and application of the regulations remain unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval, and any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

        King & Wood Mallesons, our PRC legal counsel, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the listing and trading of the ADSs on the NASDAQ because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offering such as this offering contemplated by our Company are subject to the M&A Rules; (ii) the PRC Subsidiaries were incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our Company's beneficial owners; and (iii) there is no provision in the M&A Rules that clearly classifies the Contractual arrangements as a kind of merger and acquisition transaction falling under the M&A Rules.

        However, our PRC legal counsel has further advised us that there are substantial uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel, and hence we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the ADSs offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on the trading price of the ADSs.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an "emerging growth company."

        Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the NASDAQ, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.07 billion in revenues for our last fiscal year, we qualify as an "emerging growth company" pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company's internal control over financial reporting. The JOBS Act also permits an emerging growth company to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of such exemptions. After we are no longer an "emerging growth company," we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

        We expect the rules and regulations applicable to us after we becoming a public company to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

        Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  •
  the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

  •
  the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

  •
  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  •
  the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

        We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the NASDAQ. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for our current or future taxable years, which could result in adverse U.S. federal income tax consequences to U.S. investors in our Shares.

        In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes. Goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce active income.

        Based on the expected composition of our income and assets and the value of our assets, including goodwill, which is based on the expected price of the ADSs in this offering, we do not expect to be a PFIC for our current taxable year. However, it is not entirely clear how the contractual arrangements between us and our VIE will be treated for purposes of the PFIC rules, and we may be or become a PFIC if our VIE is not treated as owned by us. Because the treatment of our contractual arrangements with our VIE is not entirely clear, because we will hold a substantial amount of cash following this offering and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of ADSs, which could be volatile), there can be no assurance that we will not be a PFIC for our current or any future taxable year.

        If we were a PFIC for any taxable year during which a U.S. investor owns our Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor. See "Taxation—U.S. Federal Income Tax Consideration—Passive Foreign Investment Company Rules."

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

        The deposit agreement governing the ADSs representing our Class A ordinary shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

        If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

        If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.

        Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

        You can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "likely to" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

  •
  our mission and growth strategies;

  •
  our future business development, results of operations and financial condition;

  •
  relevant government policies and regulations relating to our business and industry;

  •
  our expectation regarding the use of proceeds from this offering and the concurrent private placement to Louis Dreyfus Company B.V.;

  •
  general economic and business condition in China; and

  •
  assumptions underlying or related to any of the foregoing.

        You should read thoroughly this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

        You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by third-party providers of market intelligence. These industry publications and reports generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although we believe that the publications and reports are reliable, we have not independently verified the data.

 USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering and the concurrent private placement to Louis Dreyfus Company B.V. of approximately US$             million, or approximately US$             million if the underwriters exercise their option to purchase additional ADSs in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

        We plan to use the net proceeds of this offering and the concurrent private placement to Louis Dreyfus Company B.V. for general corporate purposes, which may include store network expansion, customer acquisition, research and development, sales and marketing, investment in our technology infrastructure, working capital, and other general and administrative matters. In utilizing the proceeds from this offering and the concurrent private placement to Louis Dreyfus Company B.V., we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and to our consolidated VIE only through loans, and only if we satisfy the applicable government registration and approval requirements. We cannot assure you that we will be able to meet these requirements on a timely basis, if at all. See "Risk Factors—Risks Relating to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business." We expect that all the net proceeds from this offering and the concurrent private placement to Louis Dreyfus Company B.V. will be used in the PRC in the form of RMB and mainly by funding our PRC subsidiaries through capital contributions. In general, the relevant registration and approval procedures for capital contributions typically take approximately eight weeks to complete and there is no statutory limit on the amount of capital contributions under PRC laws and regulations. We currently see no material obstacles in completing the registration and approval procedures with respect to future capital contributions to our PRC subsidiaries.

        Pending use of the net proceeds, we intend to hold our net proceeds in short-term, interest-bearing, financial instruments or demand deposits.

 DIVIDEND POLICY

        We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our Class A ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

        We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See "Regulation—Regulations Relating to Dividend Distributions."

        Our Board of Directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our Board of Directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See "Description of American Depositary Shares."

 CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2019:

  •
  on an actual basis;

  •
  on a pro forma basis to reflect (i) the conversion of all of our company's ordinary shares, angel shares, Series A convertible redeemable preferred shares and Series B convertible redeemable preferred shares into 3,001,985 Class B ordinary shares conditional upon and effective immediately prior to the completion of this offering, (ii) the subdivision of the then every issued and unissued but authorized shares of par value of US$0.001 into 500 shares of par value of US$0.000002 each conditional upon and effective immediately prior to the completion of this offering, and (iii) the recognization of a share-based compensation expense upon the satisfaction of the performance condition of this offering; and

  •
  on a pro forma as adjusted basis to reflect (i) the conversion of all of our company's ordinary shares, angel-1 shares, angel-2 shares, Series A convertible redeemable preferred shares, Series B convertible redeemable preferred shares and Series B-1 convertible redeemable preferred shares into 3,175,167 Class B ordinary shares conditional upon and effective immediately prior to the completion of this offering, including 173,182 Series B-1 convertible redeemable preferred shares issued on April 17, 2019, and the issuance and the conversion of 15,211 Series B-1 convertible redeemable preferred shares to be held by an affiliate of TTCO into 15,211 Class A ordinary shares conditional upon and effective immediately prior to the completion of this offering, (ii) the subdivision of the then every issued and unissued but authorized shares of par value of US$0.001 into 500 shares of par value of US$0.000002 each conditional upon and effective immediately prior to the completion of this offering, (iii) the recognization of a share-based compensation expense upon the satisfaction of the performance condition of this offering, and (iv) the issuance and sale of                        Class A ordinary shares in the form of ADSs by us in this offering and sale of            Class A ordinary shares in connection with the concurrent private placement to Louis Dreyfus Company B.V. at an assumed initial public offering price of US$              per ADS being the mid-point of the estimated range of the initial offering price shown on the front cover of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (assuming the underwriters do not exercise their option to purchase additional ADSs).

        You should read this table together with our unaudited interim condensed consolidated financial statements and the related notes included elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	As of March 31, 2019
	Actual		Pro forma		Pro forma as adjusted(1)
	(in thousands)
	RMB	US$	RMB	US$	RMB	US$
Mezzanine equity:
Series A convertible redeemable preferred shares (US$0.001 par value; 2,000,000 shares authorized as of March 31, 2019; 544,688 issued and outstanding as of March 31, 2019)	2,113,347	314,899	—	—
Series B convertible redeemable preferred shares (US$0.001 par value; 1,000,000 shares authorized as of March 31, 2019; 279,152 issued and outstanding as of March 31, 2019)	2,219,826	330,764	—	—

Total mezzanine equity	4,333,173	645,663	—	—

Shareholders' deficits:
Class B ordinary shares	—	—	21	3
Ordinary shares (US$0.001 par value; 45,400,000 shares authorized as of March 31, 2019; 750,000 issued and outstanding as of March 31, 2019)	—	—	—	—
Angel-1 shares (US$0.001 par value; 1,000,000 shares authorized; 915,750 issued and outstanding as of March 31, 2019)	743,376	110,766	—	—
Angel-2 shares (US$0.001 par value; 600,000 shares authorized; 513,000 issued and outstanding as of March 31, 2019)	512,812	76,411	—	—
Additional paid-in capital	65,000	9,685	5,685,467	847,161
Accumulated deficits	(3,819,461)	(569,117)	(3,850,588)	(573,756)
Accumulated other comprehensive loss	(13,998)	(2,086)	(13,998)	(2,086)

Total shareholders' deficits	(2,512,271)	(374,341)	1,820,902	271,322

Total liabilities, mezzanine equity and shareholders' deficits	2,900,715	432,221

(1)
The pro forma as adjusted information discussed above is illustrative only.

DILUTION

        If you invest in the ADSs, your interest will be diluted to the extent of the difference between the initial public offering price per ADS and our net tangible book value per ADS after this offering. Dilution results from the fact that the initial public offering price per Class A ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

        Our net tangible book value as of March 31, 2019 was approximately US$            per ordinary share and US$            per ADS. Net tangible book value per ordinary share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of ordinary shares outstanding. Dilution is determined by subtracting net tangible book value per ordinary share from the public offering price per ordinary share.

        Without taking into account any other changes in such net tangible book value after March 31, 2019, other than to give effect to (i) the conversion of all of our angel shares and preferred shares into ordinary shares on a one-to-one basis, which will occur automatically immediately prior to completion of this offering and (ii) our issuance and sale of ADSs offered in this offering and our issuance and sale of Class A ordinary shares in connection with the concurrent private placement to Louis Dreyfus Company B.V. at an initial public offering price of US$            per ADS being the mid-point of the estimated range of the initial offering price shown on the front cover of this prospectus, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2019 would have been approximately US$             million, or US$            per ordinary share and US$            per ADS, to existing shareholders and an immediate dilution in net tangible book value of US$            per ordinary share, or US$            per ADS, to purchasers of ADSs in this offering.

        The following table illustrates the dilution on a per ordinary share basis at the assumed initial public offering price per ordinary share is US$            and all ADSs are exchanged for ordinary shares:

	Per Ordinary Share	Per ADS
Initial public offering price	US$	US$
Net tangible book value	US$	US$
Pro forma net tangible book value per ordinary share after giving effect to the automatic conversion of all of our outstanding angel shares and convertible redeemable preferred shares	US$	US$

Pro forma net tangible book value per ordinary share as adjusted to give effect to the automatic conversion of all of our outstanding angel shares and convertible redeemable preferred shares and this offering and the concurrent private placement to Louis Dreyfus Company B.V. as of March 31, 2019

	US$	US$
Amount of dilution in net tangible book value per ordinary share to new investors in the offering	US$	US$

        The pro forma information discussed above is illustrative only.

        The following table summarizes, on a pro forma basis as of March 31, 2019, the differences between the existing shareholders and the new investors with respect to the number of ordinary shares purchased from us in this offering and the concurrent private placement to Louis Dreyfus Company B.V., the total consideration paid and the average price per ordinary share paid at the initial public offering price of US$    per ADS before deducting estimated underwriting discounts and commissions and estimated offering expenses. The total number of ordinary shares does not include ordinary shares underlying the ADSs issuable upon the exercise of the over-allotment option granted to the underwriters.

Total Consideration
	Ordinary shares Purchased		Amount (in thousands of US$)		Average Price Per Ordinary Share	Average Price Per ADS
	Number	Percent	US$	Percent	US$	US$
Existing shareholders
New investors
Total

        The discussion and tables above also assume no exercise of any stock options outstanding as of the date of this prospectus. As of the date of this prospectus, there are 158,031 ordinary shares issuable upon exercise of outstanding stock options under the 2019 Share Option Plan. To the extent that any of these options are exercised, there will be further dilution to new investors.

 EXCHANGE RATE INFORMATION

        Our reporting currency is the Renminbi because our business is mainly conducted in China and all of our revenues are denominated in Renminbi. This prospectus contains translations of Renminbi amounts into U.S. dollars at specific rates solely for the convenience of the reader. The conversion of Renminbi into U.S. dollars in this prospectus is based on the rate certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at RMB6.7112 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on March 29, 2019. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. On April 12, 2019, the rate was RMB6.7039 to US$1.00.

        The following table sets forth information concerning exchange rates between the Renminbi and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you.

	Noon Buying Rate
Period	Period End	Average(1)	Low	High
	(RMB per US$1.00)
2014	6.2046	6.1704	6.2591	6.0402
2015	6.4778	6.2869	6.4896	6.1870
2016	6.9430	6.6549	6.9580	6.4480
2017	6.5063	6.7569	6.9575	6.4773
2018	6.8755	6.6090	6.9737	6.2649
2018
October	6.9737	6.9191	6.9737	6.8680
November	6.9558	6.9367	6.9558	6.8894
December	6.8755	6.8837	6.9077	6.8343
2019
January	6.6958	6.7864	6.8708	6.6958
February	6.6912	6.7367	6.7907	6.6822
March	6.7112	6.7119	6.7381	6.6916
April (through April 12)	6.7039	6.7142	6.7223	6.7039

Source: Federal Reserve Statistical Release

(1)
Annual averages were calculated by using the average of the exchange rates on the last day of each month during the relevant year. Monthly averages are calculated by using the average of the daily rates during the relevant month.

ENFORCEABILITY OF CIVIL LIABILITIES

        We were incorporated in the Cayman Islands in order to enjoy the following benefits:

  •
  political and economic stability;

  •
  an effective judicial system;

  •
  a favorable tax system;

  •
  the absence of exchange control or currency restrictions; and

  •
  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

  •
  the Cayman Islands has a less developed body of securities laws as compared to the United States and may provide protection for investors to a lesser extent; and

  •
  Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        All of our operations are conducted outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

        Conyers Dill & Pearman, our counsel as to Cayman Islands law, and King & Wood Mallesons, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        We have been advised by Conyers Dill & Pearman, our counsel as to Cayman Islands laws, that the courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman

Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

        We have been advised by King & Wood Mallesons, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. King & Wood Mallesons has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

 CORPORATE HISTORY AND STRUCTURE

Corporate History

        In June 2017, we incorporated Lucky Coffee Inc. under the laws of the Cayman Islands as our offshore holding company, which later changed its name to Luckin Coffee Inc. in September 2017. In June 2017, we incorporated Lucky Coffee Inc. under the laws of the British Virgin Islands as Luckin Coffee Inc.'s wholly-owned subsidiary and our intermediate holding company to facilitate financing. Lucky Coffee Inc. changed its name to Luckin Coffee Investment Inc. in December 2017. Lucky Coffee (China) Limited was incorporated in June 2017 as Luckin Coffee Investment Inc.'s wholly-owned subsidiary in Hong Kong, which changed its name to Luckin Coffee (Hong Kong) Limited in October 2018, or Hong Kong Luckin. In April 2019, Luckin Coffee Investment Inc. incorporated another wholly-owned subsidiary, Luckin Coffee Roasting (Hong Kong) Limited, in Hong Kong.

        In October 2017, December 2017 and March 2018, Hong Kong Luckin incorporated Beijing Luckin Coffee Co., Ltd., or Beijing WFOE, Tianjin Luckin Coffee Co., Ltd. and Luckin Coffee (China) Co., Ltd., or China Luckin, as its wholly-owned subsidiaries in the PRC successively and began to operate coffee retail business. See "—Corporate Structure."

        In July 2018 and September 2018, Beijing WFOE entered into a series of contractual arrangements with the VIE established in June 2017, which enable us to obtain control over the VIE through Beijing WFOE. Such contractual arrangements consist of proxy agreement and power of attorney, confirmation and guarantee letters, spousal consent letter, share pledge agreement, master exclusive service agreement, business cooperation agreement and exclusive option agreement. See "—Contractual Arrangements with the VIE and its Shareholders."

        Luckin Coffee Inc. issued one ordinary share in June 2017 and issued one ordinary share in August 2017. In March 2018, Luckin Coffee Inc. increased ordinary shares to 750 shares and effected a share split, pursuant to which, the 750 ordinary shares were subdivided into 750,000 ordinary shares. After that, Luckin Coffee Inc. (i) issued 915,750 angel-1 shares, 513,000 angel-2 shares and 544,688 Series A convertible redeemable preferred shares in June 2018; (ii) issued 272,343 Series B convertible redeemable preferred shares in November 2018; (iii) issued 6,809 Series B convertible redeemable preferred shares in January 2019; and (iv) issued 173,182 Series B-1 convertible redeemable preferred shares in April 2019, to certain investors.

Corporate Structure

        The following chart shows our corporate structure as of the date of this prospectus, including our principal subsidiaries and our VIE.

(1)
The remaining 20% equity interest in Luckin Coffee Roasting (Tianjin) Co., Ltd. was held by Forever Growth Enterprise Ltd., one of our roasted coffee bean suppliers.

(2)
Our director and chief executive officer, Ms. Jenny Zhiya Qian and one of our employees, Mr. Min Chen, hold 83.33% and 16.67% of the equity interest in the VIE, respectively.

(3)
As of the date of this prospectus, China Luckin has 49 direct and indirect wholly owned subsidiaries mainly operating coffee network.

Contractual Arrangements with the VIE and its Shareholders

        We established our VIE to hold certain foreign restricted licenses and permits which we may need in the future as our business continues to expand, such as the ICP license. Our VIE does not currently generate any net revenue. We exercise effective control over our VIE through contractual arrangements among the Beijing WFOE, our VIE and its shareholders.

        The contractual arrangements allow us to:

  •
  exercise effective control over our VIE;

  •
  receive substantially all of the economic benefits of our VIE; and

  •
  have an exclusive option to purchase all or part of the equity interest in and/or assets of our VIE when and to the extent permitted by laws.

        As a result of these contractual arrangements, we are the primary beneficiary of the VIE and, therefore, have consolidated the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.

        In the opinion of King & Wood Mallesons, our PRC counsel:

  •
  the ownership structure of the VIE, currently and immediately after completion of this offering, are not in violation of applicable PRC laws and regulations currently in effect; and

  •
  the contractual arrangements among the Beijing WFOE, the VIE and the shareholders of the VIE, governed by PRC law, currently and immediately after giving effect to this offering, are legal, valid, binding and enforceable in accordance with its terms and applicable PRC Laws.

        However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of our PRC legal counsel.

        The following is a summary of the contractual arrangements by and among the Beijing WFOE, the VIE and the shareholders of the VIE and their spouses, as applicable.

Agreements that Provide us with Effective Control over the VIE

        Proxy Agreement and Power of Attorney.    Pursuant to the Proxy Agreement and Power of Attorney among Beijing WFOE, the VIE and shareholders of the VIE, these shareholders irrevocably authorize Beijing WFOE or any person(s) designated by Beijing WFOE to act as his or her attorney-in-fact to exercise all of his or her rights as a shareholder of the VIE, including, but not limited to, the right to call and attend shareholders' meetings, execute and deliver any and all written resolutions and meeting minutes as a shareholder, vote by itself or by proxy on any matters discussed on shareholders' meetings, sell, transfer, pledge or dispose of any or all of the shares, nominate, appoint or remove the directors, supervisors and senior management, and other shareholders rights conferred by the articles of association of the VIE and the relevant laws and regulations. This agreement will remain in force as long as the VIE exists. The shareholders shall not have the right to terminate this agreement or revoke the appointment of the attorney-in-fact without the prior written consent of the Beijing WFOE.

        Confirmation and Guarantee Letters.    Each shareholder of the VIE has signed a Confirmation and Guarantee Letter. Under the Confirmation and Guarantee Letters, each of the shareholders of the VIE confirmed, represented and guaranteed that in no circumstances will their ability to exercise their rights in the VIE be affected or any act that may affect or hinder the fulfillment of their obligations under the contractual agreements be carried out by any other person that may be entitled to assume rights and interests in their equity rights in the VIE. Each of the shareholders of the VIE further confirmed that they will unwind the contractual agreements and transfer all of the shares of the VIE to Beijing WFOE or any party designated by Beijing WFOE as soon as the applicable laws of the PRC allow Beijing WFOE to operate the business operated by the VIE without the contractual agreements, and will return any consideration received through this to Beijing WFOE or any party designated by Beijing WFOE. Each of the shareholders of the VIE undertook that unless otherwise agreed by the WFOE in written form, they will not engage in, own or acquire any business that competes or might compete with the business of the VIE or its affiliated companies, will not give rise to conflict of interest between themselves and Beijing WFOE and will take any action as instructed by Beijing WFOE to eliminate the conflict once such conflict arises.

        Spousal Consent Letter.    Spouse of Mr. Min Chen has signed a spousal consent letter. Under the spousal consent letter, the spouse unconditionally and irrevocably waives any rights or entitlements whatsoever to such shares that may be granted to her pursuant to applicable laws and undertakes not to make any assertion of rights to such shares. The spouse agrees and undertakes that she will take all necessary actions to ensure the proper performance of the contractual arrangements, and will be bound by the contractual arrangements in case she obtains any equity of the VIE due to any reason.

        Share Pledge Agreement.    Pursuant to the Share Pledge Agreement among Beijing WFOE and the shareholders of the VIE, the shareholders of the VIE have pledged 100% equity interest in the VIE to Beijing WFOE to guarantee the performance by the VIE and its shareholders of their obligations under the Master Exclusive Service Agreement, Business Cooperation Agreement, Exclusive Option Agreement and agreements to be executed among Beijing WFOE, the VIE and the shareholders from time to time. If the VIE or its shareholders breach their contractual obligations under these agreements, Beijing WFOE, as pledgee, will have the right to dispose of the pledged shares entirely or partially. The shareholders of the VIE also agreed, without Beijing WFOE's prior written consent, not to transfer the pledged shares, establish or permit the existence of any security interest or other encumbrance on the pledged shares, or dispose of the pledged shares by any other means, except by the performance of the Exclusive Option Agreement. We have completed the registration of the pledge of equity interests in the VIE with the relevant office of Administration for Industry and Commerce in accordance with the PRC Property Rights Law.

Agreements that Allow us to Receive Economic Benefits from the VIE

        Master Exclusive Service Agreement.    Pursuant to the Master Exclusive Service Agreement between Beijing WFOE and the VIE, Beijing WFOE or its designated entities affiliated has the exclusive right to provide the VIE with technical support and business support services in return for fees equal to 100% of the consolidated net profits of the VIE. Without Beijing WFOE's prior written consent, the VIE shall not, directly and indirectly, obtain the same or similar services as provided under this agreement from any third party, or enter into any similar agreement with any third party. Beijing WFOE has the right to determine the service fee charged to the VIE under this agreement by considering, among other things, the complexity of the services, the time spent by employees of the Beijing WFOE to provide the services, contents and commercial value of the service provided, as well as the benchmark price of similar services in the market. Beijing WFOE will have the exclusive ownership of all intellectual property rights developed by performance of this agreement. This agreement will remain effective until it is terminated at the discretion of Beijing WFOE or upon the transfer of all the shares of the VIE to Beijing WFOE and/or a third party designated by Beijing WFOE.

        Business Cooperation Agreement.    Pursuant to the Business Cooperation Agreement among Beijing WFOE, the VIE and the shareholders of the VIE, the VIE and the shareholders of the VIE agreed and covenanted that, without obtaining Beijing WFOE's written consent, the VIE shall not, and the shareholders shall cause the VIE not to, engage in any transaction which may materially affect its asset, obligation, right or operation, including but not limited to any activities not within its normal business scope, or operating its business in a way that is inconsistent with its past practice, merger, reorganization, acquisition or restructuring of its principal business or assets, or acquisition or investment in any other form, in favor of a third party, selling to or acquiring any tangible or intangible asset other than in the ordinary course of business, incurrence of any encumbrance on any of its assets, or amendment to its articles of association. The VIE shall accept, and the shareholders shall cause the VIE to accept, suggestions raised by Beijing WFOE over the employee engagement and replacement, daily operation, dividend distribution and financial management systems of the VIE. The shareholders of the VIE shall only appoint persons designated by Beijing WFOE to be the directors of the VIE. This agreement will remain effective until it is terminated at the discretion of Beijing WFOE or upon the transfer of all the shares of the VIE to Beijing WFOE and/or a third party designated by Beijing WFOE.

Agreements that Provide us with the Option to Purchase the Equity Interests in the VIE

        Exclusive Option Agreement.    Pursuant to the Exclusive Option Agreement among Beijing WFOE, the VIE and its shareholders, the shareholders of the VIE irrevocably granted Beijing WFOE or any third party designated by Beijing WFOE an exclusive option to purchase all or part of their equity interests in the VIE at the lowest price permitted by applicable PRC laws. Those shareholders further undertake that they will neither allow the encumbrance of any security interest in the VIE, except for the pledge placed pursuant to the Share Pledge Agreement, nor transfer, mortgage or otherwise dispose of their legal or beneficial interests in the VIE without the prior written consent of Beijing WFOE, and will cause the shareholders' meeting and/or the board of directors and/or the executive directors of the VIE not to approve such proposal. This agreement will remain effective until it is terminated at the discretion of Beijing WFOE or upon the transfer of all the equity interest in the VIE to Beijing WFOE and/or a third party designated by Beijing WFOE.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following selected consolidated statements of comprehensive loss data and selected consolidated cash flow data for the period from June 16, 2017, or the inception date, to December 31, 2017 and the year ended December 31, 2018 and the selected consolidated balance sheet data as of December 31, 2017 and 2018 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following selected unaudited interim condensed consolidated statements of comprehensive loss data and selected unaudited interim condensed consolidated cash flow data for the three months ended March 31, 2018 and 2019 and the selected unaudited interim condensed consolidated balance sheet data as of March 31, 2019 are derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Selected Consolidated Financial Data and Operating Data section together with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

	Period from the inception date to December 31,	For the year ended December 31,		For the three months ended March 31,
	2017	2018		2018	2019
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Selected Consolidated Statements of Comprehensive Loss Data:
Net revenues:
Freshly brewed drinks	215	649,609	96,795	9,575	361,095	53,805
Other products	25	135,642	20,211	1,403	83,980	12,513
Others	10	55,444	8,261	1,976	33,435	4,982

Total net revenues	250	840,695	125,267	12,954	478,510	71,300

Operating expenses:
Cost of materials	(789)	(532,217)	(79,303)	(9,419)	(275,812)	(41,097)
Store rental and other operating costs	(1,559)	(576,244)	(85,863)	(20,224)	(282,371)	(42,075)
Depreciation expenses	(917)	(106,690)	(15,897)	(3,965)	(83,979)	(12,513)
Sales and marketing expenses	(25,464)	(746,018)	(111,160)	(54,412)	(168,103)	(25,048)
General and administrative expenses	(22,005)	(379,738)	(56,583)	(39,022)	(172,962)	(25,772)
Store preopening and other expenses	(5,723)	(97,794)	(14,572)	(11,085)	(22,374)	(3,334)

Total operating expenses	(56,457)	(2,438,701)	(363,378)	(138,127)	(1,005,601)	(149,839)

Operating loss	(56,207)	(1,598,006)	(238,111)	(125,173)	(527,091)	(78,539)
Interest income	11	8,915	1,328	53	1,551	231
Interest and financing expenses	—	(16,121)	(2,402)	—	(7,945)	(1,184)
Foreign exchange (loss) gain, net	(175)	13,113	1,954	(6,409)	(8,640)	(1,287)
Other expenses	—	(7,777)	(1,159)	(700)	(1,337)	(199)
Change in the fair value of warrant liability	—	(19,276)	(2,872)	—	(8,322)	(1,240)

Net loss before income taxes	(56,371)	(1,619,152)	(241,262)	(132,229)	(551,784)	(82,218)
Income tax expense	—	—	—	—	—	—

Net loss	(56,371)	(1,619,152)	(241,262)	(132,229)	(551,784)	(82,218)

Add: accretion to redemption value of convertible redeemable preferred shares	—	(1,571,182)	(234,113)	—	(18,845)	(2,808)
Add: deemed distribution to a certain holder of Series B convertible redeemable preferred shares	—	—	—	—	(2,127)	(317)

Net loss attributable to our company's ordinary shareholders and angel shareholders	(56,371)	(3,190,334)	(475,375)	(132,229)	(572,756)	(85,343)

        The following table presents our selected consolidated balance sheet data as of December 31, 2017 and 2018 and our selected unaudited interim condensed consolidated balance sheet data as of March 31, 2019.

	As of December 31,			As of March 31,
	2017	2018		2019
	RMB	RMB	US$	RMB	US$
	(in thousands)
Selected Consolidated Balance Sheet Data:
Total current assets	259,108	2,428,676	361,885	1,782,471	265,597
Total non-current assets	77,848	1,056,400	157,408	1,118,244	166,624
Total assets	336,956	3,485,076	519,293	2,900,715	432,221
Total current liabilities	388,295	780,890	116,358	848,303	126,403
Total non-current liabilities	32	353,438	52,663	231,510	34,496
Total liabilities	388,327	1,134,328	169,021	1,079,813	160,899

        The following table presents our selected consolidated cash flow data for the periods indicated below.

	Period from the inception date to December 31,	For the year ended December 31,		For the three months ended March 31,
	2017	2018		2018	2019
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Selected Consolidated Cash Flow Data:
Net cash used in operating activities	(95,026)	(1,310,694)	(195,297)	(123,645)	(627,629)	(93,519)
Net cash (used in)/generated from investing activities	(72,922)	(1,283,218)	(191,206)	(167,398)	76,645	11,421
Net cash generated from financing activities	387,219	3,988,402	594,289	177,646	86,234	12,848
Effect of foreign exchange rate changes on cash and cash equivalents	(175)	17,397	2,592	(4,980)	(7,392)	(1,101)
Net increase/(decrease) in cash and cash equivalents	219,096	1,411,887	210,378	(118,377)	(472,142)	(70,351)
Cash and cash equivalents at beginning of the period/year	—	219,096	32,646	219,096	1,630,983	243,024
Cash and cash equivalents at end of the period/year	219,096	1,630,983	243,024	100,719	1,158,841	172,673

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled "Selected Consolidated Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

        We are China's second largest and fastest-growing coffee network, in terms of number of stores and cups of coffee sold, according to the Frost & Sullivan Report. We have pioneered a technology-driven new retail model to provide coffee and other products with high quality, high affordability and high convenience to our customers. We believe that our disruptive model has fulfilled the large unmet demand for coffee and driven its mass market consumption in China, while allowing us to achieve significant scale and growth since our inception.

        Driven by technology, our new retail model is built upon our mobile apps and store network. Our mobile apps cover the entire customer purchase process, offering our customers a 100% cashier-less environment. This enhances our customer experience, improves our operating efficiency, and allows us to stay connected with our customers and engage them anytime, anywhere. While operating three types of stores, we strategically focus on pick-up stores, which accounted for 91.3% of our total stores as of March 31, 2019. Our pick-up stores have limited seating and are typically located in areas with high demand for coffee, such as office buildings, commercial areas and university campuses. This enables us to expand rapidly with low rental and decoration costs and stay close to our target customers. Our focus on technologies has enabled us to operate efficiently, grow rapidly while maintaining quality control.

        We offer premium coffee and other high-quality products to our customers. We source premium Arabica coffee beans from prominent suppliers and engage World Barista Champion teams to design our coffee recipes. We procure coffee machines and coffee condiments from renowned global suppliers such as Schaerer. We also partner with reputable suppliers for our other products such as juices and light meals. Due to our scale, we are able to procure high-quality products from our suppliers at favorable prices.

        Since inception, we have successfully built a brand of distinguished value propositions—high quality, high affordability and high convenience. We have also been able to cultivate a large and loyal customer base and achieve strong growth. Within 18 months, we expanded from a single trial store in Beijing to 2,370 stores in 28 cities in China as of March 31, 2019. We had over 16.8 million of cumulative transacting customers as of March 31, 2019. In addition, our customer repurchase rate in 2018 was over 54%.

        China's freshly brewed coffee market is highly underpenetrated due to inconsistent qualities, high prices and inconvenience. We believe that our model has successfully driven the mass market coffee consumption in China by addressing these three pain points. We aim to become the largest coffee network in China, in terms of number of stores, by the end of 2019.

Key Operating Data

        We regularly monitor a number of operating metrics in order to measure our current performance and project our future performance. These metrics aid us in developing and refining our growth strategies and making strategic decisions.

	For the three months ended or as of
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Total stores	9	290	624	1,189	2,073	2,370
Pick-up stores	4	83	356	903	1,811	2,163
Relax stores	5	15	22	45	86	109
Delivery kitchens	0	192	246	241	176	98
Cumulative number of transacting customers (in thousands)(1)	11.1	485.0	2,917.8	5,984.3	12,529.5	16,872.3
Average monthly transacting customers (in thousands)(2)	4.0	179.5	1,207.6	1,877.4	4,325.9	4,402.0
Average monthly total items sold (in thousands)(3)	8.6	487.5	4,001.0	7,760.3	17,645.1	16,275.8
Freshly brewed drinks	8.0	451.7	3,743.7	6,220.4	13,418.8	13,077.2
Other products	0.5	35.8	257.3	1,539.9	4,226.4	3,198.6

(1)
The total number of transacting customers since our inception.

(2)
Average monthly transacting customers of the three months during the quarter.

(3)
Average monthly total items sold is calculated by dividing the total number of items sold during the quarter by three.

        The following chart presents our new customer acquisition costs for the periods indicated:

(1)
Free product promotion expenses per new transacting customer are calculated as total free product promotion expenses incurred during a specific period divided by the number of new transacting customers during the period.

(2)
New customer acquisition costs are calculated as the sum of advertising expenses, free product promotion expenses and other sales and marketing expenses incurred during a specific period divided by the number of new transacting customers during the period.

        New customer acquisition costs decreased from RMB103.5 in the first quarter of 2018 to RMB16.9 in the first quarter of 2019 per new transacting customer. The significant decrease in new customer acquisition costs was primarily attributable to our established brand, effective user engagement via our Luckin mobile app, and our expansive network. Specifically, we are able to generate valuable user traffic through our Luckin mobile app, and in 2018, 91.3% of new customers made their first purchase via our Luckin mobile app.

        The following chart presents our customer retention rate for the periods indicated:

(1)
We refer to new transacting customers during a specific month as a cohort. Customer retention rate of a cohort in a specific month is calculated as the number of transacting customers from the cohort during the month divided by the total number of customers from the cohort.

        Customer retention rate demonstrates our customer loyalty. Despite a limited operating history, we have observed a typical customer behavior pattern. As illustrated in the chart above, customer retention rate tends to drop in the second month for most cohorts as many customers are initially attracted to our platform by our free vouchers. Customer retention rate tends to gradually increase in the following months as a result of the expansion of our store network, growing brand awareness, more diversified product offerings and enhanced customer experience. However, as our stores are mainly located in office buildings and our products are mostly consumed in office settings, we generally experience a seasonal decrease in customer retention rate during the Chinese New Year holidays. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Specific Factors Affecting Our Results of Operations—Seasonality."

General Factors Affecting Our Results of Operations

        Our business and results of operations are affected by a number of general factors in China, including:

  •
  China's overall economic growth, level of urbanization and level of per capita disposable income;

  •
  Growth in consumer expenditure, especially the expenditure on food and beverage;

  •
  Consumers' demand for coffee, especially for freshly brewed coffee; and

  •
  Increasing usage of mobile internet and increasing adoption of mobile payment.

        Unfavorable changes in any of these general factors could materially and adversely affect our business and results of operations.

Specific Factors Affecting Our Results of Operations

Our ability to attract and engage customers

        Our revenue growth is mainly driven by our ability to attract new customers and actively engage existing customers. Driven by technology, our new retail model is built upon our mobile apps and store network, which allows us to stay close to our customers and engage them anytime, anywhere. We leverage big data analytics and AI to analyze our customer behavior and transaction data, which enables us to attract new customers and retain and engage existing customers to increase repurchases. As of March 31, 2019, we had over 16.8 million cumulative transacting customers, and our repurchase rate was over 54% in 2018.

Increase product offerings and cross-sell

        While focusing on providing high-quality coffee items, we have also enriched our product offerings by introducing a selective number of new products to meet our target customers' daily needs. We will continue to accumulate data insights on customer behavior to introduce new products. We believe that selectively diversifying our product offerings will increase customer repurchases and revenue per customer. ln 2018, we sold close to 90 million coffee and other product items, among which, 30.9% were non-coffee products.

The expansion of our store network

        The scale of our store network affects our business and revenue growth. We started our business in October 2017 and within 18 months, we became the second largest coffee network in China, in terms of number of stores, as of December 31, 2018. Our stores are 100% self-owned, all of which are located in the economically vibrant regions in China. The following table sets out the total number of our stores and their movement since our inception.

	For the three months ended,
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Number of stores at the beginning of the period	0	9	290	624	1,189	2,073
Number of stores at the end of the period	9	290	624	1,189	2,073	2,370

Net increase in the number of stores	9	281	334	565	884	297

        Our scale, supported by technologies, enables us to gain more bargaining power over our suppliers and lower our operating cost as a percentage of our revenue. Our expanding presence in the market will also enhance our brand image, which we believe will further reduce our customer acquisition costs. We believe that our new retail model can help create a virtuous cycle which reinforces our leadership position. With more stores, we can serve more customers, accumulate more data, and achieve higher operational efficiency.

Effective selling prices of our products

        We have adopted a dynamic pricing model where we use algorithms to adjust and apply different discounts to our customers with different consumption preferences in the form of coupons and discount vouchers. The effective selling prices of our products represent our retail prices after applying such discounts. We take into account a number of factors, including cost of materials and customer demand when determining our effective selling prices. Our future profitability will be affected by our ability to properly manage the effective selling prices of our products.

Efficient store operations

        We pursue and achieve store operational efficiency by leveraging technology. With our strong data analytics capabilities and smart supply chain management system, we are able to analyze sales and inventory status for each store on a real-time basis and efficiently replenish inventory. Big data analytics also help us manage our overall workforce and enable us to maintain efficient storefront operations.

        Our technology-driven new retail business model significantly improves our operational efficiency. We measure our store performance with store level operating profit (loss), which is calculated by deducting cost of materials, store rental and other operating costs and depreciation expenses from net revenues. Our store level operating loss was RMB163.7 million (US$24.4 million), RMB374.5 million (US$55.8 million) and RMB3.0 million for the three months ended March 31, 2019, the year ended December 31, 2018 and the period from June 16, 2017 (inception date) to December 31, 2017, respectively. The store level operating loss accounted for 34.2%, 44.5% and 1,206.0% of net revenues for the three months ended March 31, 2019, the year ended December 31, 2018 and the period from June 16, 2017 (inception date) to December 31, 2017, respectively. ln the long run, we expect our store level operating costs, including cost of materials, store rental and other operating costs and depreciation expenses, will continue to decrease as percentage of our net revenues.

Seasonality

        We experience seasonality in our business, primarily as a result of orders fluctuations in holiday seasons. For example, we generally experience fewer purchase orders during Chinese New Year holidays which fall between late January and late February. The decrease of sales during the holiday seasons is a typical pattern in the coffee market. For risks related to the seasonality of our business, see "Risk Factors—Risks Relating to Our Business and Industry—Our business is subject to seasonal fluctuations and unexpected interruptions."

Key Components of Results of Operations

Net Revenues

        The following table sets forth a breakdown of our net revenues for the periods indicated:

	Period from the inception date to December 31,		For the year ended December 31,			For the three months ended March 31,
	2017		2018			2018		2019
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Net revenues:
Freshly brewed drinks	215	86.0%	649,609	96,795	77.3%	9,575	73.9%	361,095	53,805	75.4%
Other products	25	10.0%	135,642	20,211	16.1%	1,403	10.8%	83,980	12,513	17.6%
Others	10	4.0%	55,444	8,261	6.6%	1,976	15.3%	33,435	4,982	7.0%

Total net revenues	250	100.0%	840,695	125,267	100.0%	12,954	100.0%	478,510	71,300	100.0%

        Freshly brewed drinks.    We offer an array of freshly brewed drinks, including freshly brewed coffee and non-coffee drinks. Net revenues from sales of freshly brewed drinks are recognized upon delivery to customers, net of VAT, surcharges and discounts, if any.

        Other products.    Other products consist of food and beverage items, such as light meals.

        Others.    Our other revenues mainly include delivery fees paid by our customers.

Operating Expenses

        The following table sets forth a breakdown of our total operating expenses for the periods indicated:

	Period from the inception date to December 31,		For the year ended December 31,			For the three months ended March 31,
	2017		2018			2018		2019
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Operating expenses:
Cost of materials	789	1.4%	532,217	79,303	21.8%	9,419	6.8%	275,812	41,097	27.4%
Store rental and other operating costs	1,559	2.8%	576,244	85,863	23.6%	20,224	14.6%	282,371	42,075	28.1%
Depreciation expenses	917	1.6%	106,690	15,897	4.4%	3,965	2.9%	83,979	12,513	8.4%
Sales and marketing expenses	25,464	45.1%	746,018	111,160	30.6%	54,412	39.4%	168,103	25,048	16.7%
General and administrative expenses	22,005	39.0%	379,738	56,583	15.6%	39,022	28.3%	172,962	25,772	17.2%
Store preopening and other expenses	5,723	10.1%	97,794	14,572	4.0%	11,085	8.0%	22,374	3,334	2.2%

Total operating expenses	56,457	100.0%	2,438,701	363,378	100.0%	138,127	100.0%	1,005,601	149,839	100.0%

        Cost of materials.    Cost of materials consists primarily of raw material costs, costs for low value consumables, storage fees, and logistic expenses for deliveries from warehouses to stores.

        Store rental and other operating costs.    Our store rental and other operating costs consist primarily of lease payments to lessors of our opened stores, payroll costs for our storefront employees, and utility expenses, among other operating expenses.

        Depreciation expenses.    Depreciation expenses consist primarily of depreciation charges for our machines and equipment and depreciation expenses for leasehold improvements.

        Sales and marketing expenses.    Sales and marketing expenses consist primarily of advertising expenses, cost of free products we offer to customers as part of our marketing initiative to attract new customers, delivery expenses as well as payroll expenses for sales and marketing employees.

        General and administrative expenses.    General and administrative expenses consist primarily of payroll and other employee benefits for our administrative employees, research and development expenses, rental expenses for our office buildings and other office expenses.

        Store preopening and other expenses.    Before opening new stores, it usually takes us some time to decorate the new stores and make preparation for store opening. Store preopening expenses primarily include rental costs incurred before opening of new stores. Other expenses mainly include lease exit costs.

Taxation

Cayman Islands

        We are incorporated in the Cayman Islands. Under the current law of the Cayman Islands, we are not subject to income or capital gains tax. In addition, dividend payments are not subject to withholding tax in the Cayman Islands.

British Virgin Islands

        Our subsidiary incorporated in the British Virgin Islands is not subject to income or capital gains tax under the current laws of the British Virgin Islands. The British Virgin Islands do not impose a withholding tax on dividends.

Hong Kong

        Our subsidiary incorporated in Hong Kong is subject to Hong Kong profit tax at a rate of 16.5%. No Hong Kong profit tax has been levied as we did not have assessable profit that was earned in or derived from the Hong Kong subsidiary during the periods presented. Hong Kong does not impose a withholding tax on dividends.

PRC

        Our subsidiaries incorporated in China and our VIE are subject to PRC enterprise income tax on their taxable income in accordance with the relevant PRC income tax laws. Pursuant to the PRC Enterprise Income Tax Law, or the EIT Law, which became effective on January 1, 2008, a uniform 25% enterprise income tax rate is generally applicable to both foreign-invested enterprises and domestic enterprises, except where a special preferential rate applies. For example, enterprises qualified as "High and New Technology Enterprises" are entitled to a 15% enterprise income tax rate rather than the 25% uniform statutory tax rate. The enterprise income tax is calculated based on the entity's global income as determined under PRC tax laws and accounting standards.

        Our PRC subsidiaries are subject to value-added taxes, or VAT, at a rate from 6% to 16% on our products and services, less any deductible VAT we have already paid or borne. They are also subject to surcharges on VAT payments in accordance with PRC law. As a Cayman Islands holding company, we may receive dividends from our PRC subsidiaries. The PRC EIT Law and its implementing rules provide that dividends paid by a PRC entity to a nonresident enterprise for income tax purposes is subject to PRC withholding tax at a rate of 10%, subject to reduction by an applicable tax treaty with China. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. In August 2015, the State Administration of Taxation promulgated the Administrative Measures for Nonresident Taxpayers to Enjoy Treatment under Tax Treaties, or SAT Circular 60, which became effective on November 1, 2015. SAT Circular 60 provides that nonresident enterprises are not required to obtain preapproval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, we may be able to benefit from the 5% withholding tax rate for the dividends received from PRC subsidiaries if it satisfies the conditions prescribed under SAT Circular 81 and other relevant tax rules and regulations. However, according to SAT Circular 81 and SAT Circular 60, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

        If our holding company in the Cayman Islands or any of our subsidiaries outside of China were deemed to be a "resident enterprise" under the PRC EIT Law, it would be subject to enterprise income tax on its worldwide income at a rate of 25%. See "Risk Factors—Risks Relating to Doing Business in China—If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and the ADS holders."

Results of Operations

        The following table sets forth our consolidated results of operations for the periods indicated, both in absolute amounts and as percentages of total net revenues. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	Period from the inception date to December 31, 2017		For the year ended December 31, 2018			For the three months ended March 31,
	2017		2018			2018		2019
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Net revenues:
Freshly brewed drinks	215	86.0%	649,609	96,795	77.3%	9,575	73.9%	361,095	53,805	75.4%
Other products	25	10.0%	135,642	20,211	16.1%	1,403	10.8%	83,980	12,513	17.6%
Others	10	4.0%	55,444	8,261	6.6%	1,976	15.3%	33,435	4,982	7.0%

Total net revenues	250	100.0%	840,695	125,267	100.0%	12,954	100.0%	478,510	71,300	100.0%
Operating expenses:
Cost of materials	(789)	(315.6)%	(532,217)	(79,303)	(63.3)%	(9,419)	(72.7)%	(275,812)	(41,097)	(57.6)%
Store rental and other operating costs	(1,559)	(623.6)%	(576,244)	(85,863)	(68.5)%	(20,224)	(156.1)%	(282,371)	(42,075)	(59.0)%
Depreciation expenses	(917)	(366.8)%	(106,690)	(15,897)	(12.7)%	(3,965)	(30.6)%	(83,979)	(12,513)	(17.6)%
Sales and marketing expenses	(25,464)	(10,185.6)%	(746,018)	(111,160)	(88.7)%	(54,412)	(420.0)%	(168,103)	(25,048)	(35.1)%
General and administrative expenses	(22,005)	(8,802.0)%	(379,738)	(56,583)	(45.2)%	(39,022)	(301.2)%	(172,962)	(25,772)	(36.1)%
Store preopening and other expenses	(5,723)	(2,289.2)%	(97,794)	(14,572)	(11.6)%	(11,085)	(85.6)%	(22,374)	(3,334)	(4.7)%

Total operating expenses	(56,457)	(22,582.8)%	(2,438,701)	(363,378)	(290.0)%	(138,127)	(1,066.2)%	(1,005,601)	(149,839)	(210.1)%

Operating loss	(56,207)	(22,482.8)%	(1,598,006)	(238,111)	(190.0)%	(125,173)	(966.2)%	(527,091)	(78,539)	(110.1)%
Interest income	11	4.4%	8,915	1,328	1.1%	53	0.4%	1,551	231	0.3%
Interest and financing expenses	—	—	(16,121)	(2,402)	(1.9)%	—	—	(7,945)	(1,184)	(1.7)%
Foreign exchange (loss) gain, net	(175)	(70.0)%	13,113	1,954	1.6%	(6,409)	(49.5)%	(8,640)	(1,287)	(1.8)%
Other expenses	—	—	(7,777)	(1,159)	(0.9)%	(700)	(5.4)%	(1,337)	(199)	(0.3)%
Change in the fair value of warrant liability	—	—	(19,276)	(2,872)	(2.3)%	—	—	(8,322)	(1,240)	(1.7)%

Net loss before income taxes	(56,371)	(22,548.4)%	(1,619,152)	(241,262)	(192.4)%	(132,229)	(1,020.7)%	(551,784)	(82,218)	(115.3)%
Income tax expense	—	—	—	—	—	—	—	—	—	—

Net loss	(56,371)	(22,548.4)%	(1,619,152)	(241,262)	(192.4)%	(132,229)	(1,020.7)%	(551,784)	(82,218)	(115.3)%

Add: accretion to redemption value of convertible redeemable preferred shares	—	—	(1,571,182)	(234,113)	(186.9)%	—	—	(18,845)	(2,808)	(3.9)%
Add: deemed distribution to a certain holder of Series B convertible redeemable preferred shares	—	—	—	—	—	—	—	(2,127)	(317)	(0.4)%

Net loss attributable to our company's ordinary shareholders and angel shareholders	(56,371)	(22,548.4)%	(3,190,334)	(475,375)	(379.3)%	(132,229)	(1,020.7)%	(572,756)	(85,343)	(119.6)%

Discussion of the Three Months Ended March 31, 2018 and the Three Months Ended March 31, 2019

Net revenue

        Our net revenues were RMB478.5 million (US$71.3 million) in the three months ended March 31, 2019 and RMB13.0 million in the three months ended March 31, 2018. The growth of our net revenues was primarily driven by the significant increase in the number of our transacting customers, our stores and our products sold. As of March 31, 2019, we had over 16.8 million transacting customers and operated 2,370 stores in China, and in the first quarter of 2019, our average monthly total items sold was approximately 16.3 million.

  Freshly brewed drinks

        Our net revenues from freshly brewed drinks were RMB361.1 million (US$53.8 million), representing 75.4% of total net revenues in the three months ended March 31, 2019, compared to RMB9.6 million, or 73.9% of total net revenues in the three months ended March 31, 2018. The growth of our freshly brewed drinks revenue was primarily driven by the significant increase in the number of our freshly brewed drinks sold.

  Other products

        Our net revenues from other products were RMB84.0 million (US$12.5 million), representing 17.6% of total net revenues in the three months ended March 31, 2019, compared to RMB1.4 million, or 10.8% of total net revenues in the three months ended March 31, 2018. The increase in proportion of other product revenue was primarily driven by the increase in sales of food and beverage items launched after the first quarter of 2018, such as light meals.

  Others

        Our other revenue was RMB33.4 million (US$5.0 million), representing 7.0% of total net revenues in the three months ended March 31, 2019, compared to RMB2.0 million, or 15.3% of total net revenues in the three months ended March 31, 2018. The decrease in proportion of other revenue in the three months ended March 31, 2019 was primarily due to the decrease in delivery orders as a percentage of total orders in the first quarter of 2019, which primarily resulted from the increased density of our pick-up stores.

Operating expenses

        Our operating expenses were RMB1,005.6 million (US$149.8 million) in the three months ended March 31, 2019, compared to RMB138.1 million in the three months ended March 31, 2018. The growth of our operating expenses was in line with our business expansion. Meanwhile, our operating expenses as a percentage of our net revenues decreased from 1,066.2% in the first quarter of 2018 to 210.1% in the first quarter of 2019, mainly driven by the increased economies of scale and our technology-driven operations.

  Cost of materials

        The following table sets forth the components of our costs of materials by amounts and percentages of total costs of materials for the periods indicated.

	For the three months ended March 31,		For the three months ended March 31,
	2018		2019
	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Cost of raw materials	5,381	57.1%	235,699	35,121	85.5%
Freshly brewed drinks	4,309	45.7%	164,022	24,440	59.5%
Other products	1,072	11.4%	71,677	10,681	26.0%
Low value consumables	1,606	17.1%	7,565	1,127	2.7%
Storage fees	631	6.7%	14,217	2,118	5.2%
Logistic expenses	1,801	19.1%	18,331	2,731	6.6%

Total	9,419	100.0%	275,812	41,097	100.0%

        Our cost of materials was RMB275.8 million (US$41.1 million) in the three months ended March 31, 2019, compared to RMB9.4 million in the three months ended March 31, 2018.

  Store rental and other operating costs

        The following table sets forth the components of our store rental and other operating costs by amounts and percentages of total store rental and other operating costs for the periods indicated.

	For the three months ended March 31,		For the three months ended March 31,
	2018		2019
	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Store rental	5,046	25.0%	100,015	14,903	35.4%
Payroll	13,538	66.9%	159,838	23,817	56.6%
Utilities and other store operating costs	1,640	8.1%	22,518	3,355	8.0%
Total	20,224	100.0%	282,371	42,075	100.0%

        Our store rental and other operating costs were RMB282.4 million (US$42.1 million) in the three months ended March 31, 2019, compared to RMB20.2 million in the three months ended March 31, 2018. The increased store rental and other operating costs in the three months ended March 31, 2019 were primarily attributed to the increased number of stores we operated in the three months ended March 31, 2019.

  Depreciation expenses

        The following table sets forth the components of our depreciation expenses by amounts and percentages of total depreciation expenses for the periods indicated.

	For the three months ended March 31,		For the three months ended March 31,
	2018		2019
	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Depreciation of equipment	1,309	33.0%	25,276	3,766	30.1%
Depreciation of leasehold improvements and others	2,656	67.0%	58,703	8,747	69.9%
Total	3,965	100.0%	83,979	12,513	100.0%

        Our depreciation expenses were RMB84.0 million (US$12.5 million) in the three months ended March 31, 2019, compared to RMB4.0 million in the three months ended March 31, 2018. The increase of the depreciation expenses in the three months ended March 31, 2019 was primarily attributable to the increased depreciation of leasehold improvements and the increase in purchase of property and equipment due to the increased number of our stores.

  Sales and marketing expenses

        Our sales and marketing expenses were RMB168.1 million (US$25.0 million) in the three months ended March 31, 2019, compared to RMB54.4 million in the three months ended March 31, 2018. The following table sets forth the components of our sales and marketing expenses by amounts and percentages of total sales and marketing expenses for the periods indicated. The significant increase in delivery expenses was primarily due to the growth in our business scale which resulted in more delivery orders in the three months ended March 31, 2019.

	For the three months ended March 31,		For the three months ended March 31,
	2018		2019
	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Advertising expenses	39,848	73.2%	40,143	5,981	23.9%
Free product promotion expenses	7,486	13.8%	29,820	4,443	17.7%
Delivery expenses	5,384	9.9%	94,608	14,097	56.3%
Others	1,694	3.1%	3,532	527	2.1%
Total	54,412	100.0%	168,103	25,048	100.0%

  General and administrative expenses

        Our general and administrative expenses were RMB173.0 million (US$25.8 million) in the three months ended March 31, 2019, compared to RMB39.0 million in the three months ended March 31, 2018. The increase in general and administrative expenses was mainly driven by our business expansion.

  Store preopening and other expenses

        Our store preopening and other expenses were RMB22.4 million (US$3.3 million) in the three months ended March 31, 2019, compared to RMB11.1 million in the three months ended March 31, 2018. The increase in store preopening and other expenses in the three months ended March 31, 2019 was primarily due to the increased rental costs before opening associated with the increased number of new stores opened.

Interest Income

        Our interest income was RMB1.6 million (US$0.2 million) in the three months ended March 31, 2019, compared to RMB0.05 million in the three months ended March 31, 2018, which was primarily generated from our bank deposits and short-term investments.

Interest and Financing Expenses

        Our interest and financing expenses were RMB7.9 million (US$1.2 million) in the three months ended March 31, 2019 and nil in the three months ended March 31, 2018. The interest and financing expenses in the three months ended March 31, 2019 was primarily associated with our borrowings and capital lease. See "—Contractual Obligations."

Foreign Exchange Loss, Net

        We recorded net foreign exchange loss of RMB8.6 million (US$1.3 million) in the three months ended March 31, 2019, compared to net foreign exchange loss of RMB6.4 million in the three months ended March 31, 2018. The change in net foreign exchange loss was primarily attributed to fluctuations in the exchange rates of our foreign currency deposits.

Other Expenses

        We recorded other expenses of RMB1.3 million (US$0.2 million) in the three months ended March 31, 2019, compared to RMB0.7 million in the three months ended March 31, 2018.

Change in the Fair Value of Warrant Liability

        We recorded a loss from change in the fair value of warrant liability of RMB8.3 million (US$1.2 million) in the three months ended March 31, 2019 and nil in the three months ended March 31, 2018. The change in the fair value of warrant liability was primarily in relation to the warrant we issued to TTCO. See "—Contractual Obligations."

Net Loss

        As a result of the foregoing, we recorded a net loss of RMB551.8 million (US$82.2 million) in the three months ended March 31, 2019, compared to a net loss of RMB132.2 million in the three months ended March 31, 2018.

Discussion of the Year Ended December 31, 2018 and the Period from June 16, 2017 (Inception Date) to December 31, 2017

        We were incorporated on June 16, 2017 and commenced our operations in October 2017. As a result, our results of operations reflect the period from June 16, 2017 (inception date) to December 31, 2017 and the year ended December 31, 2018. There is no comparable period for 2017.

Net Revenues

        Our net revenues were RMB840.7 million (US$125.3 million) in 2018 and RMB0.3 million for the period from June 16, 2017 (inception date) to December 31, 2017. The growth of our net revenues was primarily driven by the significant increases in the number of our transacting customers, our stores and our products sold. As of December 31, 2018, we had over 12.5 million transacting customers, and in

2018, we sold close to 90 million coffee and other product items. As of December 31, 2018, we operated 2,073 stores in China.

  Freshly brewed drinks

        Our net revenues from freshly brewed drinks were RMB649.6 million (US$96.8 million), representing 77.3% of total net revenues in 2018 and RMB0.2 million, representing 86.0% of total net revenues for the period from June 16, 2017 (inception date) to December 31, 2017. The growth of our freshly brewed drinks revenue was primarily driven by the significant increase in the number of our freshly brewed drinks sold. In 2018, we sold over 71.5 million freshly brewed drinks.

  Other products

        Our net revenues from other products were RMB135.6 million (US$20.2 million), representing 16.1% of total net revenues in 2018 and RMB0.03 million, representing 10.0% of total net revenues for the period from June 16, 2017 (inception date) to December 31, 2017. The increase in proportion of other product revenue was primarily driven by the increase in sales of food and beverage items launched in 2018.

  Others

        Our other revenue was RMB55.4 million (US$8.3 million), representing 6.6% of total net revenues in 2018 and RMB0.01 million, representing 4.0% of total net revenues for the period from June 16, 2017 (inception date) to December 31, 2017. The increase in proportion of other revenue in 2018 was primarily because of the increase in delivery orders in 2018.

Operating Expenses

        Our operating expenses were RMB2,438.7 million (US$363.4 million) in 2018 and RMB56.5 million for the period from June 16, 2017 (inception date) to December 31, 2017. The growth of our operating expenses was in line with our business expansion. We expect that our operating expenses as a percentage of net revenues will decrease with increased economies of scale and technology-driven operations.

  Cost of materials

        The following table sets forth the components of our costs of materials by amounts and percentages of total costs of materials for the periods indicated.

	Period from the inception date to December 31,		For the year ended December 31,
	2017		2018
	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Cost of raw materials	309	39.1%	411,966	61,385	77.3%
Freshly brewed drinks	269	34.1%	290,824	43,334	54.6%
Other products	40	5.0%	121,142	18,051	22.7%
Low value consumables	339	43.0%	42,382	6,315	8.0%
Storage fees	8	1.0%	32,775	4,884	6.2%
Logistic expenses	133	16.9%	45,094	6,719	8.5%

Total	789	100.0%	532,217	79,303	100.0%

        Our cost of materials was RMB532.2 million (US$79.3 million) in 2018 and RMB0.8 million for the period from June 16, 2017 (inception date) to December 31, 2017.

  Store rental and other operating costs

        The following table sets forth the components of our store rental and other operating costs by amounts and percentages of total store rental and other operating costs for the periods indicated.

	Period from the inception date to December 31,		For the year ended December 31,
	2017		2018
	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Store rental	617	39.6%	135,983	20,262	23.6%
Payroll	852	54.7%	378,733	56,433	65.7%
Utilities and other store operating costs	90	5.7%	61,528	9,168	10.7%

Total	1,559	100.0%	576,244	85,863	100.0%

        Our store rental and other operating costs were RMB576.2 million (US$85.9 million) in 2018 and RMB1.6 million for the period from June 16, 2017 (inception date) to December 31, 2017. The increased store rental and other operating costs in 2018 were primarily attributed to the increased number of stores we operated in 2018.

  Depreciation expenses

        The following table sets forth the components of our depreciation expenses by amounts and percentages of total depreciation expenses for the periods indicated.

	Period from the inception date to December 31,		For the year ended December 31,
	2017		2018
	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Depreciation of equipment	678	73.9%	33,822	5,040	31.7%
Depreciation of leasehold improvements and others	239	26.1%	72,868	10,857	68.3%

Total	917	100.0%	106,690	15,897	100.0%

        Our depreciation expenses were RMB106.7 million (US$15.9 million) in 2018 and RMB0.9 million for the period from June 16, 2017 (inception date) to December 31, 2017. The increase of the depreciation expenses in 2018 is primarily attributable to the increased depreciation of leasehold improvement due to the increased number of our stores.

  Sales and marketing expenses

        Our sales and marketing expenses were RMB746.0 million (US$111.2 million) in 2018 and RMB25.5 million for the period from June 16, 2017 (inception date) to December 31, 2017. The following table sets forth the components of our sales and marketing expenses by amounts and percentages of total sales and marketing expenses for the periods indicated. The significant increases in free product promotion expenses and delivery expenses are primarily due to our business growth in 2018.

	Period from the inception date to December 31,		For the year ended December 31,
	2017		2018
	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Advertising expenses	23,910	93.9%	362,142	53,961	48.5%
Free product promotion expenses	160	0.6%	130,567	19,455	17.5%
Delivery expenses	29	0.1%	242,193	36,088	32.5%
Others	1,365	5.4%	11,116	1,656	1.5%

Total	25,464	100.0%	746,018	111,160	100.0%

  General and administrative expenses

        Our general and administrative expenses were RMB379.7 million (US$56.6 million) in 2018 and RMB22.0 million for the period from June 16, 2017 (inception date) to December 31, 2017. The increase in general and administrative expenses was mainly driven by business expansion.

  Store preopening and other expenses

        Our store preopening and other expenses were RMB97.8 million (US$14.6 million) in 2018 and RMB5.7 million for the period from June 16, 2017 (inception date) to December 31, 2017. The increase in store preopening and other expenses in 2018 was primarily due to the increased rental costs before opening associated with the increased number of new stores opened.

Interest Income

        Our interest income was RMB8.9 million (US$1.3 million) in 2018 and RMB0.01 million for the period from June 16, 2017 (inception date) to December 31, 2017, which is primarily generated from our bank deposits and short-term investments.

Interest and Financing Expenses

        Our interest and financing expenses were RMB16.1 million (US$2.4 million) in 2018 and nil for the period from June 16, 2017 (inception date) to December 31, 2017. The interest and financing expenses in 2018 was primarily associated with our borrowings and capital lease. See "—Contractual Obligations."

Foreign Exchange (Loss) Gain, Net

        We recorded net foreign exchange gain of RMB13.1 million (US$2.0 million) in 2018 and net foreign exchange loss of RMB0.2 million for the period from June 16, 2017 (inception date) to December 31, 2017. The change in net foreign exchange (loss) gain was primarily attributed to fluctuations in the exchange rates of our foreign currency deposits.

Other Expenses

        We recorded other expenses of RMB7.8 million (US$1.2 million) in 2018. We did not incur other expenses for the period from June 16, 2017 (inception date) to December 31, 2017.

Change in the Fair Value of Warrant Liability

        We recorded a loss from change in the fair value of warrant liability of RMB19.3 million (US$2.9 million) in 2018 and nil for the period from June 16, 2017 (inception date) to December 31, 2017. The change in the fair value of warrant liability is primarily in relation to the warrant we issued to TTCO Trust Corporation Limited, or TTCO. See "—Contractual Obligations."

Net Loss

        As a result of the foregoing, we recorded a net loss of RMB1,619.2 million (US$241.3 million) in 2018 and a net loss of RMB56.4 million for the period from June 16, 2017 (inception date) to December 31, 2017.

Selected Quarterly Results of Operations

        The following table sets forth our unaudited consolidated quarterly results of operations for the periods indicated. You should read the following table in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. We have prepared the unaudited consolidated quarterly financial information on the same basis as our audited consolidated financial statements. The unaudited consolidated quarterly financial information includes all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair representation of our operating results for the quarters presented.

	March 31, 2018		June 30, 2018		September 30, 2018		December 31, 2018		March 31, 2019
	For the three months ended
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	%
	(RMB in thousands, except for percentages)
Net revenues:
Freshly brewed drinks	9,575	73.9%	100,518	82.7%	192,666	80.0%	346,850	74.6%	361,095	75.4%
Other products	1,403	10.8%	8,449	7.0%	34,397	14.3%	91,393	19.6%	83,980	17.6%
Others	1,976	15.3%	12,542	10.3%	13,736	5.7%	27,190	5.8%	33,435	7.0%

Total net revenues	12,954	100.0%	121,509	100.0%	240,799	100.0%	465,433	100.0%	478,510	100.0%
Operating expenses:
Cost of materials(1)	(9,419)	(72.7)%	(75,771)	(62.4)%	(151,648)	(63.0)%	(295,379)	(63.5)%	(275,812)	(57.6)%
Store rental and other operating costs(2)	(20,224)	(156.1)%	(99,939)	(82.2)%	(172,547)	(71.7)%	(283,534)	(60.9)%	(282,371)	(59.0)%
Depreciation expenses(3)	(3,965)	(30.6)%	(14,973)	(12.3)%	(28,873)	(12.0)%	(58,879)	(12.7)%	(83,979)	(17.6)%
Sales and marketing expenses(4)	(54,412)	(420.0)%	(178,061)	(146.5)%	(225,255)	(93.5)%	(288,290)	(61.9)%	(168,103)	(35.1)%
General and administrative expenses	(39,022)	(301.2)%	(74,916)	(61.7)%	(118,298)	(49.1)%	(147,502)	(31.7)%	(172,962)	(36.1)%
Store preopening and other expenses	(11,085)	(85.6)%	(21,296)	(17.5)%	(29,793)	(12.4)%	(35,620)	(7.7)%	(22,374)	(4.7)%

Total operating expenses	(138,127)	(1,066.2)%	(464,956)	(382.6)%	(726,414)	(301.7)%	(1,109,204)	(238.4)%	(1,005,601)	(210.1)%

Operating loss	(125,173)	(966.2)%	(343,447)	(282.6)%	(485,615)	(201.7)%	(643,771)	(138.4)%	(527,091)	(110.1)%
Interest income	53	0.4%	144	0.1%	3,519	1.5%	5,199	1.1%	1,551	0.3%
Interest and financing expenses	—	—	(554)	(0.5)%	(7,428)	(3.1)%	(8,139)	(1.7)%	(7,945)	(1.7)%
Foreign exchange (loss)/gain, net	(6,409)	(49.5)%	13,644	11.2%	8,392	3.5%	(2,514)	(0.5)%	(8,640)	(1.8)%
Other expenses	(700)	(5.4)%	(2,784)	(2.3)%	(2,804)	(1.2)%	(1,489)	(0.3)%	(1,337)	(0.3)%
Change in the fair value of warrant liability	—	—	—	—	(991)	(0.4)%	(18,285)	(3.9)%	(8,322)	(1.7)%

Net loss before income taxes	(132,229)	(1,020.7)%	(332,997)	(274.1)%	(484,927)	(201.4)%	(668,999)	(143.7)%	(551,784)	(115.3)%
Income tax expense	—	—	—	—	—	—	—	—	—	—

Net loss	(132,229)	(1,020.7)%	(332,997)	(274.1)%	(484,927)	(201.4)%	(668,999)	(143.7)%	(551,784)	(115.3)%

Add: accretion to redemption value of convertible redeemable preferred shares	—	—	(793,992)	(653.4)%	—	—	(777,190)	(167.0)%	(18,845)	(3.9)%
Add: deemed distribution to a certain holder of Series B convertible redeemable preferred shares	—	—	—	—	—	—	—	—	(2,217)	(0.4)%

Net loss attributable to our company's ordinary shareholders and angel shareholders	(132,229)	(1,020.7)%	(1,126,989)	(927.5)%	(484,927)	(201.4)%	(1,446,189)	(310.7)%	(572,756)	(119.6)%

(1)
The following table sets forth the components of our cost of materials by amounts and percentages of total cost of materials for the periods indicated.

	For the three months ended
	March 31, 2018		June 30, 2018		September 30, 2018		December 31, 2018		March 31, 2019
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	%
	(in thousands, except for percentages)
Cost of raw materials	5,381	57.1%	53,177	70.2%	115,185	76.0%	238,223	80.6%	235,699	85.5%
Freshly brewed drinks	4,309	45.7%	45,475	60.0%	86,071	56.8%	154,969	52.5%	164,022	59.5%
Other products	1,072	11.4%	7,702	10.2%	29,114	19.2%	83,254	28.1%	71,677	26.0%
Low value consumables	1,606	17.1%	12,897	17.0%	13,372	8.8%	14,507	4.9%	7,565	2.7%
Storage fees	631	6.7%	3,402	4.5%	2,600	1.7%	26,142	8.9%	14,217	5.2%
Logistic expenses	1,801	19.1%	6,295	8.3%	20,491	13.5%	16,507	5.6%	18,331	6.6%
Total	9,419	100.0%	75,771	100.0%	151,648	100.0%	295,379	100.0%	275,812	100.0%

(2)
The following table sets forth the components of our store rental and other operating costs by amounts and percentages of total store rental and other operating costs for the periods indicated.

	For the three months ended
	March 31, 2018		June 30, 2018		September 30, 2018		December 31, 2018		March 31, 2019
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	%
	(in thousands, except for percentages)
Store rental	5,046	25.0%	18,026	18.0%	41,014	23.8%	71,897	25.4%	100,015	35.4%
Payroll	13,538	66.9%	73,785	73.8%	112,233	65.0%	179,177	63.2%	159,838	56.6%
Utilities and other store operating costs	1,640	8.1%	8,128	8.2%	19,300	11.2%	32,460	11.4%	22,518	8.0%
Total	20,224	100.0%	99,939	100.0%	172,547	100.0%	283,534	100.0%	282,371	100.0%
(3)
The following table sets forth the components of our depreciation expenses by amounts and percentages of total depreciation expenses for the periods indicated.

	For the three months ended
	March 31, 2018		June 30, 2018		September 30, 2018		December 31, 2018		March 31, 2019
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	%
	(in thousands, except for percentages)
Depreciation of equipment	1,309	33.0%	5,086	34.0%	9,772	33.8%	17,655	30.0%	25,276	30.1%
Depreciation of leasehold improvements and others	2,656	67.0%	9,887	66.0%	19,101	66.2%	41,224	70.0%	58,703	69.9%
Total	3,965	100.0%	14,973	100.0%	28,873	100.0%	58,879	100.0%	83,979	100.0%
(4)
The following table sets forth the components of our sales and marketing expenses by amounts and percentages of total sales and marketing expenses for the periods indicated.

	For the three months ended
	March 31, 2018		June 30, 2018		September 30, 2018		December 31, 2018		March 31, 2019
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	%
	(in thousands, except for percentages)
Advertising expenses	39,848	73.2%	101,842	57.2%	127,372	56.5%	93,080	32.3%	40,143	23.9%
Free product promotion expenses	7,486	13.8%	28,744	16.1%	28,385	12.6%	65,952	22.9%	29,820	17.7%
Delivery expenses	5,384	9.9%	44,920	25.2%	67,118	29.8%	124,771	43.3%	94,608	56.3%
Others	1,694	3.1%	2,555	1.5%	2,380	1.1%	4,487	1.5%	3,532	2.1%
Total	54,412	100.0%	178,061	100.0%	225,255	100.0%	288,290	100.0%	168,103	100.0%

        We have experienced continued growth in our net revenues since our inception, mainly driven by the significant increases in the number of our transacting customers, our stores and our products sold. The proportion of net revenues from other products increased from 10.8% in the first quarter of 2018 to 17.6% in the first quarter of 2019, primarily due to the increase in sales of food and beverage items launched as part of our cross-selling strategy. The proportion of other revenues decreased from 15.3% in the first quarter of 2018 to 7.0% in the first quarter of 2019 since delivery orders as a percentage of total orders decreased from 61.7% in the first quarter of 2018 to 27.7% in the first quarter of 2019, which was primarily resulted from the increased density of our pick-up stores.

        Our operating expenses continued to increase since our inception, which was in line with our business expansion. Meanwhile, our operating expenses as a percentage of our net revenues decreased from 1,066.2% in the first quarter of 2018 to 210.1% in the first quarter of 2019, mainly driven by the increased economies of scale and our technology-driven operations. In particular, sales and marketing expenses as a percentage of our net revenues decreased from 420.0% in the first quarter of 2018 to 35.1% in the first quarter of 2019, and general and administrative expenses as a percentage of our net revenues decreased from 301.2% in the first quarter of 2018 to 36.1% in the first quarter of 2019.

Liquidity and Capital Resources

        The following table sets forth a summary of our cash flows for the periods indicated:

	Period from the inception date to December 31,	For the year ended December 31,		For the three months ended March 31,
	2017	2018		2018	2019
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Summary Consolidated Cash Flow Data:
Net cash used in operating activities	(95,026)	(1,310,694)	(195,297)	(123,645)	(627,629)	(93,519)
Net cash (used in)/generated from investing activities	(72,922)	(1,283,218)	(191,206)	(167,398)	76,645	11,421
Net cash generated from financing activities	387,219	3,988,402	594,289	177,646	86,234	12,848
Effect of foreign exchange rate changes on cash and cash equivalents	(175)	17,397	2,592	(4,980)	(7,392)	(1,101)
Net increase/(decrease) in cash and cash equivalents	219,096	1,411,887	210,378	(118,377)	(472,142)	(70,351)
Cash and cash equivalents at beginning of the period/year	—	219,096	32,646	219,096	1,630,983	243,024
Cash and cash equivalents at end of the period/year	219,096	1,630,983	243,024	100,719	1,158,841	172,673

        Our principal source of liquidity has been cash generated from historical equity financing activities. As of December 31, 2018 and March 31, 2019, we had RMB1,631.0 million (US$243.0 million) and RMB1,158.8 million (US$172.7 million) in cash and cash equivalents, respectively. Our cash and cash equivalents consist primarily of bank deposits and are primarily denominated in Renminbi. Our operating expenses continued to increase historically and are expected to continue to increase in line with our business expansion. Meanwhile, leveraging our new retail model, we experienced robust growth in net revenues in 2018 and in the three months ended March 31, 2019. As a result of increased economies of scale and technology-driven operations, our operating expenses as a percentage of our net revenues decreased significantly from 1,066.2% in the first quarter of 2018 to 210.1% in the first quarter of 2019, and similarly, our operating loss as a percentage of our net revenues decreased rapidly from 966.2% in the first quarter of 2018 to 110.1% in the first quarter of 2019. See "—Selected Quarterly Results of Operations." Nevertheless, as we continue to focus on business growth and expansion, our operating expenses in absolute amounts are expected to continue to increase in the near future. Moreover, competitive landscape and customer demand and preference may also affect our financial performance. As a result, there is substantial uncertainty with respect to our results of operations and we cannot assure you when we will achieve profitability. See "Risk Factors—We have incurred significant net losses since our inception and we may continue to experience significant net losses in the future." We believe that our current cash and cash equivalents, short-term investments and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures, for at least the next 12 months.

        In utilizing the proceeds we expect to receive from this offering and the concurrent private placement to Louis Dreyfus Company B.V., we may make capital contributions to our PRC subsidiaries, acquire or establish new PRC subsidiaries or give loans to our PRC subsidiaries for further expansion of our store network. However, most of these uses are subject to PRC regulations. See "Risk Factors—Risks Relating to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering and our concurrent private placement to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business" and "Use of Proceeds."

        Substantially all of our future net revenues are likely to continue to be denominated in Renminbi. Under existing PRC foreign exchange regulations, Renminbi may be converted into foreign currencies for current account items, including profit distributions, interest payments and trade- and service-related foreign exchange transactions, without prior SAFE approval as long as certain routine procedural requirements are fulfilled. Therefore, our PRC subsidiaries are allowed to pay dividends in foreign currencies to us without prior SAFE approval by following certain routine procedural requirements. However, approval from or registration with competent government authorities is required where the Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future.

Operating Activities

        Net cash used in operating activities was RMB627.6 million (US$93.5 million) in the three months ended March 31, 2019, compared to RMB123.6 million in the three months ended March 31, 2018. The difference between our net loss of RMB551.8 million (US$82.2 million) and the net cash used in operating activities in the three months ended March 31, 2019 was primarily attributed to (i) an increase in prepaid expenses and other current assets of RMB53.9 million, (ii) a decrease in deferred revenues of RMB47.7 million, (iii) an increase in inventories of RMB38.9 million and (iv) a decrease in amounts due to related parties of RMB16.2 million, partially offset by depreciation expenses of RMB84.0 million.

        Net cash used in operating activities was RMB1,310.7 million (US$195.3 million) in 2018 and RMB95.0 million for the period from June 16, 2017 (inception date) to December 31, 2017. The difference between our net loss of RMB1,619.2 million (US$241.3 million) and the net cash used in operating activities in 2018 was primarily attributed to (i) an increase in accrued expenses and other liabilities of RMB361.1 million, (ii) an increase in accounts and note payable of RMB176.7 million, and (iii) an increase in deferred revenue of RMB126.4 million, partially offset by (i) an increase in prepaid expenses and other current assets of RMB311.4 million and (ii) an increase in inventories of RMB146.6 million.

Investing Activities

        Net cash generated from investing activities was RMB76.6 million (US$11.4 million) in the three months ended March 31, 2019, compared to net cash used in investing activities of RMB167.4 million in the three months ended March 31, 2018. The change in net cash (used in)/generated from investing activities was primarily attributed to the principals of short-term investments returned at maturity and the receipt of loan from a related party, partially offset by cash used for the purchases of property and equipment .

        Net cash used in investing activities was RMB1,283.2 million (US$191.2 million) in 2018 and RMB72.9 million for the period from June 16, 2017 (inception date) to December 31, 2017. The significant increase in net cash used in investing activities was primarily attributed to the purchases of property and equipment as our store network continued to grow and short-term investments, partially offset by the principals of short-term investments returned at maturity.

Financing Activities

        Net cash generated from financing activities was RMB86.2 million (US$12.8 million) in the three months ended March 31, 2019, compared to RMB177.6 million in the three months ended March 31, 2018. The decrease in net cash generated from financing activities in the three months ended March 31, 2019 was primarily attributed to the proceeds from issuance of our angel shares in the three months ended March 31, 2018.

        Net cash generated from financing activities in 2018 was RMB3,988.4 million (US$594.3 million) and RMB387.2 million for the period from June 16, 2017 (inception date) to December 31, 2017. The significant increase in net cash generated from financing activities in 2018 was primarily attributed to proceeds from the issuance of our shares, proceeds from short-term and other borrowings and proceeds from long-term borrowing, partially offset by the payments of capital lease obligation and the repayment of loans from related parties.

Capital Expenditures

        Our capital expenditures are incurred primarily in connection with purchase of property and equipment. Our capital expenditures were RMB73 million and RMB1,005.7 million (US$149.9 million), respectively, for the period from June 16, 2017 (inception date) to December 31, 2017 and for the year ended December 31, 2018 and RMB167.4 million and RMB200.4 million (US$29.9 million) in the three months ended March 31, 2018 and 2019, respectively. Our commitments for capital expenditures as of December 31, 2018 and March 31, 2019 were RMB21.3 million (US$3.2 million) and RMB24.1 million (US$3.6 million), respectively, which were primarily attributed to the renovation and decoration of our stores. See "—Contractual Obligations." We intend to fund our future capital expenditures with our existing cash balance and proceeds from this offering and our concurrent private placement.

Contractual Obligations

        The following table sets forth our contractual obligations as of March 31, 2019:

	Payment due by
	Total	Less than 1 year	1 - 3 years	More than 3 years
	(in RMB thousands)
Operating lease commitments(1)	1,280,655	475,384	639,596	165,675
Capital commitments(2)	24,139	24,139	—	—
Short-term bank borrowings(3)	65,582	65,582	—	—
Long-term borrowing(4)	299,756	147,030	152,726	—
Capital lease obligation(5)	109,871	109,871	—	—

(1)
We lease stores and offices for operation under operating lease. Payments under operating leases are expensed on a straight-line basis over the periods of their respective leases.

(2)
Capital commitments refer to capital expenditures on the renovation and decoration of our stores.

(3)
The short-term bank borrowings for working capital purpose, which include a loan obtained from SPD Bank Co., Ltd., or SPD,. See "—Credit Facilities."

(4)
The borrowing was obtained from TTCO for working capital and business development purpose. See "—Credit Facilities."

(5)
We entered into a capital lease for certain coffee machines. See "—Credit Facilities."

Credit Facilities

        In May 2018, we entered into a 12-month lease agreement for certain coffee machines totaled RMB350 million with Everbright Financial Leasing Co., Ltd., or Everbright Financial Leasing. The agreement provides for customary representations, warranties and events of default. The interest rate of this facility is 5.22% per annum. We make monthly payment of principal and interest over the lease term, and may purchase the leased assets at a consideration of RMB100 at maturity. To secure our obligation under this agreement, we have provided a corporate guarantee to Everbright Financial Leasing and Mr. Lu, chairman of our board of directors, has pledged 35.3 million shares of UCAR INC. to Everbright Financial Leasing. We also entered into a similar arrangement with Zhongguancun Science-Tech Leasing Company Limited for an amount of RMB45 million in March 2019. As of March 31, 2019, the carrying amount of the assets held under capital lease was RMB206.6 million (US$30.8 million), and our future minimum lease payment under the capital lease was RMB113.2 million (US$16.9 million).

        In June 2018, we entered into a facility agreement for working capital loans with TTCO, under which we were granted a two-year term loan up to RMB300 million (US$44.7 million). The agreement provides for customary representations, warranties, affirmative and negative covenants and events of default. The interest rate of this facility is 8% per annum. We make quarterly payment of interest for the first year, followed by quarterly payment of principal and interest for the second year. As of March 31, 2019, the total outstanding amount of the term loan was RMB299.8 million (US$44.7 million). To secure our obligation under this facility, we have pledged 48% equity interest of Beijing WFOE to TTCO, and Mr. Lu, our chairman of the board of directors, and Ms. Qian, our director and chief executive officer, have provided personal guarantees.

        In connection with the loan facility extended by TTCO, we have granted TTCO a warrant to make equity investment of up to RMB60 million in our company with an exercise price equal to 1.6 times of the issue price of our Series A convertible redeemable preferred shares, subject to adjustment. TTCO exercised the warrant in April 2019 and we will issue 15,211 Series B-1 convertible redeemable preferred shares for a consideration of US$8.9 million to one of its affiliates accordingly. See Note 9 "Borrowings" of our consolidated financial statements for more details.

        In March 2019, we entered into a facility agreement with SPD for working capital purpose, under which we were granted an approximately nine-month term revolving loan up to RMB60 million (US$8.9 million). The agreement provides for customary representations, warranties, affirmative and negative covenants and events of default. To secure our obligation under this facility, Beijing Luckin Coffee Co., Ltd. and Tianjin Luckin Coffee Co., Ltd., our wholly owned subsidiaries, Mr. Lu and Ms. Qian have provided guarantees.

Off-Balance Sheet Commitments and Arrangements

        We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder's equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Critical Accounting Policies

        We are an emerging growth company as defined by JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of extended transition periods for complying with new or revised accounting standards. This allows us to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected to take advantage of the extended transition periods.

        We prepare our financial statements in accordance with U.S. GAAP, which requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates and revenues and expenses during the reporting periods. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

        The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements. You should read the following description of critical accounting policies, judgments and estimates in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

Revenue recognition

        Customers place orders and pay for freshly brewed drinks and pre-made food and beverage items through our self-developed app and Weixin mini-program with different options to pay through third party payment service providers. Revenues including delivery fees charged to customers are recognized at the point of delivery to customers. Revenues are reported net of VAT, surcharges of 6% to 16% and discounts, if any. Customers that purchase prepaid vouchers are issued additional vouchers of the same value for free at the time of purchase. All vouchers are stored in the "Coffee Wallet" of the customers' registered accounts for future use. Cash received from the sales of prepaid vouchers are recognized as deferred revenues. Purchase consideration is equally allocated to each voucher as an element, including the vouchers issued for free, using the relative-selling-price method to determine an effective selling price for each voucher. The allocated effective selling price are recognized as revenues upon the redemption of the vouchers for purchases.

        From time to time, for promotional purposes, we issue to customers discounts in the form of coupons that can be applied for future purchases. As the customers are required to make future purchases of freshly brewed drinks or pre-made food and beverage items when redeeming the coupons, we recognize the amounts of discounts as reductions of revenues at the time of coupon redemption in accordance with ASC 605-50.

        During a limited period of time, we provided cash rewards to customers who made qualified purchases. We accrue the cash incentives as reductions of revenues at the time of sales assuming all of the cash incentives will be redeemed in accordance with ASC 605-50. We recognized the cash incentives as reductions of revenues for the three months periods ended March 31, 2018 and 2019 amounting to nil and RMB12.7 million (US$1.9 million), respectively.

        VAT and surcharges are recorded as reductions of revenues. VAT and surcharges amounted to RMB0.02 million and RMB62.9 million (US$9.4 million) for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, respectively. VAT amounted to RMB0.8 million and RMB36.6 million (US$5.5 million) in the three months ended March 31, 2018 and 2019, respectively.

Income taxes

        We follow the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes, or ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. We record a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

        We accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties related to unrecognized tax benefit recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive loss as income tax expenses.

Leases

        Leases are classified at the inception date as either a capital lease or an operating lease. We did not enter into any leases whereby we are the lessor for any of the periods presented. As the lessee, a lease is a capital lease if any of the following conditions exists: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the property's estimated remaining economic life, or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property to the lessor at the inception date. The initial direct costs including processing fees paid to the lessor to consummate the lease are included in the minimum lease payments. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease. We entered into a capital lease for certain store operating equipment during the year ended December 31, 2018.

        All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective lease terms. We lease stores for food and beverage items services provision and office space for corporate administration under operating leases. Most lease agreements contain rent holidays and rent escalation clauses. Rent holidays and escalating rent are considered in determining the straight-line rent expenses to be recorded over the lease terms. The lease terms begin on the dates of initial possession of the lease properties for purposes of recognizing lease expenses on a straight-line basis over the terms of the leases.

Inventories

        Inventories are stated at the lower of cost or net realizable value. Cost of inventory are determined using the moving weighted average method. We record inventory reserves for obsolete and slow-moving inventory. Inventory reserves are based on inventory obsolescence trends, historical experience and application of the specific identification method. For all periods presented, there were no inventory reserves recognized.

Property and equipment

        Property and equipment are stated at cost less accumulated depreciation and any recorded impairment. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Category	Estimated useful life
Store operating equipment	5 years
Office equipment and others	3 - 5 years
Leasehold improvements	Over the shorter of lease term or the estimated useful lives of the assets

        Repair and maintenance costs are charged to expense as incurred, whereas the costs of betterments that extend the useful life of property and equipment are capitalized as additions to the related assets. Retirements, sale and disposals of assets are recorded by removing the cost and accumulated depreciation with any resulting gain or loss reflected in the consolidated statements of comprehensive loss.

Fair value of financial instruments

        We apply ASC 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

        ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

          Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

          Level 2—Other inputs that are directly or indirectly observable in the marketplace.

          Level 3—Unobservable inputs which are supported by little or no market activity.

        ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

        Our financial instruments include cash and cash equivalents, short-term investments, accounts payable, receivables from online payment platforms, deposits, other receivables and payables, short-term bank borrowing, long-term borrowing, capital lease obligation and warrant liability. The warrant liability is measured at fair value. Other than the long-term borrowing and warrant liability, the carrying values of these financial instruments approximate their fair values due to their short-term maturities. The carrying amount of the long-term borrowing approximates its fair values since it bears an interest rate which approximates market interest rate. The warrant liability is initially measured at fair value on the issuance date, and subsequently re-measured at the end of each reporting period with an adjustment for fair value recorded to the current period expense.

Share-based compensation

        On January 18, 2019, the shareholders and Board of Directors of the Company approved the 2019 share option plan (the "2019 Plan"), which is administrated by the Board of Directors and has a term of 10 years from the date of adoption. Under the 2019 Plan, we reserved 158,031 ordinary shares of the Company for issuance to its eligible employees, officers, directors, business associates or any other individual as determined by the board of directors. The purpose of the 2019 Plan is to attract and retain exceptionally qualified individuals and to motivate them to exert their best efforts on behalf of the Group by providing incentives through granting awards. On January 18, 2019, the reserved 158,031 options were fully granted.

        We apply ASC 718, Compensation—Stock Compensation ("ASC718"), to account for employee share-based payments. In accordance with ASC 718, the Company determines whether an award should be classified and accounted for as a liability award or equity award. All of the Company's share-based awards to employees are equity awards that are recognized in the consolidated financial statements based on their grant date fair values. In accordance with ASC 718, we recognize share-based compensation costs for equity awards to employees with a performance condition based on the probable outcome of the performance condition. Compensation costs are recognized using the accelerated method if it is probable that the performance condition will be achieved. We early adopted ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting and account for forfeitures as they occur.

        We, with the assistance of an independent third party valuation firm, determined the fair value of the stock options granted to employees. The fair value of share options at the time of grant is determined using the binomial option-pricing model with the assistance of an independent third-party appraiser. The model requires the input of subjective assumptions, including the risk-free rate, the expected share price volatility, the expected dividends on the underling ordinary shares and the exercise multiple.

        The assumptions we adopted to estimate the fair value of share options granted were as follows::

For the three months ended March 31, 2019
Risk-free rate	2.79%
Expected volatility	41.06%
Expected dividend yield	0.0%
Exercise multiple	2.80
Life of options (years)	10.0

        These assumptions and estimates are as follows:

  •
  Expected volatility:  We historically have been a private company and lack information on our share price volatility. Therefore, we estimate our expected share price volatility based on the historical volatility of similar companies that are publicly traded. We will continue to apply this process until a sufficient amount of historical information regarding the volatility of our own share price becomes available.

  •
  Expected dividend yield:  We estimated this based on our expected dividend policy over the contractual life of the options.

  •
  Exercise multiple:  We did not issue options before and thus did not have an exercise pattern of our own options for reference. Accordingly, the exercise multiple is based on management's estimation by referencing to academic research publication, which we believe is a fair assumption for the time being until we can develop a pattern base on the exercise of our employee options.

  •
  Risk-free rate:  Risk-free rate for the period within the contractual life of the options are based on the U.S. Treasury yield curve at the time of grant.

  •
  Life of options:  Based on the term in the option agreements.

Fair value of ordinary shares

        Prior to our initial public offering, we were a private company with no quoted market prices for our ordinary shares. Therefore, we need to estimate the fair value of our ordinary share as at the grant dates of share-based compensation awards to our employees as one of the inputs into determining the grant date fair value of the award.

        We considered the use of three generally accepted valuation approaches: market, cost and income approach, and applied the method that we believe as the most appropriate in accordance with the guidelines outlined in the American Institute of Certified Public Accountants' Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, with the assistance of an independent third-party appraiser. The assumptions we used in the valuation model are based on future expectations combined with management's judgement, with inputs of numerous objective and subjective factors, to determine the fair value of ordinary shares. The factors that we considered include the following:

  •
  Our operating and financial performance;

  •
  Current business conditions and projections;

  •
  Our stage of development;

  •
  The prices, rights, preferences and privileges of our preferred shares relative to those of our ordinary shares;

  •
  The likelihood of achieving a liquidity event for our company's shares, such as an initial public offering;

  •
  Any adjustment necessary to recognize a lack of marketability for our ordinary shares; and

  •
  The market performance of industry peers.

        In order to determine the fair value of our ordinary shares underlying the share option grant, we first determined our equity value and then allocated the equity value to different classes of shares under liquidation, the redemption and the IPO scenarios, using a combination of the probability-weighted expected return method and the option pricing method. Under the liquidation and the redemption scenarios, option pricing method was adopted to allocate the value between convertible preferred shares and ordinary shares, and under the IPO scenario, total equity value was allocated to preferred shares and ordinary shares on an as-if converted basis.

        In determining our equity value, we used the discounted cash flow (DCF) method of the income approach as the primary valuation approach, and to cross-check the reasonableness of results derived under the income approach by the market approach.

        The DCF analysis is performed using the projected cash flows developed by management based on management's best estimates as of the valuation date. The determination of fair value requires complex and subjective judgments to be made regarding projected financial and operating results, our unique business risks, the liquidity of our shares and our operating history and prospects at the time of valuation. The major assumptions used in the DCF include:

  •
  Weighted average cost of capital, or WACC: The discount rates applied in the DCF were based on the WACCs determined after considering factors including risk-free rate, comparative industry risk, equity risk premium, company size and non-systematic risk factors.

  •
  Comparable companies: In deriving the WACCs, seven similar publicly traded companies were selected as our guideline companies.

  •
  Discount for lack of marketability, or DLOM: DLOM was estimated based on the value of a put option determined by using the Finnerty model and the Black-Scholes option-pricing model. The value of a put option serves as a proxy for the premium a willing buyer would pay to guarantee the marketability and price of the underlying asset in the future. The farther the valuation date is from an expected liquidity event, the higher the put option value would be and thus the higher the implied DLOM. The lower DLOM is used for the valuation, the higher is the determined fair value of the ordinary shares.

        The income approach involves applying appropriate discount rates to estimated cash flows that are based on earnings forecasts. The growth rates of our revenues, as well as major milestones that we have achieved, contributed to the fair value of the shares. However, fair value determination is highly subjective. The assumptions used in deriving the fair value are consistent with our business plan. These assumptions include: no material changes in the existing political, legal and economic conditions in China; our ability to retain competent management, key personnel and staff to support our ongoing operations; and no material deviation in market conditions from economic forecasts. These assumptions are inherently uncertain. The risks associated with achieving forecasts were assessed in selecting the appropriate discount rates.

        We believe the increase in the fair value of the ordinary shares of our company from US$269.05 per ordinary share as of December 31, 2018 to US$530.46 per ordinary share as of March 31, 2019 was primarily attributable to the following factors:

  •
  The impending launch of our initial public offering ("IPO"), which will provide us with additional capital, enhance our ability to access capital markets to grow business and enhance our profile and reputation;

  •
  As our company's preferred shares will be automatically converted into and re-designated as ordinary shares upon the completion of this offering, the increase in the estimated probability of a successful IPO results in an allocation of a higher portion of our company's equity value to ordinary shares;

  •
  As we progressed towards an IPO, the lead time to an expected liquidity event decreased, resulting in a decrease of DLOM from 8% as of December 31, 2018 to 5% as of March 31, 2019;

  •
  We entered into a Series B-1 preferred shares term sheet with a world-renounced asset management investor on March 28, 2019 to raise new primary capital. This would provide us with additional capital to develop our business and at the same time enhance the profile and reputation of our company, which in turn would facilitate a successful IPO. The sale and purchase agreement was signed subsequently on April 12, 2019 at a price of US$865.91 per share raising a total of approximately US$150.0 million and the transaction has been closed;

  •
  We adjusted our financial forecast to reflect the anticipated higher revenue growth rate and better financial performance in the future due to the increase in number of stores, cumulative number of transacting customers and net revenue during the first quarter of 2019 as mentioned below;

  •
  Firstly, our business grew rapidly since incorporation in 2017, and became the second largest but the fastest-growing coffee network in China with respect to the number of stores and cups of coffee sold, according to the Frost & Sullivan Report. From the first quarter of 2018, we expanded from a single trial store in Beijing to 2,073 stores in 22 cities as of December 31, 2018 and 2,370 stores in 28 cities in China as of March 31, 2019;

    •
    Secondly, our disruptive model has fulfilled the large unmet demand for coffee and cultivates a large and loyal customer base. Our cumulative number of transacting customers increased from 12.5 million to 16.9 million as of December 31, 2018 and March 31, 2019, respectively. In addition, our customer repurchase rate in 2018 was over 54%;

    •
    As a result, our quarterly net revenue grew significantly from RMB13.0 million during the first quarter of 2018 to RMB478.5 million during the first quarter of 2019. Despite the significant negative impact from the Chinese New Year holiday as some of our stores were closed during the entire holiday, our quarterly net revenue still grew by 3% from RMB465.4 million in the last quarter of 2018 to RMB478.5 million (US$71.3 million) in the first quarter of 2019; and

    •
    We recently recruited senior management and directors consisting of prominent business leaders and seasoned industry experts. The support from these experienced industry experts has enabled us to become more institutional and has strengthened the confidence of investors in our success.

        In accordance with the 2019 Plan, vested options will become exercisable after the IPO. Given that the inability of the employees to exercise these options or receive any ordinary shares until the completion of the IPO constitutes a performance condition that is not considered probable until the IPO completion date, we will not recognize any compensation expense until an IPO occurs. As such, no share-based compensation expenses was recognized for the quarter ended March 31, 2019. As of March 31, 2019, total unrecognized share-based compensation expense relating to the unvested 158,031 share options was estimated to be RMB289.8 million (US$43.0 million).

        Upon the completion of the IPO, we will immediately recognize expenses associated with options that are vested as of that date. In addition, we will also recognize any remaining compensation expenses over the remaining service requisite period using the accelerated method.

Internal Control over Financial Reporting

        Prior to this offering, we have been a private company with limited accounting and financial reporting personnel and other resources to address our internal controls and procedures. In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2018, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting. As defined in the standards established by the Public Company Accounting Oversight Board of the United States, a "material weakness" is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

        The material weaknesses identified are our company's lack of sufficient accounting and financial reporting personnel with requisite knowledge and experience in application of United States generally accepted accounting principles and Securities and Exchange Commission rules, and lack of financial reporting policies and procedures that are commensurate with U.S. GAAP and SEC reporting and compliance requirements.

        We are in the process of implementing a number of measures to address these material weaknesses identified, including: (i) hiring additional accounting and financial reporting personnel with U.S. GAAP and SEC reporting experience, (ii) expanding the capabilities of existing accounting and financial reporting personnel through continuous training and education in the accounting and reporting requirements under U.S. GAAP, and SEC rules and regulations, (iii) developing, communicating and implementing an accounting policy manual for our accounting and financial reporting personnel for recurring transactions and period-end closing processes, and (iv) establishing effective monitoring and oversight controls for non-recurring and complex transactions to ensure the accuracy and completeness of our company's consolidated financial statements and related disclosures.

        The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligation. See "Risk Factors—Risks Relating to Our Business and Industry—If we fail to implement and maintain an effective system of internal controls to remediate our material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of the ADSs may be materially and adversely affected."

        As a company with less than US$1.07 billion in revenue for our last fiscal year, we qualify as an "emerging growth company" pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company's internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions.

Holding Company Structure

        Luckin is a holding company with no material operations of its own. We conduct our operations through our PRC subsidiaries and consolidated VIE. As a result, our ability to pay dividends depends upon dividends paid by our subsidiaries and consolidated VIE. If our subsidiaries, our consolidated VIE or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

        In addition, our subsidiaries in China are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with the Accounting Standards for Business Enterprise as promulgated by the Ministry of Finance of the PRC, or PRC GAAP. Pursuant to the law applicable to China's foreign investment enterprise, our subsidiaries that are foreign investment enterprise in the PRC have to make appropriation from their after-tax profit, as determined under PRC GAAP, to reserve funds including (i) general reserve fund, (ii) enterprise expansion fund and (iii) staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of our subsidiary. Appropriations to the other two reserve funds are at our subsidiary's discretion. In accordance with PRC company laws, our consolidated VIE in China must make appropriations from their after-tax profit to non-distributable reserve funds including (i) statutory surplus fund and (ii) discretionary surplus fund. The appropriation to the statutory surplus fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the statutory surplus fund has reached 50% of the registered capital of our consolidated VIE. Appropriation to discretionary surplus fund is made at the discretion of our consolidated VIE.

        As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund raising activities to our PRC subsidiaries only through loans or capital contributions, and to our consolidated affiliated entity only through loans, in each case subject to the satisfaction of the applicable government registration and approval requirements. See "Risk Factors—Risks Relating to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering and our concurrent private placement to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business." As a result, there is uncertainty with respect to our ability to provide prompt financial support to our PRC subsidiaries and our VIE when needed. Notwithstanding the foregoing, our PRC subsidiaries may use their own retained earnings (rather than Renminbi converted from foreign currency denominated capital) to provide financial support to our consolidated affiliated entity either through entrustment loans from our PRC subsidiaries to our VIE or direct loans to such consolidated affiliated entity's nominee shareholders, which would be contributed to the consolidated variable entity as capital injections. Such direct loans to the nominee shareholders would be eliminated in our consolidated financial statements against the consolidated affiliated entity's share capital.

Quantitative and Qualitative Disclosures about Market Risk

Foreign currency exchange rate risk

        From July 21, 2005, Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The (depreciation) / appreciation of the U.S. dollars against Renminbi was approximately (3.9%) and 5.0% for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, respectively. The functional currency and the reporting currency of our Company are U.S. dollars and Renminbi, respectively. Both the functional currency and reporting currency of our Company's subsidiaries are Renminbi. Any significant revaluation of U.S. dollars may materially and adversely affect our earnings and shareholders' deficits in Renminbi given that a portion of our subsidiaries' cash and cash equivalents are denominated in U.S. dollars. A 5% depreciation of U.S. dollars against Renminbi may increase loss and shareholders' deficits by RMB8.2 million and RMB13.8 million (US$2.0 million) for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, respectively.

Currency convertibility risk

        We transact all of our business in Renminbi, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People's Bank of China, or the PBOC. However, the unification of the exchange rates does not imply that the Renminbi may be readily convertible into U.S. dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

Interest rate risk

        We are exposed to interest rate risk on our interest-bearing assets and liabilities. As part of our asset and liability risk management, we review and take appropriate steps to manage our interest rate exposures on our interest-bearing assets and liabilities. We have not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the year ended December 31, 2018 and in the three months ended March 31, 2019.

Recently Issued Accounting Pronouncements

        A list of recent relevant accounting pronouncements is included in Note 2 "Summary of Significant Accounting Policies" of our Consolidated Financial Statements.

INDUSTRY OVERVIEW

        China's rising urbanization and disposable income have been and are expected to continue to be the main growth engines of its coffee industry, and more and more people in China have begun to consume more coffee in their daily lives. However, compared to the developed countries, including other East Asian countries and regions, China's coffee market is still highly underdeveloped. The average coffee consumption has been relatively low and mostly dominated by non-freshly brewed coffee. Despite the increased demand from Chinese consumers, inconsistent qualities, high prices and inconvenience are the key pain points that hamper the growth of China's freshly brewed coffee consumption. With these pain points being gradually addressed, we expect coffee consumption to accelerate in China.

Overview of China's Coffee Industry

        China's coffee market has been undergoing significant growth in recent years. According to the Frost & Sullivan Report, the number of cups of coffee consumed in China has grown from 4.4 billion cups in 2013 (3.2 cups per capita) to 8.7 billion cups in 2018 (6.2 cups per capita), and is expected to further increase to 15.5 billion cups in 2023 (10.8 cups per capita). In terms of retail sales, the market has grown from RMB15.6 billion in 2013 to RMB56.9 billion in 2018, and is expected to reach RMB180.6 billion in 2023, representing a CAGR of 26.0% from 2018 to 2023.

China's coffee market size(1)

(1)
in terms of retail sales

Source:
the Frost & Sullivan Report

        Despite the rapid growth, China's coffee market is highly underpenetrated compared to those in the developed countries, including other East Asian countries and regions. According to the Frost & Sullivan Report, per capita coffee consumption in China is only 1.6% of that in the United States and only 2.5% of that in Hong Kong in 2018.

Per capita coffee consumption in 2018 (Number of cups)

Mainland China	Taiwan	Hong Kong	Japan	United States	Germany
6.2	209.4	249.5	279.0	388.3	867.4

        Similar to other developed countries and regions in Asia, we expect coffee consumption per capita in China to witness a phase of rapid growth as urbanization and disposable income continue to increase. For example, per capita coffee consumption in Japan increased by 3.2 times from 13.1 cups in

1963 to 42.0 cups in 1970. Taiwan and Hong Kong also experienced similar rapid growth rates in the 1980s and 1990s, leading up to their current coffee consumptions levels.

Freshly Brewed Coffee Market in China

        In China, coffee consumption in terms of cup volume has historically been dominated by non-freshly brewed coffee, including soluble coffee and ready-to-drink coffee.

        Compared to non-freshly brewed coffee, freshly brewed coffee is healthier, and has better preservation of aroma and flavor and more varieties of offerings. Hence, it is more popular in developed countries and regions. In 2018, the percentage of freshly brewed coffee consumed in Taiwan, the United States and Japan in terms of cup volume was 83.3%, 80.7% and 63.1%, respectively, while the same ratio in China was only 25.0%. The historical low penetration rate of freshly brewed coffee in China is primarily due to inconsistent qualities, high prices and inconvenience. With these pain points being gradually addressed, we expect China's per capita consumption of freshly brewed coffee to accelerate, increasing from 1.6 cups per capita in 2018 to 5.5 cups per capita in 2023. In terms of retail sales, freshly brewed coffee market has grown from RMB5.7 billion (36.7% of total coffee market) in 2013 to RMB39.0 billion (68.6% of total coffee market) in 2018, and will further grow to RMB157.9 billion (87.4% of total coffee market) in 2023, representing a CAGR of 32.3% from 2018 to 2023.

China's freshly brewed coffee market size(1)

(1)
in terms of retail sales

Source:
the Frost & Sullivan Report

Features and Trends of Coffee Market in China

        Consumption scenarios.    Freshly brewed coffee offered by coffee shops is typically consumed in two scenarios—(i) in stores or (ii) by pick-up or delivery. While in store consumptions allow customers to socialize or meet, due to the increasing utility driven demand in the fast-paced society, pick-up and delivery of freshly brewed coffee have been gaining momentum. According to the Frost & Sullivan Report, over 70% of unit cup sales in coffee shops in China in 2018 were pick-up or delivery orders.

        Higher consumption in tier I and tier II cities.    Consumption of freshly brewed coffee was higher and is expected to be higher in tier I and tier II cities. According to the Frost & Sullivan Report, the per capita consumption of freshly brewed coffee in tier I and tier II cities was 3.8 cups in 2018, 2.5 times of the overall per capita consumption (1.6 cups per capita) in China. Driven by rising urbanization and the fast-paced nature of the society, we expect that tier I and tier II cities will continue to drive the freshly brewed coffee consumption in China, with per capita consumption increasing to 11.0 cups in 2023, representing a CAGR of 23.5% from 2018 to 2023.

        Affordability of freshly brewed coffee.    According to the Frost & Sullivan Report, the average per cup price of freshly brewed coffee for the top 5 coffee chains in China as of December 31, 2017 was around RMB30. However, only 26% of respondents of an industry survey conducted by Frost & Sullivan in January 2019 are willing to pay for a cup of freshly brewed coffee at prices over RMB30. High price constrains the growth of the freshly brewed coffee market.

        New retail model.    China has the largest mobile internet user base in the world with 817 million users in 2018, which is expected to further grow to 1,085 million users by 2023. The widespread usage of mobile internet and prevalent adoption of mobile payment have paved way for the development of a technology-driven new retail model in the coffee industry in China, with companies using technology in all aspects of their business operations, from customer acquisition to purchase process to supply chain management, allowing them to achieve higher operational efficiency and lower costs.

        Cross selling opportunities.    The stickiness and high frequency of coffee consumption make coffee shops a natural hub to sell other food and beverage products, among others. For example, freshly made tea drinks, which are drinks combining tea with other ingredients such as milk, fruit, and tapioca pearl, have become very popular in China. According to the Frost & Sullivan Report, freshly made tea drinks had a market size of RMB68.0 billion in 2018. Coffee shops in China with strong customer loyalty are in good position to leverage their customer base and tap into the non-coffee products market, such as freshly made tea drinks market, and capture additional growth.

BUSINESS

        Our mission is to be part of everyone's everyday life, starting with coffee.

Overview

        We are China's second largest and fastest-growing coffee network, in terms of number of stores and cups of coffee sold, according to the Frost & Sullivan Report. We have pioneered a technology-driven new retail model to provide coffee and other products with high quality, high affordability and high convenience to our customers. We believe that our disruptive model has fulfilled the large unmet demand for coffee and driven its mass market consumption in China, while allowing us to achieve significant scale and growth since our inception.

        Driven by technology, our new retail model is built upon our mobile apps and store network.

  •
  Mobile apps:  Our mobile apps cover the entire customer purchase process, offering our customers a 100% cashier-less environment. This enhances our customer experience, improves our operating efficiency, and allows us to stay connected with our customers and engage them anytime, anywhere.

  •
  Store network:  While operating three types of stores, we strategically focus on pick-up stores, which accounted for 91.3% of our total stores as of March 31, 2019. Our pick-up stores have limited seating and are typically located in areas with high demand for coffee, such as office buildings, commercial areas and university campuses. This enables us to stay close to our target customers and expand rapidly with low rental and decoration costs.

        By disrupting the status quo of the traditional coffee shop model, we have gained significant cost advantages and provided attractive value propositions to our customers.

        Technology is at the core of our business. With our centralized technology system, we are able to simplify and standardize our operations, which allows us to improve operational efficiency and quickly expand and scale up our business. We leverage big data analytics and AI to analyze our customer behavior and transaction data, which enables us to continuously enhance our products and services, implement dynamic pricing and improve customer retention. We also leverage our proprietary technologies in store operations and supply chain to support our business, such as new store selection, inventory management and workforce management. Our focus on technologies has enabled us to operate efficiently, grow rapidly while maintaining quality control.

        We offer premium coffee and other high-quality products to our customers. We source premium Arabica coffee beans from prominent suppliers and engage World Barista Champion teams to design our coffee recipes. We procure coffee machines and coffee condiments from renowned global suppliers such as Schaerer. Our coffee has won numerous awards, including most recently the Gold Medal in the 2018 IIAC International Coffee Tasting competition. We also partner with reputable suppliers for our other products such as juices and light meals. Due to our scale, we are able to procure high-quality products from our suppliers at favorable prices.

        Since inception, we have successfully built a brand of distinguished value propositions—high quality, high affordability and high convenience. We have also been able to cultivate a large and loyal customer base and achieve strong growth. Within 18 months, we expanded from a single trial store in Beijing to 2,370 stores in 28 cities in China as of March 31, 2019. We had over 16.8 million of cumulative transacting customers as of March 31, 2019. In addition, our customer repurchase rate in 2018 was over 54%.

        China's coffee market is highly underpenetrated. Inconsistent qualities, high prices and inconvenience have hampered the growth of the freshly brewed coffee market in China. We believe that our model has successfully driven the mass market coffee consumption in China by addressing these pain points. We aim to become the largest coffee network in China, in terms of number of stores, by the end of 2019.

Our Strengths

Leading and Fastest Growing Player Driving Coffee Consumption in China

        We are China's second largest and fastest-growing coffee network, in terms of number of stores and cups of coffee sold, according to the Frost & Sullivan Report. We started our business in October 2017 and within 18 months, we expanded from a single trial store in Beijing to 2,370 stores in 28 cities in China as of March 31, 2019. In 2018, we sold close to 90 million coffee and other high quality product items. Since inception, we have successfully built a brand of distinguished value propositions—high quality, high affordability and high convenience. Our Luckin brand is one of the most recognized coffee brands in China, according to the Frost & Sullivan Report.

        China coffee industry is in its early stage and has huge growth opportunities. According to the Frost & Sullivan Report, the average coffee consumption per capita in China was only 6.2 cups in 2018, compared to 867.4 cups in Germany, 388.3 cups in the United States, 279.0 cups in Japan, 249.5 cups in Hong Kong and 209.4 cups in Taiwan. According to the Frost & Sullivan Report, the average coffee consumption per capita in China is expected to grow from 6.2 cups in 2018 to 10.8 cups in 2023, and the market size of China's freshly brewed coffee is expected to grow from RMB39.0 billion in 2018 to RMB157.9 billion in 2023, representing a CAGR of 32.3%.

        Inconsistent qualities, high prices and inconvenience are three key pain points hampering the growth of China's freshly brewed coffee market. We offer consumers coffee products with high quality, high affordability and high convenience to address these pain points. As we attract new coffee consumers and encourage existing consumers to consume more coffee, we contribute to the growth of China's coffee industry. According to the Frost & Sullivan Customer Survey, 82.4% of the participants indicated that they started to drink coffee more frequently since they became a customer of Luckin. We believe we are well-positioned to capture the future growth of China's coffee industry.

Pioneer of Disruptive New Retail Model

        Driven by technology, our new retail model is built upon our mobile apps and store network.

        Mobile apps:    Our mobile apps cover the entire customer purchase process, offering our customers a 100% cashier-less environment. This enhances our customer experience, improves our operating efficiency, and allows us to stay connected with our customers and engage them anytime, anywhere.

        Store network:    While operating three types of stores, we strategically focus on pick-up stores, which accounted for 91.3% of our total stores as of March 31, 2019. Our pick-up stores have limited seating and are typically located in areas with high demand for coffee, such as office buildings, commercial areas and university campuses. This enables us to stay close to our target customers and expand rapidly with low rental and decoration costs.

        Our new retail model disrupts the status quo of the traditional coffee shop model, gives us significant cost advantages and enables us to provide attractive value propositions to our customers.

Strong Technology Capabilities

        Technology is at the core of our business. With our centralized technology system, we are able to simplify and standardize our operations, which allows us to improve operational efficiency and quickly expand and scale up our business. Our technology covers every aspect of our business, from customer engagement, storefront operations to supply chain management, and enables us to leverage big data analytics and AI to analyze huge volume of data generated from our operations. Our focus on technologies has enabled us to improve our customer experience, operate efficiently, grow rapidly while maintaining quality control.

        We apply big data analytics to engage our customers, enhance our products and services and tailor our sales and marketing efforts towards each customer. We analyze massive volume of customer behavior and transaction data to improve customer retention and increase lifetime value. We also leverage our strong technology capabilities to streamline our storefront operations and optimize workforce management. Our smart scheduling system automatically schedules staff shifts and order assignments. We also have an automated in-store inventory management system that enables us to intelligently forecast demand, manage inventory, automatically place orders directly with suppliers, timely stock up our stores and limit overall wastage.

Superior Customer Propositions: High Quality, High Affordability and High Convenience

        We are dedicated to serving our customers. We have pioneered a technology-driven new retail model to provide coffee and other products with high quality, high affordability and high convenience to our customers.

        High Quality.    Our commitment to quality is uncompromising. We source premium Arabica coffee beans from prominent suppliers and engage World Barista Champion teams to design our coffee recipes. We procure coffee machines and coffee condiments from renowned global suppliers such as Schaerer. Our coffee have won numerous awards, including most recently the Gold Medal in the 2018 IIAC International Coffee Tasting competition. For all of our other products such as juices and light meals, we also partner with reputable suppliers. We also implement stringent quality control procedures and processes across our supply chain, from procurement to inventory and logistics, as well as in our day-to-day store operations. To increase transparency and build customer trust, we have installed cameras at each store so that customers can watch the coffee-making process in real-time through our mobile apps.

        High Affordability.    According to an industry survey conducted by Frost & Sullivan in January 2019, only 26.0% of the respondents are willing to pay for a cup of freshly brewed coffee at prices over RMB30. We are able to offer affordable freshly brewed coffee and other high-quality products because we have achieved sustainable cost advantages. Our technology-driven new retail model allows us to significantly lower our operating costs. In addition, due to our scale, we are able to procure high-quality products from our suppliers at favorable prices. As a result, we can pass a portion of the cost savings to our customers.

        High Convenience.    Our mobile apps and expansive store network make our coffee and other high-quality products accessible to consumers. Our customers can easily pick up coffee or other high-quality products from our extensive store network. Our customers can use our mobile apps to easily locate nearby stores, place orders in advance without queuing, make payment and receive real-time order update status. We guarantee 30-minute delivery for our delivery orders. In March 2019, approximately 99.7% of our delivery orders were delivered on time.

        According to the Frost & Sullivan Customer Survey, we ranked higher than other premium freshly brewed coffee brands in terms of affordability, proximity to customers and convenience, mobile app experience and overall customer experience.

Our Strategies

Serve More People More Frequently

        China's coffee market is highly underpenetrated. We will continue to target mass market through multi-channel branding and marketing campaigns to attract more new customers.

        We plan to increase customer purchase frequency. We will continue to analyze customer behavior and transaction data to more accurately identify their needs and tailor our sales and marketing efforts towards each customer. By matching customers' needs with our high-quality and affordable product offerings, we expect to improve customer retention.

Expand Our Store Network

        We will continue to expand our store network to new regions and cities in China. We will also increase the density of our store network in areas with high demand for coffee in our existing markets. The expansion of our store network will enable us to serve more customers and get closer to our customers.

Introduce New Product Offerings

        We plan to enrich our product offerings and capture more cross-selling opportunities by introducing selective new products that are complementary to our existing offerings and fulfill our target customers' daily needs. We believe that diversifying our product offerings will increase customer purchase frequency and increase our revenue.

Continue to Invest in Technology

        We will continue to invest in technology. We will focus on improving our technology infrastructure, promoting our system security and applying new technologies, which will further support our rapid expansion, improve our operational efficiency, and ensure quality control.

Our Mobile Apps

        Our mobile apps offer customers a 100% cashier-less environment, enabling them to purchase coffee and other product items at their fingertips. As of March 31, 2019, we had over 16.8 million cumulative transacting customers. In 2018, 91.3% of new customers were acquired and 95.6% of the orders were made through Luckin mobile app, which were further supplemented by our Weixin mini-program and other third-party platform.

        Our mobile apps cover the entire customer purchase process with user-friendly interfaces. Through our mobile apps, our customers can easily choose the nearest store automatically recommended and view other store options, place orders in advance without queuing, make payment, watch live streams of the coffee-making process and receive real-time order status updates.

        We offer an array of product selections, including coffee, non-coffee drinks, snacks, light meals and other products. Leveraging our big data analytics and AI capabilities, our mobile apps automatically customize the menu for our customers based on their purchase history and preferences, displaying the products they frequently purchase at the top of their menu and provide suggestions for other items. Once a customer adds his or her preference settings for a drink to favorites, our mobile apps also display their preference settings for the same drink the next time he or she places an order.

        All our stores offer pick-up and/or delivery options. When placing orders, customers can choose between these two options and our mobile apps will give our customers estimated time for pick-ups or deliveries. Customers placing pick-up orders may specify the stores where they plan to pick up or dine-in. Delivery orders are assigned to the most suitable stores based on a number of factors such as the stores' distance to the customers, order processing capacity and inventory.

        Our mobile apps offer multiple payment options to our customers. We accept payment through major third-party payment service providers in China, namely Weixin Pay, Alipay and UnionPay. Customers may also purchase our drinks using the vouchers stored in the "Coffee Wallet" of our Luckin mobile app.

        Leveraging our big data analytics and AI capabilities, we have adopted a dynamic pricing model where we use algorithms to adjust and apply different discounts to our customers with different consumption preferences in the form of coupons and discount vouchers, taking into account a number of factors, including costs of materials and customer demand. Specifically, we analyze customer behavior and transaction data to more accurately identify their needs and tailor our sales and marketing efforts towards each customer.

        To provide our customers with real-time updates on their orders, we have specially designed a live-streaming feature in our mobile apps to give our customers the option to watch the entire coffee-making process after placing their orders. This feature helps us build trust among our customers and also offers them a novel customer experience.

        We notify customers via short messaging service, Weixin message and in-app notifications. This way, our customers can pick up their orders without queuing up at the stores. For delivery orders, we partner with our delivery service providers and provide real-time location, delivery rider contact details and estimated arrival time on our mobile apps. See "—Customer Services."

        Furthermore, we have additional features on our mobile apps for corporate account customers. Our corporate clients may grant authorization to their employees so that their employees can place orders via the corporate account and enjoy corporate prices.

Our Store Network

Our Store Portfolio

        We are China's second largest and fastest-growing coffee network, in terms of number of stores as of December 31, 2018, according to the Frost & Sullivan Report. All of our stores are self-owned and located in the economically vibrant regions in China. We operate three types of stores, namely pick-up stores, relax stores and delivery kitchens, for different purposes. We strategically focus on pick-up stores, which are typically located in areas with high demand for coffee, such as office buildings, commercial areas and university campuses. This enables us to stay close to our target customers and expand rapidly with low rental and decoration costs.

        We opened our first trial store in October 2017, and have rapidly expanded our store network. As of March 31, 2019, we had 2,370 stores in operation across 28 cities, including 2,163 pick-up stores, 109 relax stores and 98 delivery kitchens. The table below sets forth a breakdown of our stores by store formats as of each quarter-end since the commencement of our operation in October 2017.

	As of
	December 31, 2017		March 31, 2018		June 30, 2018		September 30, 2018		December 31, 2018		March 31, 2019
	# of stores	% of total stores	# of stores	% of total stores	# of stores	% of total stores	# of stores	% of total stores	# of stores	% of total stores	# of stores	% of total stores
Pick-up stores	4	44.4%	83	28.6%	356	57.1%	903	75.9%	1,811	87.4%	2,163	91.3%
Relax stores	5	55.6%	15	5.2%	22	3.5%	45	3.8%	86	4.1%	109	4.6%
Delivery kitchens	—	—	192	66.2%	246	39.4%	241	20.3%	176	8.5%	98	4.1%

Total	9	100.0%	290	100.0%	624	100.0%	1,189	100.0%	2,073	100.0%	2,370	100.0%

        Our store network covered 28 cities across 16 provinces and municipalities, the majority of which are tier I and tier II cities. The following map illustrates our store network as of March 31, 2019.

  Our network

Pick-up Stores

        We strategically focus on pick-up stores, which accounted for 91.3% of our stores as of March 31, 2019. Pick-up stores are small-sized stores where our customers can pick up their orders or have their orders delivered to them. We leverage delivery services to achieve greater geographic coverage and serve more customers when we expand into new areas and cities. As our pick-up store network density increases, it becomes more convenient for customers to pick up orders from nearby stores and hence the demand for delivery typically decreases. Our delivery orders as a percentage of total orders was 61.7% in the first quarter of 2018 and 62.2% in the second quarter of 2018, which decreased to 51.4% in the third quarter of 2018 and 40.8% in the fourth quarter of 2018 and further to 27.7% in the first quarter of 2019.

        Our pick-up stores are typically located in areas with high demand for coffee, such as office buildings, commercial areas and university campuses. These stores generally range from 20 to 60 square meters in size and have limited seating. Such store set-up allows us to get closer to our customers and expand rapidly by virtue of the low rental and decoration costs. Most of our pick-up stores are located within 500 meters of populated areas, according to the Frost & Sullivan Report. We expect to further increase the density of our pick-up store network.

Relax Stores

        We open relax stores for branding purpose. Our relax stores accounted for 4.6% of our stores as of March 31, 2019. Relax stores are generally spacious and larger than 120 square meters in size.

Delivery Kitchens

        We have opened delivery kitchens in order to achieve broader customer coverage. We sometimes expand into a new city or area initially in the form of delivery kitchens as they can be set up quickly with low costs. Since our delivery kitchens only serve delivery orders, we effectively reduce rental and decoration expenses. Once we have identified sufficient market demand and suitable sites for pickup stores, we might close down the delivery kitchens and open pick-up stores to better serve the demands of our customers. As of March 31, 2019, delivery kitchens accounted for 4.1% of our stores.

Store Network Expansion and Development

        Our store network strategically focuses on economically vibrant regions in China. We typically locate our stores in areas with high demand for coffee, such as office buildings, commercial areas and university campuses.

        When entering a new city, we strategically set up pick-up stores and delivery kitchens to quickly reach to more customers through delivery service and accumulate valuable transaction data. We analyze such data to generate a "heat map" highlighting the areas with high transaction volume of delivery orders in real time, which indicates strong demand for our products. The heat map enables us to precisely identify customer demand and guides us for network expansion plan.

  Site Selection

        Our headquarters decide on new cities for expansion, and set guidelines for site selection, and our city branches are responsible for daily execution of store development related work streams. Leveraging big data analytics, our strategic expansion team at city branches conducts in-depth market research to locate potential store sites.

  Licenses and Compliance

        We have standard internal protocols in place guiding city branches and strategic expansion team in obtaining necessary licenses and permits before opening our stores, including but not limited to business licenses, food safety licenses and environmental impact assessment filings. However, given local PRC administrative authorities vary in interpreting, implementing and enforcing relevant laws and regulations, we might not be able to obtain all applicable licenses and permits in a timely manner. See "Risk Factors—Risks Relating to Our Business and Industry—Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations." Nevertheless, our management is of the view and our PRC legal counsel concurs that the risk of material loss arising from the lack of timely obtaining licenses and permits is remote.

  Store Renovation and Other Preopening Preparation

        We have an in-house renovation team responsible for the renovation and decoration of our stores. To maintain our consistent brand image and store quality, our headquarters prepare the design of all stores. We adopt standardized design for our pick-up stores and delivery kitchens, and such standardization allows us to carry out renovation procedures effectively, and recycle furnishing materials efficiently. In 2018, the average renovation and decoration expenses per our store was around RMB189,000.

        As part of the preopening preparation, we install machines, equipment and procure raw materials as well as other materials and consumables. Typically, each of our stores is equipped with two to three coffee machines and other equipment, such as ice machine and freezer. In 2018, the average expenses for the procurement of coffee machines per our store was around RMB116,000. For more information on procurement, see "—Procurement."

Our Product Offerings

        We offer a wide variety of high-quality food and beverage items, mainly freshly brewed coffee and non-coffee drinks, that have strong demand and can be produced in bulk with standardized process and consistent quality. We offer both hot and iced freshly brewed coffee such as Americano, Latte, Cappuccino, Macchiato, Flat White and Mocha, and from time to time also offer specialty coffee based on market and seasonal trends. Our coffee recipes are tailored to Chinese customers' palette based on results of extensive study and research.

        We also work with reputable suppliers to offer pre-made beverages, such as juices, and pre-made food items, such as pastries, sandwiches, snacks and lunch sets.

        We are committed to maintaining and improving product quality. We source premium Arabica coffee beans from prominent suppliers and engage World Barista Champion teams to design our coffee recipes. We procure coffee machines and coffee condiments from renowned global suppliers such as Schaerer. Our coffee has won numerous awards, including most recently the Gold Medal in the 2018 IIAC International Coffee Tasting competition. We also partner with reputable suppliers for our other products such as juices and light meals. See "—Procurement."

Delivery Services

        We fulfill customer orders with speedy delivery so that they can enjoy our coffee and other products on time. We currently charge customers RMB6 for each delivery order while offering them free delivery services if the total order value (based on item listed price) meets the free delivery threshold. In January 2019, we increased our free delivery threshold from RMB35 to RMB55 to encourage customers to pick up orders themselves. With the increased density of our pick-up stores, the demand for delivery typically decreases. We have outsourced delivery services mainly to S.F.

Express, China's leading delivery services company, and various selected local delivery companies, and have integrated our back-end system with those of our delivery service providers. This way, we are able to improve order-rider matching based on our store location, customer locations and real-time locations of delivery riders, and monitor and track the delivery process. We guarantee 30-minute delivery and immediately reimburse customers for any delivery delays or spillage. In March 2019, approximately 99.7% of our orders were delivered on time.

Customer Services

        Leveraging our new retail model and strong technology capabilities, we stay connected with our customers and engage them anytime, anywhere. We also offer our customers a 100% cashier-less environment, limite their queuing time, and enable them to purchase coffee and other product items at their fingertips. See "—Our Mobile Apps" and "—Our Store Network."

        Our mobile apps enable us to track each order placed with us. We evaluate and track our customers' feedbacks 24/7 through our mobile apps, Weixin official account and other social media channels. Our customers can ask questions, provide reviews and file complaints through our mobile apps or Weixin official account or call our service representatives. We leverage self-service tools and AI-powered automated customer service chatbots to answer frequently asked questions from our customers efficiently, and also engage a dedicated customer service team to address more complicated issues.

        We value our customers' opinion and encourage our customers to give reviews. We regularly analyze our customer feedback, through which we identify causes of customer dissatisfaction and improve our products and services accordingly. To motivate and maintain high-quality customer services at storefronts, we consider customer feedback a key performance indicator when evaluating individual store performance.

Branding, Marketing and Sales

        Since inception, we have successfully built a brand of distinguished value propositions—high quality, high affordability and high convenience. Our branding, marketing and sales efforts are driven by our strong technology capabilities. Our superior brand and distinguished value propositions allow us to expand our business through word-of-mouth.

        We have adopted a multi-channel branding and advertising approach through expansion of our relax stores, engaging brand ambassadors such as famous Chinese actress Wei Tang, actor Zhen Zhang and world-renowned baristas, collaborating with popular culture icons, sponsoring events and movies, and initiating viral and interactive marketing and advertising.

        We leverage our existing customer base and their social networks to promote our products. We encourage existing customers to invite their friends to register with us by offering free coffee to both existing customers and new customers. Furthermore, through the "Send Coffee" feature in our mobile apps, existing customers can share or give their vouchers to their friends and families as red packets with personalized blessing messages.

        We also leverage big data analytics and strategically place Weixin ads offering coupons and vouchers to attract customers. With the latest location based service ads feature, we are able to geo-target our customers. For instance, we place Weixin Moments ads, in which we provide our potential customers with the information of nearby new store openings, upcoming sales events and seasonal offerings. In addition, people who use Weixin Pay near our stores may receive our coupons in the form of banner ads. Those who click on these ads will be directed to our Weixin mini-program where they can easily place orders with us.

        We frequently launch sales events, especially during holiday seasons, and offer discounts when we introduce new products. To retain customers and encourage repurchases, we give our customers tailored coupons from time to time primarily based on their previous purchases, and reward customers for topping up their Coffee Wallet account balances with vouchers.

        We offer special discounts to corporate clients and their employees to purchase our products. We have also opened our application programming interface to corporations with membership programs, where the corporations pay for our products in bulk in advance, and their members can then redeem these products.

Procurement

        We source a variety of high-quality raw materials, including coffee beans and coffee condiments, as well as pre-made food and beverage items, from selected suppliers. We also purchase different machines, such as coffee machines and ice machines, packaging materials and other consumables in bulk from our suppliers. Due to our significant scale, we are able to procure high-quality products from our suppliers at favorable prices. We maintain good relationships with our suppliers, and as of the date of this prospectus, we have not experienced any material disputes and supply shortage with our suppliers.

        We have a dedicated procurement team responsible for the procurement of raw materials, machines and equipment, packaging materials and consumables based on inventory availability, number of stores and marketing events, and leverages the inventory analysis of our smart supply chain management system to decide order placement. We have designed stringent quality control standards and enforced comprehensive quality control measures covering supplier selection, quality inspection and testing.

Coffee Beans

  Suppliers

        We source premium Arabica coffee beans from renowned plantations in Guatemala, Brazil, Ethiopia and Colombia. We mainly procure roasted coffee beans from an affiliate of Yeuan Yeou Enterprise Co., Ltd., a well-known roasting company in Taiwan. We have recently also commenced cooperation with UCC Ueshima Coffee Co., Ltd., one of the largest roasting companies in Asia. To solidify our control over the process of sourcing and roasting coffee beans, we incorporated a joint venture in May 2018 with one of our roasted coffee bean suppliers, and as of the date of the prospectus, the joint venture has not commenced operation. In addition, in April 2019, we and Louis Dreyfus Company Asia Pte. Ltd., an affiliate of our concurrent private placement investor, Louis Dreyfus Company B.V., a leading merchant and processor of agricultural goods, agreed that two parties intend to incorporate a joint venture for constructing and operating a coffee roasting plant in China.

  Quality Control

        We set detailed specifications for the raw coffee beans procured by our roasted coffee bean suppliers, including size, taste and moisture based on their origin and grades. Together with our roasted coffee bean suppliers, we screen for defected beans in each batch of raw coffee beans through sampling to ensure that they meet our specifications before admitting them to roasting.

        We set the quality control standards for the testing process of roasted coffee beans. We work with our coffee bean suppliers and a third party inspection agency in conducting various testings on roasted coffee beans. Our roasted coffee bean suppliers conduct the first round of physical and chemical properties testing on the roasted coffee beans, and deliver the batches that passed the test to us. Upon receipt, we conduct another round of similar testing together with a third-party inspection agency, and return any batch with high defect rate.

Coffee Condiments

  Suppliers

        Coffee condiments, mainly dairy products and syrup, are crucial to the overall quality of our coffee. We source our dairy products, mainly milk and cream, from leading suppliers to ensure their freshness and syrup mainly from distributors of imported syrup.

  Quality Control

        Similar to coffee beans, we have in place stringent quality control measures regarding coffee condiments. For example, we work with our dairy suppliers in conducting various testings on dairy products.

Pre-Made Food and Beverage Items

  Suppliers

        We purchase high-quality pre-made food and beverage items, including juices, water, pastries, wraps and lunch sets, from a few selected national, regional and local sources. We are actively seeking additional suppliers to increase our product offerings.

  Quality Control

        We require our suppliers to supply products according to agreed-upon specifications, including weight and packaging requirements for standardized products and weight of each ingredient, plate presentation and production procedures for customized products, and are entitled to return any products which fail to meet such standards.

Machines and Equipment

  Suppliers

        We use premium coffee machines and other machines and equipment from renowned global suppliers, such as Schaerer. We primarily procure coffee machines directly from manufacturers and rely on a combination of manufactures and distributors for other machines and equipment.

  Quality control

        Our coffee machines and other machines generally come with one to two years' warranty, during which period the manufacturers will provide training on installation and maintenance of the machines and also provide free repair and maintenance services. We have also assembled an engineering team which is in charge of daily repair and maintenance of machines. We have a centralized monitoring system that automatically monitors the performance of our coffee machines and promptly reports any repair and maintenance requests. We are in the process of integrating all our coffee machines into our centralized monitoring system.

Packaging Materials and Other Consumables

  Suppliers

        In addition to food and beverage items, we procure a broad range of paper and plastic products, such as cups, straws and cutlery, from a number of suppliers.

  Quality control

        We inspect the categories, specifications and qualities of our packaging materials and other consumables supplies against our standards set out in the respective supply agreements.

Warehouse and Fulfillment

        We do not own any warehouses, and currently cooperate with three third-party warehouse and fulfillment service providers, such as HAVI, DHL and CJ Rokin, for our inventory storage, fulfilments between warehouses, and fulfilments from warehouses to our stores. Our warehouse and fulfillment service providers are responsible for the management of our inventory stored at their warehouses, in collaboration with our employees we assign to these warehouses. As of March 31, 2019, we leased 20 warehouses across China.

        We maintain an intelligent warehouse management system and order management system that are integrated with the systems of our warehouse and fulfilment service providers. Our systems enable real-time analysis of sales status at each store and automated order placement with our leased warehouses for replenishment purpose. We are also able to track inventory level at each leased warehouse in real-time, and monitor and administer warehouse operations from the moment goods enter the warehouses until they are dispatched and delivered to our stores.

Quality Control

        We pay close attention to quality control, monitoring each step in the food and beverage preparation process from procurement to production and from warehousing to delivery.

        Suppliers.    We carefully select our suppliers through a stringent selection process, and assess the performance of our suppliers on a regular basis. During the supplier selection process, we review their qualifications and conduct site visits. Once the suppliers are on board, we monitor their daily operations and conduct regular evaluations. In our agreements with suppliers, we have in place anti-kickback policies to ensure the integrity of our quality control and procurement system.

        Inventories.    We assign a number of our staff to each leased warehouse, who monitor the operation of the leased warehouses to make sure that inventories are well categorized and properly stored, that our suppliers and warehouse and fulfillment service providers are following our quality control protocols, and that any defective goods are immediately disposed.

        Stores.    We have established an efficient reporting structure and mechanism for monitoring the daily operations of our stores. We are determined to maintain high level and consistent service quality across all of our stores. We have detailed employee code of conducts, including specific requirements on the usage and storage of raw materials and other food and beverage items, equipment handling, store environment and delivery service management. We regularly evaluate the performance of our store managers and employees, the results of which are linked to their performance-based salary and promotion opportunities.

        We also frequently conduct environmental microbiological testing at our stores to ensure a hygienic coffee-making environment, and initiate proposals from time to time to improve our store operations and enhance customer experience.

Technology

        Technology is at the core of our business. Our technology covers every aspect of our business, from customer engagement, storefront operations to supply chain management. We leverage our big data analytics and AI to analyze huge volume of data generated from our operations and continously improve our systems. Our focus on technologies has enabled us to optimize customer experience operate efficiently, grow rapidly while maintaining quality control.

        We apply big data analytics to engage our customers. As we learn our customers' preferences, we are able to recommend products to them with more precision and personalize their menus for easy ordering. Moreover, as we gather more customer behavior data, we can implement dynamic pricing to retain customers and increase repurchases by offering customized discounts.

        We leverage our strong technology capabilities to streamline our storefront operations and optimize workforce management. Our smart scheduling system automatically schedules staff shifts and order assignments. We also have an automated in-store inventory management system that connects our stores with our warehouses, which analyzes sales, supply and inventory status for each store in real-time, and enables us to timely and sufficiently stock up our stores and limit overall wastage.

        Our smart supply chain management system integrates intelligent warehousing management and order management functions, enables us to accurately predict demand and manage our inventory. Supported by our strong data analytics capabilities and smart supply chain management system, we are able to intelligently forecast demand, analyze inventory and place orders directly with suppliers, which allows us to further reduce our procurement costs and improve operational efficiency.

Intellectual Property

        We develop and protect our intellectual property portfolio by registering our trademarks, copyrights and domain names. As of the date of this prospectus, we own 101 registered trademarks with the Trademark Office of the PRC State Administration for Industry & Commerce, two copyrights with the PRC State Copyright Bureau, and two domain names with Ministry of Industry and Information Technology.

        In addition, we entered into standard employee confidentiality agreement with our technology development employees, which provides that the employees own confidentiality obligations in relation to our trade and technology secrets and we own intellectual property rights developed in-house.

User Privacy and Data Security

        Various laws and regulations, such as the Cyber Security Law of the PRC, govern the collection, use, retention, sharing, and security of the personal data we receive from and about our users. Privacy groups and government bodies have increasingly scrutinized the ways in which companies link personal identities and data associated with particular users with data collected through the internet, and we expect such scrutiny to continue to increase. We have adopted policies, procedures and guidelines to comply with these laws and regulations and protect the personal privacy of our customers and the security of their data. Our board of directors has general oversight power over cybersecurity issues and delegates the daily supervision responsibility to our chief executive officer, Ms. Qian. The head of our IT department directly reports cybersecurity status to Ms. Qian, and in case of a cybersecurity incident, Ms. Qian will report the incident to our board of directors to take appropriate and timely measures in response to the incident. See "Risk Factors—Risks Relating to Our Business and Industry—Our business generates and processes a large amount of data, which subjects us to governmental regulations and other legal obligations related to privacy, information security and data protection. Any improper use or disclosure of such data by us, our employees or our business partners could subject us to significant reputational, financial, legal and operational consequences."

Property

        Our principal executive office is located in Xiamen, China with an aggregate area of approximately 8,723.2 square meters.

        We lease all of our store premises and office space. For more information on our stores, see "—Our Store Network."

Employees

        We endeavor to cultivate employees with talent, passion, and strong learning abilities.

        We had 512 full-time employees and nil part-time employee as of December 31, 2017, 9,240 full-time employees and 12,667 part-time employees as of December 31, 2018 and 8,485 full-time employees and 8,160 part-time employees as of March 31, 2019, all of whom were based in China. As of March 31, 2019, our employees consisted of 14,713 store operation employees, 630 store development employees, 811 technology development employees, 436 general and administration employees and 59 sales and marketing employees.

        We formulate our recruitment plan considering our expansion plan and the human resources needs for existing stores and stores in pipeline. Our full-time employees go through a thorough recruitment and assessment process with HR and operations manager while our part-time employees are usually interviewed by store managers of the respective stores.

        We provide our employees with comprehensive trainings. We train our employees vigorously mainly through our Luckin University, offering them both self-developed programs and external courses. We provide both online and offline training for our storefront staffs to sharpen their skills.

        We enter into standard employment contracts with our full-time employees. In addition to salaries and benefits, we provide performance-based bonuses for our full-time employees and commission-based compensation for our sales and marketing teams. Under PRC law, we participate in various employee social security plans that are organized by municipal and provincial governments for our PRC-based full-time employees, including pension, medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and housing insurance. We enter into part-time employment contracts with our part-time employees and we pay salaries based on the time the part-time employees work per day. We are required under PRC law to make contributions to employee benefit plans for our PRC-based full-time employees at specified percentages of the salaries, bonuses and certain allowances of such employees, up to a maximum amount specified by the local governments in China and we also are required to make contributions to the work-related injury insurance for the part-time employees. For risk in relation to our contribution for employee social security plans, see "Risk Factors—Risks Relating to Doing Business in China—We may be subject to additional contributions of social insurance and housing fund and late payments and fines imposed by relevant governmental authorities.

        As of March 31, 2019, we also engaged a small number of dispatched workers from independent third-party employment agencies to support storefront-related work.

        We maintain a good working relationship with our employees, and as of the date of this prospectus, we have not experienced any material labor disputes in the past. None of our employees are represented by labor unions.

Competition

        We face intense competition in China's coffee industry. Our current or potential competitors are mainly coffee shop operators.

        We believe that the principal competitive factors in China coffee industry include the following:

  •
  Store network;

  •
  Product quality and safety;

  •
  Product pricing;

  •
  Supply chain management and operating efficiency;

  •
  Quality of customer services;

  •
  Brand recognition and reputation;

  •
  Effectiveness of sales and marketing; and

  •
  Customer experience

        We believe that we are well-positioned to effectively compete on the basis of the factors listed above. However, our competitors may have longer operating history, greater brand recognition, more capital, better supplier relationships and larger customer base. For discussion of risks relating to our competitor, see "Risk Factors—Risks Relating to Our Business and Industry—We face intense competition in China's coffee industry and our products are not proprietary. If we fail to compete effectively, we may lose market share and customers, and our business, financial condition and results of operations may be materially and adversely affected."

Compliance, Licenses and Permits

        For compliance requirements related to our business, including applicable licenses and permits, see "Regulation." For risks in relation to deficiencies of applicable license and permits, see "Risk Factors—Risks Relating to Our Business and Industry—Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations."

Legal Proceedings

        From time to time, we are subject to legal proceedings and claims arising in the ordinary course of our business. As of the date of this prospectus, we were not involved in any litigation, arbitration or administrative proceedings pending or, to our knowledge, threatened against us that could have a material and adverse effect on our business, financial condition or results of operations.

Insurance

        We provide social security insurance including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits for our employees. Consistent with customary industry practice in China, we do not maintain business interruption insurance, nor do we maintain product liability insurance or key-man life insurance.

 REGULATION

        This section sets forth a summary of the most significant rules and regulations that affect our business activities in China or our shareholders' rights to receive dividends and other distributions from us.

Regulations on Food Safety and Licensing Requirement for Customer Food Services

Food Safety Law

        In accordance with the Food Safety Law of the PRC, or the Food Safety Law, as effective on June 1, 2009 and most recently amended on December 29, 2018, the State Counsel implements a licensing system for the food production and trading. A person who engages in food production, food selling or catering services shall obtain the license in accordance with the Food Safety Law.

        According to the Food Safety Law, the State Council shall establish a food safety committee whose duties shall be defined by the State Council. The food safety supervision and administration department under the State Council shall exercise supervision and administration over food production and trading activities according to the duties defined by the Law and the State Council. The health administrative department under the State Council shall organize the implementation of risk monitoring and risk assessment of food safety according to the duties defined by the Food Safety Law, and shall formulate and issue national food safety standards together with the food safety supervision and administration department under the State Council. Other relevant departments under the State Council shall carry out relevant food safety work according to the duties defined by the Food Safety Law

        The Food Safety Law sets out, as penalties for violation, various legal liabilities in the form of warnings, orders to rectify, confiscations of illegal gains, confiscations of utensils, equipment, raw materials and other articles used for illegal production and operation, fines, recalls and destructions of food in violation of laws and regulations, orders to suspend production and/or operation, revocations of production and/or operation license, and even criminal punishment.

        The Implementation Rules of the Food Safety Law, as effective on July 20, 2009 and amended on February 6, 2016, further specify the detailed measures to be taken and conformed to by food producers and business operators in order to ensure food safety as well as the penalties that shall be imposed should these required measures not be implemented.

Food Operation Licensing

        On August 31, 2015, China Food and Drug Administration promulgated the Administrative Measures for Food Operation Licensing, which was amended on November 17, 2017. According to the Administrative Measures for Food Operation Licensing, a food operation license shall be obtained in accordance with the law to engage in food selling and catering services within China. The principle of one license for one site shall apply to the licensing for food operation, that is, a food operator shall obtain a food operation license to engage in food operation activities in one operation site. Food and drug administrative authorities shall implement classified licensing for food operation according to food operators' types of operation and the degree of risk of their operation projects.

        The issuance date of a food operation license is the date when the decision on granting the license is made, and the license is valid for five years. Food operators shall hang or place their food operation license originals in prominent places of their operation sites. Where the licensing items which are indicated on a food operation license change, the food operator shall, within ten business days after the changes take place, apply to the food and drug administrative authority which originally issued the license for alteration of the operation license. Those who fail to obtain a food operation license and engage in food operation activities shall be punished by the local food and drug administrative authorities at or above the county level according to Article 122 of the Food Safety Law that the authorities shall confiscate their illegal income, the food or food additives illegally produced or dealt in, and the tools, equipment, raw materials, and other items used for illegal production or operation; and impose a fine of not less than RMB50,000 but not more than RMB100,000 on them if the goods value of the food or food additives illegally produced or dealt in is less than RMB10,000 or a fine of not less than 10 times but not more than 20 times the goods value if the goods value is RMB10,000 or more.

Online Catering Services

        In accordance with Measures for the Supervision and Administration of the Safety of Food Offered through Online Catering Services, as effective on January 1, 2018, Online catering service providers shall have their own physical stores and have obtained the food operation licenses according to the law, and shall carry out business activities pursuant to the business forms and business items specified on their own food operation licenses, and they shall not do business beyond the business scope. The provider of a third-party online catering service platform shall, within 30 business days upon approval by the competent communications department, undergo the recordation formalities with the provincial food and drug supervision and administration department at the place where it is located. A catering service provider with a self-built website shall, within 30 business days after undergoing the recordation formalities with the competent communications department, undergo the recordation formalities with the food and drug administrative authority at the county level at the place where it is located. The headquarter of a catering service chain company which provides online trading service for its stores by its website shall be governed by reference to the requirements on providers of third-party online catering service platforms.

Regulations on Single-Purpose Commercial Prepaid Cards

        The Administrative Measures for Single-Purpose Commercial Prepaid Cards (for Trial Implementation) was issued on September 21, 2012, and amended on August 18, 2016. The law applies to business in the retail industry, accommodation and catering industry, and resident service industry that conduct single-purpose commercial prepaid card business within China. A card issuer shall undergo filing formalities within 30 days from the day it conducts single-purpose card business. Where a card issuer violates the above requirement, the local commerce department at or above the county level at the place where the violation occurs shall order the enterprise to make corrections within a prescribed time limit; and if the card issuer fails to do so within the time limit, it shall be imposed upon a fine of more than RMB10,000 but less than RMB30,000.

Regulations on Environmental Protection

Environmental Protection Law

        The Environmental Protection Law of the PRC, or the Environmental Protection Law, was promulgated and effective on December 26, 1989, and most recently amended on April 24, 2014. This Environmental Protection Law has been formulated for the purpose of protecting and improving both the living environment and the ecological environment, preventing and controlling pollution, other public hazards and safeguarding people's health.

        According to the provisions of the Environmental Protection Law, in addition to other relevant laws and regulations of the PRC, the Ministry of Environmental Protection and its local counterparts take charge of administering and supervising said environmental protection matters. Pursuant to the Environmental Protection Law, the environmental impact statement on any construction project must assess the pollution that the project is likely to produce and its impact on the environment, and stipulate preventive and curative measures; the statement shall be submitted to the competent administrative department of environmental protection for approval. Installations for the prevention and control of pollution in construction projects must be designed, built and commissioned together with the principal part of the project.

        Permission to commence production at or utilize any construction project shall not be granted until its installations for the prevention and control of pollution have been examined and confirmed to meet applicable standards by the appropriate administrative department of environmental protection that examined and approved the environmental impact statement. Installations for the prevention and control of pollution shall not be dismantled or left idle without authorization. Where it is absolutely necessary to dismantle any such installation or leave it idle, prior approval shall be obtained from the competent local administrative department of environmental protection.

        The Environmental Protection Law makes it clear that the legal liabilities of any violation of said law include warning, fine, rectification within a time limit, compulsory cease operation, compulsory reinstallation of dismantled installations of the prevention and control of pollution or compulsory reinstallation of those left idle, compulsory shutout or closedown, or even criminal punishment.

Law on Environment Impact Assessment

        Pursuant to the Law of the People's Republic of China on Environment Impact Assessment, which was issued on October 28, 2002 and most recently amended on December 29, 2018, the State implements a classification-based management on the environmental impact assessment, or EIA, of construction projects according to the impact of the construction projects on the environment. Construction units shall prepare Environmental Impact Report, or EIR, or Environmental Impact Statement, or EIS, or fill out the Environmental Impact Registration Form, or EIRF, (hereinafter collectively referred to as the "EIA documents") according to the following rules:

  •
  For projects with potentially serious environmental impacts, an EIR shall be prepared to provide a comprehensive assessment of their environmental impacts;

  •
  For projects with potentially mild environmental impacts, an EIS shall be prepared to provide an analysis or specialized assessment of their environmental impacts; and

  •
  For projects with very small environmental impacts so that an EIA is not required, an Environmental Impact Registration Form shall be filled in.

        According to Classified Administration Catalogue of Environmental Impact Assessments for Construction Projects issued on September 2, 2008 and amended on April 28, 2018, the food and beverage services are classified as to fill in an Environmental Impact Registration Form. Where the construction entity fails to fill in the Environmental Impact Registration Form in accordance with the law, the environmental protection administrative department at or above the county level shall order it to fill in, and impose a fine of not more than RMB50,000 on it.

Regulations on Fire Prevention

Fire Protection Design Approval and Filing

        The Fire Prevention Law of the PRC, or the Fire Prevention Law, was adopted on April 29, 1998 and amended on October 28, 2008. According to the Fire Prevention Law and other relevant laws and regulations of the PRC, the Ministry of Public Security and its local counterparts at or above county level shall monitor and administer the fire prevention affairs. The fire prevention departments of such public securities are responsible for implementation. The Fire Prevention Law provides that the fire prevention design or construction of a construction project must conform to the national fire prevention technical standards (as the case may be). According to Provisions on the Supervision and Administration of Fire Protection of Construction Projects, or the Fire Protection Supervision Provisions, issued on April 30, 2009 and amended on July 17, 2012, for those construction projects with more than

500 square meters, the construction entity shall apply to the fire prevention department of a public security authority for fire protection design approval. For the construction projects other than the conditions foregoing, the construction entity shall, within seven days of obtaining the construction permit of the project, submit the fire protection filing for fire protection design through the website of the fire prevention department of the public security authority at the provincial level or at the service office of the fire prevention department of the public security authority. For a construction project whose investment is less than RMB300,000 or whose construction area is less than 300 square meters, the fire protection design approval or filing is not required.

Fire Protection As-built Acceptance Check and Filing

        Upon completion of a construction project to which a fire prevention design has been applied, according to the requirements of the Fire Prevention Law, such project must go through an as-built acceptance check on fire prevention by, or filed with, the relevant fire prevention departments of public security authorities. For construction projects with more than 500 square meters, the construction entity or entity using such venue shall, prior to use and operation of any business thereof, apply for a safety acceptance check on fire prevention with the relevant fire prevention department of the public security authority at or above the county level where the venue is located. For the construction projects other than the conditions foregoing, the construction entity or entity using such venue shall submit the filing for as-built inspection of the project through the website of the fire prevention department of the public security authority at the provincial level or at the service office of the fire prevention department of the public security authority. For a construction project whose investment is less than RMB300,000 or whose construction area is less than 300 square meters, the fire protection as-built acceptance check or filing is not required.

Fire Safety Inspection

        The Fire Prevention Law requires the employer or user entity shall apply to the fire prevention department of the public security authority of the local people's government at or above the county level for a fire safety inspection before a public gathering place is put into use or opens for business. Any constructions illegally putting into use or operating a public gathering place without undergoing the fire safety inspection or without satisfying the fire safety requirements upon inspection shall be ordered to stop construction, stop use or stop production or business operation and be fined not less than RMB30,000 but not more than RMB300,000. According to our PRC legal counsel, after consulting with local fire prevention departments, the requirements of conducting the fire safety inspection before use are different among cities. In Beijing, Guangzhou, Fuzhou, and Changsha coffee stores with construction area of more than 300 square meters are required to conduct the fire safety inspection before use; in Shenzhen and Dongguan, coffee stores with construction area of more than 50 square meters are required to conduct the fire safety inspection before use; in Shanghai, Wuxi, Chongqing, Qingdao, Xi'an, Suzhou, Dalian and Nanjing, coffee stores are required to conduct the fire safety inspection before use no matter the size of the construction area.

Regulations Relating to Customer Rights Protection

        The PRC Customer Rights and Interests Protection Law, or Customer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the customers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide customers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Customer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of customers.

Regulations on Foreign Investment

        Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which was promulgated and is amended from time to time by the Ministry of Commerce, or the MOFCOM, and the National Development and Reform Commission, or the NDRC. Industries listed in the Catalogue are divided into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalogue are generally deemed as constituting a fourth "permitted" category. According to the Catalogue, customer food and beverage services are classified as industries where foreign investments are permitted.

        MOFCOM and NDRC promulgated the Special Management Measures (Negative List) for the Access of Foreign Investment, or the Negative List, effective on June 28, 2018. The Negative List expands the scope of permitted industries by foreign investment by reducing the number of industries that fall within the Negative List where restrictions on the shareholding percentage or requirements on the composition of board or senior management still exists. Foreign investment in value-added telecommunications services (except for e-commerce) falls within the Negative List.

        Pursuant to the Provisions on Administration of Foreign-Invested Telecommunications Enterprises promulgated by the State Council in December 2001 and most recently amended in February 2016, or the FITE Regulations, the ultimate foreign equity ownership in a value-added telecommunications services, or the VATS, provider may not exceed 50%. Moreover, for a foreign investor contemplating to acquire any equity interest in a value-added telecommunication business in China, it must satisfy a number of stringent performance and operational experience requirements, including demonstrating good track records and experience in operating value-added telecommunication business overseas.

        In June 2015, MIIT issued the Circular on Removing the Restrictions on Equity Ratio Held by Foreign Investors in Online Data Processing and Transaction Processing (Operating E-Commerce) Business to amend the relevant provisions in the FITE Regulations, allowing foreign investors to own more than 50% of equity interest in an operator that "conducts e-commerce" business. However, other requirements provided by the Foreign Investment Telecommunications Rules (such as the track record and experience requirement for a major foreign investor) still apply, and foreign investors are still prohibited from holding more than 50% of equity interest in a provider of other subcategories of value-added telecommunications services.

        To comply with PRC laws and regulations, we rely on contractual arrangements with our VIE to operate our VATS business in China.

Draft Foreign Investment Law (2015)

        In January 2015, MOFCOM published a draft Foreign Investment Law (2015) for public comments. According to the draft Foreign Investment Law (2015), Foreign investments in the restricted industries must apply for approval from the foreign investment administration authority, whereas foreign investments in business sectors outside of the "negative list" will only be subject to filing procedures.

        MOFCOM suggests both registration and approval as potential options for the regulation of variable interest entity structures, depending on whether they are "Chinese controlled" or "foreign controlled." One of the core concepts of the draft Foreign Investment Law (2015) is "de facto control," which is broadly defined and emphasizes substance over form in determining whether an entity is "Chinese controlled" or foreign controlled. "De facto control" can be established if a person has the power to exert decisive influence on an entity, via contractual or trust arrangements, over the subject entity's operations, financial matters or other key aspects of business operations. The draft Foreign

Investment Law (2015) specifically provides that entities established in China but "controlled" by foreign investors, such as via contracts or trusts, will be treated as FIEs, whereas an investment in China in the foreign investment-restricted industries by a foreign investor may nonetheless apply for treatment as a PRC domestic investment if the foreign investor is determined to be "controlled" by PRC entities and/or citizens. According to the draft Foreign Investment Law (2015), VIEs would also be deemed to be FIEs, if they are ultimately "controlled" by foreign investors, and be subject to the restrictions on foreign investments.

Draft Foreign Investment Law (2018)

        In December 2018, the Standing Committee of the National People's Congress of PRC published the Draft Foreign Investment Law (2018) for public comments. On March 15, 2019, the Foreign Investment Law was formally issued, which will become effective on January 1, 2020. The Foreign Investment Law mainly focuses on the foreign investment promotion, foreign investment protection and foreign investment management. Comparing with the draft Foreign Investment Law (2015), the Foreign Investment Law does not mention concepts such as "De facto control" and "controlling PRC companies by contracts or trusts", nor did it specify the regulation requirements on controlling through contractual arrangements.

Regulations Relating to Value-Added Telecommunication Services

        Among all of the applicable laws and regulations, the Telecommunications Regulations of the People's Republic of China, or the Telecom Regulations, promulgated by the PRC State Council on September 25, 2000 and most recently amended on February 6, 2016, is the primary governing law, and sets out the general framework for the provision of telecommunications services by domestic PRC companies. Under the Telecom Regulations, telecommunications service providers are required to procure operating licenses prior to their commencement of operations. The Telecom Regulations distinguish "basic telecommunications services" from VATS. VATS are defined as telecommunications and information services provided through public networks. The Telecom Catalogue was issued as an attachment to the Telecom Regulations to categorize telecommunications services as either basic or value-added. In February 2003 and December 2015, the Telecom Catalogue was updated respectively, categorizing online data and transaction processing, information services, among others, as VATS.

        The Administrative Measures on Telecommunications Business Operating Licenses, issued on March 1, 2009 and most recently amended on July 3, 2017, which set forth more specific provisions regarding the types of licenses required to operate VATS, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses. Under these regulations, a commercial operator of VATS must first obtain a VATS License, from the MIIT or its provincial level counterparts, otherwise such operator might be subject to sanctions including corrective orders and warnings from the competent administration authority, fines and confiscation of illegal gains and, in the case of significant infringements, the websites may be ordered to close.

        In September 2000, the State Council promulgated the Administrative Measures on Internet Information Services, or the Internet Measures, most recently amended on January 8, 2011. Under the Internet Measures, commercial internet content-related services operators shall obtain a VATS License for internet content provision business, or the ICP License, from the relevant government authorities before engaging in any commercial internet content-related services operations within China.

        Our VIE holds a valid ICP License.

        According to the Notice of the General Office of the Ministry of Commerce on the Relevant Issues concerning the Examination, Approval and Administration of Projects of Foreign Investment in Internet and Vending Machine Sales promulgated by MOFCOM on 19 August 2010, if a foreign-invested enterprise provide internet services for third party trading entities through its network platform, such enterprise shall obtain VATS License; and if a foreign-invested enterprise sells commodities through its own network platform, such enterprise shall complete the filing with competent telecommunication authorities.

        Our Beijing WFOE has completed the above filing with Beijing Communications Administration.

Regulation on Information Security

        The Standing Committee of the National People's Congress promulgated the Cyber Security Law of the PRC, or the Cyber Security Law, which became effective on June 1, 2017, to protect cyberspace security and order. Pursuant to the Cyber Security Law, any individual or organization using the network must comply with the constitution and the applicable laws, follow the public order and respect social moralities, and must not endanger cyber security, or engage in activities by making use of the network that endanger the national security, honor and interests; incite subversion of state power; overthrow the socialist system; incite secession, undermining national unity, terrorism and extremism promotion, ethnic hatred and discrimination; spread violence and disseminate pornographic information, fabricating and spreading false information that disturbs economic and social order; or infringe on the fame, privacy, intellectual property and other legitimate rights and interests of others. The Cyber Security Law sets forth various security protection obligations for network operators, which are defined as "owners and administrators of networks and network service providers," including, among others, complying with a series of requirements of tiered cyber protection systems; verifying users' real identity; localizing the personal information and important data gathered and produced by key information infrastructure operators during operations within the PRC; and providing assistance and support to government authorities where necessary for protecting national security and investigating crimes.

        To comply with these laws and regulations, we have adopted security policies and measures to protect our cyber system and customer information.

Regulation on Internet Privacy

        Pursuant to the Administrative Provisions on Mobile Internet Applications Information Services, effective on August 1, 2016, owners or operators of mobile applications that provide information services are required to be responsible for information security management; establish and improve the protective mechanism for user information; observe the principles of legality, rightfulness and necessity; and expressly state the purpose, method and scope of, and obtain user consent to, the collection and use of users' personal information. In addition, the Cyber Security Law also requires network operators to strictly keep confidential users' personal information that they have collected and to establish and improve user information protective mechanism. On May 8, 2017, the Supreme People's Court and the Supreme People's Procuratorate released the Interpretations of the Supreme People's Court and the Supreme People's Procuratorate on Several Issues Concerning the Application of Law in the Handling of Criminal Cases Involving Infringement of Citizens' Personal Information, which clarifies several concepts regarding the crime of "infringement of citizens' personal information" stipulated by Article 253A of the Criminal Law of the People's Republic of China, including "citizen's personal information," "provision" and "unlawful acquisition of citizens' personal information." Also, it specifies the standards for determining "serious circumstances" and "particularly serious circumstances" of this crime.

        To comply with these laws and regulations, we have required our customers to consent to our collecting and using their personal information, and established information security systems to protect customers' privacy.

Regulations on E-Commerce

        The Standing Committee of the National People's Congress of PRC enacted the PRC E-Commerce Law on August 31, 2018, which became effective on January 1, 2019. Under the PRC E-Commerce Law, e-commerce refers to operating activities of selling goods or providing services through the internet or other information networks. The PRC E-Commerce Law generally applies to: (i) platform operators, which refer to legal persons or unincorporated organizations that provide network places of business, transaction matching, information release and other services to enable the transaction parties to carry out independent transaction activities; (ii) operators on the platform, which refer to e-commerce operators that sell goods or provide services to customers through e-commerce platforms; and (iii) other e-commerce operators that sell goods or provide services through self-established websites or other network services. The PRC E-commerce Law also provides rules in relation to e-commerce contracts, dispute settlements, e-commerce development as well as legal liabilities involved in e-commerce.

Regulations on Foreign Exchange

        Pursuant to the Foreign Exchange Administration Regulations, as amended in August 2008, the RMB is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside the PRC, unless SAFE's prior approval is obtained and prior registration with SAFE is made. In May 2013 SAFE promulgated the Circular of the SAFE on Printing and Distributing the Administrative Provision on Foreign Exchange in Domestic Direct Investment by Foreign Investors and Relevant Supporting Documents which provides for and simplifies the operational steps and regulations on foreign exchange matters related to direct investment by foreign investors, including foreign exchange registration, account opening and use, receipt and payment of funds, and settlement and sales of foreign exchange.

        Pursuant to the Circular on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicles or the SAFE Circular 37, promulgated by SAFE and which became effective on July 4, 2014, (a) a PRC resident shall register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle, or Overseas SPV, that is directly established or controlled by the PRC Resident for the purpose of conducting investment or financing; and (b) following the initial registration, the PRC Resident is also required to register with the local SAFE branch for any major change, in respect of the Overseas SPV, including, among other things, a change of the Overseas SPV's PRC Resident shareholder(s), name of the Overseas SPV, term of operation, or any increase or reduction of the Overseas SPV's registered capital, share transfer or swap, and merger or division. Pursuant to SAFE Circular 37, failure to comply with these registration procedures may result in penalties.

        Pursuant to the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies, or the SAFE Notice 13, which was promulgated on February 13, 2015 and with effect from June 1, 2015, the foreign exchange registration under domestic direct investment and the foreign exchange registration under overseas direct investment is directly reviewed and handled by banks in accordance with the SAFE Notice 13, and the SAFE and its branches shall perform indirect regulation over the foreign exchange registration via banks.

Regulations Relating to Dividend Distributions

        The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include the PRC Wholly Foreign-Owned Enterprise Law issued in April 1986 and most recently amended in September 2016, and the PRC Implementation Regulations on the Wholly Foreign-Owned Enterprise Law issued in December 1990 and most recently amended in February 2014. Under these regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. These reserve funds, however, may not be distributed as cash dividends.

Regulations Relating to Stock Incentive Plans

        According to the Notice of Issues Related to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or the Share Incentive Rules, which was issued by the SAFE in February 2012 and other regulations, directors, supervisors, senior management and other employees participating in any share incentive plan of an overseas publicly-listed company who are PRC citizens or non-PRC citizens residing in China for a continuous period of not less than one year, subject to certain exceptions, are required to register with the SAFE. All such participants need to authorize a qualified PRC agent, such as a PRC subsidiary of overseas publicly-listed company to register with the SAFE and handle foreign exchange matters such as opening accounts, transferring and settlement of the relevant proceeds. The Share Incentive Rules further require an offshore agent to be designated to handle matters in connection with the exercise of share options and sale of proceeds for the participants of share incentive plans.

        Failure to complete the SAFE registrations for our employee incentive plans after our listing may subject them to fines and legal sanctions, and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries' ability to distribute dividends to us.

Regulations Relating to Overseas Listings

        In August 2006, six PRC regulatory authorities, including the China Securities Regulatory Commission, or the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, amended in June 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also require that an Overseas SPV formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such Overseas SPV's securities on an overseas stock exchange.

        Our PRC legal counsel, King & Wood Mallesons, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the listing and trading of the ADSs on the NASDAQ. However, our PRC legal counsel has further advised us that there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. See "Risk Factors—Risks Relating to the ADSs and This Offering—The approval of the China Securities Regulatory Commission may be required in connection with this offering under PRC law."

Regulations on Labor

Labor Contract Law

        As of January 1, 2008 and as amended on December 28, 2012, labor contracts shall be concluded in writing if labor relationships are to be or have been established between enterprises or institutions and the laborers under the Labor Contract Law of the PRC, or the Labor Contract Law. Enterprises and institutions are forbidden to force the laborers to work beyond the time limit and the employers shall pay laborers overtime working compensation in accordance with national regulations. In addition, the labor wages shall not be lower than local standards on minimum wages and shall be paid to the laborers timely. According to the Labor Law of the PRC effective as of January 1, 1995, and as amended on December 29, 2018, enterprises and institutions shall establish and perfect its system of work place safety and sanitation, strictly abide by state rules and standards on work place safety and sanitation, educate laborers of work place safety and sanitation. Work place safety and sanitation facilities shall comply with state-fixed standards.

Regulations on Social Insurance and Housing Fund

        According to the Social Insurance Law of the PRC effective as of July 1, 2011, and as amended on December 29, 2018, the Regulations on Occupational Injury Insurance effective as of January 1, 2004 and as amended on December 20, 2010, the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective as of January 1, 1995, the Interim Regulations concerning the Levy of Social Insurance effective as of January 22, 1999, the Interim Measures concerning the Administration of the Registration of Social Insurance effective as of March 19, 1999 and the Regulations concerning the Administration of Housing Fund effective as of April 3, 1999 and amended on March 24, 2002, enterprises and institutions in the PRC shall provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, occupational injury insurance and medical insurance, as well as housing fund and other welfare plans.

Regulations on Labor Dispatch

        The Interim Provisions on Labor Dispatch was promulgated by the Ministry of Human Resources and Social Security and became effective on March 1, 2014. The Interim Provisions on Labor Dispatch sets forth that labor dispatch should only be applicable to temporary, auxiliary or substitute positions, or the Three-Nature Requirements. Temporary positions shall mean positions subsisting for no more than six months, auxiliary positions shall mean positions of non-major business that serve positions of major businesses, and substitute positions shall mean positions that can be held by substitute employees for a certain period of time during which the employees who originally hold such positions are unable to work as a result of full-time study, being on leave or other reasons.

Regulations on Property Leasing

        Under the Administrative Measures on the Lease of Commodity Housing issued by Ministry of Housing and Urban-Rural Development on December 1, 2010, the parties to a lease agreement shall go through the lease registration and filing process with the competent construction (real estate) departments of the municipalities directly under the PRC Government, cities and counties where the housing is located within 30 days after the lease agreement is signed. For those who fail to comply with the above regulations, such competent departments may impose a fine of between RMB1,000 and RMB10,000 per lease.

Regulations on Intellectual Property Rights

Copyright

        Pursuant to the Copyright Law of the PRC, as amended in 2010, copyrights include personal rights such as the right of publication and that of attribution as well as property rights such as the right of production and that of distribution. Reproducing, distributing, performing, projecting, broadcasting or compiling a work or communicating the same to the public via an information network without permission from the owner of the copyright therein, unless otherwise provided in the Copyright Law of the PRC, shall constitute infringements of copyrights. The infringer shall, according to the circumstances of the case, undertake to cease the infringement, take remedial action, and offer an apology, pay damages, etc.

        Pursuant to the Computer Software Copyright Protection Regulations promulgated on December 20, 2001 and amended on January 30, 2013, the software copyright owner may go through the registration formalities with a software registration authority recognized by the State Council's copyright administrative department. The software copyright owner may authorize others to exercise that copyright, and is entitled to receive remuneration.

Trademark

        Pursuant to the Trademark Law of the PRC, as amended in 2013, the right to exclusive use of a registered trademark shall be limited to trademarks which have been approved for registration and to goods for which the use of such trademark has been approved. The period of validity of a registered trademark shall be ten years, counted from the day the registration is approved. According to this law, using a trademark that is identical to or similar to a registered trademark in connection with the same or similar goods without the authorization of the owner of the registered trademark constitutes an infringement of the exclusive right to use a registered trademark. The infringer shall, in accordance with the regulations, undertake to cease the infringement, take remedial action, and pay damages, etc.

Domain Name

        Domain names are protected under the Administrative Measures on the Internet Domain Names promulgated by the MIIT on August 24, 2017 and became effective on November 1, 2017. The MIIT is the major regulatory authority responsible for the administration of the PRC Internet domain names. The registration of domain names in PRC is on a "first-apply-first-registration" basis. A domain name applicant will become the domain name holder upon completion of the application procedure.

Regulations Relating to Tax in the PRC

Income Tax

        The PRC Enterprise Income Tax Law was promulgated in March 2007 and was most recently amended in December 2018. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law, an enterprise established outside China with "de facto management bodies" within China is considered a "resident enterprise" for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC Enterprise Income Tax Law, a "de facto management body" is defined as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise.

        In April 2009, the Ministry of Finance, or MOF, and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or the Circular 59. In

December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or the Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In March 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or the SAT Circular 24, effective in April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

        In February 2015, SAT issued the Notice on Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-PRC Resident Enterprises, or the SAT Circular 7, to supersede existing provisions in relation to the indirect transfer as set forth in Circular 698, while the other provisions of Circular 698 remain in force. SAT Circular 7 introduces a new tax regime that is significantly different from that under Circular 698. SAT Circular 7 extends its tax jurisdiction to capture not only indirect transfers as set forth under Circular 698 but also transactions involving transfer of immovable property in China and assets held under the establishment, and placement in China, of a foreign company through the offshore transfer of a foreign intermediate holding company. SAT Circular 7 also addresses transfer of the equity interest in a foreign intermediate holding company broadly. In addition, SAT Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and introduces safe harbor scenarios applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee of the indirect transfer as they have to determine whether the transaction should be subject to PRC tax and to file or withhold the PRC tax accordingly. In October 2017, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, amended in June 2018. The SAT Circular 37 superseded the Non-resident Enterprises Measures and SAT Circular 698 as a whole and partially amended some provisions in SAT Circular 24 and SAT Circular 7. SAT Circular 37 purports to clarify certain issues in the implementation of the above regime, by providing, among others, the definition of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of withholding amount, and the date of occurrence of the withholding obligation. Specifically, SAT Circular 37 provides that where the transfer income subject to withholding at source is derived by a non-PRC resident enterprise in instalments, the instalments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

Value-Added Tax

        Pursuant to the Provisional Regulations on Value-added Tax of the PRC promulgated on December 13, 1993 and last amended on November 19, 2017 and its implementation rules, all entities or individuals in the PRC engaging in the sale of goods, the provision of processing services, repairs and replacement services, and the importation of goods are required to pay value-added tax. Pursuant to the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-added Tax in Lieu of Business Tax promulgated on March 23, 2016 and as amended on July 11, 2017 and December 25, 2017 respectively, upon approval of the State Council, the pilot program of the collection of value-added tax in lieu of business tax shall be promoted nationwide in a comprehensive manner as of May 1, 2016, and all taxpayers of business tax engaged in the building industry, the real estate industry, the financial industry and the life service industry shall be included in the scope of the pilot program with regard to payment of value-added tax instead of business tax. Pursuant to the Circular of the Ministry of Finance and the State Administration of Taxation on Adjusting Value-added Tax Rates promulgated on April 4, 2018 and come to effect on May 1, 2018, by Ministry of Finance and State Administration of Taxation, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 17-percent and 11-percent tax rates are adjusted to be 16 percent and 10 percent respectively.

MANAGEMENT

Directors and Executive Officers

        The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Charles Zhengyao Lu	49	Chairman
Jenny Zhiya Qian	42	Director and Chief Executive Officer
Jian Liu	36	Director and Chief Operating Officer
Dr. Jinyi Guo	37	Director and Senior Vice President
Hui Li	50	Director
Erhai Liu	50	Director
Sean Shao	62	Independent Director*
Thomas P. Meier	48	Independent Director*
Reinout Hendrik Schakel	38	Chief Financial Officer and Chief Strategy Officer
Wenbao Cao	49	Senior Vice President

*
Mr. Sean Shao and Mr. Thomas P. Meier have accepted appointments as our independent directors, effective upon the SEC's declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

        Charles Zhengyao Lu has served as the chairman of our board of directors since June 2018. Mr. Lu founded CAR Inc. (HKEx: 699) in 2007 and he served as an executive director, the chairman of the board and the chief executive officer for CAR Inc. from 2014 to 2016, and is currently a non-executive director and the chairman of the board of CAR Inc. Mr. Lu is also the chairman of the board and the chief executive officer for UCAR Inc. (NEEQ: 838006), a substantial shareholder of CAR Inc. Mr. Lu obtained a bachelor's degree majoring in industrial electric automation from the University of Science & Technology of Beijing in July 1991. He obtained an executive master of business administration degree from Peking University in July 2010.

        Jenny Zhiya Qian has served as our director since August 2017 and our chief executive officer since November 2017. Ms. Qian served as a director and the chief operating officer for UCAR Inc. from 2016 to 2017, and served as an executive vice-president and the chief operating officer for CAR Inc. from 2014 to 2016. Ms. Qian obtained a bachelor's degree majoring in industry and foreign trade from Wuhan Institute of Textile Science in June 1998. She obtained an executive master of business administration degree from Peking University in July 2012.

        Jian Liu has served as our director since February 2019 and our chief operating officer since May 2018. Mr. Liu served as the head of yield management for UCAR Inc. from 2015 to 2018. From 2008 to 2015, Mr. Liu served successively as the deputy head of vehicle management center and the head of yield management for CAR Inc. Mr. Liu obtained a bachelor's degree majoring in labor and social security from the Central University of Finance and Economics in June 2005.

        Dr. Jinyi Guo has served as our director since June 2018 and our senior vice president in charge of product and supply chain since October 2017. Dr. Guo served as the assistant to the chairman for UCAR Inc. from 2016 to 2017. He worked at Ministry of Transport from 2011 to 2016, and worked at

China Academy of Transportation Sciences as a research assistant from 2009 to 2011. Dr. Guo obtained his master's degree in July 2005 and a Ph.D. in July 2009 from Beijing Jiaotong University, majoring in transportation planning and management. Dr. Guo was a visiting scholar at the University of Leeds in 2008.

        Hui Li has served as our director since June 2018. Mr. Li is the founder and chief executive officer of Centurium Capital. Mr. Li has been a director of China Biologic Products, Inc. (Nasdaq: CBPO) since 2013 and served as the Chairman of the board of the company from 2018 to February 2019. Mr. Li was an executive director and a managing director at Warburg Pincus Asia LLC from 2002 to 2016. Prior to joining Warburg Pincus, Mr. Li worked in the investment banking division of Goldman Sachs from 2001 to 2002 and Morgan Stanley from 1994 to 2001. Mr. Li obtained a bachelor's degree majoring in economics from Renmin University of China in July 1990 and a master's degree majoring in business administration from Yale University School of Management in May 1994.

        Erhai Liu has served as our director since November 2018. Mr. Liu is a founding and managing partner of Joy Capital. Before founding Joy Capital in 2015, Mr. Liu worked for Legend Capital from 2003 to 2015, where he served as a managing director and led the TMT and innovative consumption team. Mr. Liu has also served as a director of Bitauto Holdings Limited (NYSE: BITA) since 2005. Mr. Liu obtained a bachelor's degree majoring in communication engineering from Guilin University of Electronic Technology in June 1990, a master's degree majoring in communication and information system from Xidian University in March 1994, a master of business administration degree and a master's degree majoring in global finance from Fordham University in May 2003 and September 2003, respectively, and a master's degree majoring in psychology from Peking University in July 2011.

        Sean Shao will serve as our independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Mr. Shao has served as an independent director and the chairman of the audit committee of 21Vianet Group, Inc. (Nasdaq: VENT) since 2015, Jumei International Holding Ltd. (NYSE: JMEI) since 2014, LightInTheBox Holdings Co. Ltd. (NYSE: LITB) since 2013, UTStarcom Holdings Corp. (Nasdaq: UTSI) since 2012 and China Biologic Products, Inc. (Nasdaq: CBPO) since 2008. Mr. Shao served as an independent director, the chairman of the compensation committee and the chairman of the corporate governance and nominating committee of Agria Corporation (NYSE: GRO) from 2008 to 2017, from 2008 to 2010 and from 2010 to 2017, respectively. He served as the chief financial officer and a board member of Trina Solar Limited from 2006 to 2008 and from 2015 to 2017, respectively. Mr. Shao also served as a director of Yongye International, Inc. from 2009 to 2014. In addition, Mr. Shao served as the chief financial officer of ChinaEdu Corporation, and of Watchdata Technologies Ltd from 2004 to 2006. Prior to that, Mr. Shao worked at Deloitte Touche Tohmatsu CPA Ltd. for approximately a decade. Mr. Shao obtained a bachelor's degree in art from East China Normal University in 1982 and a master's degree in health care administration from the University of California at Los Angeles in 1988. Mr. Shao is a member of the American Institute of Certified Public Accountants.

        Thomas P. Meier will serve as our independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Mr. Meier is currently serving as the chief executive officer of the Ricola Group since 2019. Mr. Meier served as the president and chief executive officer of Franke Coffee Systems from 2016 to March 2019. He previously worked for Lindt & Sprüngli as a managing director for the Asia-Pacific region and a vice president of sales for Switzerland from 2006 to 2016 and from 2003 to 2006, respectively. Mr. Meier obtained a master of business administration degree with focus on marketing, retailing and strategic management from the University of St. Gallen in Switzerland in September 1996.

        Reinout Hendrik Schakel has served as our chief financial officer and chief strategy officer since January 2019. Mr. Schakel worked at the corporate & institutional banking division of Standard Chartered Bank as an executive director from 2016 to 2018. From 2008 to 2016, Mr. Schakel served successively as an analyst, associate and vice president for the investment banking division of Credit Suisse. Mr. Schakel obtained a master of business administration degree from Erasmus University in December 2005.

        Wenbao Cao has served as our senior vice president in charge of store operations and customer service since June 2018. Mr. Cao had over 23 years of work experience at McDonald's China. Mr. Cao started his career at McDonald's China in 1994 and served as store manager of McDonald's global largest store in Beijing in 1996. Later Mr. Cao became regional manager of Beijing and eventually served as the vice president of McDonald's China from 2011 to 2017, where he was first responsible for the operation of north district of McDonald's China, and then in charge of the franchising and partner relationship matters. Mr. Cao obtained a bachelor's degree majoring in geophysics from the University of Science and Technology of China in July 1992.

Employment Agreements and Indemnification Agreements

        We have entered into employment agreements with each of our executive officers. Each of our executive officers is employed for a specified time period, which will be renewed automatically unless a notice of non-renewal is given. We may terminate an executive officer's employment for cause at any time without advance notice in certain events. We may terminate an executive officer's employment by giving a prior written notice and paying certain compensation. An executive officer may terminate his or her employment at any time by giving a prior written notice.

        Each executive officer has agreed to hold, unless expressly consented to by us, at all times during and after the termination of his or her employment agreement, in strict confidence and not to use, any of our confidential information or the confidential information of our customers and suppliers. In addition, each executive officer has agreed to be bound by certain non-competition restrictions during the term of his or her employment and for two years following the last date of employment.

        We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against all liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company to the fullest extent permitted by law with certain limited exceptions.

Board of Directors
        Our Board of Directors will consist of eight directors, including two independent directors, namely Mr. Sean Shao and Mr. Thomas P. Meier, upon the SEC's declaration of effectiveness of our registration statement on Form F-1 to which this prospectus forms a part. A director is not required to hold any shares in our company to qualify to serve as a director. The Listing Rules of the NASDAQ generally require that a majority of an issuer's board of directors must consist of independent directors. However, the Listing Rules of the NASDAQ permit foreign private issuers like us to follow "home country practice" in certain corporate governance matters. We rely on this "home country practice" exemption and do not have a majority of independent directors serving on our Board of Directors.

        A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with our company is required to declare the nature of his or her interest at a meeting of our directors. A general notice given to the directors by any director to the effect that he or she is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he/she has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he/she may be interested therein and if he/

she does so, his/her vote shall be counted and he/she may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered. Our board of directors may exercise all of the powers of our company to borrow money, to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock or other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Committees of the Board of Directors

        Prior to completion of this offering, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under our Board of Directors. We intend to adopt a charter for each of the three committees prior to completion of this offering. Each committee's members and functions are described below.

        Audit Committee.    Our audit committee will consist of Mr. Sean Shao, Mr. Thomas P. Meier and Mr. Erhai Liu, and is chaired by Mr. Sean Shao. We have determined that Mr. Sean Shao and Mr. Thomas P. Meier satisfy the requirements of Rule 5605(c)(2) of the Listing Rules of the NASDAQ and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Mr. Sean Shao qualifies as an "audit committee financial expert." The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

  •
  reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

  •
  approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

  •
  reviewing with the independent registered public accounting firm any audit problems or difficulties and management's response;

  •
  discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

  •
  reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

  •
  discussing the annual audited financial statements with management and the independent registered public accounting firm;

  •
  reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

  •
  approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

  •
  establishing and overseeing procedures for the handling of complaints and whistleblowing; and

  •
  meeting separately and periodically with management and the independent registered public accounting firm.

        Compensation Committee.    Our compensation committee will consist of Ms. Jenny Zhiya Qian, Mr. Erhai Liu and Mr. Sean Shao and is chaired by Ms. Jenny Zhiya Qian. We have determined that

Mr. Sean Shao satisfies the "independence" requirements of Rule5605(c)(2) of the Listing Rules of the NASDAQ. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

  •
  overseeing the development and implementation of compensation programs in consultation with our management;

  •
  at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our executive officers;

  •
  at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive directors;

  •
  at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

  •
  reviewing executive officer and director indemnification and insurance matters; and

  •
  overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to directors and executive officers.

        Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Mr. Charles Zhengyao Lu, Mr. Hui Li and Mr. Thomas P. Meier, and is chaired by Mr. Charles Zhengyao Lu. We have determined that Mr. Thomas P. Meier satisfies the "independence" requirements of Rule5605(c)(2) of the Listing Rules of the NASDAQ. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

  •
  recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

  •
  reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

  •
  developing and recommending to our board such policies and procedures with respect to nomination or appointment of members of our board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or NASDAQ rules, or otherwise considered desirable and appropriate;

  •
  selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

  •
  evaluating the performance and effectiveness of the board as a whole.

Duties and Functions of Directors

        Under Cayman Islands law, our directors owe fiduciary duties to our company to act honestly and in good faith with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to exercise the skill they actually possess and such care and diligence that a reasonable prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached. The functions and powers of our Board of Directors include, among others, (i) convening shareholders' annual and extraordinary general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends, (iii) appointing officers and determining their terms of offices and responsibilities, and (iv) approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Officers

        Our officers are elected by and serve at the discretion of the board. Each director is not subject to a term of office and holds office until such time as his successor takes office or until the earlier of his death, resignation or removal from office by an ordinary resolution of the shareholders of the Company. A director's office shall also be vacated if, among other things, the director (i) resigns his office by notice in writing to the company; (ii) dies, becomes bankrupt or makes any arrangement or composition with his creditors; (iii) is found to be or becomes of unsound mind; (iv) is prohibited by law or Nasdaq rules from being a director; or (v) is removed from office pursuant to our post-offering amended and restated articles of association.

Interested Transactions

        A director may, subject to any separate requirement for audit and risk committee approval under applicable law or applicable NASDAQ rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Compensation of Directors and Executive Officers

        In 2018, we paid an aggregate of RMB3.0 million (US$0.4 million) in cash to our executive officers, and we did not pay any cash compensation to our non-executive directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our PRC subsidiaries and our variable interest entity are required by law to make contributions equal to certain percentages of each employee's salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

        For share incentive grants to our directors, executive officers and employees, see "—Share Incentive Plan."

Share Incentive Plan

2019 Share Option Plan

        We adopted the 2019 Share Option Plan, in January 2019. The purpose of the 2019 Share Option Plan is to enhance our ability to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of us. The maximum aggregate number of ordinary shares that can be issued under the 2019 Share Option Plan is 158,031. As of the date of this prospectus, there are 158,031 ordinary shares issuable upon exercise of outstanding stock options under the 2019 Share Option Plan. Upon the completion of this offering, all of the ordinary shares reserved and issuable upon the exercise of options granted pursuant to the 2019 Share Option Plan shall, upon issuance of such ordinary shares, be designated as Class A ordinary shares.

        The following is a summary of the principal terms of the 2019 Share Option Plan.

        Eligible participants.    Our employees, officers, directors, business associates or any other individual as determined by our board of directors, in its sole discretion, who has contributed or will contribute to our company, is eligible to participate in the 2019 Share Option Plan.

        Exercise of Options.    Vested options will become exercisable after an initial public offering of our ordinary shares, subject to other terms and conditions provided in the relevant grant letter. Once all the preconditions are met, a participant may exercise options in whole or in part by giving written notice of exercise to us specifying information such as the number of shares to be purchased, as well as making full payment of the aggregate exercise price of the shares so purchased.

        Exercise price.    The exercise price in respect of options granted under the 2019 Share Option Plan is determined by our board of directors in its sole discretion and set forth in the grant letter subject to any adjustment as a result of any alteration in the capital structure of our company by way of capitalization of profits or reserves, rights issue, sub-division or consolidation of shares or reduction of share capital of our company from time to time, but excluding, for the avoidance of doubt, any alteration in the capital structure of our company as a result of an issue of shares or other securities as consideration in a transaction to which our company is a party.

        Vesting schedule.    Our board of directors has the sole discretion in determining the individual vesting schedules and other restrictions applicable to shares awarded and opinions granted under such plan.

        Administration.    The plan is administered by our board of directors.

        Lapse of option.    An option issued under the 2019 Share Option Plan shall lapse automatically under certain circumstances, including but not limited to, the expiration of option period, termination of employment for cause and the tenth anniversary of the adoption date of such plan.

        Amendment.    Any change to the authority of our board of directors in relation to any alteration to the terms of the 2019 Share Option Plan must be approved by the shareholders in general meeting. Subject to the above, our board may amend any of the provisions of such plan at any time provided that such amendment shall not affect adversely any rights which have accrued to any grantee at that date.

        Termination.    The 2019 Share Option Plan will terminate on the tenth anniversary of its date of adoption, unless terminated earlier. We may, by ordinary resolution in general meeting, or our board of directors may, at any time terminate the operation of such plan and in such event no further options shall be granted. Options granted prior to such termination but not yet exercised at the time of termination shall continue to be valid and exercisable in accordance with the scheme.

        Transfer restrictions.    An option is personal to the grantee and shall not be assignable or transferable.

        The following table summarizes, as of the date of this prospectus, options that we granted to our directors and executive officers under our 2019 Share Option Plan.

Name	Ordinary Shares Underlying Outstanding Options Granted	Exercise Price (US$ per Share)	Date of Grant	Date of Expiration
Jian Liu	47,408	0.1	January 18, 2019	January 18, 2029
Dr. Jinyi Guo	47,408	0.1	January 18, 2019	January 18, 2029
Reinout Hendrik Schakel	*	0.1	January 18, 2019	January 18, 2029
Wenbao Cao	*	0.1	January 18, 2019	January 18, 2029

*
Less than 1% of our total outstanding shares.

        As of the date of this prospectus, other grantees under the 2019 Share Option Plan as a group held options to purchase 51,884 ordinary shares.

PRINCIPAL SHAREHOLDERS

        The following table sets forth information concerning the beneficial ownership of our ordinary shares as of the date of this prospectus, assuming conversion of all of our outstanding angel shares and preferred shares into ordinary shares, on a one-to-one basis by:

  •
  each of our directors and executive officers; and

  •
  each person known to us to beneficially own more than 5% of our ordinary shares.

        The calculations in the table below are based on 3,175,772 ordinary shares on an as-converted basis outstanding as of the date of this prospectus and            ordinary shares outstanding immediately after completion of this offering and the concurrent private placement to Louis Dreyfus Company B.V., including (i)             Class A ordinary shares to be sold by us in this offering in the form of ADSs, assuming the underwriters do not exercise their over-allotment option,                Class A ordinary shares to Louis Dreyfus Company B.V. based on an assumed initial public offering price of US$            per ADS, the mid-point of the estimated public offering price range shown on the front cover of this prospectus, and (ii)                 Class B ordinary shares converted from our outstanding ordinary shares, angel shares and preferred shares, excluding the effects of Class A ordinary shares underlying the ADSs issuable upon the exercise of the over-allotment option granted to the underwriters.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security.

These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares (as converted basis) Beneficially Owned Prior to this Offering and the Concurrent Private Placement
			Ordinary Shares Beneficially Owned After This Offering and the Concurrent Private Placement
			Class A		Class B
				Percentage of total ordinary shares on an as-converted basis		Percentage of total ordinary shares on an as-converted basis
							Percentage of aggregate voting power**
	Number	%*	Number		Number
Directors and Executive Officers:
Charles Zhengyao Lu(1)	969,703	30.53%
Jenny Zhiya Qian(2)	625,000	19.68%
Jian Liu	—	—
Dr. Jinyi Guo	—	—
Hui Li(3)	377,877	11.90%
Erhai Liu(4)	214,471	6.75%
Sean Shao***	—	—
Thomas P. Meier***	—	—
Reinout Hendrik Schakel	—	—
Wenbao Cao	—	—
Principal Shareholders:
Lu's Family(5)	969,703	30.53%
Summer Fame Limited(6)	625,000	19.68%
Mayer Investments Fund, L.P.(7)	393,750	12.40%
Centurium Capital(8)	377,877	11.90%
Joy Capital(9)	214,471	6.75%

*
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of (i) 3,175,772, being the number of ordinary shares on an as-converted basis outstanding as of the date of this prospectus and (ii) the number of ordinary shares underlying share options held by such person or group that are exercisable within 60 days after the date of this prospectus.

**
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our ordinary shares as a single class.

***
Sean Shao and Thomas P. Meier have accepted their appointments to be independent directors of our company, effective upon the SEC's declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

(1)
Represents (i) 513,000 angel-2 shares and 81,703 Series A convertible redeemable preferred shares held by Haode Investment Inc., a British Virgin Islands company wholly owned by Haode International Limited and ultimately controlled by Lu Family Trust, a trust established under the laws of Cayman Islands and managed by TMF (Cayman) Ltd. as the trustee, Lichun Guo, Mr. Lu's spouse, as the settlor of the trust and Ms. Guo and her family members as the trust's beneficiaries; and (ii) 375,000 angel-1 shares held by Primus Investments Fund, L.P., a Cayman Islands company wholly owned by Haode Investment Inc. and ultimately controlled by Lu Family Trust. All of these shares will be redesignated as Class B ordinary shares and subject to a 1:500 share split conditional upon and effective immediately prior to the completion of this offering. The registered address of Haode Investment Inc. is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The

  registered address of Primus Investments Fund, L.P. is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

(2)
Represents 625,000 ordinary shares held by Summer Fame Limited, a British Virgin Islands company wholly owned by Summer Fame International Limited and ultimately controlled by Qian Family Trust. All of these shares will be redesignated as Class B ordinary shares and subject to a 1:500 share split conditional upon and effective immediately prior to the completion of this offering. The registered address of Summer Fame Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Qian Family Trust is a trust established under the laws of Cayman Islands and managed by TMF (Cayman) Ltd. as the trustee. Ms. Qian is the settlor of the trust and Ms. Qian and her family members are the trust's beneficiaries. 150,938 ordinary shares held by Summer Fame Limited have been pledged to an affiliate of an underwriter to secure a borrowing.

(3)
Represents (i) 272,344 Series A convertible redeemable preferred shares held by Lucky Cup Holdings Limited, a Cayman Islands company wholly owned by Centurium Capital Partners 2018, L.P. and ultimately controlled by Hui Li; and (ii) 105,533 Series B convertible redeemable preferred shares held by Fortunate Cup Holdings Limited, a Cayman Islands company wholly owned by Centurium Capital Partners 2018, L.P. and ultimately controlled by Hui Li. All of these shares will be redesignated as Class B ordinary shares and subject to a 1:500 share split conditional upon and effective immediately prior to the completion of this offering. The registered address of Lucky Cup Holdings Limited is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The registered address of Fortunate Cup Holdings Limited is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)
Represents (i) 68,086 Series A convertible redeemable preferred shares and 10,894 Series B convertible redeemable preferred shares held by Joy Capital II, L.P., a Cayman Islands company whose general partners are Joy Capital II GP, L.P. and Joy Capital GP, Ltd. and ultimately controlled by Erhai Liu; (ii) 40,852 Series A convertible redeemable preferred shares and 23,830 Series B convertible redeemable preferred shares held by Joy Luck Management Limited, a Hong Kong company controlled by Erhai Liu; and (iii) 70,809 Series B convertible redeemable preferred shares held by Honour Ample Limited, a British Virgin Islands company controlled by Erhai Liu. All of these shares will be redesignated as Class B ordinary shares and subject to a 1:500 share split conditional upon and effective immediately prior to the completion of this offering. The registered address of Joy Capital II, L.P. is 4th Floor, Harbour Place, 103 South Church Street, P. O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. The registered address of Joy Luck Management Limited is Suite 2409, Everbright Centre, 108 Gloucester Road, Wanchai, Hong Kong. The registered address of Honour Ample Limited is Craigmuir Chambers, Road Town, Tortola VG1110, British Virgin Islands.

(5)
Represents (i) 513,000 angel-2 shares and 81,703 Series A convertible redeemable preferred shares held by Haode Investment Inc., a British Virgin Islands company wholly owned by Haode International Limited and ultimately controlled by Lu Family Trust, a trust established under the laws of Cayman Islands and managed by TMF (Cayman) Ltd. as the trustee, Lichun Guo, Mr. Lu's spouse, as the settlor of the trust and Ms. Guo and her family members as the trust's beneficiaries; and (ii) 375,000 angel-1 shares held by Primus Investments Fund, L.P., a Cayman Islands company wholly owned by Haode Investment Inc. and ultimately controlled by Lu Family Trust. All of these shares will be redesignated as Class B ordinary shares and subject to a 1:500 share split conditional upon and effective immediately prior to the completion of this offering. The registered address of Haode Investment Inc. is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The registered address of Primus Investments Fund, L.P. is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

(6)
Represents 625,000 ordinary shares held by Summer Fame Limited, a British Virgin Islands company wholly owned by Summer Fame International Limited and ultimately controlled by Qian Family Trust. All of these shares will be redesignated as Class B ordinary shares and subject to a 1:500 share split conditional upon and effective immediately prior to the completion of this offering. The registered address of Summer Fame Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin

  Islands. Qian Family Trust is a trust established under the laws of Cayman Islands and managed by TMF (Cayman) Ltd. as the trustee. Ms. Qian is the settlor of the trust and Ms. Qian and her family members are the trust's beneficiaries. 150,938 ordinary shares held by Summer Fame Limited have been pledged to an affiliate of an underwriter to secure a borrowing.

(7)
Represents 393,750 angel-1 shares held by Mayer Investments Fund, L.P., a Cayman Islands company controlled by Mayer Management GP, Limited and ultimately controlled by Sunying Wong. All of these shares will be redesignated as Class B ordinary shares and subject to a 1:500 share split conditional upon and effective immediately prior to the completion of this offering. The registered address of Mayer Investments Fund, L.P. is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. 393,750 angel-1 shares held by Mayer Investments Fund, L.P. have been pledged to an affiliate of an underwriter to secure a borrowing.

(8)
Represents (i) 272,344 Series A convertible redeemable preferred shares held by Lucky Cup Holdings Limited, a Cayman Islands company wholly owned by Centurium Capital Partners 2018, L.P. and ultimately controlled by Hui Li; and (ii) 105,533 Series B convertible redeemable preferred shares held by Fortunate Cup Holdings Limited, a Cayman Islands company wholly owned by Centurium Capital Partners 2018, L.P. and ultimately controlled by Hui Li. All of these shares will be redesignated as Class B ordinary shares and subject to a 1:500 share split conditional upon and effective immediately prior to the completion of this offering. The registered address of Lucky Cup Holdings Limited is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The registered address of Fortunate Cup Holdings Limited is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(9)
Represents (i) 68,086 Series A convertible redeemable preferred shares and 10,894 Series B convertible redeemable preferred shares held by Joy Capital II, L.P., a Cayman Islands company whose general partners are Joy Capital II GP, L.P. and Joy Capital GP, Ltd. and ultimately controlled by Erhai Liu; (ii) 40,852 Series A convertible redeemable preferred shares and 23,830 Series B convertible redeemable preferred shares held by Joy Luck Management Limited, a Hong Kong company controlled by Erhai Liu; and (iii) 70,809 Series B convertible redeemable preferred shares held by Honour Ample Limited, a British Virgin Islands company controlled by Erhai Liu. All of these shares will be redesignated as Class B ordinary shares and subject to a 1:500 share split conditional upon and effective immediately prior to the completion of this offering. The registered address of Joy Capital II, L.P. is 4th Floor, Harbour Place, 103 South Church Street, P. O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. The registered address of Joy Luck Management Limited is Suite 2409, Everbright Centre, 108 Gloucester Road, Wanchai, Hong Kong. The registered address of Honour Ample Limited is Craigmuir Chambers, Road Town, Tortola VG1110, British Virgin Islands.

        We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company. See "Description of Share Capital—History of Securities Issuances" for a description of issuances of our ordinary shares, angel shares and preferred shares that have resulted in significant changes in ownership held by our major shareholders.

 RELATED PARTY TRANSACTIONS

Contractual Arrangements

        See "Corporate History and Structure—Contractual Arrangements with the VIE and its Shareholders."

Employment Agreements and Indemnification Agreements

        See "Management—Employment Agreements and Indemnification Agreements."

Share Incentives

        See "Management—Share Incentive Plan."

Credit Facilities

        To secure our obligation under a lease agreement we entered into with Everbright Financial Leasing Co., Ltd., Mr. Charles Zhengyao Lu, the chairman of our board, has pledged 35.3 million shares of UCAR Inc., an entity controlled by Mr. Lu and persons acting in concert with him, to Everbright Financial Leasing Co., Ltd. To secure our obligation under a facility agreement we entered into with TTCO, Mr. Lu and Ms. Jenny Zhiya Qian, our director and chief executive officer, have provided personal guarantees. To secure our obligation under a facility agreement we entered into with SPD, Mr. Lu and Ms. Qian have provided personal guarantees. See "Management's Discussion and Analysis of Financial Condition and Result of Operations—Contractual Obligations—Credit Facilities."

Other Related Party Transactions

Transactions with Ms. Jenny Zhiya Qian and Mr. Min Chen

        In 2017, we received a loan from Ms. Jenny Zhiya Qian of RMB50 million and a loan from Mr. Min Chen, our then director, of RMB10 million to support our working capital management. The loan is interest-free with a term of one year and permits prepayment. We settled all the outstanding balance of the related party loans due to Ms. Jenny Zhiya Qian and Mr. Min Chen in 2018.

Transactions with Haode Investment, Haode Group, UCAR and QWOM

        In 2017, we received a loan of RMB1.8 million from Haode Investment Inc., a shareholder of our company and an affiliate of Mr. Charles Zhengyao Lu, to support our working capital management. The loan is interest-free with a term of one year and permits prepayment. We settled all the outstanding balance of the related party loan due to Haode Investment Inc. in 2018.

        In 2018, we provided a loan of RMB147.6 million (US$22.0 million) to Haode Group Inc., an affiliate of by Mr. Charles Zhengyao Lu. The loan is interest-free with a term of six months and permits prepayment. We settled all the outstanding balance of the related-party loan due from Haode Group Inc. in February 2019.

        We rent certain office space from UCAR Inc. In 2018 and in the three months ended March 31, 2019, the amount for the rent for UCAR. Inc. was RMB3.2 million (US$0.5 million) and RMB 1.0 million (US$0.1 million), respectively, and as of December 31, 2018 and March 31, 2019, the amount due to UCAR. Inc. was RMB1.0 million (US$0.1 million) and RMB 1.0 million (US$0.1 million), respectively.

        We received advertising service from Beijing QWOM Digital Technology Co., Ltd., or QWOM, an affiliate of Mr. Charles Zhengyao Lu. In 2018 and in the three months ended March 31, 2019, the amount for advertising service fee for QWOM was RMB 42.9 million (US$ 6.4 million) and

RMB 7.6 million (US$1.1 million), respectively, and as of December 31, 2018 and March 31, 2019, the amount due to QWOM was RMB 23.2 million (US$3.5 million) and RMB 7.0 million (US$1.0 million), respectively.

Transaction with Primus

        In 2017, we received a loan of RMB92.9 million from Primus Investments Fund, L.P., a shareholder of our company and an affiliate of Mr. Charles Zhengyao Lu, to support our working capital management. The loan is interest-free with a term of one year and permits prepayment. We settled all the outstanding balance of the related party loan due to Primus Investments Fund, L.P. in 2018.

Transaction with Star Grove

        In 2017, we received a loan of RMB227.5 million from Star Grove Global Limited, a shareholder of our company, to support our working capital management. The loan is interest-free with a term of one year and permits prepayment. We settled all the outstanding balance of the related party loan due to Star Grove Global Limited in 2018.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law, Cap.22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, which we refer to as the "Companies Law" below, and the common law of the Cayman Islands.

        The share capital of our company is divided into ordinary shares, angel shares and preferred shares. In respect of all of our ordinary shares, angel shares and preferred shares we have power insofar as is permitted by law, to redeem or purchase any of our shares and to increase or reduce the share capital subject to the provisions of the Companies Law and the articles of association and to issue any shares, whether such shares be of the original, redeemed or increased capital, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers under our memorandum and articles of association.

        As of the date hereof, the authorized share capital of our company is US$50,000 divided into 50,000,000 shares of a par value of US$0.001 each, of which (i) 44,400,000 shares are designated as ordinary shares; (ii) 1,000,000 shares are designated as angel-1 shares; (iii) 600,000 shares are designated as angel-2 shares; (iv) 2,000,000 shares are designated as Series A convertible redeemable preferred shares; (v) 1,000,000 shares are designated as Series B convertible redeemable preferred shares; and (vi) 1,000,000 shares are designated as Series B-1 convertible redeemable preferred shares. As of the date of this prospectus, there are 750,000 ordinary shares, 915,750 angel-1 shares, 513,000 angel-2 shares, 544,688 Series A convertible redeemable preferred shares, 279,152 Series B convertible redeemable preferred shares and 173,182 Series B-1 convertible redeemable preferred shares issued and outstanding. All of our ordinary shares issued and outstanding prior to completion of the offering are fully paid, all of our issued and outstanding angel shares and preferred shares will be redesignated or converted into ordinary shares on a one-for-one basis.

        We have adopted an amended and restated memorandum and articles of association, which will become effective and replace the current fourth amended and restated memorandum and articles of association in its entirety immediately prior to completion of this offering. We have adopted a dual-class ordinary share structure and a 1:500 share split conditional upon and effective immediately prior to the completion of the offering. Accordingly, our authorized share capital immediately prior to the completion of the offering will be US$50,000 divided into 25,000,000,000 ordinary shares of a par value of US$0.000002 each, comprising (i) 20,000,000,000 Class A ordinary shares with a par value of US$0.000002 each, and (ii) 5,000,000,000 Class B ordinary shares with a par value of US$0.000002 each. We will issue                        Class A ordinary shares represented by ADSs in this offering, assuming the underwriters do not exercise their over-allotment option, and issue            Class A ordinary shares in the concurrent private placement at the initial public offering price of US$            per ADS. All options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the vesting and exercising conditions are met.

        The following are summaries of material provisions of our post-offering amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares that we expect will become effective upon the closing of this offering.

Ordinary Shares

        General.    Conditional upon and effective immediately prior to the completion of the offering, our authorized share capital is US$50,000 divided into 25,000,000,000 ordinary shares, with a par value of US$0.000002 each, comprising (i) 20,000,000,000 Class A ordinary shares with a par value of US$0.000002 each, and (ii) 5,000,000,000 Class B ordinary shares with a par value of US$0.000002 each. Holders of ordinary shares will have the same rights except for voting and conversion rights. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. We may not issue share to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

        A dual-class voting structure has been approved by our board of directors and the existing shareholders of our company in connection with their consideration and approval of our fifth amended and restated memorandum and articles of association that will become effective upon the completion of this offering. We believe that adopting a dual-class voting structure would enable us to create greater and more sustainable long-term value for our shareholders as it allows us to (i) strengthen our relationship with our long-term shareholders; (ii) obtain greater flexibility in exploring future equity and other financing options as well as potential M&A opportunities; and (iii) protect us from potentially disruptive takeovers. For risks associated with the dual-class voting structure, see "Risk Factors—Risks Relating to the ADSs and This Offering—Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial."

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our Board of Directors subject to our post-offering amended and restated memorandum and articles of association and the Companies Law. Our post-offering amended and restated articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our Board of Directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.

        Voting Rights.    Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members. Each Class A ordinary share shall be entitled to one vote on all matters subject to vote at general and special meetings of our company and each Class B ordinary share shall be entitled to ten votes on all matters subject to vote at general and special meetings of our company.

        A quorum required for a meeting of shareholders consists of a majority of the votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders' annual general meetings. Our post-IPO memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our board of directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders' annual general meetings and any other general meetings of our shareholders may be called by a majority of our Board of Directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than ten percent (10%) of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our post-offering amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least fifteen (15) days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our articles of association.

        An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to our post-offering amended and restated memorandum and articles of association.

        Transfer of Ordinary Shares.    Subject to the restrictions in our post-offering amended and restated memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors.

        Our Board of Directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our Board of Directors may also decline to register any transfer of any ordinary share unless:

  •
  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our Board of Directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of shares;

  •
  the instrument of transfer is properly stamped, if required;

  •
  in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

  •
  a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof.

        If our board of directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, after compliance with any notice required of the NASDAQ, be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) days in any year.

        Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to nominal amount of the shares held by them respectively. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event.

        Redemption, Repurchase and Surrender of Ordinary Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our Board of Directors. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our Board of Directors, or are otherwise authorized by our post-IPO memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

        Variations of Rights of Shares.    If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), may be varied with the sanction of a special resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

        Inspection of Books and Records.    Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find Additional Information."

        Issuance of Additional Shares.    Our post-offering amended and restated memorandum of association authorizes our Board of Directors to issue additional ordinary shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares in the authorised share capital of our company.

        Our post-offering amended and restated memorandum of association also authorizes our Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

  •
  the designation of the series;

  •
  the number of shares of the series;

  •
  the dividend rights, conversion rights, voting rights; and

  •
  the rights and terms of redemption and liquidation preferences.

        Our Board of Directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

        Anti-Takeover Provisions.    Some provisions of our post-offering amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

        Exempted Company.    We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

  •
  does not have to file an annual return of its shareholders with the Registrar of Companies;

  •
  is not required to open its register of members for inspection;

  •
  does not have to hold an annual general meeting;

  •
  may issue shares with no par value;

  •
  may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

  •
  may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

  •
  may register as a limited duration company; and

  •
  may register as a segregated portfolio company.

        "Limited liability" "means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder's shares of the company.

Register of Members

        Under the Cayman Companies Law, we must keep a register of members and there should be entered therein:

  •
  the names and addresses of our members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

  •
  the date on which the name of any person was entered on the register as a member; and

  •
  the date on which any person ceased to be a member.

        Under Cayman Companies Law, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Companies Law to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to immediately update the register of members to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

        If the name of any person is, without sufficient cause, incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

        The Companies Law is modeled after that of English law, but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

        Mergers and Similar Arrangements.    A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the shareholders of each constituent company.A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a "parent" of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court). The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        In addition, the Companies Law also contains statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

  •
  the statutory provisions as to the required majority vote have been met;

  •
  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

  •
  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Shareholders' Suits.    In principle, we will normally be the proper plaintiff, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle including when:

  •
  a company acts or proposes to act illegally or ultra vires;

  •
  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

  •
  those who control the company are perpetrating a "fraud on the minority."

        Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

        In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Directors' Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

        Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Law and our post-offering amended and restated articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

        Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        The Companies Law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in our articles of association. Our post-offering amended and restated articles of association allow our shareholders holding not less than ten percent (10%) of all voting power of our share capital in issue to requisition a shareholder's meeting. Other than this right to requisition a shareholders' meeting, our post-offering amended and restated articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings.

        Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

        Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding and issued shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director's office shall be vacated if the director (i) resigns his office by notice in writing to the company; (ii) dies, becomes bankrupt or makes any arrangement or composition with his creditors; (iii) is found to be or becomes of unsound mind; (iv) is prohibited by law or Nasdaq rules from being a director; or (v) is removed from office pursuant to our post-offering amended and restated articles of association.

        Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

        Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

        Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our post-offering amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

        Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

        Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Law and our post-offering amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

        Rights of Nonresident or Foreign Shareholders.    There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

        The following is a summary of our securities issuances since our inception.

Ordinary Shares

        We issued one ordinary share on June 16, 2017, one share on August 8, 2017 and 748 shares on March 13, 2018. These 750 shares were subdivided into 750,000 ordinary shares upon a 1:1000 share split on March 13, 2018.

Angel Shares

        On June 29, 2018, we issued a total of 915,750 angel-1 shares to Primus Investments Fund, L.P., Mayer Investments Fund, L.P. and Star Grove Global Limited for an aggregate consideration of US$121.7 million, and we issued 513,000 angel-2 shares to Haode Investment Inc. for a consideration of US$68.2 million.

Preferred Shares

        On June 29, 2018, we issued a total of 544,688 Series A convertible redeemable preferred shares to Lucky Cup Holdings Limited, Joy Capital II, L.P., Joy Luck Management Limited, Galaxy Shine Limited, Haode Investment Inc. and Carob Investment Pte Ltd for an aggregate consideration of US$200 million.

        On November 15, 2018, we issued a total of 272,343 Series B convertible redeemable preferred shares to Fortunate Cup Holdings Limited, Joy Capital II, L.P., Honour Ample Limited, Joy Luck Management Limited, Carob Investment Pte Ltd and Blue Fortune Limited for an aggregate consideration of US$200 million.

        On January 9, 2019, we issued 6,809 Series B convertible redeemable preferred shares to Galaxy Shine Limited for a consideration of US$5 million.

        On April 17, 2019, we issued a total of 173,182 Series B-1 convertible redeemable preferred shares to Darsana Master Fund LP, Bel45 Private Opportunities Fund, L.P., Tango Capital Opportunities Fund, L.P., TSCL Private Markets Fund, L.P., NDSIB Private Opportunities Fund, L.P., BlackRock Private Opportunities Fund IV, L.P., BR POF IV Cayman Master Fund, L.P., High Rock Direct Fund, L.P., BlackRock MD Private Opportunities Fund, L.P., 1885 Private Opportunities Fund, L.P., NHRS Private Opportunities Fund, L.P., Sullivan Way Private Opportunities Fund, L.P., Coin Private Opportunities, L.P., POF III Scottish Master, L.P., BlackRock Inverwood Private Opportunities Fund, L.P., OV Private Opportunities, L.P., Red River Direct Investment Fund III, L.P., BR/ERB Co-Investment Fund II, L.P., BlackRock MSV Private Opportunities Fund, L.P., Private Equity Partners VII Master, L.P., Private Equity Partners VII US, L.P., BlackRock Private Opportunities Fund IV Master SCSp, Total Alternatives Fund—Private Equity LP and Total Alternatives Fund—Private Equity (B) LP for an aggregate consideration of US$150.0 million.

Investor Rights Agreement

        We entered into a Third Amended and Restated Investors' Rights Agreement with our shareholders on April 17, 2019. The investors' rights agreement provides certain preferential rights, including, among others, information rights, certain corporate governance rights, prohibition on transfer of shares and right of co-sale. These special rights will automatically terminate upon completion of this offering.

Registration Rights

        Pursuant to the Third Amended and Restated Investors' Rights Agreement dated April 17, 2019, we have granted certain registration rights to our shareholders. Such registration rights would terminate upon the earlier of (i) the date five (5) years after the closing of an IPO, or (ii) such time at which all registrable securities held by the preferred shareholder may be sold under Rule 144 of the Securities Act in any 90-day period. Set forth below is a description of the registration rights granted under the agreement.

        Registration Other Than on Form F-3 or Form S-3.    At any time or from time to time after the earlier of (i) the three (3) year anniversary of the effective date or (ii) the date that is six (6) months after the closing of the IPO, holder(s) together holding ten percent (10%) or more of the outstanding registrable securities held by all holders may request in writing that we effect a registration on any internationally recognized exchange that is reasonably acceptable to such requesting holder(s). Upon receipt of such a request, we shall use our best efforts to cause the registrable securities specified in the request, together with any registrable securities of any holder who requests in writing to join such registration, to be registered and/or qualified for sale and distribution in such jurisdiction as the initiating holders may request. We shall be obligated to effect no more than three (3) registrations that have been declared and ordered effective.

        Registration on Form F-3 or Form S-3.    If we qualify for registration on Form F-3 or Form S-3 (or any comparable form for registration in a jurisdiction other than the United States), holder(s) together holding five percent (5%) or more of the outstanding registrable securities held by all holders may request us to file, in any jurisdiction in which we has had a registered underwritten public offering, a registration statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the holders of, all of the registrable securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, we shall use our best efforts to cause the registrable securities specified in the request, together with any registrable securities of any holder who requests in writing to join such registration, to be registered and qualified for sale and distribution in such jurisdiction. We shall be obligated to effect no more than two (2) registration that have been declared and ordered effective within any twelve (12)-month period.

        Right of Deferral.    However, we are not obligated to register or qualify registrable securities if we have, within the six-month period preceding the date of such request, in good faith our best efforts, effected a registration (other than a registration of securities in a transaction under Rule 145 of the Securities Act on with respect to an employee benefit plan) under the Securities Act pursuant to the exercise of the holders' demand registration rights, or in which the holders had an opportunity to participate in the piggyback registration, unless the registrable securities of the holders were excluded from such registration. We have the right to defer filing of a registration statement for up to 90 days if the filing of a registration statement would be materially detrimental to us and our shareholders, but we cannot exercise this right and/or the deferral right more than once in any 12-month period.

        Piggyback Registration Rights.    If we propose to file a registration statement under the Securities Act for purposes of effecting a public offering of our securities, we must use our best effort to afford holders of registrable securities an opportunity to include in that registration all or any part of their registrable securities then held. We have the right to terminate or withdraw any registration initiated by us under the piggyback registration rights prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration.

        Expenses of Registration.    We will pay all expenses relating to registration, fillings or qualifications, with certain limited exception.

Share Options

        We have granted options to purchase our ordinary shares to certain of our directors, executive officers and employees. See "Management—Share Incentive Plan."

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

        The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent            shares (or a right to receive            shares) deposited with The HongKong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary's office at which the ADSs will be administered and its principal executive offices are located at 240 Greenwich Street, New York, New York 10286.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying the ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see "Where You Can Find Additional Information."

Dividends and Other Distributions

  How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares the ADSs represent.

        Cash.    The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

        Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See "Taxation." The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

        Shares.    The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

        Rights to purchase additional shares.    If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        Other Distributions.    The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

  How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

  How can ADS holders withdraw the deposited securities?

        You may surrender ADSs for the purpose of withdrawal at the depositary's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

  How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

  How do you vote?

        ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders' meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

        Except by instructing the depositary as described above, you won't be able to exercise voting rights unless you surrender the ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least [30] days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
• US$.05 (or less) per ADS	• Any cash distribution to ADS holders
• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
• US$.05 (or less) per ADS per calendar year	• Depositary services
• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
• Expenses of the depositary	• Cable and facsimile transmissions (when expressly provided in the deposit agreement)
• Converting foreign currency to U.S. dollars
• Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	• As necessary
• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

        The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary's obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on the ADSs or on the deposited securities represented by any of the ADSs. The depositary may refuse to register any transfer of the ADSs or allow you to withdraw the deposited securities represented by the ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by the ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

        The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

        If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

        If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

        If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

        If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

  How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold the ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

  How may the deposit agreement be terminated?

        The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

  •
  60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

  •
  we delist the ADSs from an exchange on which they were listed and do not list the ADSs on another exchange;

  •
  we appear to be insolvent or enter insolvency proceedings;

  •
  all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

  •
  there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

  •
  there has been a replacement of deposited securities.

        If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

        After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reserve previous transactions of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

  •
  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith; and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

  •
  are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

  •
  are not liable if we or it exercises discretion permitted under the deposit agreement;

  •
  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

  •
  are not liable for the acts or omissions of any securities depository, clearing agency or settlement system;

  •
  may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

  •
  the depositary has no duty to make any determination or provide any information as to our tax status. Neither the depositary nor we shall have any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

  •
  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying the ADSs

        ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

  •
  when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our shares;

  •
  when you owe money to pay fees, taxes and similar charges; or

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

        The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

        The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not, be agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary's compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

SHARES ELIGIBLE FOR FUTURE SALE

        Upon completion of this offering and the concurrent private placement to Louis Dreyfus Company B.V.,        ADSs will be outstanding, representing        Class A ordinary shares, or approximately        % of our outstanding ordinary shares, assuming the underwriters do not exercise their option to purchase additional ADSs. All of the ADSs sold in this offering will be freely transferable by persons other than our "affiliates" without restriction or further registration under the Securities Act. Sales of substantial amounts of ADSs in the public market could adversely affect prevailing market prices of the ADSs. Prior to this offering, there has been no public market for our ordinary shares or the ADSs, and while the ADSs have been approved for listing on the NASDAQ, we cannot assure you that a regular trading market will develop in the ADSs. We do not expect that a trading market will develop for our ordinary shares not represented by ADSs.

Lockup Agreements

        We, our directors, executive officers, all of our existing shareholders and option holders and our concurrent private placement investor have agreed, subject to some exceptions, not to transfer or dispose of, directly or indirectly, any ADSs, or any securities convertible into or exchangeable or exercisable for ADSs, for a period of 180 days after the date of this prospectus. After the expiration of the 180-day period, the ordinary shares or ADSs held by our directors, executive officers and our existing shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Rule 144

        All of our ordinary shares outstanding prior to this offering are "restricted shares" as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

        Our affiliates may sell within any three-month period a number of restricted shares that does not exceed the greater of the following:

  •
  1% of the then outstanding ordinary shares of the same class, in the form of ADSs or otherwise, which will equal approximately          Class A ordinary shares immediately after this offering, assuming the underwriters do not exercise their option to purchase additional ADSs, and the issuance of Class A ordinary shares in connection with the concurrent private placement to Louis Dreyfus Company B.V.; or

  •
  the average weekly trading volume of our Class A ordinary shares in the form of ADSs or otherwise on the NASDAQ during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

        Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

        Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

        In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Registration Rights

        Upon completion of this offering, certain holders of our ordinary shares or their transferees will be entitled to request that we register their shares under the Securities Act, following the expiration of the lockup agreements described above. See "Description of Share Capital—History of Securities Issuances—Registration Rights."

 TAXATION

        The following discussion of Cayman Islands, PRC and United States federal income tax consequences of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in the ADSs or ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of King & Wood Mallesons, our PRC legal counsel.

Cayman Islands Taxation

        The Cayman Islands levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of the ADSs or ordinary shares levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Payments of dividends and capital in respect of the ADSs or ordinary shares are not subject to taxation in the Cayman Islands and no withholding is required on the payment of a dividend or capital to any holder of the ADSs or ordinary shares, nor are gains derived from the disposal of the ADSs or ordinary shares subject to Cayman Islands income or corporation tax.

People's Republic of China Taxation

        Under the PRC EIT Law, which became effective on January 1, 2008 and amended on February 24, 2017, an enterprise established outside the PRC with "de facto management bodies" within the PRC is considered a "resident enterprise" for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the PRC EIT Law, a "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

        In addition, the SAT Circular 82 issued by the SAT in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: (a) senior management personnel and departments that are responsible for daily production, operation and management; (b) financial and personnel decision-making bodies; (c) key properties, accounting books, company seal, minutes of board meetings and shareholders' meetings; and (d) half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our company is incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body." There can be no assurance that the PRC government will ultimately take a view that is consistent with our position. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders (including the ADS holders) if such dividends are deemed to be sourced within the PRC. In addition, non-PRC resident enterprise shareholders (including the ADS holders) may be subject to PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares at a rate of 10%, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the ADS holders) and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us) if such dividends or gains are deemed to be sourced within the PRC. These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See "Risk Factors—Risks Relating to Doing Business in China—If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ADS holders."

U.S. Federal Income Tax Consideration

        The following are material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of the ADSs or ordinary shares, but this discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to acquire ADSs or ordinary shares.

        This discussion applies only to a U.S. Holder that acquires the ADSs in this offering and holds the ADSs or underlying ordinary shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder's particular circumstances, including any alternative minimum or Medicare contribution tax consequences and any tax consequences applicable to U.S. Holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  dealers or traders in securities that use a mark-to-market method of tax accounting;

  •
  persons holding ADSs or ordinary shares as part of a straddle, conversion transaction, integrated transaction or similar transaction;

  •
  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  •
  entities classified as partnerships for U.S. federal income tax purposes;

  •
  tax-exempt entities, "individual retirement accounts" or "Roth IRAs";

  •
  persons that own or are deemed to own 10% or more of our stock by vote or value; or

  •
  persons holding ADSs or ordinary shares in connection with a trade or business outside the United States.

        If an entity that is classified as a partnership for U.S. federal income tax purposes owns ADSs or ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning ADSs or ordinary shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of ADSs or ordinary shares.

        This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations,

and the income tax treaty between the United States and the PRC, or the Treaty, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. [This discussion is also based, in part, on representations by the Depositary and assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.]

        As used herein, a "U.S. Holder" is a beneficial owner of ADSs or ordinary shares that is, for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        In general, a U.S. Holder who owns ADSs will be treated as the owner of the underlying shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying shares represented by those ADSs.

        U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ADSs or ordinary shares in their particular circumstances.

Taxation of Distributions

        Except as described below under "—Passive Foreign Investment Company Rules," distributions paid on ADSs or ordinary shares, other than certain pro rata distributions of ADSs or ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at a favorable rate. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of these favorable rates in their particular circumstances.

        Dividends will be included in a U.S. Holder's income on the date of the U.S. Holder's, or in the case of ADSs, the depositary's, receipt. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the amount received. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

        Dividends will be treated as foreign-source income for foreign tax credit purposes. As described in "—People's Republic of China Taxation," dividends paid by us may be subject to PRC withholding tax. For U.S. federal income tax purposes, the amount of the dividend income will include any amounts withheld in respect of PRC withholding tax. Subject to applicable limitations, which vary depending upon the U.S. Holder's circumstances, PRC taxes withheld from dividend payments (at a rate not exceeding the applicable Treaty rate in the case of a U.S. Holder that is eligible for the benefits of the Treaty) generally will be creditable against a U.S. Holder's U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign tax credits in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct such PRC taxes in computing its taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of ADSs or Ordinary Shares

        Except as described below under "—Passive Foreign Investment Company Rules," a U.S. Holder will generally recognize capital gain or loss on a sale or other taxable disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder's tax basis in such ADSs or ordinary shares disposed of, in each case as determined in U.S. dollars. The gain or loss will be long-term capital gain or loss if, at the time of the sale or disposition, the U.S. Holder has owned the ADSs or ordinary shares for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders may be subject to a tax rate that is lower than the rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

        As described in "—People's Republic of China Taxation," gains on the sale of ADSs or ordinary shares may be subject to PRC taxes. A U.S. Holder is entitled to use foreign tax credits to offset only the portion of its U.S. federal income tax liability that is attributable to foreign-source income. Because under the Code capital gains of U.S. persons are generally treated as U.S.-source income, this limitation may preclude a U.S. Holder from claiming a credit for all or a portion of any PRC taxes imposed on any such gains. However, U.S. Holders that are eligible for the benefits of the Treaty may be able to elect to treat the gain as PRC-source and therefore claim foreign tax credits in respect of PRC taxes on such disposition gains. U.S. Holders should consult their tax advisers regarding their eligibility for the benefits of the Treaty and the creditability of any PRC tax on disposition gains in their particular circumstances.

Passive Foreign Investment Company Rules

        In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes. Goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce active income.

        Based on the expected composition of our income and assets and the value of our assets, including goodwill, which is based on the expected price of the ADSs in this offering, we do not expect to be a PFIC for our current taxable year. However, it is not entirely clear how the contractual arrangements between us and our VIE will be treated for purposes of the PFIC rules, and we may be or become a PFIC if our VIE is not treated as owned by us. Because the treatment of our contractual arrangements with our VIE is not entirely clear, because we will hold a substantial amount of cash following this offering and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of the ADSs, which could be volatile), there can be no assurance that we will not be a PFIC for our current or any future taxable year.

        If we are a PFIC for any taxable year and any of our subsidiaries, VIEs or other companies in which we own or are treated as owning equity interests were also a PFIC (any such entity, a "Lower-tier PFIC"), U.S. Holders would be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and would be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if the U.S. Holders held such shares directly, even though the U.S. Holders did not receive the proceeds of those distributions or dispositions.

        In general, if we are a PFIC for any taxable year during which a U.S. Holder holds ADSs or ordinary shares, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of its ADSs or ordinary shares would be allocated ratably over that U.S. Holder's holding period. The amounts allocated to the taxable year of the sale or disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by a U.S. Holder in any year on its ADSs or ordinary shares exceed 125% of the average of the annual distributions on the ADSs or ordinary shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, such distributions would be subject to taxation in the same manner.

        Alternatively, if we are a PFIC and if the ADSs are "regularly traded" on a "qualified exchange," a U.S. Holder could make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described in the preceding paragraph. The ADSs would be treated as "regularly traded" for any calendar year in which more than a de minimis quantity of the ADSs were traded on a qualified exchange on at least 15 days during each calendar quarter. The NASDAQ, where ADSs are expected to be listed, is a qualified exchange for this purpose. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder's tax basis in the ADSs will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If a U.S. Holder makes the mark-to-market election, distributions paid on ADSs will be treated as discussed under "—Taxation of Distributions" above. U.S. Holders will not be able to make a mark-to-market election with respect to Lower-tier PFICs, if any.

        If we are a PFIC for any taxable year during which a U.S. Holder owns ADSs or ordinary shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder owns ADSs or ordinary shares, even if we cease to meet the threshold requirements for PFIC status.

        If we are a PFIC for any taxable year during which a U.S. Holder owned any ADSs or ordinary shares, the U.S. Holder would generally be required to file annual reports with the Internal Revenue Service, or IRS.

        In addition, if we are a PFIC (or with respect to a particular U.S. Holder are treated as a PFIC) for a taxable year in which we paid a dividend or for the prior taxable year, the favorable tax rate described above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

        U.S. Holders should consult their tax advisers regarding the determination of whether we are a PFIC for any taxable year and the potential application of the PFIC rules to their ownership of ADSs or ordinary shares.

Information Reporting and Backup Withholding

        In general, payments of dividends and proceeds from the sale or other disposition of ADSs or ordinary shares that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other "exempt recipient" and (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

        Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to their ownership of ordinary shares, or non-U.S. accounts through which ADSs or ordinary shares are held. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to ADSs and ordinary shares.

UNDERWRITING

        Under the terms and subject to the conditions contained in the underwriting agreement dated the date of this prospectus, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, the following respective numbers of ADSs:

Underwriter	Number of ADSs
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC
China International Capital Corporation Hong Kong Securities Limited
Haitong International Securities Company Limited

Total

        The underwriters and the representative are referred to as the "underwriters" and the "representative," respectively. The underwriting agreement provides that the underwriters are obligated to purchase all the ADSs in the offering if any are purchased, other than those ADSs covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        Louis Dreyfus Company B.V. has agreed, in connection with and subject to the completion of this offering, to purchase from us US$50 million in Class A ordinary shares at a price per share equal to the initial public offering price adjusted to reflect the post offering ADS-to-Class A ordinary share ratio. Based on an assumed initial public offering price of US$                per ADS, the mid-point of the estimated public offering price range shown on the front cover of this prospectus, the investor will purchase                Class A ordinary shares from us. Our proposed issuance and sale of Class A ordinary shares to this investor is being made through private placement pursuant to an exemption from registration with the U.S. Securities and Exchange Commission under Regulation S of the Securities Act.

        We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase on a pro rata basis up to                additional ADSs from us at the initial public offering price less the underwriting discounts and commissions. Any ADSs issued or sold under the option will be issued and sold on the same terms and conditions as the other ADSs that are the subject of this offering. The option may be exercised only to cover any over-allotments of ADSs.

        ADSs sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any ADSs sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $          per ADS. If all the ADSs are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of ADSs offered by them.

        The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	US$	US$	US$	US$
Expenses payable by us	US$	US$	US$	US$

        We have agreed to reimburse the underwriters for certain out-of-pocket expenses of the underwriters, in an aggregate amount not to exceed US$                .

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any ADSs or ordinary shares or securities convertible into or exchangeable or exercisable for any ADSs or ordinary shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the representative for a period of 180 days after the date of this prospectus.

        Each of our directors, executive officers, existing shareholders, our concurrent private placement investor and option holders have agreed, subject to certain exceptions, that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, enter into a transaction that would have the same effect, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in any ADSs or ordinary shares or securities convertible into or exchangeable or exercisable for any ADSs or ordinary shares, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or ordinary shares or securities convertible into or exchangeable or exercisable for any ADSs or ordinary shares, whether any of these transactions are to be settled by delivery of ordinary shares, ADSs or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, to establish, increase, liquidate or decrease any such position, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representative for a period of 180 days after the date of this prospectus.

        In addition, through a letter agreement, we will instruct The Bank of New York Mellon, as depositary, not to accept any deposit of any ordinary shares or issue any ADSs for 180 days after the date of this prospectus unless we consent to such deposit or issuance. We have also agreed not to provide such consent without the prior written consent of the representative. The foregoing does not affect the right of ADS holders to cancel their ADSs and withdraw the underlying ordinary shares.

        Prior to this offering, there has been no public market for the ADSs. Consequently, the initial public offering price for the ADSs will be determined by negotiations between us and the representative. Among the factors to be considered in determining the initial public offering price are our results of operations, our current financial condition, our future prospects, our markets, the economic conditions in and future prospects for the industry in which we compete, our management and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. Neither we nor the underwriters can assure investors that an active trading market will develop for our ADSs, or that our ADSs will trade in the public market at or above the initial public offering price.

        We have applied to have the ADSs listed on the Nasdaq Global Select Market under the symbol "LK."

        In order to facilitate the offering of the ADSs, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ADSs. Specifically, the underwriters may sell more ADSs than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ADSs available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing our ADSs in the open market. In determining the source of ADSs to close out a covered short sale, the underwriters will consider, among other things, the open market price of ADSs compared to the price available under the over-allotment option. The underwriters may also sell ADSs in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ADSs in the open market to stabilize the price of the ADSs. These activities may raise or maintain the market price of the ADSs above independent market levels or prevent or retard a decline in the market price of the ADSs. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        All sales of ADSs in the United States will be made through United States registered broker-dealers. Sales of ADSs made outside the United States may be made by affiliates of the underwriters. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC. Therefore, to the extent China International Capital Corporation Hong Kong Securities Limited intends to make any offers or sales of ADSs in the United States, it will do so only through one or more SEC-registered broker-dealers in compliance with the applicable securities laws and regulations. Haitong International Securities Company Limited will offer the ADSs in the United States through its SEC-registered broker-dealer affiliate in the United States, Haitong International Securities (USA) Inc. A prospectus in electronic format will be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Conflicts of Interest

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Investors

  Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of ADSs described in this prospectus may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of ADSs shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe for the ADSs, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        The sellers of the ADSs have not authorized and do not authorize the making of any offer of ADSs through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the ADSs as contemplated in this prospectus. Accordingly, no purchaser of the ADSs, other than the underwriters, is authorized to make any further offer of the ADSs on behalf of the sellers or the underwriters.

  Notice to Prospective Investors in the United Kingdom

        This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

  Notice to Prospective Investors in France

        Neither this prospectus nor any other offering material relating to the ADSs described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ADSs have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the ADSs has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the ADSs to the public in France.

  •
  Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The ADSs may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

  Notice to Prospective Investors in Switzerland

        This document, as well as any other offering or marketing material relating to the ADSs which are the subject of the offering contemplated by this prospectus, neither constitutes a prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations nor a simplified prospectus as such term is understood pursuant to article 5 of the Swiss Federal Act on Collective Investment Schemes. Neither the ADSs nor the shares underlying the ADSs will be listed on the SIX Swiss Exchange and, therefore, the documents relating to the ADSs, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

        The ADSs are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the ADSs with the intention to distribute them to the public. The investors will be individually approached from time to time. This document, as well as any other offering or marketing material relating to the ADSs, is confidential and it is exclusively for the use of the individually addressed investors in connection with the offer of the ADSs in Switzerland and it does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in or from Switzerland.

  Notice to Prospective Investors in Australia

        This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the ADSs.

        The ADSs are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

        This prospectus does not constitute an offer in Australia other than to wholesale clients. By submitting an application for the ADSs, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, the ADSs shall be deemed to be made to such recipient and no applications for the ADSs will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the ADSs you undertake to us that, for a period of 12 months from the date of issue of the ADSs, you will not transfer any interest in the ADSs to any person in Australia other than to a wholesale client.

  Notice to Prospective Investors in Hong Kong

        The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Notice to Prospective Investors in Japan

        The ADSs offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The ADSs have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

  Notice to Prospective Investors in South Korea

        The ADSs may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the South Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The ADSs have not been registered with the Financial Services Commission of South Korea for public offering in South Korea.

        Furthermore, the ADSs may not be resold to South Korean residents unless the purchaser of the ADSs complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the ADSs.

  Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

        shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

  Notice to Prospective Investors in Canada

        The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  Notice to Prospective Investors in the Cayman Islands

        This prospectus does not constitute a public offer of the ADSs or ordinary shares, whether by way of sale or subscription, in the Cayman Islands. ADSs or ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

  Notice to Prospective Investors in Bermuda

        ADSs may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

  Notice to Prospective Investors in the British Virgin Islands

        The ADSs are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of our company. The ADSs may be offered to companies incorporated under the British Virgin Islands Business Companies Act, 2004, or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

  Notice to Prospective Investors in Malaysia

        No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the securities as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

  Notice to Prospective Investors in the PRC

        This prospectus has not been and will not be circulated or distributed in the PRC, and the ADSs may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

  Notice to Prospective Investors in Taiwan

        The ADSs have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the ADSs in Taiwan.

  Notice to Prospective Investors in Qatar

        In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person's request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

  Notice to Prospective Investors in Kuwait

        Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds", its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ADSs, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait. Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the ADSs.

  Notice to Prospective Investors in the United Arab Emirates

        The ADSs have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the

United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

  Notice to Investors in the Dubai International Financial Centre

        This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The ADSs to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs offered should conduct their own due diligence on the ADSs. If you do not understand the contents of this document you should consult an authorized financial adviser.

  Notice to Prospective Investors in Saudi Arabia

        This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

  Notice to Prospective Investors in Israel

        This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

 EXPENSES RELATING TO THIS OFFERING

        Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the NASDAQ listing fee, all amounts are estimates.

SEC Registration Fee	US$
NASDAQ Listing Fee	US$
FINRA Filing Fee	US$
Printing and Engraving Expenses	US$
Legal Fees and Expenses	US$
Accounting Fees and Expenses	US$
Miscellaneous	US$

Total	US$

LEGAL MATTERS

        We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters of U.S. federal securities and New York state law. Certain legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon to the underwriters by Cleary Gottlieb Steen & Hamilton LLP. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by Jingtian & Gongcheng. Davis Polk & Wardwell LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and King & Wood Mallesons with respect to matters governed by PRC law. Cleary Gottlieb Steen & Hamilton LLP may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law.

 EXPERTS

        The consolidated financial statements of Luckin Coffee Inc. at December 31, 2017 and 2018, and for the period from June 16, 2017 (inception date) to December 31, 2017 and the year ended December 31, 2018 appearing in this prospectus and Registration Statement have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

        The registered business address of Ernst & Young Hua Ming LLP is located at Level 16, Ernst & Young Tower Oriental Plaza, No. 1 East Chang An Avenue, Dong Cheng District, Beijing, the People's Republic of China.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to underlying Class A ordinary shares represented by the ADSs to be sold in this offering. We have also filed a related registration statement on Form F-6 with the SEC to register the ADSs. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and the ADSs.

        Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC's website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

LUCKIN COFFEE INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page(s)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2017 AND 2018	F-3 - F-4
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS FOR THE PERIOD FROM JUNE 16, 2017 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2017 AND THE YEAR ENDED DECEMBER 31, 2018	F-5
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICITS FOR THE PERIOD FROM JUNE 16, 2017 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2017 AND THE YEAR ENDED DECEMBER 31, 2018	F-6
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM JUNE 16, 2017 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2017 AND THE YEAR ENDED DECEMBER 31, 2018	F-7
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD FROM JUNE 16, 2017 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2017 AND THE YEAR ENDED DECEMBER 31, 2018	F-8 - F-43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Luckin Coffee Inc.

Opinion on the Financial Statements

        We have audited the accompanying consolidated balance sheets of Luckin Coffee Inc. (the "Company") as of December 31, 2017 and 2018, the related consolidated statements of comprehensive loss, shareholders' deficits and cash flows for the period from June 16, 2017 (date of inception) through December 31, 2017 and the year ended December 31, 2018, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2018, and the results of its operations and its cash flows for the period from June 16, 2017 (date of inception) through December 31, 2017 and the year ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young Hua Ming LLP
We have served as the Company's auditor since 2019.
Shanghai, the People's Republic of China
February 22, 2019

LUCKIN COFFEE INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands of Renminbi ("RMB") and U.S. dollars ("US$"), except for number of shares)

		As of December 31,
	Notes	2017	2018
		RMB	RMB	US$
ASSETS
Current assets:
Cash and cash equivalents		219,096	1,630,983	243,024
Short-term investments	4	—	130,000	19,371
Receivables from online payment platforms		12	4,609	687
Inventories	6	3,396	150,015	22,353
Prepaid expenses and other current assets	5	36,604	365,510	54,463
Amount due from a related party	13	—	147,559	21,987

Total current assets		259,108	2,428,676	361,885

Non-current assets:
Property and equipment, net	7	39,118	904,992	134,848
Other non-current assets	8	38,730	151,408	22,560

Total non-current assets		77,848	1,056,400	157,408

Total assets		336,956	3,485,076	519,293

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS' DEFICITS
Current liabilities:
Short-term bank borrowing	9	—	8,000	1,192
Current portion of long-term borrowing	9	—	72,787	10,846
Capital lease obligation	7	—	108,664	16,191
Accounts payable		—	176,704	26,330
Accrued expenses and other liabilities	10	6,076	371,017	55,284
Amounts due to related parties	13	382,219	24,198	3,606
Warrant liability	9	—	19,520	2,909

Total current liabilities		388,295	780,890	116,358

Non-current liabilities:
Long-term borrowing	9	—	226,969	33,819
Deferred revenues		32	126,469	18,844

Total non-current liabilities		32	353,438	52,663

Total liabilities		388,327	1,134,328	169,021

Commitments and contingencies	19

LUCKIN COFFEE INC.

CONSOLIDATED BALANCE SHEETS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares)

		As of December 31,			Pro forma shareholders' deficits as of December 31,
	Notes	2017	2018		2018
					(Unaudited)	(Unaudited)
		RMB	RMB	US$	RMB	US$
Mezzanine equity:
Series A convertible redeemable preferred shares (US$0.001 par value; nil and 2,000,000 shares authorized as of December 31, 2017 and 2018, respectively; nil and 544,688 issued and outstanding as of December 31, 2017 and 2018, respectively)	15	—	2,113,347	314,899	—	—
Series B convertible redeemable preferred shares (US$0.001 par value; nil and 1,000,000 shares authorized as of December 31, 2017 and 2018, respectively; nil and 272,343 issued and outstanding as of December 31, 2017 and 2018, respectively)	15	—	2,164,994	322,594	—	—

Total mezzanine equity		—	4,278,341	637,493	—	—

Shareholders' deficits:
Class B ordinary shares	17	—	—	—	21	3
Ordinary shares (US$0.001 par value; 45,400,000 shares authorized; 750,000 and 750,000 issued and outstanding as of December 31, 2017 and 2018, respectively)	16	—	—	—	—	—
Angel-1 shares (US$0.001 par value; nil and 1,000,000 shares authorized as of December 31, 2017 and 2018, respectively; nil and 915,750 issued and outstanding as of December 31, 2017 and 2018, respectively)	16	—	743,376	110,766	—	—
Angel-2 shares (US$0.001 par value; nil and 600,000 shares authorized as of December 31, 2017 and 2018, respectively; nil and 513,000 issued and outstanding as of December 31, 2017 and 2018, respectively) (Angel-1 shares and Angel-2 shares, collectively "Angel Shares")	16	—	512,812	76,411	—	—
Additional paid-in capital		5,000	65,000	9,685	5,599,508	834,352
Accumulated deficits		(56,371)	(3,246,705)	(483,774)	(3,246,705)	(483,774)
Accumulated other comprehensive loss	11	—	(2,076)	(309)	(2,076)	(309)

Total shareholders' deficits		(51,371)	(1,927,593)	(287,221)	2,350,748	350,272

Total liabilities, mezzanine equity and shareholders' deficits		336,956	3,485,076	519,293

The accompanying notes are an integral part of these consolidated financial statements.

LUCKIN COFFEE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

		For the period from June 16 (date of inception) through December 31,	For the year ended December 31,
	Notes	2017	2018
		RMB	RMB	US$
Net revenues:
Freshly brewed drinks		215	649,609	96,795
Other products		25	135,642	20,211
Others		10	55,444	8,261

Total net revenues		250	840,695	125,267
Cost of materials		(789)	(532,217)	(79,303)
Store rental and other operating costs		(1,559)	(576,244)	(85,863)
Depreciation expenses		(917)	(106,690)	(15,897)
Sales and marketing expenses		(25,464)	(746,018)	(111,160)
General and administrative expenses		(22,005)	(379,738)	(56,583)
Store preopening and other expenses		(5,723)	(97,794)	(14,572)

Total operating expenses		(56,457)	(2,438,701)	(363,378)

Operating loss		(56,207)	(1,598,006)	(238,111)
Interest income		11	8,915	1,328
Interest and financing expenses		—	(16,121)	(2,402)
Foreign exchange (loss) gain, net		(175)	13,113	1,954
Other expenses		—	(7,777)	(1,159)
Change in the fair value of warrant liability	18	—	(19,276)	(2,872)

Net loss before income taxes		(56,371)	(1,619,152)	(241,262)
Income tax expense	12	—	—	—

Net loss		(56,371)	(1,619,152)	(241,262)

Add: accretion to redemption value of convertible redeemable preferred shares	15	—	(1,571,182)	(234,113)

Net loss attributable to the Company's ordinary shareholders and angel shareholders		(56,371)	(3,190,334)	(475,375)

Loss per share:
Ordinary shares—basic and diluted	17	(75.16)	(2,158.44)	(321.62)
Angel Shares—basic and diluted	17	—	(2,158.44)	(321.62)
Weighted average shares outstanding used in calculating basic and diluted loss per share:
Ordinary shares—basic and diluted	17	750,000	750,000	750,000
Angel Shares—basic and diluted	17	—	728,075	728,075
Pro forma loss per share:
Basic	17		(1.81)	(0.27)
Diluted	17		(1.81)	(0.27)
Weighted average number of ordinary shares used in pro forma loss per share computation:
Basic	17		895,355,500	895,355,500
Diluted	17		895,355,500	895,355,500
Other comprehensive loss, net of tax of nil:
Foreign currency translation difference, net of tax of nil	11	—	(2,076)	(309)

Total comprehensive loss	11	(56,371)	(3,192,410)	(475,684)

The accompanying notes are an integral part of these consolidated financial statements.

LUCKIN COFFEE INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICITS

(Amounts in thousands of RMB and US$, except for number of shares)

		Ordinary shares		Angel Shares			Accumulated other comprehensive loss
						Additional paid-in capital		Accumulated deficits	Total shareholders' deficits
	Notes	Shares	Amount	Shares	Amount
Balance as of June 16, 2017 (date of inception)		—	—	—	—	—	—	—	—
Net loss		—	—	—	—	—	—	(56,371)	(56,371)
Contribution by shareholders		—	—	—	—	5,000	—	—	5,000
Issuance of ordinary shares	16	750,000	—	—	—	—	—	—	—

Balance as of December 31, 2017		750,000	—	—	—	5,000	—	(56,371)	(51,371)

Net loss		—	—	—	—	—	—	(1,619,152)	(1,619,152)
Foreign currency translation difference		—	—	—	—	—	(2,076)	—	(2,076)
Contribution by shareholders		—	—	—	—	60,000	—	—	60,000
Issuance of Angel Shares		—	—	1,428,750	1,256,188	—	—	—	1,256,188
Accretion to redemption value of convertible redeemable preferred shares	15	—	—	—	—	—	—	(1,571,182)	(1,571,182)

Balance as of December 31, 2018		750,000	—	1,428,750	1,256,188	65,000	(2,076)	(3,246,705)	(1,927,593)

Balance as of December 31, 2018 (US$)			—		187,177	9,685	(309)	(483,774)	(287,221)

The accompanying notes are an integral part of these consolidated financial statements.

LUCKIN COFFEE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands of RMB and US$, except for number of shares)

	For the period from June 16 (date of inception) through December 31,	For the year ended December 31,
	2017	2018
	RMB	RMB	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(56,371)	(1,619,152)	(241,262)
Adjustments to reconcile net loss to net cash provided by operating activities:
Foreign exchange loss, net	175	25,101	3,740
Depreciation expenses	917	106,690	15,897
Change in the fair value of warrant liability	—	19,276	2,872
Interest and financing expenses	—	8,074	1,203
Changes in operating assets and liabilities:
Inventories	(3,396)	(146,619)	(21,847)
Receivables from online payment platforms	(12)	(4,597)	(685)
Prepaid expenses and other current assets	(36,604)	(311,355)	(46,392)
Other non-current assets	(5,843)	(76,582)	(11,411)
Accounts payable	—	176,704	26,330
Accrued expenses and other liabilities	6,076	361,131	53,812
Amounts due to related parties	—	24,198	3,606
Deferred revenues	32	126,437	18,840

Net cash used in operating activities	(95,026)	(1,310,694)	(195,297)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(72,922)	(1,005,659)	(149,848)
Payments for short-term investments	—	(3,666,960)	(546,394)
Proceeds received from maturity of short-term investments	—	3,536,960	527,023
Loan to a related party	—	(147,559)	(21,987)

Net cash used in investing activities	(72,922)	(1,283,218)	(191,206)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Angel Shares	—	890,913	132,750
Proceeds from issuance of Series A convertible redeemable preferred shares, net of issuance costs	—	1,318,075	196,399
Proceeds from issuance of Series B convertible redeemable preferred shares, net of issuance costs	—	1,387,421	206,732
Proceeds from short-term bank and other borrowings	—	180,868	26,950
Capital lease payments	—	(68,325)	(10,181)
Deposit for capital lease	—	(17,550)	(2,615)
Proceeds from long-term borrowing	—	300,000	44,701
Deposit for long-term borrowing	—	(3,000)	(447)
Loans from related parties	382,219	—	—
Repayments of loans from related parties	—	(60,000)	(8,940)
Contribution from ordinary shareholders	5,000	60,000	8,940

Net cash generated from financing activities	387,219	3,988,402	594,289

Effect of foreign exchange rate changes on cash and cash equivalents	(175)	17,397	2,592

Net increase in cash and cash equivalents	219,096	1,411,887	210,378
Cash and cash equivalents at beginning of period/year	—	219,096	32,646

Cash and cash equivalents at end of period/year	219,096	1,630,983	243,024

Supplemental disclosures of cash flow information:
Interests received	11	8,459	1,260
Interests paid, net of capitalization	—	(8,047)	(1,199)
Supplemental disclosures of non-cash activities:
Purchase of property and equipment included in accrued expenses and other liabilities	—	(119,995)	(17,880)
Purchase of property and equipment through capital lease	—	(108,664)	(16,191)
Issuance of Angel Shares transferred from loans from angel shareholders	—	322,219	48,012

The accompanying notes are an integral part of these consolidated financial statements.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

1. ORGANIZATION

        Luckin Coffee Inc. (the "Company") was incorporated in the Cayman Islands on June 16, 2017 under the Cayman Islands Companies Law as an exempted company with limited liability. The Company through its consolidated subsidiaries and variable interest entity (the "VIE") (collectively, the "Group") are principally engaged in the provision of retail services for high-quality and affordable freshly brewed drinks and pre-made food and beverage items in the People's Republic of China (the "PRC" or "China").

(a)
As of the date of this report, the details of the Company's principal subsidiaries and VIE are as follows:

Entity	Date of incorporation	Place of incorporation	Percentage of direct or indirect ownership by the Company		Principal activities
			Direct	Indirect
Subsidiaries:
Luckin Coffee Investment Inc. ("Luckin BVI")	June 16, 2017	British Virgin Islands	100%	—	Investment holding
Luckin Coffee (Hong Kong) Limited ("Luckin HK")	June 19, 2017	Hong Kong	100%	—	Investment holding
Luckin Coffee E-commerce (Pingtan) Co., Ltd(1)	October 27, 2017	PRC	100%	—	Provision of retail services for high-quality and affordable freshly brewed drinks and pre-made food and beverage items
Beijing Luckin Coffee Co., Ltd. ("Beijing WFOE")(1)/(2)	October 31, 2017	PRC	100%	—	Provision of retail services for high-quality and affordable freshly brewed drinks and pre-made food and beverage items and technical and consultation services
Tianjin Luckin Coffee Co., Ltd. ("Luckin TJ")(1)	December 7, 2017	PRC	100%	—	Provision of retail services for high-quality and affordable freshly brewed drinks and pre-made food and beverage items
Luckin Coffee Group Co., Ltd. ("China Luckin")(1)/(2)	March 28, 2018	PRC	100%	—	Provision of retail services for high-quality and affordable freshly brewed drinks and pre-made food and beverage items
Luckin Coffee Roasting (Tianjin) Co., Ltd.(1)/(3)	May 9, 2018	PRC	80%	—	Provision of retail services for high-quality and affordable freshly brewed drinks and pre-made food and beverage items
Variable Interest Entity:
Beijing Luckin Coffee Technology Co., Ltd. ("Luckin Tech")	June 14, 2017	PRC	—	100%	Online platform operator

(1)
Collectively, the "PRC subsidiaries".

(2)
On July 27, 2018, Beijing WFOE transferred all its 100% equity interest in its subsidiaries to China Luckin for the share capital of these companies under common control.

(3)
This entity has not commenced operation as of December 31, 2018.
(b)
PRC laws and regulations prohibit foreign ownership in certain telecommunication related businesses. To comply with these foreign ownership restrictions, the Group conducts its businesses

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

1. ORGANIZATION (Continued)

  in the PRC through the online platform held by the VIE. Despite the lack of technical majority ownership, the Company has effective control of the VIE through a series of contractual agreements (the "VIE Agreements") and a parent-subsidiary relationship exists between the Company and the VIE. The equity interest of the VIE is legally held by PRC individuals (the "Nominee Shareholders"). Through the VIE Agreements, the Nominee Shareholders of the VIE effectively assign all their voting rights underlying their equity interests in the VIE to the Company, and therefore, the Company has the power to direct the activities of the VIE that most significantly impact the economic performance. The Company also has the right to receive economic benefits and obligations to absorb losses from the VIE that potentially could be significant to the VIE. Based on the above, the Company consolidates the VIE in accordance with SEC Regulation S-X Rule 3A-02 and Accounting Standards Codification ("ASC") topic 810-10 ("ASC 810-10"), Consolidation: Overall.

        The financial position and the operating results of the VIE as of December 31, 2017 and 2018 and for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018 were immaterial to the Group.

        The following is a summary of the key VIE Agreements:

Exclusive Option Agreement

        Pursuant to the Exclusive Option Agreement entered into amongst the VIE, the Nominee Shareholders and Beijing WFOE, the Nominee Shareholders granted Beijing WFOE or its designated party, an irrevocable and exclusive right to purchase all or part of the equity interests held by the Nominee Shareholders in the VIE at its sole discretion, to the extent permitted under the PRC laws, at an amount equal to the minimum consideration permitted under the applicable PRC law and administrative regulations. Any proceeds received by the Nominee Shareholders from the exercise of the options shall be remitted to Beijing WFOE or its designated party, to the extent permitted under PRC laws. In addition, the VIE and the Nominee Shareholders have agreed that without prior written consent of the Beijing WFOE, they will not create any pledge or encumbrance on their equity interests in the VIE, or transfer or otherwise dispose of their equity interests in the VIE. The term of the agreement remains effective as long as each Nominee Shareholder remains as a shareholder of the VIE. Beijing WFOE may terminate the agreement at its sole discretion, whereas under no circumstances may the VIE or the Nominee Shareholders terminate the agreement.

Share Pledge Agreement

        Pursuant to the Share Pledge Agreement entered into amongst Beijing WFOE, the VIE, and the Nominee Shareholders, the Nominee Shareholders pledged all of their equity interests in the VIE to Beijing WFOE as collateral to secure their obligations. Beijing WFOE shall have the right to collect dividends generated by the pledged shares during the term of the pledge. If the VIE or the Nominee Shareholders breach their respective contractual obligations under the share pledge agreement, Beijing WFOE, as pledgee, will be entitled to rights, including the right to dispose the pledged equity interests entirely or partially. The Nominee Shareholders agreed not to transfer or otherwise create any encumbrance on their equity interests in the VIE without prior consent of Beijing WFOE. The Equity Pledge Agreement will remain effective until all the obligations have been satisfied in full and the

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

1. ORGANIZATION (Continued)

pledged equity interests have been transferred to Beijing WFOE and/or its designee. The Company completed the registration of the pledge of equity interests in the VIE with the relevant office of Administration for the Industry and Commerce in accordance with the PRC Property Rights Law.

Proxy Agreement and Power of Attorney

        Pursuant to the Proxy Agreement and Power of Attorney entered into amongst Beijing WFOE, the VIE, and the Nominee Shareholders each Nominee Shareholder appointed Beijing WFOE to act on behalf of the Nominee Shareholders as exclusive agent and attorney with all respect to all matters concerning the shareholding including but not limited to (1) call and attend shareholders' meetings of the VIE; (2) exercise all the shareholders' rights, including voting rights; and (3) appoint at its sole discretion, a substitute or substitutes to perform any or all of its right of the VIE. The power of attorney remains irrevocable and continuously valid from the date of execution so long as each Nominee Shareholder remains as a shareholder of the VIE unless Beijing WFOE issues adverse instructions in writing. The Proxy Agreement and Power of Attorney was subsequently reassigned to the Company.

Master Exclusive Service Agreement

        Pursuant to the Master Exclusive Service Agreement entered into between Beijing WFOE and the VIE, Beijing WFOE or its designated entities affiliated has the exclusive right to provide the VIE with technical support and business support services in return for fees equal to 100% of the consolidated net profits of the VIE. Beijing WFOE has sole discretion in determining the service fee charged to the VIE under this agreement. Without Beijing WFOE's prior written consent, the VIE shall not, directly and indirectly, obtain the same or similar services as provided under this agreement from any third party, or enter into any similar agreement with any third party. Beijing WFOE will have the exclusive ownership of all intellectual property rights developed by performance of this agreement. This agreement will remain effective until it is terminated at the discretion of Beijing WFOE or upon the transfer of all the shares of the VIE to Beijing WFOE and/or a third party designated by Beijing WFOE.

Business Cooperation Agreement

        Pursuant to the Business Cooperation Agreement entered into amongst Beijing WFOE, the VIE and the Nominee Shareholders, the VIE and the Nominee Shareholders agreed and covenanted that, without obtaining Beijing WFOE's written consent, the VIE shall not, and the Nominee Shareholders shall cause the VIE not to, engage in any transaction which may materially affect the VIE's assets, obligations, rights or operation. The VIE shall accept, and the Nominee Shareholders shall cause the VIE to accept, suggestions raised by Beijing WFOE over the employee engagement and replacement, daily operation, dividend distribution and financial management systems of the VIE. The Business Cooperation Agreement will remain effective until it is terminated at the discretion of Beijing WFOE or upon the transfer of all the shares of the VIE to Beijing WFOE and/or its designated party.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

1. ORGANIZATION (Continued)

Financial Support Letter

        Pursuant to the Financial Support Letter, the Company is obligated and hereby undertakes to provide unlimited financial support to the VIE, to the extent permissible under the applicable PRC law and regulations, whether or not any such operational loss is actually incurred. The Company will forego the right to seek repayment in the event the VIE are unable to repay such funding.

        In the opinion of the Group's management and PRC counsel, (i) the ownership structure of the VIE is not in violation with all existing PRC laws and regulations in any material respect; and (ii) each of the VIE Agreements is valid, legally binding and enforceable to each party of such agreements and will not result in any violation of PRC laws or regulations currently in effect.

        However, uncertainties in the PRC legal system could cause the relevant regulatory authorities to find the current VIE Agreements and businesses to be in violation of any existing or future PRC laws or regulations. If the Company, Beijing WFOE or any of its current or future VIE are found in violation of any existing or future laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, which may include but not limited to, confiscating the income of the primary beneficiary, and the VIE, revoking the business licenses or operating licenses of the primary beneficiary, and VIE, shutting down the Group's servers, discontinuing or placing restrictions or onerous conditions on the Group's operations, requiring the Group to undergo a costly and disruptive restructuring or enforcing actions that could be harmful to the Group's business. Any of these actions could cause significant disruption to the Group's business operations and severely damage the Group's reputation, which would in turn materially and adversely affect the Group's business and results of operations. In addition, if the imposition of any of these penalties causes the primary beneficiary to lose the rights to direct the activities of the VIE or the right to receive their economic benefits, the Company, as the primary beneficiary, would no longer be able to consolidate the VIE.

        There are no assets that are pledged or collateralized for the VIE' obligations and which can only be used to settle the VIE's obligations, except for registered capital. Relevant PRC laws and regulations restrict the VIE from transferring a portion of their net assets, equivalent to the balance of its share capital, to the Company in the form of loans and advances or cash dividends. Please refer to Note 14 for disclosure of restricted net assets. As the VIE is incorporated as limited liability company under the PRC Company Law, creditors of the VIE do not have recourse to the general credit of the Company for any of the liabilities of the VIE. There were no other pledges or collateralization of the VIE's assets.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   Basis of presentation

        The accompanying consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America ("US GAAP").

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)   Principles of consolidation

        The consolidated financial statements of the Group include the financial statements of the Company, its subsidiaries and the VIE for which the Company is the primary beneficiary. All significant inter-company transactions and balances between the Company, its subsidiaries and the VIE have been eliminated upon consolidation.

(c)   Use of estimates

        The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates reflected in the Group's consolidated financial statements include, but not limited to, estimates for inventory reserves, useful lives and impairment of long-lived assets, accounting for deferred income taxes and uncertain tax benefits, valuation allowance for deferred tax assets, and valuations for the warrant liability, Angel Shares and convertible redeemable preferred shares. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(d)   Foreign currency

        The functional currency of the Company, Luckin BVI and Luckin HK is the United States dollar ("US$") and its reporting currency is Renminbi (the "RMB"). The functional currency of the Company's PRC subsidiaries and the VIE is the RMB as determined based on the criteria of ASC topic 830 ("ASC 830"), Foreign Currency Matters.

        The financial statements of the Company, Luckin BVI and Luckin HK are translated from the functional currency to the reporting currency, RMB. Transactions denominated in foreign currencies are re-measured into the functional currency at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in foreign currencies are re-measured at the exchange rates prevailing at the balance sheet date. Non-monetary items that are measured in terms of historical costs in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains and losses are included in the consolidated statements of comprehensive loss.

        The Group uses the average exchange rate for the year and the exchange rate at the balance sheet date to translate the operating results and financial position, respectively. Translation differences are recorded in accumulated other comprehensive loss, a component of shareholders' deficits.

(e)   Convenience translation

        Amounts in US$ are presented for the convenience of the reader and are translated at the noon buying rate of US$1.00 to RMB6.7112 on March 29, 2019, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be converted, realized or settled into US$ at such rate or at any other rate.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f)    Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand and demand deposits placed with banks which are unrestricted as to withdrawal or use, and have original maturities less than three months. All highly liquid investments with a stated maturity of 90 days or less from the date of purchase are classified as cash equivalents.

(g)   Short-term investments

        All highly liquid investments with original maturities of greater than three months but less than twelve months, are classified as short-term investments. Investments that are expected to be realized in cash during the next twelve months are also included in short-term investments. The Group accounts for short-term investments in accordance with ASC topic 320 ("ASC 320"), Investments—Debt and Equity Securities. Interest income is included in earnings. Any realized gains or losses on the sale of the short-term investments, are determined on a specific identification method, and such gains and losses are reflected in earnings during the period in which gains or losses are realized.

(h)   Inventories

        Inventories are stated at the lower of cost or net realizable value. Cost of inventory are determined using the moving weighted average method. The Group records inventory reserves for obsolete and slow-moving inventory. Inventory reserves are based on inventory obsolescence trends, historical experience and application of the specific identification method. For all periods presented, there were no inventory reserves recognized.

(i)    Property and equipment

        Property and equipment are stated at cost less accumulated depreciation and any recorded impairment. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Category	Estimated useful life
Store operating equipment	5 years
Office equipment and others	3 - 5 years
Leasehold improvements	Over the shorter of lease term or the estimated useful lives of the assets

        Repair and maintenance costs are charged to expense as incurred, whereas the costs of betterments that extend the useful life of property and equipment are capitalized as additions to the related assets. Retirements, sale and disposals of assets are recorded by removing the cost and accumulated depreciation with any resulting gain or loss reflected in the consolidated statements of comprehensive loss.

(j)    Impairment of long-lived assets other than goodwill

        The Group evaluates its long-lived assets, including property and equipment with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, the Group evaluates the recoverability of long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Group recognizes an impairment loss based on the excess of the carrying amount of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. The adjusted carrying amount of the assets become new cost basis and are depreciated over the assets' remaining useful lives. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The impairment test is performed at the group level. For all periods presented, there was no impairment of any of the Group's long-lived assets.

(k)   Fair value of financial instruments

        The Group applies ASC 820, Fair Value Measurements and Disclosures, ("ASC 820"). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

        ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

        Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

        Level 2—Other inputs that are directly or indirectly observable in the marketplace.

        Level 3—Unobservable inputs which are supported by little or no market activity.

        ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

        The Group's financial instruments include cash and cash equivalents, short-term investments, accounts payable, receivables from online payment platforms, deposits, other receivables and payables, short-term bank borrowing, long-term borrowing, capital lease obligation and warrant liability. The warrant liability is measured at fair value (Note 18). Other than the long-term borrowing and warrant liability, the carrying values of these financial instruments approximate their fair values due to their short-term maturities. The carrying amount of the long-term borrowing approximates its fair values since it bears an interest rate which approximates market interest rate. The warrant liability is initially measured at fair value on the issuance date, and subsequently re-measured at the end of each reporting period with an adjustment for fair value recorded to the current period expense.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)    Revenue recognition

        Customers place orders and pay for freshly brewed drinks and pre-made food and beverage items through the Group's self-developed app and Weixin mini-program with different options to pay through third party payment service providers. Revenues including delivery fees charged to customers are recognized at the point of delivery to customers. Revenues are reported net of VAT of 6% to 16% and discounts, if any. Customers that purchase prepaid vouchers are issued additional vouchers of the same value for free at the time of purchase. All vouchers are stored in the "Coffee Wallet" of the customers' registered accounts for future use. Cash received from the sales of prepaid vouchers are recognized as deferred revenues. Purchase consideration is equally allocated to each voucher as an element, including the vouchers issued for free, using the relative-selling-price method to determine an effective selling price for each voucher. The allocated effective selling price are recognized as revenues upon the redemption of the vouchers for purchases.

        From time to time, for promotional purposes, the Group issues to customers discounts in the form of coupons that can be applied for future purchases. As the customers are required to make future purchases of freshly brewed drinks or pre-made food and beverage items when redeeming the coupons, the Group recognizes the amounts of discounts as reductions of revenues at the time of coupon redemption in accordance with ASC 605-50.

        VAT and surcharges are recorded as reductions of revenues. VAT and surcharges amounted to RMB16 and RMB62,886 (US$9,370) for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, respectively.

(m)  Costs of materials and store operating costs

        Costs of materials consisted primarily of coffee beans and coffee condiments, pre-made food and beverage items, packaging, supplies and warehouse. Store operating costs consisted primarily of staff costs, utilities and fulfillment, etc.

(n)   Advertising expenditures and promotion costs

        Advertising expenditures are expensed when incurred and are included in sales and marketing expenses, which amounted to RMB23,910 and RMB362,142 (US$53,961) for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, respectively.

        For promotion, the Group issues free vouchers for complimentary freshly brewed drinks or pre-made food and beverage items for first time user registrations and referrals, without any future purchase requirements. The Group recognizes the related costs in sales and marketing expenses of RMB160 and RMB130,567 (US$19,455) for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, respectively.

        Included in sales and marketing expenses are also the costs of deliveries made to customers. The Group incurred RMB29 and RMB242,193 (US$36,088) of delivery costs for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, respectively.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o)   Store preopening and other expenses

        Store preopening expenses mainly include store rental costs during the start-up of new stores. Other expenses include lease exit costs, such as the write offs of prepaid store rental of stores costs, deposits and leasehold improvements. Costs incurred in connection with the start-up and closure are expensed as incurred.

(p)   Research and development expenses

        Research and development expenses include payroll expenses, employee benefits, and other headcount-related expenses associated with platform development and big data analysis to support the Group's business operations. To date, expenditures incurred qualifying for software development costs were immaterial.

(q)   Leases

        Leases are classified at the inception date as either a capital lease or an operating lease. The Group did not enter into any leases whereby it is the lessor for any of the periods presented. As the lessee, a lease is a capital lease if any of the following conditions exists: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the property's estimated remaining economic life, or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property to the lessor at the inception date. The initial direct costs including processing fees paid to the lessor to consummate the lease are included in the minimum lease payments. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease. The Group entered into a capital lease for certain store operating equipment during the year ended December 31, 2018.

        All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective lease terms. The Group leases stores for food and beverage items services provision and office space for corporate administration under operating leases. Most lease agreements contain rent holidays and rent escalation clauses. Rent holidays and escalating rent are considered in determining the straight-line rent expenses to be recorded over the lease terms. The lease terms begin on the dates of initial possession of the lease properties for purposes of recognizing lease expenses on a straight-line basis over the terms of the leases.

(r)   Asset retirement obligations

        A liability for the fair value of required asset retirement obligations ("ARO") is recognized when a material obligation is incurred. The Group's AROs are primarily associated with leasehold improvements, which, at the end of certain leases, the Group is contractually obligated to remove in order to comply with the lease agreements. At the inception of a lease with such conditions, the Group records an ARO liability and a corresponding capital asset in an amount equal to the estimated fair value of the obligation. The Group estimates the ARO liability using a number of assumptions, including store closing costs, cost inflation rates and discount rates, and accretes the liability to its projected future value over time. Upon satisfaction of the ARO conditions, a gain or loss is recognized

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

for any difference between the recorded ARO liability and the actual retirement costs incurred. As of December 31, 2017 and 2018, the Group's ARO liability was immaterial.

(s)   Income taxes

        The Group follows the liability method of accounting for income taxes in accordance with ASC 740 ("ASC 740"), Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Group records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

        The Group accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties related to unrecognized tax benefit recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive loss as income tax expenses.

(t)    Employee benefit expenses

        As stipulated by the regulations of the PRC, full-time employees of the Group are entitled to various government statutory employee benefit plans, including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Group is required to make contributions to the plan and accrues for these benefits based on certain percentages of the qualified employees' salaries. The total expenses the Group incurred for the plan were RMB2,777 and RMB107,682 (US$16,045) for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, respectively.

(u)   Comprehensive loss

        Comprehensive loss is defined as the decrease in equity of the Group during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Amongst other disclosures, ASC 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Group's comprehensive loss included net loss and foreign currency translation adjustments that are presented in the consolidated statements of comprehensive loss.

(v)   Segment reporting

        The Group follows ASC 280, Segment Reporting. The Group's Chief Executive Officer as the chief operating decision-maker reviews the consolidated financial results when making decisions about allocating resources and assessing the performance of the Group as a whole and hence, the Group has only one reportable segment. The Group operates and manages its business as a single segment. As the

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Group's long-lived assets are substantially all located in the PRC and substantially all the Group revenues are derived from within the PRC, no geographical segments are presented.

(w)  Loss per share

        In accordance with ASC 260, Earnings per Share, basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period using the two-class method. Under the two-class method, net loss is allocated between ordinary shares, Angel Shares and other participating securities based on their participating rights. Ordinary shares and Angel Shares have the same rights with regard to dividends and distributions upon liquidation of the Group. They share losses during a given period. Diluted loss per share is calculated by dividing net loss attributable to ordinary and angel shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary shares, Angel Shares and dilutive ordinary equivalent shares outstanding during the period. Ordinary share equivalents are excluded from the computation of diluted loss per share as their effects would be anti-dilutive.

(x)   Unaudited pro forma loss per share

        Conditional upon and effective immediately prior to the completion of the Company's IPO, the outstanding share capital will consist of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote; and each Class B ordinary share is entitled to ten votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Conditional upon and effective immediately prior to the completion of the Company's IPO, the shareholders of the ordinary shares, Angel Shares, Series A Preferred Shares and Series B Preferred Shares issued and outstanding immediately prior to the completion of the IPO (collectively, "Pre-IPO Shareholders") will beneficially own all of the issued and outstanding Class B ordinary shares. Conditional upon and effective immediately prior to the completion of the Company's IPO, the authorized share capital will be US$50,000 divided into 25,000,000,000 ordinary shares of a par value of US$0.000002 each.

        The unaudited pro forma loss per share is computed using the weighted-average number of ordinary shares outstanding as of December 31, 2018 and assumes the automatic conversion of all of the Company's Angel Shares and convertible redeemable preferred shares into Class B ordinary shares. At the same time, the then every issued and unissued but authorized shares of par value of US$0.001 is subdivided into 500 shares of par value of US$0.000002 each upon the closing of the IPO occurred on January 1, 2018.

(y)   Recent accounting pronouncements

        The Group is an emerging growth company ("EGC") as defined by the Jumpstart Our Business Startups Act ("JOBS Act"). The JOBS Act provides that an EGC can take advantage of extended transition periods for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

companies. The Group elected to take advantage of the extended transition periods. However, this election will not apply should the Group cease to be classified as an EGC.

        In May 2014, the Financial Accounting Standards Board ("FASB") issued ASU No. 2014-09 ("ASU 2014-09"), Revenue from Contracts with Customers (Topic 606). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 and requires entities to recognize revenues when it transfers promised goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled to in exchange for those goods or services. In August 2015, the FASB issued ASU No. 2015-14 ("ASU 2015-14"), Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one year. ASU 2014-09 is effective for the Group for annual reporting periods beginning January 1, 2019 and interim periods within annual periods beginning January 1, 2020. In March 2016, the FASB issued ASU No. 2016-08 ("ASU 2016-08"), Revenue from Contracts with Customers—Principal versus Agent Considerations, which clarifies the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers—Identifying Performance Obligations and Licensing, which clarifies guidance related to identifying performance obligations and licensing implementation guidance contained in ASU 2014-09. In May 2016, the FASB issued ASU No. 2016-12 ("ASU 2016-12"), Revenue from Contracts with Customers—Narrow-Scope Improvements and Practical Expedients, which addresses narrow-scope improvements to the guidance on collectability, non-cash consideration and completed contracts at transition and provides practical expedients for contract modifications at transition and an accounting policy election related to the presentation of sales taxes and other similar taxes collected from customers. The effective dates for these amendments are the same as the effective date of ASU 2014-09. Early adoption is permitted, and the standard permits the use of either the retrospective or cumulative effect transition method. The Group does not plan to early adopt the standard and amendments and it is in the process of evaluating the impact of the adoption of these guidance on its consolidated financial statements using the modified retrospective method, including the identification of differences, if any, from the application of the standard, and the impacts of such differences, if any, on its consolidated financial statements.

        In February 2016, the FASB issued ASU No. 2016-02 ("ASU 2016-02"), Leases (Topic 842). Subsequently, the FASB issued ASU No. 2018-10 ("ASU 2018-10"), Codification Improvements to Topic 842, Leases, which clarifies certain aspects of the guidance issued in ASU 2016-02; and ASU No. 2018-11 ("ASU 2018-11"), Leases (Topic 842): Targeted Improvements, which provides an additional transition method and a practical expedient for separating components of a contract for lessors. ASU 2016-02 modifies existing guidance for off-balance sheet treatment of lessees' operating leases by requiring lessees to recognize lease assets and lease liabilities. Under ASU 2016-02, lessor accounting is largely unchanged. ASU 2018-10 clarifies certain provisions and correct unintended applications of the guidance such as the application of implicit rate, lessee reassessment of lease classification, and certain transition adjustments that should be recognized to earnings rather than to stockholders' equity. ASU 2018-11 provides an alternative transition method and practical expedient for separating contract components for the adoption of Topic 842. ASU 2018-11, ASU 2018-10, and ASU 2016-02 (collectively, "the new lease standards") are effective for the Group for annual reporting periods beginning January 1, 2020 and interim periods within annual periods beginning January 1, 2021. Early adoption is permitted. The Group is currently evaluating the impacts the standards will have on its consolidated financial statements. The Group expects the adoption using the modified retrospective method will

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

result in material increases in the assets and liabilities on its consolidated balance sheets for its operating leases.

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which addresses eight specific cash flow issues: Debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rates of the borrowings; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (COLIs) (including bank-owned life insurance policies (BOLIs)); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. In November 2016, the FASB issued ASU 2016-18, Statements of Cash Flow (Topic 230): Restricted Cash, which requires that a statement of cash flows explain the change during the period in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amount shown on the statement of cash flows. ASU 2016-15 and ASU 2016-18 are effective for the Group for annual reporting periods beginning January 1, 2019 and interim periods within annual periods beginning January 1, 2020. Early adoption is permitted. The Group does not plan to early adopt ASU 2016-15 and ASU 2016-18 and it does not expect the standards will have material impacts on its consolidated financial statements.

        In January 2017, the FASB issued ASU No. 2017-01 ("ASU 2017-01"), Business Combinations (Topic 805): Clarifying the Definition of a Business. ASU 2017-01 clarifies the framework for determining whether an integrated set of assets and activities meets the definition of a business. The revised framework establishes a screen for determining whether an integrated set of assets and activities is a business and narrows the definition of a business, which is expected to result in fewer transactions being accounted for as business combinations. Acquisitions of integrated sets of assets and activities that do not meet the definition of a business are accounted for as asset acquisitions. ASU 2017-01 is effective for the Group for annual reporting periods beginning January 1, 2020 and interim periods within annual periods beginning January 1, 2021, with early adoption permitted for transactions that have not been reported in previously issued (or available to be issued) financial statements. The Group does not plan to early adopt ASU 2017-01 and does not expect that this standard will have a material impact on its consolidated financial statements.

        In August 2018, the FASB issued ASU No. 2018-13 ("ASU 2018-13"), Fair Value Measurement. ASU 2018-13 modifies the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. The amendments in ASU 2018-13 will be effective for the Group beginning after January 1, 2020 including interim periods within the year. Early adoption is permitted. An entity is permitted to early adopt any removed or modified disclosures upon issuance of ASU No. 2018-13 and delay adoption of the additional disclosures until their effective date. The Group is not early adopting the standard and it is in the process of evaluation the impact of adopting this new standard will have on its consolidated financial statements.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

3. CONCENTRATION OF RISKS

(a)   Concentration of credit risk

        Financial instruments that potentially subject the Group to significant concentration of credit risk consist primarily of cash and cash equivalents, short-term investments and receivables from online payment platforms. As of December 31, 2017 and 2018, the aggregate amounts of cash and cash equivalents and short-term investments of RMB219,096 and RMB1,632,151 (US$243,198), respectively, were held at major financial institutions located in the PRC and nil and US$19,197 (RMB128,832), respectively, were deposited with major financial institutions located outside the PRC. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions. Historically, deposits in Chinese banks are secure due to the state policy on protecting depositors' interests. However, China promulgated a new Bankruptcy Law in August 2006 that came into effect on June 1, 2007 which contains a separate article expressly stating that the State Council may promulgate implementation measures for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the new Bankruptcy Law, a Chinese bank may go into bankruptcy. In addition, since China's concession to the World Trade Organization, foreign banks have been gradually permitted to operate in China and have been significant competitors against Chinese banks in many aspects, especially since the opening of the Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy of those Chinese banks in which the Group has deposits has increased. In the event of bankruptcy of one of the banks which holds the Group's deposits, the Group is unlikely to claim its deposits back in full since the bank is unlikely to be classified as a secured creditor based on PRC laws.

        Receivables from online payment platforms, unsecured and denominated in RMB, derived from sales on the Group's self-developed app and Weixin mini-program, are exposed to credit risk. The risk is mitigated by credit evaluations the Group performs on the selected online payment platforms that are highly reputable and market leaders. There have been no default of payments from these online payment platforms.

(b)   Business, customer, political, social and economic risks

        The Group participates in a dynamic and competitive industry and believes that changes in the following areas could have a material adverse effect on the Group's future financial position, results of operations or cash flows: changes in the overall demand for the Group's products; competitive pressures due to new entrants; advances and new trends in new technology; strategic relationships or customer relationships; regulatory considerations; and risks associated with the Group's ability to attract and retain employees necessary to support its growth.

(i)
Business risk—The Group commenced its operation in October 2017 and have achieved rapid growth since its inception. However, the Group's operating history may not be indicative of its future growth or financial results. There is no assurance that the Group will be able to maintain its historical growth rates in future periods. Third parties may develop technological or business model innovations that address customers' beverage and food requirements in a manner that is, or is perceived to be, equivalent or superior to the Group's services. If competitors introduce services that compete with, or surpass the quality, price or performance of the Group's services, the Group may be unable to provide services with existing customers or attract new customers at the prices and levels that allow the Group to generate reasonable rates of return on its investment.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

3. CONCENTRATION OF RISKS (Continued)

(ii)
Supplier risk—The Group's operations are dependent on a limited number of suppliers for its major raw materials including coffee beans, dairy, sugar and syrup, and pre-made products. There can be no assurance that the Group will be able to secure the raw materials and pre-made products supply from these suppliers. Any termination or suspension of the supply arrangements, any change in cooperation terms, or the deterioration of cooperation relationships with these suppliers may materially and adversely affect the Group's results of operations.

  The Group also rely on one delivery service provider to provide delivery services. There can be no assurance that the Group can continue or extend relationships with its current delivery service provider on terms acceptable to it, or that it will be able to establish relationships with new delivery service provider to ensure accurate, timely and cost-efficient delivery services. Disputes with or termination of contractual relationships with the delivery service provider could result in delayed delivery of products or increased costs.

        Suppliers accounting for 10% or more of total cost of materials were:

	For the period from June 16 (date of inception) through December 31,	For the year ended December 31,
Supplier	2017	2018
	RMB	RMB	US$
A*	3,809	121,043	18,036
B	—	73,145	10,899
C	2,755	70,086	10,443

*
A is the holder of the non-controlling interest in Luckin Coffee Roasting (Tianjin) Co., Ltd., a subsidiary of the Company.
(iii)
Customer risk—The success of the Group's business going forward will rely in part on the Group's ability to continue to obtain and expand business from existing customers while also attracting new customers. No customer accounted for 10% or more of the Group's revenues for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018.

(iv)
Economic risk—The Group's operations could be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC political, economic and social conditions. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

3. CONCENTRATION OF RISKS (Continued)

(c)   Foreign currency exchange rate risk

        From July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The (depreciation) / appreciation of the US$ against RMB was approximately (3.9%) and 5.0% for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, respectively. The functional currency and the reporting currency of the Company are the US$ and the RMB, respectively. All of the Group's revenues and costs are denominated in RMB, while a portion of cash and cash equivalents and amounts due to related parties are denominated in U.S. dollars. Any significant revaluation of RMB may materially and adversely affect the Group's loss and shareholders' deficits in U.S. dollars.

(d)   Currency convertibility risk

        The Group transacts all of its business in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People's Bank of China (the "PBOC"). However, the unification of the exchange rates does not imply that the RMB may be readily convertible into US$ or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

(e)   Interest rate risk

        The Group is exposed to interest rate risk on its interest-bearing assets and liabilities. As part of its asset and liability risk management, the Group reviews and takes appropriate steps to manage its interest rate exposures on its interest-bearing assets and liabilities. The Group has not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the period/year presented.

4. SHORT-TERM INVESTMENTS

        The Group's short-term investments included financial products purchased from financial institutions at fixed and floating rates with original maturities of less than one year.

        For the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, the Group recognized interest income from its short-term investments of nil and RMB6,594 (US$983), respectively, in the consolidated statements of comprehensive loss.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consisted of the following:

	As of December 31,
	2017	2018
	RMB	RMB	US$
VAT recoverable	3,130	188,106	28,029
Prepaid rental and deposits	10,594	120,207	17,911
Prepayments	22,043	47,131	7,023
Interest receivables	—	456	68
Others	837	9,610	1,432

	36,604	365,510	54,463

6. INVENTORIES

        Inventories consisted of the following:

	As of December 31,
	2017	2018
	RMB	RMB	US$
Raw materials	2,349	76,786	11,441
Packaging and other supplies	1,028	53,990	8,045
Pre-made food and beverage items	19	19,239	2,867

	3,396	150,015	22,353
Less: provision	—	—	—

	3,396	150,015	22,353

7. PROPERTY AND EQUIPMENT, NET

        Property and equipment consisted of the following:

	As of December 31,
	2017	2018
	RMB	RMB	US$
At cost:
Store operating equipment	31,289	496,959	74,049
Leasehold improvements	6,736	478,075	71,235
Office equipment and others	2,010	37,565	5,597

	40,035	1,012,599	150,881
Less: accumulated depreciation	(917)	(107,607)	(16,033)

	39,118	904,992	134,848

        Depreciation expense was RMB917 and RMB106,690 (US$15,897) for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, respectively.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

7. PROPERTY AND EQUIPMENT, NET (Continued)

        The Group accounted for the lease of certain store operating equipment in 2018 as a capital lease that transferred to the Group substantially all the benefits and risks incidental to the ownership of the assets. The carrying amount of the Group's store operating equipment held under capital lease at December 31, 2018 was as follows:

	As of December 31,
	2018
	RMB	US$
At cost:
Store operating equipment	175,500	26,150

	175,500	26,150
Less: accumulated depreciation	(22,062)	(3,287)

	153,438	22,863

        Total future minimum lease payments of RMB111,845 (US$16,665) under the capital lease was outstanding as of December 31, 2018. To secure the Group's obligation under the capital lease, the Group provided a corporate guarantee and Mr. Lu Zhengyao, chairman of the board of directors, provided a personal guarantee.

8. OTHER NON-CURRENT ASSETS

        Other non-current assets consisted of the following:

	As of December 31,
	2017	2018
	RMB	RMB	US$
Long-term deposits	5,843	85,425	12,728
Long-term prepayments	32,887	65,983	9,832

	38,730	151,408	22,560

9. BORROWINGS

        Borrowings were as follows:

	As of December 31,
	2017	2018
	RMB	RMB	US$
Short-term bank borrowing	—	8,000	1,192
Long-term borrowing, current portion	—	72,787	10,846

	—	80,787	12,038
Long-term borrowing, non-current portion	—	226,969	33,819

Total borrowings	—	307,756	45,857

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

9. BORROWINGS (Continued)

        The short-term bank borrowing outstanding as of December 31, 2018 bore an interest rate of 5.66% per annum and was denominated in RMB. The borrowing obtained from a financial institution has the term of one year.

        The long-term borrowing (including current portion) outstanding as of December 31, 2018 bore an interest rate of 8% and was denominated in RMB. The borrowing was obtained from TTCO Trust Corporation Limited ("TTCO") with the term of two years for working capital and business development purpose. The borrowing agreement provides for certain operational covenants that the Group has met. To secure the Group's obligation under the borrowing, the Group provided a corporate guarantee and Mr. Lu Zhengyao, chairman of the board of directors, and Ms. Qian Zhiya, director and chief executive officer, provided personal guarantees.

        In conjunction with the long-term borrowing agreement, the Group issued warrants which entitle TTCO to subscribe to the latest round of financing up to a maximum of RMB60 million at an exercise price of 160% of the then issuance price of the Company's Series A convertible redeemable preferred shares. The warrants are exercisable upon the Company raising the next round of financing or certain other triggering events. As the warrants were issued to TTCO in connection with a borrowing, the fair value of the warrants on the issuance date was recognized as a deduction of the carrying value of the loan. The deduction is recognized over the life of the borrowing as financing cost using the effective interest rate method. The number of shares to be issued under the warrants is variable based on adjustable exercise price and the value of the shares to be issued upon the exercise of the warrants is capped at the upper limit of RMB60 million. Therefore, the warrants qualify as financial liabilities in accordance with ASC 480, Distinguishing Liabilities from Equity and are re-measured at year end. The fair value gain or loss arising from the re-measurement is recognized as change in the fair value of warrant liability in the consolidated statements of comprehensive loss.

10. ACCRUED EXPENSES AND OTHER LIABILITIES

	As of December 31,
	2017	2018
	RMB	RMB	US$
Payables for the purchase of property and equipment	—	119,995	17,880
Payroll and welfare payables	3,356	82,251	12,256
Payables for delivery costs	29	58,414	8,704
Payables for advertising expenditures	1,751	23,830	3,551
Payables for office supplies and utilities	224	40,876	6,091
Accrued liabilities	94	28,696	4,276
Others	622	16,955	2,526

	6,076	371,017	55,284

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

11. ACCUMULATED OTHER COMPREHENSIVE LOSS

        The changes in accumulated other comprehensive loss, net of tax of nil, were as follows:

	Foreign currency translation	Total
	RMB	RMB
Balance as of June 16, 2017 (date of inception)	—	—
Current year other comprehensive loss	—	—

Balance as of December 31, 2017	—	—
Current year other comprehensive loss	(2,076)	(2,076)

Balance as of December 31, 2018	(2,076)	(2,076)

Balance as of December 31, 2018, in US$	(309)	(309)

12. TAXATION

Enterprise income tax ("EIT")

Cayman Islands

        The Company is incorporated in the Cayman Islands and conducts its primary business operations through the subsidiaries and VIE in the PRC and Hong Kong. Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain arising in Cayman Islands. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

        Luckin BVI is incorporated in the British Virgin Islands and conducts its primary business operations through the subsidiaries and VIE in the PRC and Hong Kong. Under the current laws of the British Virgin Islands, Luckin BVI is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the Company to its shareholders, no BVI withholding tax will be imposed.

Hong Kong

        Luckin HK is incorporated in Hong Kong and is subject to Hong Kong profits tax rate of 16.5%. Additionally, upon payments of dividends by the Company to its shareholders, no HK withholding tax will be imposed.

PRC

        The Company's subsidiaries and VIE in the PRC are subject to the statutory rate of 25%, in accordance with the Enterprise Income Tax law (the "EIT Law"), which was effective since January 1, 2008.

        Dividends, interests, rent or royalties payable by the Company's PRC subsidiaries, to non-PRC resident enterprises, and proceeds from any such non-resident enterprise investor's disposition of assets

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

12. TAXATION (Continued)

(after deducting the net value of such assets) shall be subject to 10% withholding tax, unless the respective non-PRC resident enterprise's jurisdiction of incorporation has a tax treaty or arrangements with China that provides for a reduced withholding tax rate or an exemption from withholding tax.

        The Group's loss before income taxes consisted of:

	For the period from June 16 (date of inception) through December 31,	For the year ended December 31,
	2017	2018
	RMB	RMB	US$
Non-PRC	—	2,348	350
PRC	(56,371)	(1,621,500)	(241,612)

	(56,371)	(1,619,152)	(241,262)

        The reconciliation of tax computed by applying the statutory income tax rate of 25% for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018 applicable to the PRC operations to income tax expense were as follows:

	For the period from June 16 (date of inception) through December 31,	For the year ended December 31,
	2017	2018
	RMB	RMB	US$
Loss before income taxes	(56,371)	(1,619,152)	(241,262)
Income tax benefit computed at the statutory income tax rate at 25%	14,093	404,788	60,315
Non-deductible expenses	(3,239)	(14,678)	(2,187)
International rate differences	—	690	103
Change in valuation allowance	(10,854)	(390,800)	(58,231)

Income tax expense	—	—	—

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

12. TAXATION (Continued)

Deferred Taxes

        The significant components of deferred taxes were as follows:

	As of December 31,
	2017	2018
	RMB	RMB	US$
Deferred tax assets
Advertising costs	4,449	53,892	8,030
Donation	—	675	101
Accrued expenses	—	7,573	1,128
Accrued welfare	—	447	67
Tax losses	6,405	339,067	50,523
Valuation allowance	(10,854)	(401,654)	(59,849)

Total deferred tax assets	—	—	—

        The Group operates through several subsidiaries and VIE. Valuation allowance is considered for each of the entities.

        Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Group evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of December 31, 2017 and 2018, the Company and all of its subsidiaries and VIE were in cumulative loss position, valuation allowances were provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized.

        As of December 31, 2018, the Group had tax losses of RMB1,373,887 (US$204,716) derived from entities in the PRC, which can be carried forward per tax regulation to offset future taxable income. The PRC taxable losses will expire from 2022 to 2023 if not utilized.

Unrecognized Tax Benefits

        As of December 31, 2017 and 2018, the Group recorded an unrecognized tax benefit of RMB48 and RMB4,479 (US$667), respectively, of which RMB48 and RMB4,479 (US$667), respectively, were presented on a net basis against the deferred tax assets related to tax losses carry forwards on the consolidated balance sheets. The unrecognized tax benefits were primarily related to under-reported intercompany profit. The amounts of unrecognized tax benefits will change in the next 12 months, pending clarification of current tax law or audit by the tax authorities, however, an estimate of the range of the possible change cannot be made at this time. As of December 31, 2017 and 2018, unrecognized tax benefits of RMB48 and RMB4,479 (US$667), if ultimately recognized, will impact the effective tax rate.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

12. TAXATION (Continued)

        A roll-forward of unrecognized tax benefits is as follows:

	As of December 31,
	2017	2018
	RMB	RMB	US$
Balance at beginning of period/year	—	48	7
Additions based on tax positions related to the current year	48	4,431	660

Balance at end of year	48	4,479	667

        For the period from June 16, 2017 (date of inception) to December 31, 2017 and the year ended December 31, 2018, no interest expense or penalty was accrued in relation to the unrecognized tax benefit. Accumulated interest expenses recorded in unrecognized tax benefit was nil and nil as of December 31, 2017 and 2018, respectively.

        As of December 31, 2018, the tax years ended December 31, 2017 through period ended as of the reporting dates for the Beijing WFOE and the VIE remain open to examination by the PRC tax authorities.

13. RELATED PARTY TRANSACTIONS

(a)
Related parties

Names of related parties	Relationship with the Company
Ms. Qian Zhiya	A director and chief executive officer of the Company
Mr. Chen Min*	A director of the Company
UCAR Inc. ("UCAR")	An entity controlled by the chairman of the board of directors of the Company
Haode Group Inc. ("Haode Group")	An affiliate of the chairman of the board of directors of the Company
Haode Investment Inc. ("Haode Investment")	An affiliate of the chairman of the board of directors of the Company
Primus Investments Fund, L.P. ("Primus")	An affiliate of the chairman of the board of directors of the Company
STAR GROVE GLOBAL LIMITED ("STAR")	A shareholder of the Company
Beijing QWOM Digital Technology Co., Ltd. ("QWOM")	An affiliate of the chairman of the board of directors of the Company

*
Mr. Chen Min no longer serves as a director of the Company subsequent to the date of this report.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

13. RELATED PARTY TRANSACTIONS (Continued)

(b)
Other than disclosed elsewhere, the Company had the following significant related party transactions for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018:

	For the period from June 16 (date of inception) through December 31,	For the year ended December 31,
	2017	2018
	RMB	RMB	US$
Loans from:
—Ms. Qian Zhiya	50,000	—	—
—Mr. Chen Min	10,000	—	—
—Haode Investment(i)	1,796	—	—
—Primus(i)	92,893	—	—
—STAR(i)	227,530	—	—

Services received from:
—QWOM	—	42,927	6,396
—UCAR	—	3,179	474

Repayments of loans from:
—Ms. Qian Zhiya	—	50,000	7,450
—Mr. Chen Min	—	10,000	1,490

Loan to:
—Haode Group	—	147,559	21,987

(i)
The proceeds from the loans from Haode Investment, Primus and STAR were subsequently injected into the Company as capital contributions from angel shareholders.
(c)
The Company had the following related party balances as of December 31, 2017 and 2018:

	As of December 31,
	2017	2018
	RMB	RMB	US$
Amount due from a related party:
—Haode Group	—	147,559	21,987

		147,559	21,987

Amounts due to related parties:
—Ms. Qian Zhiya	50,000	—	—
—Mr. Chen Min	10,000	—	—
—Haode Investment	1,796	—	—
—Primus	92,893	—	—
—STAR	227,530	—	—
—QWOM	—	23,236	3,463
—UCAR	—	962	143

	382,219	24,198	3,606

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

13. RELATED PARTY TRANSACTIONS (Continued)

        All balances with the related parties as of December 31, 2017 and 2018 were unsecured, interest-free and had no fixed terms of repayments. Amount due from Haode Group was collected in February 2019.

14. RESTRICTED NET ASSETS

        The Company's ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries and VIE. Relevant PRC statutory laws and regulations permit payments of dividends by the Company's PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company's PRC subsidiaries and VIE.

        In accordance with the PRC Regulations on Enterprises with Foreign Investment and the articles of association of the Company's PRC subsidiaries, a foreign-invested enterprise established in the PRC is required to provide certain statutory reserves, namely the general reserve fund, the enterprise expansion fund and the staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise's PRC statutory accounts. A foreign-invested enterprise is required to allocate at least 10% of its annual net profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise's PRC statutory accounts. Appropriations to the enterprise expansion fund and the staff welfare and bonus fund are at the discretion of the board of directors for all foreign-invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. The PRC subsidiaries were established as foreign-invested enterprises and therefore, are subject to the above mandated restrictions on distributable profits. For the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, the PRC subsidiaries did not have after-tax profit and therefore no statutory reserves were allocated.

        Foreign exchange and other regulations in the PRC may further restrict the Company's VIE from transferring funds to the Company in the form of dividends, loans and advances. Amounts restricted include paid-in capital and statutory reserves of the Company's PRC subsidiaries and the equity of the VIE, as determined pursuant to PRC generally accepted accounting principles. As of December 31, 2018, restricted net assets of the Company's PRC subsidiaries and the VIE were RMB1,459,620 (US$217,490).

15. CONVERTIBLE REDEEMABLE PREFERRED SHARES

        On June 29, 2018, the Company issued 544,688 Series A convertible redeemable preferred shares (the "Series A Preferred Shares") at the price of US$367.183 per share for a total cash consideration of US$200,000. The cash proceeds received was US$199,999, net of issuance costs of US$1.

        On November 15, 2018, the Company issued 272,343 Series B convertible redeemable preferred shares (the "Series B Preferred Shares") at the price of US$734.37 per share for a total cash consideration of US$200,000. The cash proceeds received was US$199,980, net of issuance costs of US$20.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

15. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

        The significant terms of the Series A convertible redeemable preferred shares and Series B convertible redeemable preferred shares (collectively "Preferred Shares") are summarized as follows:

Dividends

        All shares of each class shall have equal rights as regard to dividends. No dividend or other distribution shall be paid except out of the realized or unrealized profits of the Company, out of the share premium account or as otherwise permitted by the Companies Law of the Cayman Islands.

        No dividend or other distribution shall bear interest against the Company. As of December 31, 2017 and 2018, no dividend was declared by the Company.

Liquidation Preference

        Upon any liquidation, dissolution or winding up of the Group, the assets of the Group available for distribution shall be made as follows:

        First, each holder of Series B Preferred Shares shall be entitled to receive, on a pari passu basis, an amount per Series B Preferred Share then held by such holder (the "Series B Preference Amount") equal to the aggregate of: (i) 100% of the its issue price; (ii) all accrued but unpaid dividends thereon up to the date of actual payment of the entire Series B Preference Amount; and (iii) an amount that would give a simple annual rate of return 12% beginning on its closing date.

        If the assets of the Group shall be insufficient to make payment of the Series B Preference Amount in full on all Series B Preferred Shares, then such assets shall be distributed among the holders of Series B Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

        After payment of the Series B Preference Amount in full pursuant to above, and before any distribution or payment shall be made to the holders of any ordinary shares and Angel Shares, each holder of Series A Preferred Shares shall be entitled to receive, on a pari passu basis, an amount per Series A Preferred Share then held by such holder (the "Series A Preference Amount") equal to the aggregate of: (i) 100% of its issue price; (ii) all accrued but unpaid dividends thereon up to the date of actual payment of the Series A Preference Amount; and (iii) an amount that would give a simple annual rate of return 12% beginning on its closing date.

        If the assets of the Group shall be insufficient to make payment of the Series A Preference Amount in full on all Series A Preferred Shares, then such assets shall be distributed among the holders of Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

        After distribution or payment in full of the amount distributable or payable on the Preferred Shares pursuant to above, the remaining assets of the Group available for distribution to the Shareholders shall be distributed ratably among the holders of the outstanding ordinary shares and Angel Shares.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

15. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

Conversion

        Each Preferred Share shall be convertible into such number of fully paid and non-assessable ordinary shares at the preferred share to ordinary share conversion ratio equal to the then-effective applicable conversion price of the Preferred Shares. The Series A conversion price for the Series A Preferred Shares shall initially be the Series A issue price, resulting in an initial conversion ratio for the Series A Preferred Shares of 1:1, and shall be subject to adjustment from time to time. The Series B conversion price for the Series B Preferred Shares shall initially be the Series B issue price, resulting in an initial conversion ratio for the Series B Preferred Shares of 1:1, and shall be subject to adjustment from time to time.

        Each Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such Preferred Shares into ordinary shares based on the then-effective applicable conversion price.

        Preferred Shares shall automatically be converted into ordinary shares based on the then-effective conversion price for such Preferred Shares in effect at the time (a) immediately before the closing of an IPO, or (b) upon receipt by the Company of the written notice of conversion signed by the holders of a simple majority of Preferred Shares.

        The conversion price is subject to additional adjustments if the Company makes adjustments in the event of: (a) share split, share division, share combination, share dividend, reorganization, mergers, consolidations, reclassifications, exchanges, substitutions, recapitalization or similar events; or (b) certain dilutive issuances of shares.

        Upon conversion, all accrued but unpaid share dividends on the applicable Preferred Shares shall be paid in shares and all accrued but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of a number of further ordinary shares equal to the value of such cash amount, at the option of the holders of the applicable Preferred Shares.

Voting

        The ordinary shareholders shall have the right to one vote for each outstanding ordinary share held. The angel shareholders shall have the right to one vote for each ordinary share into which each outstanding Angel Share held could then be converted. The Preferred shareholders shall have the right to one vote for each ordinary share into which each outstanding Preferred Share held could then be converted. Subject to provisions to the contrary elsewhere in the Company's memorandum and articles, or as required by applicable laws, the Preferred shareholders and the angel shareholders shall vote together with the ordinary shareholders as a single class, and not as a separate class or series, on all matters put before the shareholders.

Redemption

        The Series A Preferred Shares are redeemable by the holders at any time after the failure by the Company to complete an IPO within 5 years following the Series A Preferred Shares closing date at a redemption price per Series A Preferred Share that shall equal the aggregate of: (i) 100% of the issue price; (ii) all accrued but unpaid dividends thereon up to the date of actual payment of the entire

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

15. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

Series A Preferred Shares redemption price; and (iii) the amount that would give a simple annual rate of return 12% beginning on the closing date.

        The Series B Preferred Shares are redeemable by the holders at any time after the occurrence of the following event: (i) the failure by the Company to complete an IPO within 5 years following the Series B Preferred Shares closing date, (ii) any Series A Preferred shareholder has exercised its redemption right at a redemption price per Series B Preferred Share that shall equal the aggregate of: (i) 100% of the issue price; (ii) all accrued but unpaid dividends thereon up to the date of actual payment of the entire Series B Preferred Shares redemption price; and (iii) the amount that would give a simple annual rate of return 12% beginning on the closing date.

Accounting for the Preferred Shares

        The Preferred Shares have been classified as mezzanine equity as they can be redeemed at the option of the holders or in the event of liquidation, dissolution or winding up of the Group. The initial carrying values of the Preferred Shares are the fair value at the time of closing.

        The Group elected to recognize the changes in redemption value immediately as they occur and will adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period for Preferred Shares, as if the end of each reporting period was also the redemption date for the Preferred Shares.

        There were no embedded features that qualified for bifurcation and separate accounting in accordance with ASC 815-10, Derivatives and Hedging. The Group also determined that there were no beneficial conversion features to be recorded.

16. SHARE CAPITAL

        The Company issued 2 ordinary shares to the founding shareholders at the inception of the Company. Prior to issuing the Angel Shares and Preferred Shares in 2018, the Company completed a share restructuring and increased the ordinary shares by 748 shares, allocated between the founding shareholders on a pro rata basis. The ordinary shares then underwent a 1-to-1,000 share split. The share restructuring and share split were accounted for on a retrospective basis as if they were completed at the inception of the Company.

        Holders of ordinary shares and Angel Shares are entitled to the same rights except for conversion rights and right to appoint directors. Each Angel Share is convertible to one ordinary share at any time at the option of the holder. The ordinary shareholders have the right to nominate and appoint two directors to the Company's Board of Directors. Both of the Angel-1 and Angel-2 Shareholders have the right to jointly nominate and appoint one director to the Board.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

17. LOSS PER SHARE

        Basic and diluted loss per share for the period/year presented were calculated as follows:

	For the period from June 16 (date of inception) through December 31,	For the year ended December 31,
	2017	2018
	RMB	RMB	US$
Numerator:
Net loss	(56,371)	(1,619,152)	(241,262)
Add: accretion to redemption value of Preferred Shares	—	(1,571,182)	(234,113)

Net loss attributable to the Company's ordinary shareholders and angel shareholders	(56,371)	(3,190,334)	(475,375)

Denominator:
Weighted average number of ordinary shares outstanding used in calculating basic and diluted loss per share	750,000	750,000	750,000
Weighted average number of Angel Shares outstanding used in calculating basic and diluted loss per share	—	728,075	728,075
Allocation of undistributed loss—basic and diluted:
To ordinary shares	(56,371)	(1,618,829)	(241,213)
To Angel Shares	—	(1,571,505)	(234,162)
Basic and diluted loss per share:
To ordinary shares	(75.16)	(2,158.44)	(321.62)
To Angel Shares	—	(2,158.44)	(321.62)

        The effects of all Preferred Shares were excluded from the calculation of diluted loss per share as their effects would be anti-dilutive for the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018.

        Conditional upon and effective immediately prior to the completion of the Company's IPO, the outstanding share capital will consist of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote; and each Class B ordinary share is entitled to ten votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Conditional upon and effective immediately prior to the completion of the Company's IPO, the shareholders of the ordinary shares, Angel Shares, Series A Preferred Shares and Series B Preferred Shares issued and outstanding immediately prior to the completion of the IPO (collectively, "Pre-IPO Shareholders") will beneficially own all of the issued and outstanding Class B ordinary shares. Conditional upon and effective immediately prior to the completion of the Company's IPO, the authorized share capital will be US$50,000 divided into 25,000,000,000 ordinary shares of a par value of US$0.000002 each.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

17. LOSS PER SHARE (Continued)

        The unaudited pro forma loss per share is computed assuming the automatic conversion of the weighted-average number of ordinary shares outstanding and all of the Company's Angel Shares, Series A Preferred Shares and Series B Preferred Shares into 1,790,711 Class B ordinary shares. At the same time, the then every issued and unissued but authorized shares of par value of US$0.001 is subdivided into 500 shares of par value of US$0.000002 each upon the closing of the Company's IPO occurred on January 1, 2018. The Group believes the unaudited pro forma net loss per share provides material information to investors and the disclosure of pro forma loss per ordinary share provides an indication of net loss per ordinary share that is comparable to what will be reported by the Group as a public company following the closing of the IPO.

        The following table summarized the unaudited pro forma loss per share attributable to ordinary shareholders:

	For the year ended December 31,
	2018
	RMB	US$
Numerator:
Net loss	(1,619,152)	(241,262)

Denominator:
Conversion of weighted average number of ordinary shares to Class B ordinary shares used in pro forma loss per share computation—basic and diluted	375,000,000	375,000,000
Conversion of Angel Shares and Preferred Shares to Class B ordinary shares	520,355,500	520,355,500

Pro forma weighted average numbers of ordinary shares outstanding—basic and diluted	895,355,500	895,355,500

Pro forma loss per share—basic and diluted	(1.81)	(0.27)

18. FAIR VALUE MEASUREMENTS

        The warrant liability (Note 9) is classified within Level 3. The Group estimated the fair value of the warrant liability as of December 31, 2018 using the binomial-lattice option valuation model, based on the remaining contractual term of the warrants, risk-free interest rate and expected volatility of the price of the underlying Preferred Shares. The assumptions used, including the market value of the underlying Preferred Shares in the latest round of financing and the expected volatility were subjective unobservable inputs. Significant increases (decreases) in the inputs used in the fair value measurement of the Level 3 warrant liability in isolation would result in a significant lower (higher) fair value measurement.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

18. FAIR VALUE MEASUREMENTS (Continued)

        The following table sets forth the financial instruments measured at fair value on a recurring basis by level within the fair value hierarchy as of December 31, 2018:

	Fair value measurement using:
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Unobservable inputs (Level 3)	Fair value at December 31, 2018
	RMB	RMB	RMB	RMB	US$
Warrant liability	—	—	19,520	19,520	2,909

Liability	—	—	19,520	19,520	2,909

        The following table presents a reconciliation of the warrant liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

Warrant liability
RMB
Fair value at January 1, 2018	—
Day one fair value	244
Change in fair value	19,276

Fair value at December 31, 2018	19,520

Fair value at December 31, 2018 (in US$)	2,909

19. COMMITMENTS AND CONTINGENCIES

(a)   Operating lease commitments

        The Group leases stores and offices for operation under operating leases. For the period from June 16, 2017 (date of inception) through December 31, 2017 and for the year ended December 31, 2018, total rental expenses for all operating leases amounted to RMB6,556 and RMB253,823 (US$37,821), respectively. Future minimum lease payments under non-cancellable operating leases with initial terms in excess of one year consisted of the following as of December 31, 2018:

	RMB	US$
2019	474,385	70,686
2020	414,381	61,745
2021	280,346	41,773
2022	128,095	19,087
2023 and thereafter	75,597	11,264

Total	1,372,804	204,555

        Payments under operating leases are expensed on a straight-line basis over the periods of their respective leases.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

19. COMMITMENTS AND CONTINGENCIES (Continued)

(b)   Capital commitments

        As of December 31, 2018, the Group had the following capital commitment related to capital expenditures for the renovation and decoration of its stores:

	RMB	US$
2019	21,253	3,167

Total	21,253	3,167

20. SUBSEQUENT EVENTS

(a)   Issuance of Additional Series B Preferred Shares

        On January 9, 2019, the Company issued additional 6,809 Series B Preferred Shares to Galaxy Shine Limited at US$734.37 per share for an aggregate purchase consideration of US$5,000. The cash proceeds received was US$4,997, net of issuance costs of US$3.

(b)   Adoption of Share Option Plan

        On January 18, 2019, the Group adopted the 2019 share option plan providing for the grants of share options to its employees and directors. The issuance of up to 158,031 ordinary shares upon the exercise of share options was authorized and granted under the plan. According to the plan, vested options will become exercisable after the IPO. The Group is in the process of performing the valuation of the share options to determine the impact on its consolidated financial statements.

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

21. PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

Condensed balance sheets

	As of December 31,
	2017	2018
	RMB	RMB	US$
ASSETS
Current assets:
Cash and cash equivalents	—	842,175	125,488
Amount due from a shareholder	—	147,559	21,987
Amounts due from subsidiaries	—	2,376,784	354,152

Total current assets	—	3,366,518	501,627

Non-current assets:
Investments in subsidiaries and VIE	330,848	(996,250)	(148,446)

Total non-current assets	330,848	(996,250)	(148,446)

Total assets	330,848	2,370,268	353,181

LIABILITIES AND SHAREHOLDERS' DEFICITS
Current liabilities:
Amounts due to related parties	382,219	—	—
Warrant liability	—	19,520	2,909

Total current liabilities	382,219	19,520	2,909

Total liabilities	382,219	19,520	2,909

Mezzanine equity:
Series A convertible redeemable preferred shares (US$0.001 par value; nil and 2,000,000 shares authorized as of December 31, 2017 and 2018, respectively; nil and 544,688 issued and outstanding as of December 31, 2017 and 2018, respectively)	—	2,113,347	314,899
Series B convertible redeemable preferred shares (US$0.001 par value; nil and 1,000,000 shares authorized as of December 31, 2017 and 2018; nil and 272,343 issued and outstanding as of December 31, 2017 and 2018, respectively)	—	2,164,994	322,594

Total mezzanine equity	—	4,278,341	637,493

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

21. PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)

	As of December 31,
	2017	2018
	RMB	RMB	US$
LIABILITIES AND SHAREHOLDERS' DEFICITS
Shareholders' deficits:
Ordinary shares (US$0.001 par value; 45,400,000 shares authorized; 750,000 and 750,000 issued and outstanding as of December 31, 2017 and 2018, respectively)	—	—	—
Angel-1 shares (US$0.001 par value; nil and 1,000,000 shares authorized as of December 31, 2017 and 2018, respectively; nil and 915,750 issued and outstanding as of December 31, 2017 and 2018, respectively)	—	743,376	110,766
Angel-2 shares (US$0.001 par value; nil and 600,000 shares authorized as of December 31, 2017 and 2018, respectively; nil and 513,000 issued and outstanding as of December 31, 2017 and 2018, respectively)	—	512,812	76,411
Additional paid-in capital	5,000	65,000	9,685
Accumulated deficits	(56,371)	(3,246,705)	(483,774)
Accumulated other comprehensive loss	—	(2,076)	(309)

Total shareholders' deficits	(51,371)	(1,927,593)	(287,221)

Total liabilities, mezzanine equity and shareholders' deficits	330,848	2,370,268	353,181

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

21. PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)

Condensed statements of comprehensive loss

	For the period from June 16 (date of inception) through December 31,	For the year ended December 31,
	2017	2018
	RMB	RMB	US$
Operating loss
General and administrative expenses	—	(557)	(85)
Foreign exchange gain	—	(264)	(39)
Change in the fair value of warrant liability	—	(19,276)	(2,872)
Share of losses from subsidiaries and VIE	(56,371)	(1,602,848)	(238,832)
Interest income		3,823	570
Interest and financing expenses	—	(30)	(4)

Net loss before income taxes	(56,371)	(1,619,152)	(241,262)
Income tax expense	—	—	—

Net loss	(56,371)	(1,619,152)	(241,262)

Other comprehensive loss, net of tax of nil:
Foreign currency translation adjustments, net of tax of nil	—	(2,076)	(309)

Accretion to redemption value of Preferred Shares	—	(1,571,182)	(234,113)

Comprehensive loss	(56,371)	(3,192,410)	(475,684)

Condensed statements of cash flows

	For the period from June 16 (date of inception) through December 31,	For the year ended December 31,
	2017	2018
	RMB	RMB	US$
Net cash generated from operating activities	—	45,469	6,775
Net cash used in investing activities	—	(2,800,092)	(417,227)
Net cash generated from financing activities	—	3,596,798	535,940

Net increase in cash and cash equivalents	—	842,175	125,488
Cash and cash equivalents at beginning of the period/year	—	—	—

Cash and cash equivalents at end of the period/year	—	842,175	125,488

LUCKIN COFFEE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

21. PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)

Basis of presentation

        Condensed financial information is used for the presentation of the Company, or the parent company. The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company's consolidated financial statements except that the parent company used the equity method to account for investments in its subsidiaries and VIE.

        The parent company records its investments in its subsidiaries and VIE under the equity method of accounting as prescribed in ASC 323, Investments-Equity Method and Joint Ventures. Such investments are presented on the condensed balance sheets as "Investments in subsidiaries and the VIE" and their respective profit or loss as "Share of loss in subsidiaries and the VIE' on the condensed statements of comprehensive loss. Equity method accounting ceases when the carrying amount of the investment, including any additional financial support, in a subsidiary or VIE is reduced to zero unless the parent company has guaranteed obligations of the subsidiary or VIE or is otherwise committed to provide further financial support. If the subsidiary or VIE subsequently reports net income, the parent company shall resume applying the equity method only after its share of that net income equals the share of net loss not recognized during the period the equity method was suspended.

        The subsidiaries and VIE did not pay any dividends to the Company for the period/year presented.

LUCKIN COFFEE INC.

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2018 AND UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2019

(Amounts in thousands of Renminbi ("RMB") and U.S. dollars ("US$"), except for number of shares)

		As of
	Notes	December 31, 2018	March 31, 2019
		RMB	RMB	US$
			(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents		1,630,983	1,158,841	172,673
Restricted cash		—	530	79
Short-term investments		130,000	—	—
Receivables from online payment platforms		4,609	7,498	1,117
Inventories	4	150,015	188,964	28,157
Prepaid expenses and other current assets	3	365,510	426,638	63,571
Amount due from a related party	9	147,559	—	—

Total current assets		2,428,676	1,782,471	265,597

Non-current assets:
Property and equipment, net	5	904,992	966,021	143,942
Other non-current assets	6	151,408	152,223	22,682

Total non-current assets		1,056,400	1,118,244	166,624

Total assets		3,485,076	2,900,715	432,221

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS' DEFICITS
Current liabilities:
Short-term bank borrowings	7	8,000	65,582	9,772
Current portion of long-term borrowing	7	72,787	147,030	21,908
Capital lease obligation		108,664	109,871	16,371
Accounts and note payable		176,704	178,389	26,581
Accrued expenses and other liabilities	8	371,017	311,610	46,433
Amounts due to related parties	9	24,198	7,979	1,189
Warrant liability	7	19,520	27,842	4,149

Total current liabilities		780,890	848,303	126,403

Non-current liabilities:
Long-term borrowing	7	226,969	152,726	22,757
Deferred revenues		126,469	78,784	11,739

Total non-current liabilities		353,438	231,510	34,496

Total liabilities		1,134,328	1,079,813	160,899

Commitments and contingencies	14

LUCKIN COFFEE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

AS OF DECEMBER 31, 2018 AND UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2019

(Amounts in thousands of RMB and US$, except for number of shares)

		As of			Pro forma shareholders' deficits as of
	Notes	December 31, 2018	March 31, 2019		March 31, 2019
		RMB	(Unaudited) RMB	(Unaudited) US$	(Unaudited) RMB	(Unaudited) US$
Mezzanine equity:
Series A convertible redeemable preferred shares ("Series A Preferred Shares") (US$0.001 par value; 2,000,000 shares authorized as of December 31, 2018 and March 31, 2019, respectively; 544,688 issued and outstanding as of December 31, 2018 and March 31, 2019, respectively)	10	2,113,347	2,113,347	314,899	—	—
Series B convertible redeemable preferred shares ("Series B Preferred Shares") (US$0.001 par value; 1,000,000 shares authorized as of December 31, 2018 and March 31, 2019, respectively; 272,343 and 279,152 issued and outstanding as of December 31, 2018 and March 31, 2019, respectively) (Series A Preferred Shares and Series B Preferred Shares, collectively "Preferred Shares")	10	2,164,994	2,219,826	330,764	—	—

Total mezzanine equity		4,278,341	4,333,173	645,663	—	—

Shareholders' deficits:
Class B ordinary shares		—	—	—	21	3
Ordinary shares (US$0.001 par value; 45,400,000 shares authorized as of December 31, 2018 and March 31, 2019, respectively; 750,000 issued and outstanding as of December 31, 2018 and March 31, 2019, respectively)	10	—	—	—	—	—
Angel-1 shares (US$0.001 par value; 1,000,000 shares authorized; 915,750 issued and outstanding as of December 31, 2018 and March 31, 2019, respectively)	10	743,376	743,376	110,766	—	—
Angel-2 shares (US$0.001 par value; 600,000 shares authorized; 513,000 issued and outstanding as of December 31, 2018 and March 31, 2019, respectively) (Angel-1 shares and Angel-2 shares, collectively "Angel Shares")	10	512,812	512,812	76,411	—	—
Additional paid-in capital		65,000	65,000	9,685	5,685,467	847,161
Accumulated deficits		(3,246,705)	(3,819,461)	(569,117)	(3,850,588)	(573,756)
Accumulated other comprehensive loss		(2,076)	(13,998)	(2,086)	(13,998)	(2,086)

Total shareholders' deficits		(1,927,593)	(2,512,271)	(374,341)	1,820,902	271,322

Total liabilities, mezzanine equity and shareholders' deficits		3,485,076	2,900,715	432,221

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

LUCKIN COFFEE INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE
LOSS FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND MARCH 31, 2019

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

		For the three months ended March 31,
	Notes	2018	2019
		RMB	RMB	US$
Net revenues:
Freshly brewed drinks		9,575	361,095	53,805
Other products		1,403	83,980	12,513
Others		1,976	33,435	4,982

Total net revenues		12,954	478,510	71,300

Cost of materials		(9,419)	(275,812)	(41,097)
Store rental and other operating costs		(20,224)	(282,371)	(42,075)
Depreciation expenses		(3,965)	(83,979)	(12,513)
Sales and marketing expenses		(54,412)	(168,103)	(25,048)
General and administrative expenses		(39,022)	(172,962)	(25,772)
Store preopening and other expenses		(11,085)	(22,374)	(3,334)

Total operating expenses		(138,127)	(1,005,601)	(149,839)

Operating loss		(125,173)	(527,091)	(78,539)
Interest income		53	1,551	231
Interest and financing expenses		—	(7,945)	(1,184)
Foreign exchange loss, net		(6,409)	(8,640)	(1,287)
Other expenses		(700)	(1,337)	(199)
Change in the fair value of warrant liability	13	—	(8,322)	(1,240)

Net loss before income taxes		(132,229)	(551,784)	(82,218)
Income tax expense		—	—	—

Net loss		(132,229)	(551,784)	(82,218)

Add: accretion to redemption value of convertible redeemable preferred shares	11	—	(18,845)	(2,808)
Add: deemed distribution to a certain holder of Series B Preferred Shares		—	(2,127)	(317)

Net loss attributable to the Company's ordinary shareholders and angel shareholders		(132,229)	(572,756)	(85,343)

Loss per share:
Ordinary shares—basic and diluted	11	(176.31)	(262.88)	(39.17)
Angel Shares—basic and diluted	11	—	(262.88)	(39.17)
Weighted average shares outstanding used in calculating basic and diluted loss per share:
Ordinary shares—basic and diluted	11	750,000	750,000	750,000
Angel Shares—basic and diluted	11	—	1,428,750	1,428,750
Pro forma loss per share:
Basic	11	—	(0.39)	(0.06)
Diluted	11	—	(0.39)	(0.06)
Weighted average number of ordinary shares used in pro forma loss per share computation:
Basic	11	—	1,500,992,500	1,500,992,500
Diluted	11	—	1,500,992,500	1,500,992,500
Other comprehensive loss, net of tax of nil:
Foreign currency translation difference, net of tax of nil		238	(11,922)	(1,776)

Total comprehensive loss		(131,991)	(584,678)	(87,119)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

LUCKIN COFFEE INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDER'S
DEFICITS FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND MARCH 31, 2019

(Amounts in thousands of RMB and US$, except for number of shares)

		Ordinary Shares		Angel Shares			Accumulated other comprehensive income/(loss)
						Additional paid-in capital		Accumulated deficits	Total shareholders' deficits
	Notes	Shares	Amount	Shares	Amount
Balance as of January 1, 2018		750,000	—	—	—	5,000	—	(56,371)	(51,371)
Net loss		—	—	—	—	—	—	(132,229)	(132,229)
Foreign currency translation difference		—	—	—	—	—	238	—	238

Balance as of March 31, 2018		750,000	—	—	—	5,000	238	(188,600)	(183,362)

Balance as of January 1, 2019		750,000	—	1,428,750	1,256,188	65,000	(2,076)	(3,246,705)	(1,927,593)
Net loss		—	—	—	—	—	—	(551,784)	(551,784)
Foreign currency translation difference		—	—	—	—	—	(11,922)	—	(11,922)
Accretion to redemption value of Series B Preferred Shares	10	—	—	—	—	—	—	(18,845)	(18,845)
Deemed distribution to a certain holder of Series B Preferred Shares	10	—	—	—	—	—	—	(2,127)	(2,127)

Balance as of March 31, 2019		750,000	—	1,428,750	1,256,188	65,000	(13,998)	(3,819,461)	(2,512,271)

Balance as of March 31, 2019 (US$)			—		187,177	9,685	(2,086)	(569,117)	(374,341)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

LUCKIN COFFEE INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND MARCH 31, 2019

(Amounts in thousands of RMB and US$)

	For the three months ended March 31,
	2018	2019
	RMB	RMB	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(132,229)	(551,784)	(82,218)
Foreign exchange loss, net	5,219	(4,529)	(675)
Depreciation expenses	3,965	83,979	12,513
Change in the fair value of warrant liability	—	8,322	1,240
Interest and financing expenses	—	452	67
Changes in operating assets and liabilities:
Inventories	(34,131)	(38,949)	(5,804)
Receivables from online payment platforms	(507)	(2,889)	(430)
Prepaid expenses and other current assets	(36,063)	(53,877)	(8,027)
Other non-current assets	(8,123)	(2,191)	(326)
Accounts and note payable	16,619	1,685	251
Accrued expenses and other liabilities	42,081	(3,944)	(588)
Amounts due to related parties	14,673	(16,219)	(2,417)
Deferred revenues	4,851	(47,685)	(7,105)

Net cash used in operating activities	(123,645)	(627,629)	(93,519)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(167,398)	(200,384)	(29,858)
Change in restricted cash	—	(530)	(79)
Proceeds received from maturity of short-term investments	—	130,000	19,371
Proceeds from a related party	—	147,559	21,987

Net cash (used in)/generated from investing activities	(167,398)	76,645	11,421

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Angel Shares	177,646	—	—
Proceeds from issuance of Series B Preferred Shares, net of issuance costs	—	33,861	5,045
Proceeds from short-term bank and other borrowings	—	102,016	15,201
Capital lease payments	—	(45,143)	(6,727)
Deposit for capital lease	—	(4,500)	(671)

Net cash generated from financing activities	177,646	86,234	12,848

Effect of foreign exchange rate changes on cash and cash equivalents	(4,980)	(7,392)	(1,101)

Net decrease in cash and cash equivalents	(118,377)	(472,142)	(70,351)
Cash and cash equivalents at beginning of period	219,096	1,630,983	243,024

Cash and cash equivalents at end of period	100,719	1,158,841	172,673

Supplemental disclosures of cash flow information:
Interests received	53	2,006	299
Interests paid, net of capitalization	—	(7,493)	(1,116)
Supplemental disclosures of non-cash activities:
Purchase of property and equipment included in accrued expenses and other liabilities	(7,927)	—	—
Purchase of property and equipment through capital lease	—	(1,207)	(180)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

1. ORGANIZATION

        Luckin Coffee Inc. (the "Company") was incorporated in the Cayman Islands on June 16, 2017 under the Cayman Islands Companies Law as an exempted company with limited liability. The Company through its consolidated subsidiaries and variable interest entity (the "VIE") (collectively, the "Group") are principally engaged in the provision of retail services for high-quality and affordable freshly brewed drinks and pre-made food and beverage items in the People's Republic of China (the "PRC" or "China").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   Basis of presentation

        The accompanying unaudited interim condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP") and applicable rules and regulations of the Securities and Exchange Commission regarding financial reporting that are consistent with those used in the preparation of the Company's audited consolidated financial statements for the period from June 16 (date of inception) through December 31, 2017 and for the year ended December 31, 2018. Accordingly, these unaudited interim condensed consolidated financial statements do not include all of the information and footnotes required by U.S. GAAP for annual financial statements.

        In the opinion of the Company's management, the accompanying unaudited interim condensed consolidated financial statements contain all normal recurring adjustments necessary to present fairly the financial position, operating results and cash flows of the Company for each of the periods presented. The results of operations for the three-month ended March 31, 2019 are not necessarily indicative of results to be expected for any other interim period or for the year ending December 31, 2019. The condensed consolidated balance sheet as of December 31, 2018 was derived from the audited consolidated financial statements at that date but does not include all of the disclosures required by U.S. GAAP for annual financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements for the period from June 16 (date of inception) through December 31, 2017 and for the year ended December 31, 2018.

(b)   Convenience translation

        Amounts in US$ are presented for the convenience of the reader and are translated at the noon buying rate of US$1.00 to RMB6.7112 on March 29, 2019, the last business day in March 2019, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be converted, realized or settled into US$ at such rate or at any other rate.

(c)   Revenue recognition

        Customers place orders and pay for freshly brewed drinks and pre-made food and beverage items through the Group's self-developed app and Weixin mini-program with different options to pay through third party payment service providers. Revenues including delivery fees charged to customers are

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

recognized at the point of delivery to customers. Revenues are reported net of VAT of 6% to 16% and discounts, if any. Customers that purchase prepaid vouchers are issued additional vouchers of the same value for free at the time of purchase. All vouchers are stored in the "Coffee Wallet" of the customers' registered accounts for future use. Cash received from the sales of prepaid vouchers are recognized as deferred revenues. Purchase consideration is equally allocated to each voucher as an element, including the vouchers issued for free, using the relative-selling-price method to determine an effective selling price for each voucher. The allocated effective selling price are recognized as revenues upon the redemption of the vouchers for purchases.

        From time to time, for promotional purposes, the Group issues to customers discounts in the form of coupons that can be applied for future purchases. As the customers are required to make future purchases of freshly brewed drinks or pre-made food and beverage items when redeeming the coupons, the Group recognizes the amounts of discounts as reductions of revenues at the time of coupon redemption in accordance with ASC 605-50.

        During a limited period of time, the Group provided cash rewards to customers who made qualified purchases. The Group accrues the cash incentives as reductions of revenues at the time of sales assuming all of the cash incentives will be redeemed in accordance with ASC 605-50. The Group recognized the cash incentives as reductions of revenues for the three months ended March 31, 2018 and 2019 amounting to nil and RMB12.7 million (US$1.9 million), respectively.

        VAT is recorded as reduction of revenues. VAT amounted to RMB769 and RMB36,642 (US$5,460) for the three months ended March 31, 2018 and 2019, respectively.

(d)   Share-based compensation

        The Group applies ASC 718, Compensation—Stock Compensation ("ASC 718"), to account for its employee share-based payments. In accordance with ASC 718, the Company determines whether an award should be classified and accounted for as a liability award or equity award. All the Company's share-based awards to employees were classified as equity awards and are recognized in the consolidated financial statements based on their grant date fair values. In accordance with ASC 718, the Company recognizes share-based compensation cost for equity awards to employees with a performance condition based on the probable outcome of that performance condition. Compensation cost is recognized using the accelerated method if it is probable that the performance condition will be achieved. The Group accounts for forfeitures as they occur in accordance with ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting.

        The Group, with the assistance of an independent third-party valuation firm, determined the fair value of the stock options granted to employees. The binomial option pricing model was applied in determining the estimated fair value of the options granted to employees.

(e)   Unaudited pro forma loss per share

        Conditional upon and immediately prior to the completion of the Company's Initial Public Offering (the "IPO"), the outstanding share capital will consist of Class A ordinary shares and Class B

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote; and each Class B ordinary share is entitled to ten votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Conditional upon and immediately prior to the completion of the Company's IPO, the shareholders of the ordinary shares, Angel Shares, Series A Preferred Shares and Series B Preferred Shares issued and outstanding immediately prior to the completion of the IPO (collectively, "Pre-IPO Shareholders") will beneficially own all of the issued and outstanding Class B ordinary shares. Conditional upon and effective immediately prior to the completion of the Company's IPO, the authorized share capital will be US$50,000 divided into 25,000,000,000 ordinary shares of a par value of US$0.000002 each.

        The unaudited pro forma loss per share is computed assuming the recognition of the share-based compensation expense of RMB31,127 (US$4,638) related to options that vest upon IPO, using the weighted-average number of ordinary shares outstanding as of March 31, 2019 and assuming the automatic conversion of all of the Company's Angel Shares, Series A Preferred Shares and Series B Preferred Shares into 3,001,985 Class B ordinary shares. At the same time, the then every issued and unissued but authorized shares of par value of US$0.001 is subdivided into 500 shares of par value of US$0.000002 each upon the closing of the Company's IPO occurred on January 1, 2019.

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consisted of the following:

	As of
	December 31, 2018	March 31, 2019
	RMB	RMB	US$
		(Unaudited)
VAT recoverable	188,106	240,608	35,852
Prepaid rental and deposits	120,207	131,545	19,601
Prepayments	47,131	30,465	4,539
Deferred IPO cost	—	9,325	1,389
Interest receivables	456	—	—
Others	9,610	14,695	2,190

	365,510	426,638	63,571

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

4. INVENTORIES

        Inventories consisted of the following:

	As of
	December 31, 2018	March 31, 2019
	RMB	RMB	US$
		(Unaudited)
Raw materials	76,786	108,154	16,116
Packaging and other supplies	53,990	60,838	9,065
Pre-made food and beverage items	19,239	19,972	2,976

	150,015	188,964	28,157
Less: provision	—	—	—

	150,015	188,964	28,157

5. PROPERTY AND EQUIPMENT, NET

        Property and equipment consisted of the following:

	As of
	December 31, 2018	March 31, 2019
	RMB	RMB	US$
		(Unaudited)
At cost:
Store operating equipment	496,959	577,945	86,116
Leasehold improvements	478,075	539,236	80,349
Office equipment and others	37,565	40,426	6,024

	1,012,599	1,157,607	172,489
Less: accumulated depreciation	(107,607)	(191,586)	(28,547)

	904,992	966,021	143,942

        Depreciation expense was RMB3,965 and RMB83,979 (US$12,513) for the three months ended March 31, 2018 and 2019, respectively.

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

5. PROPERTY AND EQUIPMENT, NET (Continued)

        The carrying amounts of the Group's store operating equipment held under capital lease at respective balance sheet dates were as follows:

	As of
	December 31, 2018	March 31, 2019
	RMB	RMB	US$
		(Unaudited)
At cost:
Store operating equipment	175,500	242,181	36,086

	175,500	242,181	36,086
Less: accumulated depreciation	(22,062)	(35,539)	(5,295)

	153,438	206,642	30,791

        Depreciation of store operating equipment under capital leases was nil and RMB13,477 (US$2,008) for the three months ended March 31, 2018 and 2019, respectively.

        Total future minimum lease payments of RMB113,161 (US$16,862) under the capital lease was outstanding as of March 31, 2019. To secure the Group's obligation under the capital lease, the Group provided a corporate guarantee and Mr. Lu Zhengyao, chairman of the board of directors, provided a personal guarantee.

6. OTHER NON-CURRENT ASSETS

        Other non-current assets consisted of the following:

	As of
	December 31, 2018	March 31, 2019
	RMB	RMB	US$
		(Unaudited)
Long-term deposits	85,425	87,616	13,055
Long-term prepayments	65,983	64,607	9,627

	151,408	152,223	22,682

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

7. BORROWINGS

        Borrowings were as follows:

	As of
	December 31, 2018	March 31, 2019
	RMB	RMB	US$
		(Unaudited)
Short-term bank borrowings	8,000	65,582	9,772
Long-term borrowing, current portion	72,787	147,030	21,908

	80,787	212,612	31,680
Long-term borrowing, non-current portion	226,969	152,726	22,757

Total borrowings	307,756	365,338	54,437

        The group entered into a loan facility for working capital purposes with SPD Bank Co., Ltd. ("SPD") on March 20, 2019, for a revolving loan facility in the maximum amount of RMB60,000 (US$8,940). The unused loan facility amounted to RMB2,418 (US$360) as of March 31, 2019 with an outstanding balance of RMB57,582 (US$8,580). To secure the Group's obligation under the loan facility, the Group provided a corporate guarantee and Mr. Lu Zhengyao, chairman of the board of directors, and Ms. Qian Zhiya, director and chief executive officer, provided personal guarantees.

        The short-term bank borrowings outstanding as of December 31, 2018 and March 31, 2019 bore a weighted average interest rate of 5.655% per annum and were denominated in RMB.

8. ACCRUED EXPENSES AND OTHER LIABILITIES

        Accrued expenses and other liabilities consisted of the following:

	As of
	December 31, 2018	March 31, 2019
	RMB	RMB	US$
		(Unaudited)
Payables for the purchase of property and equipment	119,995	65,995	9,834
Payroll and welfare payables	82,251	74,148	11,048
Payables for delivery costs	58,414	50,819	7,572
Payables for advertising expenditures	23,830	9,957	1,484
Payables for office supplies and utilities	40,876	51,991	7,747
Accrued liabilities	28,696	39,904	5,946
Others	16,955	18,796	2,802

	371,017	311,610	46,433

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

9. RELATED PARTY TRANSACTIONS

(a)
Related parties

Names of related parties	Relationship with the Company
Ms. Qian Zhiya	A director and chief executive officer of the Company
Mr. Chen Min*	A director of the Company
UCAR Inc. ("UCAR")	An entity controlled by the chairman of the board of directors of the Company
Haode Group Inc. ("Haode Group")	An affiliate of the chairman of the board of directors of the Company
Haode Investment Inc. ("Haode Investment")	An affiliate of the chairman of the board of directors of the Company
Primus Investments Fund, L.P. ("Primus")	An affiliate of the chairman of the board of directors of the Company
STAR GROVE GLOBAL LIMITED ("STAR")	A shareholder of the Company
Beijing QWOM Digital Technology Co., Ltd. ("QWOM")	An affiliate of the chairman of the board of directors of the Company

*
Mr. Chen Min no longer serves as a director of the Company since February 21, 2019.
(b)
Other than disclosed elsewhere, the Company had the following significant related party transactions and for the three months ended March 31, 2018 and 2019:

	For the three months ended March 31,
	2018	2019
	RMB (Unaudited)	RMB	US$
		(Unaudited)
Services received from:
—QWOM	4,154	7,622	1,136
—UCAR	549	1,074	160

Receipt of loan to a related party:
—Haode Group	—	147,559	21,987

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

9. RELATED PARTY TRANSACTIONS (Continued)

(c)
The Company had the following related party balances as of December 31, 2018 and March 31, 2019:

	As of
	December 31, 2018	March 31, 2019
	RMB	RMB	US$
		(Unaudited)
Amounts due to related parties:
—QWOM	23,236	7,018	1,046
—UCAR	962	961	143

	24,198	7,979	1,189

        All balances with the related parties as of December 31, 2018 and March 31, 2019 were unsecured, interest-free and had no fixed terms of repayments.

10. CONVERTIBLE REDEEMABLE PREFERRED SHARES

        On January 9, 2019, the Company issued additional 6,809 Series B convertible redeemable preferred shares (the "Series B Preferred Shares") to Galaxy Shine Limited at the price of US$734.37 per share for an aggregate purchase consideration of US$5,000. The cash proceeds received was US$4,940, net of issuance costs of US$60.

        All significant terms of the additional Series B Preferred Shares issued in 2019 are the same as that those issued in 2018 and disclosed in the Company's audited consolidated financial statements for the period from June 16 (date of inception) through December 31, 2017 and for the year ended December 31, 2018.

        The additional Series B Preferred Shares were initially recognized at fair value of US$5,362. The excess of the then fair value of the Series B Preferred Shares over the consideration received or US$317 was accounted for as deemed distribution to Galaxy Shine Limited.

        The Group recognized changes in redemption value of RMB18,845 (US$2,808) during the three months ended March 31, 2019 and adjusted the additional Series B Preferred Shares to the redemption value at March 31, 2019 as if March 31, 2019 was also the redemption date for the additional Series B Preferred Shares.

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

11. LOSS PER SHARE

        Basic and diluted loss per share for the periods presented were calculated as follows:

	For the three months ended March 31,
	2018	2019
	RMB	RMB	US$
Numerator:
Net loss	(132,229)	(551,784)	(82,218)
Add: accretion to redemption value of convertible redeemable preferred shares	—	(18,845)	(2,808)
Add: deemed distribution to a certain holder of Series B Preferred Shares	—	(2,127)	(317)

Net loss attributable to the Company's ordinary shareholders and angel shareholders	(132,229)	(572,756)	(85,343)

Denominator:
Weighted average number of ordinary shares outstanding used in calculating basic and diluted loss per share	750,000	750,000	750,000
Weighted average number of Angel Shares outstanding used in calculating basic and diluted loss per share	—	1,428,750	1,428,750
Allocation of undistributed loss—basic and diluted:
To ordinary shares	(132,229)	(197,162)	(29,378)
To Angel Shares	—	(375,594)	(55,965)
Basic and diluted loss per share:
To ordinary shares	(176.31)	(262.88)	(39.17)
To Angel Shares	—	(262.88)	(39.17)
        The effects of all Preferred Shares and options were excluded from the calculation of diluted loss per share as their effects would be anti-dilutive for the three months ended March 31, 2018 and 2019.

        Conditional upon and effective immediately prior to the completion of the Company's IPO, the outstanding share capital will consist of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote; and each Class B ordinary share is entitled to ten votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Conditional upon and effective immediately prior to the completion of the Company's IPO, the shareholders of the ordinary shares, Angel Shares, Series A Preferred Shares and Series B Preferred Shares issued and outstanding immediately prior to the completion of the IPO (collectively, "Pre-IPO Shareholders") will beneficially own all of the issued and outstanding Class B ordinary shares. Conditional upon and effective immediately prior to the completion of the Company's IPO, the authorized share capital will be US$50,000 divided into 25,000,000,000 ordinary shares of a par value of US$0.000002 each.

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

11. LOSS PER SHARE (Continued)

        The unaudited pro forma loss per share is computed assuming the recognition of the share-based compensation expense of RMB31,127 (US$4,638) related to options that vest upon IPO, using the weighted-average number of ordinary shares outstanding and assuming the automatic conversion of all of the Company's Angel Shares, Series A Preferred Shares and Series B Preferred Shares into 3,001,985 Class B ordinary shares, and the then every issued and unissued but authorized shares of par value of US$0.001 is subdivided into 500 shares of par value of US$0.000002 each upon the closing of the Company's IPO occurred on January 1, 2019. The Group believes the unaudited pro forma net loss per share provides material information to investors and the disclosure of pro forma loss per ordinary share provides an indication of net loss per ordinary share that is comparable to what will be reported by the Group as a public company following the closing of the IPO.

        The following table summarized the unaudited pro forma loss per share attributable to ordinary shareholders:

	For the three months ended March 31,
	2019
	RMB	US$
Numerator:
Net loss	(551,784)	(82,218)
Add: share-based compensation expenses	(31,127)	(4,638)

Adjusted net loss	(582,911)	(86,856)

Denominator:
Conversion of weighted average number of ordinary shares to Class B ordinary shares used in pro forma loss per share computation—basic and diluted	375,000,000	375,000,000
Conversion of Angel Shares and Preferred Shares to Class B ordinary shares	1,125,992,500	1,125,992,500

Pro forma weighted average numbers of ordinary shares outstanding—basic and diluted	1,500,992,500	1,500,992,500

Pro forma loss per share—basic and diluted	(0.39)	(0.06)

12. SHARE BASED COMPENSATION

        On January 18, 2019, the shareholders and Board of Directors of the Company approved the 2019 share option plan (the "2019 Plan"), which is administrated by the Board of Directors and has a term of 10 years from the date of adoption. Under the 2019 Plan, the Company issued 158,031 ordinary shares of the Company to its eligible employees, officers, directors or any other individual as determined by the board of directors. The purpose of the 2019 Plan is to attract and retain exceptionally qualified individuals and to motivate them to exert their best efforts on behalf of the Group by providing incentives through granting awards.

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

12. SHARE BASED COMPENSATION (Continued)

        The options granted under the 2019 Plan have a contractual term of 10 years. The first 25% of the share options shall vest on December 31, 2019, which is "the First Vesting Date" and 25% of the share options shall vest on each anniversary day from the First Vesting Date thereafter over the next three years.

        The grantees can exercise vested options after the commencement date of exercise and before the earlier of: 1) its contractual term (i.e. 10 years after its grant date); or 2) upon the grantee terminates their employment if the vested option has not been exercised. The commencement date of exercise is upon the completion of the Company's IPO.

Options granted to employees

        The options granted to employees are accounted for as equity awards and measured at their grant date fair values. Given that the inability of the grantees to exercise these options until the completion of the Company's IPO constitutes a performance condition that is not considered probable until the completion of the Company's IPO, the Company will not recognize any compensation expense until the IPO occurs. Upon the completion of the IPO, the Company will immediately recognize expenses associated with the options which are vested. The Company will recognize the remaining compensation expenses over the remaining service requisite periods using the accelerated method.

        A summary of the employee equity award activity under the 2019 Plan is stated below:

	Number of options	Weighted- average exercise price	Weighted- average grant-date fair value	Weighted- average remaining contractual term	Aggregate intrinsic Value
		US$	US$	Years	US$
Outstanding, December 31, 2018	—	—	—	—	—
Granted	158,031	0.1	43,045	—	—
Forfeited	—	—	—	—	—

Outstanding, March 31, 2019	158,031	0.1	43,045	9.8	83,813

Vested and expected to vest at March 31, 2019	158,031	0.1			83,813

Exercisable at March 31, 2019	—

        The aggregate intrinsic value in the table above represents the difference between the fair value of the Company's ordinary share as of March 31, 2019 and the option's respective exercise price. Total intrinsic value of options exercised for the three months ended March 31, 2019 was nil as no options were exercised.

        The total weighted average grant-date fair value of the equity awards granted during the three months ended March 31, 2019 was US$272 per option respectively. No awards were vested during the three months ended March 31, 2019.

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

12. SHARE BASED COMPENSATION (Continued)

        As of March 31, 2019, there was US$43,045 of unrecognized share-based compensation expense, related to unvested awards. Total unrecognized compensation cost may be adjusted for actual forfeitures occurring in the future.

Fair value of employee share options

        The fair value of share options was determined using the binomial option valuation model, with the assistance from an independent third-party appraiser. The binomial model requires the input of highly subjective assumptions, including the expected share price volatility and the suboptimal early exercise factor. For expected volatilities, the Company has made reference to historical volatilities of several comparable companies. The suboptimal early exercise factor was estimated based on the Company's expectation of exercise behavior of the grantees. The dividend yield is estimated based on the Company's expected dividend policy over the expected term of the options. The risk-free rate for periods within the contractual lives of the options is based on the market yield of U.S. Treasury Bonds in effect at the time of grant. The exercised multiple is estimated based on the changes in intrinsic value of the options and the likelihood of early exercises by employees. The estimated fair value of the ordinary shares, at the option grant dates, were determined with the assistance from an independent third-party appraiser. The Company's management is ultimately responsible for the determination of the estimated fair value of its ordinary shares.

Fair value of employee share options

        The assumptions used to estimate the fair value of the share options granted to employees were as follows:

2019
Risk-free interest rate	2.79%
Expected volatility	41.06%
Expected dividend yield	0.00%
Exercise multiple	2.80
Expected post-vesting forfeiture rate	0.00%
Fair value of an underlying ordinary share	272.48

13. FAIR VALUE MEASUREMENTS

        The warrant liability is classified within Level 3. The Group estimated the fair value of the warrant liability as of March 31, 2019 using the binomial-lattice option valuation model, based on the remaining contractual term of the warrants, risk-free interest rate and expected volatility of the price of the underlying Preferred Shares. The assumptions used, including the market value of the underlying Preferred Shares in the latest round of financing and the expected volatility were subjective unobservable inputs. Significant increases (decreases) in the inputs used in the fair value measurement of the Level 3 warrant liability in isolation would result in a significant lower (higher) fair value measurement.

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

13. FAIR VALUE MEASUREMENTS (Continued)

        The following table sets forth the financial instruments measured at fair value on a recurring basis by level within the fair value hierarchy as of December 31, 2018 and March 31, 2019:

	Fair value measurement using:
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Unobservable inputs (Level 3)	Fair value at December 31, 2018
	RMB	RMB	RMB	RMB
Warrant liability	—	—	19,520	19,520

Liability	—	—	19,520	19,520

	Fair value measurement using:
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Unobservable inputs (Level 3)	Fair value at March 31, 2019
	RMB	RMB	RMB	RMB	US$
Warrant liability	—	—	27,842	27,842	4,149

Liability	—	—	27,842	27,842	4,149

        The following table presents a reconciliation of the warrant liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

Warrant liability
RMB
Fair value at January 1, 2018	—
Day one fair value	244
Change in fair value	19,276

Fair value at December 31, 2018	19,520

Fair value at January 1, 2019	19,520
Change in fair value	8,322

Fair value at March 31, 2019	27,842

Fair value at March 31, 2019 (in US$)	4,149

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

14. COMMITMENTS AND CONTINGENCIES

(a)   Operating lease commitments

        The Group leases stores and offices for operation under operating leases. Future minimum lease payments under non-cancellable operating leases with initial terms in excess of one year consisted of the following as of March 31, 2019:

	RMB	US$
Remaining 2019	475,384	70,834
2020	401,305	59,796
2021	238,291	35,506
2022	115,332	17,185
2023 and thereafter	50,343	7,501

Total	1,280,655	190,822

        Payments under operating leases are expensed on a straight-line basis over the periods of their respective leases.

(b)   Capital commitments

        As of March 31, 2019, the Group had the following capital commitment related to capital expenditures for the renovation and decoration of its stores:

	RMB	US$
2019	24,139	3,597

Total	24,139	3,597

15. SUBSEQUENT EVENTS

        In April 2019, the Company issued 173,182 Series B-1 convertible redeemable preferred shares to third-party investors at US$865.91 per share for an aggregate purchase consideration of US$149,960. The cash proceeds received was US$149,885, net of issuance costs of US$75.

        On April 16, 2019, the board of directors approved the dual-class share structure such that ordinary shares will consist of Class A ordinary shares and Class B ordinary shares, which will become effective conditional upon and immediately prior to the completion of the IPO. In respect of matters requiring the votes of shareholders, each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to ten votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

        On the same day, the board of directors also approved that the authorized share capital conditional upon and effective immediately prior to the completion of the IPO will be US$50,000 divided into 25,000,000,000 ordinary shares of a par value of US$0.000002 each.

LUCKIN COFFEE INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands of RMB and US$, except for number of shares and per share data)

15. SUBSEQUENT EVENTS (Continued)

        In April 2019, the Company agreed with Louis Dreyfus Company Asia Pte. Ltd., an affiliate of Louis Dreyfus Company B.V., a leading merchant and processor of agricultural goods, that two parties intended to incorporate a joint venture for constructing and operating a coffee roasting plant in China. In connection with and subject to the completion of the IPO, Louis Dreyfus Company B.V. would purchase from the Company a number of Class A ordinary shares through a concurrent private placement transaction.

        In April 2019, TTCO Trust Corporation Limited ("TTCO") gave notice to exercise the warrant and the Company will issue 15,211 Series B-1 convertible redeemable preferred shares for a cash consideration of US$8.9 million.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our post-offering memorandum and articles of association that will become effective immediately prior to the completion of this offering provide that each officer or director of our company (but not auditors) shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person's own dishonesty or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

        Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

        The form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

        Since our inception, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Title and Number of Securities	Consideration	Underwriting Discount and Commission
Harneys Services (Cayman) Limited	June 16, 2017	1 ordinary share(1)	US$1	Not Applicable
Summer Story Limited	August 8, 2017	1 ordinary share(2)	US$1	Not Applicable
Summer Fame Limited	March 13, 2018	623 ordinary shares(3)	US$623	Not Applicable
May Bliss Limited	March 13, 2018	125 ordinary shares(4)	US$125	Not Applicable
Primus Investments Fund, L.P.	June 29, 2018	375,000 angel-1 shares	US$49,830,419	Not Applicable
Mayer Investments Fund, L.P.	June 29, 2018	393,750 angel-1 shares	US$52,321,940	Not Applicable
Star Grove Global Limited	June 29, 2018	147,000 angel-1 shares	US$19,533,524	Not Applicable
Haode Investment Inc.	June 29, 2018	513,000 angel-2 shares	US$68,168,013	Not Applicable
Lucky Cup Holdings Limited	June 29, 2018	272,344 Series A convertible redeemable preferred shares	US$100,000,000	Not Applicable
Joy Capital II, L.P.	June 29, 2018	68,086 Series A convertible redeemable preferred shares	US$25,000,000	Not Applicable
Joy Luck Management Limited	June 29, 2018	40,852 Series A convertible redeemable preferred shares	US$15,000,000	Not Applicable
Galaxy Shine Limited	June 29, 2018	27,234 Series A convertible redeemable preferred shares	US$10,000,000	Not Applicable
Haode Investment Inc.	June 29, 2018	81,703 Series A convertible redeemable preferred shares	US$30,000,000	Not Applicable
Carob Investment Pte Ltd.	June 29, 2018	54,469 Series A convertible redeemable preferred shares	US$20,000,000	Not Applicable
Joy Capital II, L.P.	November 15, 2018	10,894 Series B convertible redeemable preferred shares	US$8,000,000	Not Applicable
Honour Ample Limited	November 15, 2018	70,809 Series B convertible redeemable preferred shares	US$52,000,000	Not Applicable
Joy Luck Management Limited	November 15, 2018	23,830 Series B convertible redeemable preferred shares	US$17,500,000	Not Applicable
Fortunate Cup Holdings Limited	November 15, 2018	105,533 Series B convertible redeemable preferred shares	US$77,500,000	Not Applicable
Blue Fortune Limited	November 15, 2018	27,234 Series B convertible redeemable preferred shares	US$20,000,000	Not Applicable
Carob Investment Pte Ltd.	November 15, 2018	34,043 Series B convertible redeemable preferred shares	US$25,000,000	Not Applicable
Galaxy Shine Limited	January 9, 2019	6,809 Series B convertible redeemable preferred shares	US$5,000,000	Not Applicable
Darsana Master Fund LP	April 17, 2019	28,871 Series B-1 convertible redeemable preferred shares	US$25,000,000	Not Applicable

Purchaser	Date of Issuance	Title and Number of Securities	Consideration	Underwriting Discount and Commission
Bel45 Private Opportunities Fund, L.P.	April 17, 2019	4,619 Series B-1 convertible redeemable preferred shares	US$3,999,638	Not Applicable
Tango Capital Opportunities Fund, L.P.	April 17, 2019	4,042 Series B-1 convertible redeemable preferred shares	US$3,500,008	Not Applicable
TSCL Private Markets Fund, L.P.	April 17, 2019	1,224 Series B-1 convertible redeemable preferred shares	US$1,059,874	Not Applicable
NDSIB Private Opportunities Fund, L.P.	April 17, 2019	2,857 Series B-1 convertible redeemable preferred shares	US$2,473,905	Not Applicable
BlackRock Private Opportunities Fund IV, L.P.	April 17, 2019	3,383 Series B-1 convertible redeemable preferred shares	US$2,929,374	Not Applicable
BR POF IV Cayman Master Fund, L.P.	April 17, 2019	12,943 Series B-1 convertible redeemable preferred shares	US$11,207,473	Not Applicable
High Rock Direct Fund, L.P.	April 17, 2019	2,449 Series B-1 convertible redeemable preferred shares	US$2,120,614	Not Applicable
BlackRock MD Private Opportunities Fund, L.P.	April 17, 2019	1,265 Series B-1 convertible redeemable preferred shares	US$1,095,376	Not Applicable
1885 Private Opportunities Fund, L.P.	April 17, 2019	2,449 Series B-1 convertible redeemable preferred shares	US$2,120,614	Not Applicable
NHRS Private Opportunities Fund, L.P.	April 17, 2019	6,124 Series B-1 convertible redeemable preferred shares	US$5,302,833	Not Applicable
Sullivan Way Private Opportunities Fund, L.P.	April 17, 2019	1,837 Series B-1 convertible redeemable preferred shares	US$1,590,677	Not Applicable
Coin Private Opportunities, L.P.	April 17, 2019	1,154 Series B-1 convertible redeemable preferred shares	US$999,260	Not Applicable
POF III Scottish Master, L.P.	April 17, 2019	1,840 Series B-1 convertible redeemable preferred shares	US$1,593,274	Not Applicable
BlackRock Inverwood Private Opportunities Fund, L.P.	April 17, 2019	4,042 Series B-1 convertible redeemable preferred shares	US$3,500,008	Not Applicable
OV Private Opportunities, L.P.	April 17, 2019	2,425 Series B-1 convertible redeemable preferred shares	US$2,099,832	Not Applicable
Red River Direct Investment Fund III, L.P.	April 17, 2019	17,322 Series B-1 convertible redeemable preferred shares	US$14,999,293	Not Applicable

Purchaser	Date of Issuance	Title and Number of Securities	Consideration	Underwriting Discount and Commission
BR/ERB Co-Investment Fund II, L.P.	April 17, 2019	4,082 Series B-1 convertible redeemable preferred shares	US$3,534,645	Not Applicable
BlackRock MSV Private Opportunities Fund, L.P.	April 17, 2019	57,742 Series B-1 convertible redeemable preferred shares	US$49,999,375	Not Applicable
Private Equity Partners VII Master, L.P.	April 17, 2019	7,003 Series B-1 convertible redeemable preferred shares	US$6,063,968	Not Applicable
Private Equity Partners VII US, L.P.	April 17, 2019	495 Series B-1 convertible redeemable preferred shares	US$428,625	Not Applicable
BlackRock Private Opportunities Fund IV Master SCSp	April 17, 2019	3,883 Series B-1 convertible redeemable preferred shares	US$3,362,329	Not Applicable
Total Alternatives Fund—Private Equity LP	April 17, 2019	630 Series B-1 convertible redeemable preferred shares	US$545,523	Not Applicable
Total Alternatives Fund—Private Equity (B) LP	April 17, 2019	501 Series B-1 convertible redeemable preferred shares	US$433,821	Not Applicable

(1)
One ordinary share was transferred to Summer Fame Limited on August 4, 2017 and was subdivided into 1,000 ordinary shares upon a 1:1000 share split on March 13, 2018.

(2)
One ordinary share was transferred to Summer Fame Limited on March 13, 2018 and was subdivided into 1,000 ordinary shares upon a 1:1000 share split on March 13, 2018.

(3)
623 ordinary shares were subdivided into 623,000 ordinary shares upon a 1:1000 share split on March 13, 2018.

(4)
125 ordinary shares were subdivided into 125,000 ordinary shares upon the share split on March 13, 2018.

        In connection with and subject to the completion of this offering, Louis Dreyfus Company B.V. has agreed to purchase from us a number of Class A ordinary shares equal to US$50 million divided by the price equal to the initial public offering price of our ADSs in this offering divided by the number of Class A Ordinary Shares represented by one ADS.

        We believe that the concurrent private placement described above is exempt from registration in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)
Exhibits

        See Exhibit Index beginning on page II-6 of this registration statement.

(b)
Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 9.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

LUCKIN COFFEE INC.
EXHIBIT INDEX

Exhibit Number		Description of Document
1.1	*	Form of Underwriting Agreement
3.1		Fourth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2		Form of Fifth Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1	*	Form of Registrant's Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2	*	Registrant's Specimen Certificate for Class A Ordinary Shares
4.3	*	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Shares
5.1		Opinion of Conyers Dill & Pearman regarding the validity of the Class A ordinary shares being registered
8.1		Opinion of Conyers Dill & Pearman regarding certain Cayman Island tax matters
8.2		Opinion of King & Wood Mallesons regarding certain PRC tax matters (included in Exhibit 99.2)
10.1		2019 Share Option Plan
10.2		Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.3		Form of Employment Agreement between the Registrant and its executive officers
10.4
Series A Preferred Share Purchase Agreement by and among the Registrant, Zhiya Qian, Summer Fame Limited, Min Chen, May Bliss Limited, Haode Investment Inc., Primus Investments Fund, L.P., Mayer Investments Fund, L.P., STAR GROVE GLOBAL LIMITED, Lucky Cup Holdings Limited, Joy Capital II, L.P., Joy Luck Management Limited, Galaxy Shine Limited, Carob Investment Pte Ltd and other parties named therein dated June 22, 2018
10.5
Series B Preferred Share Purchase Agreement by and among the Registrant, Zhiya Qian, Summer Fame Limited, Min Chen, May Bliss Limited, Haode Investment Inc., Joy Capital II, L.P., Honour Ample Limited, Joy Luck Management Limited, Fortunate Cup Holdings Limited, China International Capital Corporation (Hong Kong) Limited, Carob Investment Pte Ltd and other parties named therein dated November 2, 2018
10.6
Additional Series B Preferred Share Purchase Agreement by and among the Registrant, Zhiya Qian, Summer Fame Limited, Min Chen, May Bliss Limited, Haode Investment Inc., Galaxy Shine Limited and other parties named therein dated January 9, 2019

Exhibit Number	Description of Document
10.7	Series B-1 Preferred Share Purchase Agreement by and among the Registrant, Zhiya Qian, Summer Fame Limited, Min Chen, May Bliss Limited, Haode Investment Inc., Darsana Master Fund LP, Bel45 Private Opportunities Fund, L.P., Tango Capital Opportunities Fund, L.P., TSCL Private Markets Fund, L.P., NDSIB Private Opportunities Fund, L.P., BlackRock Private Opportunities Fund IV, L.P., BR POF IV Cayman Master Fund, L.P., High Rock Direct Fund, L.P., BlackRock MD Private Opportunities Fund, L.P., 1885 Private Opportunities Fund, L.P., NHRS Private Opportunities Fund, L.P., Sullivan Way Private Opportunities Fund, L.P., Coin Private Opportunities, L.P., POF III Scottish Master, L.P., BlackRock Inverwood Private Opportunities Fund, L.P., OV Private Opportunities, L.P., Red River Direct Investment Fund III, L.P., BR/ERB Co-Investment Fund II, L.P., BlackRock MSV Private Opportunities Fund, L.P., Private Equity Partners VII Master, L.P., Private Equity Partners VII US, L.P., BlackRock Private Opportunities Fund IV Master SCSp, Total Alternatives Fund—Private Equity LP, Total Alternatives Fund—Private Equity (B) LP and other parties named therein dated April 12, 2019
10.8
Third Amended and Restated Investors' Rights Agreement by and among the Registrant Registrant, Zhiya Qian, Summer Fame Limited, Min Chen, May Bliss Limited, Haode Investment Inc., Primus Investments Fund, L.P., Mayer Investments Fund, L.P., Star Grove Global Limited, Lucky Cup Holdings Limited, Joy Capital II, L.P., Joy Luck Management Limited, Galaxy Shine Limited, Carob Investment Pte Ltd, Honour Ample Limited, Fortunate Cup Holdings Limited, Blue Fortune Limited, Darsana Master Fund LP, Bel45 Private Opportunities Fund, L.P., Tango Capital Opportunities Fund, L.P., TSCL Private Markets Fund, L.P., NDSIB Private Opportunities Fund, L.P., BlackRock Private Opportunities Fund IV, L.P., BR POF IV Cayman Master Fund, L.P., High Rock Direct Fund, L.P., BlackRock MD Private Opportunities Fund, L.P., 1885 Private Opportunities Fund, L.P., NHRS Private Opportunities Fund, L.P., Sullivan Way Private Opportunities Fund, L.P., Coin Private Opportunities, L.P., POF III Scottish Master, L.P., BlackRock Inverwood Private Opportunities Fund, L.P., OV Private Opportunities, L.P., Red River Direct Investment Fund III, L.P., BR/ERB Co-Investment Fund II, L.P., BlackRock MSV Private Opportunities Fund, L.P., Private Equity Partners VII Master, L.P., Private Equity Partners VII US, L.P., BlackRock Private Opportunities Fund IV Master SCSp, Total Alternatives Fund—Private Equity LP, Total Alternatives Fund—Private Equity (B) LP, Taide Investment Management Ltd and other parties named therein dated April 17, 2019
10.9	Subscription Agreement by and between the Registrant and Louis Dreyfus Company B.V. dated April 19, 2019
10.10	Master Exclusive Service Agreement between Beijing WFOE and Beijing Luckin Coffee Technology Ltd. dated July 20, 2018
10.11	Business Cooperation Agreement among Beijing WFOE, Beijing Luckin Coffee Technology Ltd. and the shareholders of Beijing Luckin Coffee Technology Ltd. dated July 20, 2018
10.12	Proxy Agreement and Power of Attorney among Beijing WFOE, Beijing Luckin Coffee Technology Ltd. and the shareholders of Beijing Luckin Coffee Technology Ltd. dated July 20, 2018
10.13	Exclusive Option Agreement among Beijing WFOE, Beijing Luckin Coffee Technology Ltd. and the shareholders of Beijing Luckin Coffee Technology Ltd. dated July 20, 2018
10.14	Share Pledge Agreement between Beijing WFOE and the shareholders of Beijing Luckin Coffee Technology Ltd. dated September 20, 2018

Exhibit Number	Description of Document
10.15	Confirmation and Guarantee Letter granted by Ms. Jenny Zhiya Qian dated September 20, 2018
10.16	Confirmation and Guarantee Letter granted by Mr. Min Chen dated September 20, 2018
10.17	Spousal Consent granted by the spouse of Mr. Min Chen dated September 20, 2018
21.1	List of Significant Subsidiaries and VIE of the Registrant
23.1	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of King & Wood Mallesons (included in Exhibit 99.2)
24.1	Powers of Attorney (included on signature page)
99.1	Code of Business Conduct and Ethics of the Registrant
99.2	Opinion of King & Wood Mallesons regarding certain PRC law matters
99.3	Consent of Frost & Sullivan
99.4	Consent of Sean Shao
99.5	Consent of Thomas P. Meier

*
To be filed by amendment.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on April 22, 2019.

Luckin Coffee Inc.
By:	/s/ JENNY ZHIYA QIAN
	Name:	Jenny Zhiya Qian
	Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jenny Zhiya Qian and Reinout Hendrik Schakel as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the "Shares"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES ZHENGYAO LU Name: Charles Zhengyao Lu	Chairman of the Board of Directors	April 22, 2019
/s/ JENNY ZHIYA QIAN Name: Jenny Zhiya Qian	Director and Chief Executive Officer (principal executive officer)	April 22, 2019
/s/ JIAN LIU Name: Jian Liu	Director and Chief Operating Officer	April 22, 2019
/s/ JINYI GUO Name: Jinyi Guo	Director and Senior Vice President	April 22, 2019
/s/ HUI LI Name: Hui Li	Director	April 22, 2019
/s/ ERHAI LIU Name: Erhai Liu	Director	April 22, 2019
/s/ REINOUT HENDRIK SCHAKEL Name: Reinout Hendrik Schakel	Chief Financial Officer and Chief Strategy Officer (principal financial and accounting officer)	April 22, 2019

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Luckin Coffee Inc., has signed this Registration Statement or amendment thereto in New York on April 22, 2019.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ CHIANG SHEUNG LIN
	Name:	Chiang Sheung Lin
	Title:	Assistant Secretary